Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-127668

The information in this Free Writing Prospectus is not complete and may be changed by delivery of information prior to the time of sale. This Free Writing Prospectus is not an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS MAY BE AMENDED OR COMPLETED PRIOR TO SALE, DATED MARCH 20, 2006

PROSPECTUS SUPPLEMENT
(To accompany prospectus dated March     , 2006)

$1,839,267,000 (Approximate)
(Offered Certificates)

Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2006-C24
(Issuing Entity)

Wachovia Commercial Mortgage Securities, Inc.
(Depositor)

Wachovia Bank, National Association
Artesia Mortgage Capital Corporation
Nomura Credit & Capital, Inc.
(Sponsors)

You should carefully consider the risk factors beginning on page S-46 of this prospectus supplement and on page 14 of the accompanying prospectus.
Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency or instrumentality.
The offered certificates will represent interests in the issuing entity only. They will not represent obligations of the Sponsors, the Depositor, any of their respective affiliates or any other party. The offered certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.
This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus dated March , 2006.

The trust fund:

•	As of March 11, 2006, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $2,001,923,624.

•	The trust fund will consist of a pool of 119 fixed rate mortgage loans.

•	The mortgage loans are secured by first liens on commercial and multifamily properties.

•	All of the mortgage loans were originated or co-originated by Wachovia Bank, National Association, Artesia Mortgage Capital Corporation, JPMorgan Chase Bank, N.A. and Nomura Credit & Capital, Inc.

The certificates:

•	The trust fund will issue 28 classes of certificates.

•	Only the 12 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

•	Distributions on the certificates will occur on a monthly basis, commencing in April 2006.

•	The only credit support for any class of offered certificates will consist of the subordination of the classes of certificates, if any, having a lower payment priority.

Class	Original Certificate Balance(1)	Percentage of Cut-Off Date Pool Balance	Pass-Through Rate Description	Assumed Final Distribution Date(2)	CUSIP No.	Expected S&P/Moody’s Rating(3)
Class A-1	$30,437,000	1.520%	Fixed	February 15, 2011		AAA/Aaa
Class A-2	$361,311,000	18.048%	Fixed	March 15, 2011		AAA/Aaa
Class A-PB	$84,272,000	4.210%	Fixed	September 15, 2015		AAA/Aaa
Class A-3	$610,984,000	30.520%	Fixed	March 15, 2016		AAA/Aaa
Class A-1A	$314,342,000	15.702%	Fixed	March 15, 2016		AAA/Aaa
Class A-M	$200,192,000	10.000%	Fixed	March 15, 2016		AAA/Aaa
Class A-J	$145,140,000	7.250%	Fixed	March 15, 2016		AAA/Aaa
Class B	$17,517,000	0.875%	Fixed(4)	March 15, 2016		AA+/Aa1
Class C	$22,521,000	1.125%	Fixed(4)	March 15, 2016		AA/Aa2
Class D	$17,517,000	0.875%	Fixed(4)	March 15, 2016		AA−/Aa3
Class E	$15,015,000	0.750%	WAC(5)	March 15, 2016		A+/A1
Class F	$20,019,000	1.000%	WAC(5)	March 15, 2016		A/A2

(Footnotes explaining the table are on page S-3)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-127668) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST).

Neither the SEC nor any state securities commission has approved or disapproved the offered certificates or has determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is unlawful.

Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to   % of the Class    certificates. J.P. Morgan Securities Inc. is acting as sole bookrunner with respect to  % of the Class   certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class    certificates, the remainder of the Class          certificates and all other classes of offered certificates. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. We expect to receive from this offering approximately % of the initial certificate balance of the offered certificates, plus accrued interest from March 1, 2006 before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about March 30, 2006.

WACHOVIA SECURITIES	NOMURA

Citigroup	Credit Suisse	JPMorgan

March     , 2006

Grande Lakes Resort, Orlando, FL

Ralphs
OSH
OfficeMax
Michaels
Willows

THE HOME DEPOT

Regency Portfolio, Various

FedEx

1818 Market Street, Philadelphia, PA

BARNES&NOBLE
BOOKSELLERS

The Forum at Peachtree Parkway, Norcross, GA

Marriott

Marriott Melville, Melville, NY

TJX Distribution Center, Philadelphia, PA

Doubletree Hotel, Santa Monica, CA

Dobie Center, Austin, TX

Bank of America, Pasadena, CA

Marriott
DEL MAR
GATEWAY

Marriott Del Mar, San Diego, CA

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates and the underlying transaction that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this prospectus supplement. This prospectus supplement is being provided to you for informative purposes only in response to your specific request. The underwriters described in this prospectus supplement may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this prospectus supplement. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this prospectus supplement.

The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This Free Writing Prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this document may only be accurate as of the date of this document. If the descriptions of the offered certificates vary between the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

•	SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-6 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

•	RISK FACTORS, commencing on page S-46 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus. This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption ‘‘INDEX OF DEFINED TERMS’’ beginning on page S-217 in this prospectus supplement.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Wachovia Commercial Mortgage Securities, Inc.

We do not intend this prospectus supplement and the accompanying prospectus to be an offer or solicitation:

•	if used in a jurisdiction in which such offer or solicitation is not authorized;

•	if the person making such offer or solicitation is not qualified to do so; or

•	if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

(Footnotes to table on the front cover)

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	The ‘‘Assumed Final Distribution Date’’ has been determined on the basis of the assumptions set forth in ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and a 0% CPR (as defined in ‘‘YIELD AND MATURITY CONSIDERATIONS— Weighted Average Life’’ in this prospectus supplement). The ‘‘Rated Final Distribution Date’’ is the distribution date to occur in March 2045. See ‘‘DESCRIPTION OF THE CERTIFICATES—Assumed Final Distribution Date; Rated Final Distribution Date’’ and ‘‘RATINGS’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for the related date.

(5)	The pass-through rate applicable to each of the Class E and Class F certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement), minus % and %, respectively, for the related date.

SUMMARY OF PROSPECTUS SUPPLEMENT

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you must carefully read this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	We provide information in this prospectus supplement on the certificates that are not offered by this prospectus supplement only to enhance your understanding of the offered certificates. We are not offering the non-offered certificates pursuant to this prospectus supplement.

•	For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of 2 distinct loan groups, loan group 1 and loan group 2.

•	Unless otherwise stated, all percentages of the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, referred to in this prospectus supplement are calculated using the aggregate principal balance of the mortgage loans included in the trust fund as of the cut-off date (which is March 11, 2006, with respect to 108 mortgage loans; March 1, 2006, with respect to 2 mortgage loans; March 4, 2006, with respect to 1 mortgage loan; March 6, 2006, with respect to 2 mortgage loans; and the related mortgage loan's origination date, with respect to 6 mortgage loans), after giving effect to payments due on or before such date whether or not received. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date. Percentages of mortgaged properties are references to the percentages of the aggregate principal balance of all the mortgage loans included in the trust fund, or of any specified group of mortgage loans included in the trust fund, as of the cut-off date represented by the aggregate principal balance of the related mortgage loans as of the cut-off date.

•	Certain mortgage loans are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan.

•	All numerical or statistical information concerning the mortgage loans included in the trust fund is provided on an approximate basis and excludes information on the subordinate companion loans.

OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

Class	Closing Date Certificate Balance or Notional Amount(1)	Percentage of Cut-Off Date Pool Balance	Credit Support	Pass-Through Rate Description	Initial Pass- Through Rate	Weighted Average Life (years)(2)		Cash Flow or Principal Window (Mon./Yr.)(2)	Expected S&P/ Moody’s Rating(3)
Class A-1	$30,437,000	1.520%	30.000%	Fixed	%	2.86		04/06 – 02/11	AAA/Aaa
Class A-2	$361,311,000	18.048%	30.000%	Fixed	%	4.95		02/11 – 03/11	AAA/Aaa
Class A-PB	$84,272,000	4.210%	30.000%	Fixed	%	7.32		03/11 – 09/15	AAA/Aaa
Class A-3	$610,984,000	30.520%	30.000%	Fixed	(4)%	9.76		09/15 – 03/16	AAA/Aaa
Class A-1A	$314,342,000	15.702%	30.000%	Fixed	(4)%	9.45		04/06 – 03/16	AAA/Aaa
Class A-M	$200,192,000	10.000%	20.000%	Fixed	(4)%	9.96		03/16 – 03/16	AAA/Aaa
Class A-J	$145,140,000	7.250%	12.750%	Fixed	(4)%	9.96		03/16 – 03/16	AAA/Aaa
Class B	$17,517,000	0.875%	11.875%	Fixed	(4)%	9.96		03/16 – 03/16	AA+/Aa1
Class C	$22,521,000	1.125%	10.750%	Fixed	(4)%	9.96		03/16 – 03/16	AA/Aa2
Class D	$17,517,000	0.875%	9.875%	Fixed	(4)%	9.96		03/16 – 03/16	AA−/Aa3
Class E	$15,015,000	0.750%	9.125%	WAC	(5)%	9.96		03/16 – 03/16	A+/A1
Class F	$20,019,000	1.000%	8.125%	WAC	(5)%	9.96		03/16 – 03/16	A/A2
Class G	$20,019,000	1.000%	7.125%	WAC	(6)%		(7)	(7)	A−/A3
Class H	$25,024,000	1.250%	5.875%	WAC	(6)%		(7)	(7)	BBB+/Baa1
Class J	$32,531,000	1.625%	4.250%	WAC	(6)%		(7)	(7)	BBB/Baa2
Class K	$20,020,000	1.000%	3.250%	WAC	(6)%		(7)	(7)	BBB−/Baa3
Class L	$7,507,000	0.375%	2.875%	Fixed	(4)%		(7)	(7)	BB+/Ba1
Class M	$7,507,000	0.375%	2.500%	Fixed	(4)%		(7)	(7)	BB/Ba2
Class N	$7,507,000	0.375%	2.125%	Fixed	(4)%		(7)	(7)	BB−/Ba3
Class O	$5,005,000	0.250%	1.875%	Fixed	(4)%		(7)	(7)	B+/B1
Class P	$5,005,000	0.250%	1.625%	Fixed	(4)%		(7)	(7)	B/B2
Class Q	$7,507,000	0.375%	1.250%	Fixed	(4)%		(7)	(7)	B−/B3
Class S	$25,024,624	1.250%	0.000%	Fixed	(4)%		(7)	(7)	NR/NR
Class X-C	$2,001,923,624	N/A	N/A	WAC-IO	(8)%		(8)	(8)	AAA/Aaa
Class X-P	$1,934,999,000	N/A	N/A	WAC-IO	(8)%		(8)	(8)	AAA/Aaa

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)	Based on no prepayments and the other assumptions set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement.

(3)	By each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. See ‘‘RATINGS’’ in this prospectus supplement.

(4)	The pass-through rate applicable to each of the Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class L, Class M, Class N, Class O, Class P, Class Q and Class S certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(5)	The pass-through rate applicable to each of the Class E and Class F certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) minus % and %, respectively, for the related date.

(6)	The pass-through rate applicable to each of the Class G, Class H, Class J and Class K certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in this prospectus supplement) for the related date.

(7)	Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(8)	The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

THE PARTIES

The Trust Fund	The trust fund will be created on or about the closing date pursuant to a pooling and servicing agreement, dated as of March 1, 2006, by and among the depositor, the master servicer, the special servicer and the trustee.

The Depositor	Wachovia Commercial Mortgage Securities, Inc. We are a wholly owned subsidiary of Wachovia Bank, National Association, which is one of the mortgage loan sellers, a sponsor and an affiliate of one of the underwriters. Our principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288-0166 and our telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see ‘‘THE DEPOSITOR’’ in the accompanying prospectus.

On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

The Issuing Entity	A common law trust, created under the laws of the State of New York, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see ‘‘DESCRIPTION OF THE CERTIFICATES— The Issuing Entity’’ in this prospectus supplement and the accompanying prospectus.

The Sponsors	Each of Wachovia Bank, National Association, Artesia Mortgage Capital Corporation and Nomura Credit & Capital, Inc. will be a sponsor for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Sponsors’’ in this prospectus supplement and ‘‘THE SPONSOR’’ in the accompanying prospectus.

The Mortgage Loan Sellers	Each of the sponsors and JPMorgan Chase Bank, N.A. will be a mortgage loan seller for this transaction. For more information, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—The Mortgage Loan Sellers’’ in this prospectus supplement. Wachovia Bank, National Association is an affiliate of the depositor, is the master servicer and a sponsor and is an affiliate of one of the underwriters. Nomura Credit & Capital, Inc. is a sponsor and an affiliate of one of the underwriters. JPMorgan Chase Bank, N.A. is an affiliate of one of the underwriters. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Wachovia Bank, National Association*	84	$1,625,096,687	81.2%	81.8%	77.9%
Artesia Mortgage Capital Corporation	26	214,877,938	10.7	10.0	14.7
JPMorgan Chase Bank, N.A.*	13	102,674,000	5.1	6.1	0.0
Nomura Credit & Capital, Inc.	9	59,275,000	3.0	2.1	7.5
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

*	With respect to the Regency Portfolio mortgage loans (loan numbers 10, 13, 17, 22, 23, 42, 47, 50, 51, 52, 54, 55 and 115), representing 10.6% of the mortgage pool (12.6% of loan group 1), a 51.8% interest in the mortgage loans is being sold to the trust fund by Wachovia Bank, National Association, and a 48.2% interest in the mortgage loans is being sold to the trust fund by JPMorgan Chase Bank, N.A. Immediately prior to their sale to the trust fund, ownership of the separate interests in the Regency Portfolio mortgage loans will merge, pursuant to the terms of an agreement between the related mortgage loan sellers and the trust fund will hold each of the Regency Portfolio mortgage loans as whole loans. Both mortgage loan sellers are credited with the number of mortgage loans but are only credited with their respective pro rata portion of the mortgage pool.

The Master Servicer	Wachovia Bank, National Association. Wachovia Bank, National Association is our affiliate, one of the mortgage loan sellers, a sponsor and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’ in this prospectus supplement.

The Special Servicer	Initially, LNR Partners, Inc. The special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund that, in general, are in default or as to which default is imminent.

Some holders of certificates (initially the holder of the Class S certificates with respect to each mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Special Servicer’’ and ‘‘—The Controlling Class Representative’’ in this prospectus supplement.

The Trustee	LaSalle Bank National Association. The trustee will be responsible for (among other things) distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’ in this prospectus supplement.

The Underwriters	Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets Inc., Credit Suisse

Securities (USA) LLC and J.P. Morgan Securities Inc. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions. Wachovia Capital Markets, LLC is our affiliate and is an affiliate of Wachovia Bank, National Association, which is the master servicer, a sponsor and one of the mortgage loan sellers. Nomura Securities International, Inc. is an affiliate of Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor. J.P. Morgan Securities Inc. is an affiliate of one of the mortgage loan sellers. See ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement. Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are acting as co-lead managers for this offering. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are acting as co-managers for this offering. Nomura Securities International, Inc. is acting as sole bookrunner with respect to % of the Class certificates. J.P. Morgan Securities Inc. is acting as sole bookrunner with respect to % of the Class certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to the remainder of the Class certificates, the remainder of the Class certificates and all other classes of offered certificates.

Certain Affiliations	Wachovia Bank, National Association and its affiliates are playing several roles in this transaction. Wachovia Bank, National Association is the master servicer and a sponsor. Wachovia Commercial Mortgage Securities, Inc. is the depositor and a wholly-owned subsidiary of Wachovia Bank, National Association. Wachovia Bank, National Association, Artesia Mortgage Capital Corporation, JPMorgan Chase Bank, N.A. and Nomura Credit & Capital, Inc. originated or co-originated the mortgage loans and will be selling them to the depositor. Wachovia Bank, National Association is also an affiliate of Wachovia Capital Markets, LLC, an underwriter for the offering of the certificates. In addition, an affiliate of Wachovia Bank, National Association may at some point in the future own a preferred equity interest in the related borrower with respect to 1 mortgage loan in the event it exercises its right to convert mezzanine debt it holds with respect to the parent of the related borrower. JPMorgan Chase Bank, N.A., one of the mortgage loan sellers, is an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. Nomura Credit & Capital, Inc., one of the mortgage loan sellers and a sponsor, is an affiliate of Nomura Securities International, Inc., an underwriter for the offering of the certificates. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘RISK FACTORS—The Offered Certificates—Potential Conflicts of Interest’’ in this prospectus supplement.

Significant Obligors	Certain of the mortgaged properties described in Annex A-8 and in "DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans" secure the Grande Lakes Resort Pool mortgage loan, representing 16.7% of the mortgage pool (19.9% of loan group 1), and the Regency Portfolio mortgage loans, representing 10.6% of the mortgage pool (12.6% of loan group 1). The borrower under the Grande Lakes Resort Pool mortgage loan is CNL GL Resort, LP, and the borrowers under the Regency Portfolio mortgage loan are FW NJ-Westmont Shopping Center, LLC, FW VA-Brafferton Shopping Center, LLC, FW IL-Civic Center Plaza, LLC, FW IL-McHenry Commons Shopping Center, LLC, FW TX-First Colony Marketplace, L.P., FW CA-Laguna Niguel Plaza, LLC, FW CA-Pleasant Hill Shopping Center, LLC, FW OR-Greenway Town Center, LLC, FW WI-Racine Centre, LLC, FW NC-Shoppes of Kildaire LLC, FW CA-Granada Village, LLC, FW-Newark, LLC and USRP Towamencin, LLC. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligors’’, ‘‘—Twenty Largest Mortgage Loans’’ and Annex A-8 in this prospectus supplement.

Transaction Overview

On the closing date, the mortgage loan sellers will sell the mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. The trust fund, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of March 1, 2006, among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

IMPORTANT DATES AND PERIODS

Closing Date	On or about March 30, 2006.

Cut-Off Date	For 108 mortgage loans, representing 75.5% of the mortgage pool (88 mortgage loans in loan group 1 or 77.1% and 20 mortgage loans in loan group 2 or 67.1%), March 11, 2006; for 2 mortgage loans, representing 17.4% of the mortgage pool (1 mortgage loan in loan group 1 or 19.9% and 1 mortgage loan in loan group 2 or 3.9%), March 1, 2006; for 1 mortgage loan, representing 1.2% of the mortgage pool (1.4% of loan group 1), March 4, 2006; for 2 mortgage loans, representing 0.3% of the mortgage pool (2.1% of loan group 2), March 6, 2006; and for 6 mortgage loans, representing 5.6% of the mortgage pool (1 mortgage loan in loan group 1 or 1.7% and 5 mortgage loans in loan group 2 or 26.9%), the related mortgage loan's origination date. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan on or before the related cut-off date.

Distribution Date	The fourth business day following the related determination date, commencing in April 2006.

Determination Date	The 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Collection Period	For any distribution date, the period beginning on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period, and in the event that the payment date (after giving effect to any grace period) related to any distribution date occurs after the related collection period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related collection period and not during any other collection period.

THE CERTIFICATES

Offered Certificates	We are offering to you the following 12 classes of certificates of our Commercial Mortgage Pass-Through Certificates, Series 2006-C24 pursuant to this prospectus supplement:

Class A-1 Class A-2 Class A-PB Class A-3 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

Priority of Distributions	On each distribution date, the owners of the certificates will be entitled to distributions of payments or other collections on the mortgage loans that the master servicer collected or that the master servicer and/or the trustee advanced during or with respect to the related collection period after deducting certain fees and expenses. For purposes of making certain distributions to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates, the mortgage pool will be deemed to consist of 2 loan groups:

•	Loan group 1 will consist of (i) all of the mortgage loans that are not secured by multifamily or mobile home park properties, (ii) 3 mortgage loans that are secured by multifamily properties and (iii) 1 mortgage loan that is secured by a mobile home park property; and

•	Loan group 2 will consist of (i) 25 mortgage loans that are secured by multifamily properties and (ii) 3 mortgage loans that are secured by mobile home park properties.

Annex A-1 to this prospectus supplement sets forth the loan group designation for each mortgage loan.

The trustee will distribute amounts to the extent that the money is available after the payment of fees and expenses of the master servicer, the special servicer and the trustee, in the following order of priority:

Interest, concurrently (i) pro rata, on the Class A-1, Class A-2, Class A-PB and Class A-3 certificates from the portion of money available attributable to mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of money available attributable to mortgage loans in loan group 2 and (iii) pro rata, on the Class X-C and Class X-P certificates from any and all money attributable to the mortgage pool; provided, however, if on any distribution date, the money available on such distribution date is insufficient to pay in full the total amount of interest to be paid to any of the classes as described above, money available with respect to the entire mortgage pool will be allocated among all those classes pro rata.

Principal on the Class A-PB certificates, up to the principal distribution amount related to loan group 1, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement, and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A certificates have been made, until the certificate balance of the Class A-PB certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB certificates as set forth in the priority immediately preceding, principal on the Class A-1 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A and Class A-PB certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB and Class A-1 certificates as set forth in the immediately preceding priorities, principal on the Class A-2 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB and Class A-1 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-PB certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

After distributions of principal have been made from the principal distribution amount relating to loan group 1 to the Class A-PB, Class A-1 and Class A-2 certificates as set forth in the immediately preceding priorities, principal on the Class A-3 certificates, up to the remaining principal distribution amount relating to loan group 1 and, after the Class A-1A certificate balance has been reduced to zero, the principal distribution amount relating to loan group 2 remaining after payments to the Class A-1A, Class A-PB, Class A-1 and Class A-2 certificates have been made, until their certificate balance is reduced to zero.

Principal on the Class A-1A certificates, up to the principal distribution amount relating to loan group 2 and, after the certificate balances of the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, the principal distribution amount relating to loan group 1 remaining after payments to the Class A-PB, Class A-1, Class A-2 and Class A-3 certificates have been made, until their certificate balance is reduced to zero.

Reimbursement to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates, pro rata, for any realized loss and trust fund expenses borne by such certificates.

Interest on the Class A-M certificates.

Principal on the Class A-M certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-M certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class A-J certificates.

Principal on the Class A-J certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class A-J certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class B certificates.

Principal on the Class B certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class C certificates.

Principal on the Class C certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class D certificates.

Principal on the Class D certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class E certificates.

Principal on the Class E certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class E certificates for any realized losses and trust fund expenses borne by such class.

Interest on the Class F certificates.

Principal on the Class F certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.

Reimbursement to the Class F certificates for any realized losses and trust fund expenses borne by such class.

If, on any distribution date, the certificate balances of the Class A-M through Class S certificates have been reduced to zero, but any two or more of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates remain outstanding, distributions of principal (other than distributions of principal otherwise allocable to reduce the certificate balance of the Class A-PB certificates to the planned principal amount set forth in the table on Annex D to this prospectus supplement) and interest will be made, pro rata, to the outstanding Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

No companion loan will be part of the trust fund, and amounts received with respect to any companion loan will not be available for distributions to holders of any certificates.

Interest	On each distribution date, each class of certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

•	for each class of these certificates, one month’s interest at the applicable pass-through rate accrued during the applicable interest period, on the certificate balance or notional amount, as applicable, of each class of these certificates immediately prior to that distribution date;

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’s share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund that are not offset by certain payments made by the master servicer; and

•	minus (other than in the case of the Class X-C and Class X-P certificates) that class’ allocable share of any reduction in interest accrued on any mortgage loan as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

As reflected in the chart under ‘‘—Priority of Distributions’’ above, so long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-C and Class X-P certificates, interest distributions on the Class A-1, Class A-2, Class A-PB and Class A-3 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ and ‘‘— Distributions’’ in this prospectus supplement.

The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. The notional amounts of each of these classes of certificates are calculated as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

Each of the Class X-C and Class X-P certificates will accrue interest at a rate as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

As reflected in the chart under ‘‘—Priority of Distributions’’ beginning on page S-14 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X-C and Class X-P certificates:

•	first, pro rata, to the Class X-C, Class X-P, Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates as described above under ‘‘—Priority of Distributions’’, and then to each other class of offered certificates in order of priority of payment; and

•	only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund. These distributions are in addition to the distributions of principal and interest described above. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement.

Pass-Through Rates	The pass-through rate for each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) on each distribution date is set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’ in this prospectus supplement.

The pass-through rate applicable to the Class X-C certificates and Class X-P certificates is described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for that mortgage loan will be calculated without regard to that event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

•	the mortgage interest rate in effect for that mortgage loan as of the closing date; minus

•	the applicable administrative cost rate, as described in this prospectus supplement.

Any increase in the interest rate of a mortgage loan as a result of not repaying the outstanding principal amount of such mortgage loan by the related anticipated repayment date will be disregarded for purposes of calculating the net mortgage rate.

For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

The stated principal balance of each mortgage loan included in the trust fund will generally equal the principal balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

•	the portion of the principal distribution amount for the related distribution date that is attributable to that mortgage loan; and

•	the principal portion of any realized loss incurred in respect of that mortgage loan during the related collection period.

The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See ‘‘DESCRIPTION OF THE CERTIFICATES—Pass-Through Rates’’ in this prospectus supplement.

Principal Distributions	On the closing date, each class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II

certificates) will have the certificate balance set forth above under ‘‘OVERVIEW OF THE CERTIFICATES’’. The certificate balance for each class of certificates entitled to receive principal may be reduced by:

•	distributions of principal; and

•	allocations of realized losses and trust fund expenses.

The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See ‘‘DESCRIPTION OF THE CERTIFICATES—Certificate Balances and Notional Amounts’’ in this prospectus supplement.

The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

As reflected in the chart under ‘‘—Priority of Distributions’’ above:

•	generally, the Class A-1, Class A-2, Class A-PB and Class A-3 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-3 certificates has been reduced to zero; provided, however, the Class A-1 and Class A-2 certificates will not be entitled to distributions of principal from either loan group 1 or loan group 2 until the certificate principal balance of the Class A-PB certificates is reduced to the planned principal balance set forth on Annex D to this prospectus supplement;

•	principal is distributed to each class of certificates entitled to receive distributions of principal in the order described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	principal is only distributed on a related class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on those classes of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement;

•	generally, no class of certificates is entitled to distributions of principal until the certificate balance of each class of certificates with a higher priority of distribution as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement has been reduced to zero; and

•	in no event will the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E or Class F certificates or the classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates have all been reduced to zero.

The amount of principal to be distributed for each distribution date generally will be an amount equal to:

•	the scheduled principal payments (other than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not those scheduled payments are actually received;

•	balloon payments actually received with respect to mortgage loans included in the trust fund during the related collection period;

•	prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

•	all liquidation proceeds, insurance proceeds, condemnation awards and repurchase and substitution amounts received during the related collection period that are allocable to principal.

For purposes of making distributions to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates, the principal distribution amount for each loan group on any distribution date will be equal to the sum of the collections specified above but only to the extent such amounts relate to the mortgage loans comprising the specified loan group.

However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan, then those advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates, prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the offered certificates.

Subordination; Allocation of Losses and Certain Expenses	Credit support for any class of certificates (other than the Class Z, Class R-I and Class R-II certificates) is provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later priority of distribution. However, none of the Class A-1, Class A-2, Class A-PB, Class A-3 or Class A-1A certificates will be subordinate to any other of the Class A-1, Class A-2, Class A-PB, Class A-3 or Class A-1A certificates. The certificate balance of a class of certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to that class of certificates on that distribution date.

Losses on the mortgage loans that have been realized and additional trust fund expenses will be allocated without regard to loan group and will first be allocated to the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the offered certificates as indicated on the following table:

Class Designation	Original Certificate Balance	Percentage of Cut-Off Date Pool Balance	Order of Application of Losses and Expenses
Class A-1	$30,437,000	1.520%	9
Class A-2	$361,311,000	18.048%	9
Class A-PB	$84,272,000	4.210%	9
Class A-3	$610,984,000	30.520%	9
Class A-1A	$314,342,000	15.702%	9
Class A-M	$200,192,000	10.000%	8
Class A-J	$145,140,000	7.250%	7
Class B	$17,517,000	0.875%	6
Class C	$22,521,000	1.125%	5
Class D	$17,517,000	0.875%	4
Class E	$15,015,000	0.750%	3
Class F	$20,019,000	1.000%	2
Non-offered certificates (excluding the Class R-I, Class R-II, Class X-C, Class X-P and Class Z certificates)	$162,656,624	8.125%	1

Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and portions of the Class A-1 and Class A-1A certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

Any losses and expenses that are associated with each co-lender loan will be allocated in accordance with the related intercreditor agreement. Specifically with regard to the mortgage loans with subordinate companion loans, any losses and expenses that are associated with the applicable whole loan will be allocated, in accordance with the terms of the related intercreditor agreement, generally, first, to the subordinate companion loan, and second, to the related mortgage loan. The portions of those losses and expenses that are allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2006-C24 certificates in the manner described above.

See ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Fees and Expenses	Certain fees and expenses are payable from amounts received on the mortgage loans in the trust fund and are generally distributed prior to any amounts being paid to the holders of the offered certificates.

The master servicer is entitled to the master servicing fee which is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan and each specially serviced mortgage loan (and from revenue with respect to each REO mortgage loan). The master servicing fee accrues at the related master servicing fee rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.021% per annum as of the cut-off date.

The special servicer is entitled to the special servicing fee which is payable monthly on each mortgage loan that is a specially serviced mortgage loan and each REO mortgage loan from general collections on the mortgage loans. The special servicing fee accrues at a rate equal to 0.35% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, with a minimum monthly fee of $4,000 for each specially serviced mortgage loan or each REO mortgage loan is paid.

The special servicer is also entitled to a liquidation fee with respect to each specially serviced mortgage loan that is generally an amount equal to 1.00% of any whole or partial cash payments of liquidation proceeds received in respect thereof; provided, however, in no event will the liquidation fee be payable to the extent a workout fee is payable concerning the related cash payments.

The special servicer also is entitled to a workout fee with respect to each mortgage loan that is no longer a specially serviced mortgage loan that is generally equal to 1.00% of all payments of interest and principal received on such mortgage loan for so long as it remains a corrected mortgage loan.

The trustee is entitled to a trustee fee for each mortgage loan and each REO mortgage loan for any distribution date equal to one-twelfth of the product of the trustee fee rate calculated on the outstanding principal amount of the pool of mortgage loans in the trust fund. The trustee fee accrues at a per annum rate equal to 0.001% on the stated principal balance of such mortgage loan or REO mortgage loan, as the case may be, outstanding immediately following the prior distribution date.

The master servicer, special servicer and trustee are entitled to certain other additional fees and reimbursement of expenses. All fees and expenses will generally be payable prior to distribution on the certificates.

Further information with respect to the fees and expenses payable from distributions to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses, is set forth under ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ in this prospectus supplement.

Prepayment Premiums; Yield Maintenance Charges	On each distribution date, any prepayment premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund will be distributed to the holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions as follows:

The holders of each class of offered certificates and the Class G, Class H, Class J and Class K certificates then entitled to distributions of principal with respect to the related loan group on that distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

•	the amount of those prepayment premiums or yield maintenance charges;

•	a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

•	a fraction, the numerator of which is equal to the amount of principal distributable on that class of certificates on that distribution date, and the denominator of which is the principal distribution amount for that distribution date.

If there is more than one class of certificates entitled to distributions of principal with respect to the related loan group on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of that prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed as follows: (a) on or before the distribution date in March 2013, 46% to the holders of the Class X-C certificates and 54% to the holders of the Class X-P certificates and (b) thereafter, 100% to the holders of the Class X-C certificates.

The ‘‘discount rate’’ applicable to any class of offered certificates and the Class G, Class H, Class J and Class K certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the yield maintenance charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the discount rate will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

•	In the event that there are two or more such U.S. Treasury issues with the same coupon, the issue with the lowest yield will be utilized; and

•	In the event that there are two or more such U.S. Treasury issues with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Examples of Allocation of Prepayment Premiums or Yield Maintenance Charges

Mortgage interest rate	8%
Pass-through rate for applicable class	6%
Discount rate	5%

Allocation Percentage for Applicable Class		Allocation Percentage for Class X-C	Allocation Percentage for Class X-P
6% − 5% 8% − 5%	= 33 1/3%	(100% − 33 1/3%) x 46% = 30 2/3%	(100% − 33 1/3%) x 54% = 36%

See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement.

Allocation of Additional Interest	On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. In each case, this interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

Advancing of Principal and Interest	The master servicer is required to advance delinquent scheduled payments of principal and interest with respect to any mortgage loan included in the trust fund unless the master servicer or the special servicer determines that the advance would not be recoverable from proceeds of the related mortgage loan. The master servicer will not be required to advance balloon payments due at maturity in excess of regular periodic payments, interest in excess of the mortgage loan’s regular interest rate or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. If the master servicer fails to make a required advance, the trustee will be required to make that advance, unless the trustee determines that the advance would not be recoverable from proceeds of the related mortgage loan. See ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement.

These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer or the trustee, as the case may be, on the amount of any principal and interest cash advance calculated at the prime rate (provided that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer or the trustee for any principal and interest cash advances that are later determined to be not recoverable. Neither the master servicer nor the trustee will be required to make a principal and/or interest advance with respect to any subordinate companion loan. Additionally, the trustee will not be required to make a principal and interest advance with respect to any companion loan. See ‘‘DESCRIPTION OF THE

CERTIFICATES—P&I Advances’’ in this prospectus supplement.

Required Repurchases or Substitutions of Mortgage Loans	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust fund as a result of a material document defect or a material breach of the representations and warranties given by such mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement. In addition, the mortgage loan seller may be permitted, within 2 years of the closing date, to substitute another mortgage loan for the affected mortgage loan rather than repurchasing it. See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Sale of Defaulted Loans	In the event a mortgage loan becomes a defaulted mortgage loan, the certificateholder that is entitled to greater than 50% of the voting rights allocated to the class of sequential pay certificates with the lowest payment priority then outstanding (or if no certificateholder is entitled to greater than 50% of the voting rights of such class, the certificateholder with the largest percentage of voting rights allocated to such class) and, in certain circumstances, the special servicer (in each case, subject to, in certain instances, the rights of the subordinated secured creditors or mezzanine lenders to purchase the related mortgage loan), have the option to purchase from the trust fund such defaulted mortgage loan with respect to which certain defaults have occurred. See ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Options Loans’’ in this prospectus supplement.

Optional Termination of the Trust Fund	The trust fund may be terminated when the aggregate principal balance of the mortgage loans included in the trust fund is less than 1.0% of the aggregate principal balance of the pool of mortgage loans included in the trust fund as of the cut-off date. See ‘‘DESCRIPTION OF THE CERTIF- ICATES—Termination’’ in this prospectus supplement and in the accompanying prospectus.

The trust fund may also be terminated when the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates have been paid in full and all of the remaining certificates (other than the Class Z, Class R-I and Class R-II certificates) are held by a single certificateholder. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Registration and Denomination	The offered certificates will initially be registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream Banking société anonyme or Euroclear Bank S.A./N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See ‘‘DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates’’ in the accompanying prospectus.

Beneficial interests in the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.

Material Federal Income Tax Consequences	Two separate real estate mortgage investment conduit elections will be made with respect to the trust fund (‘‘REMIC I’’ and ‘‘REMIC II’’, each a ‘‘REMIC’’). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of that REMIC. The Class R-I certificates will represent the residual interests in REMIC I, and the Class R-II certificates will represent the residual interests in REMIC II.

In addition, the Class Z certificateholders’ entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of that additional interest if the unamortized principal amount of that mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for federal income tax purposes.

The offered certificates will be treated as newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that the Class certificates will be treated as having been issued at a [premium], and that the Class certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

Class A-1 Class A-2 Class A-PB Class A-3 Class A-1A Class A-M Class A-J Class B Class C Class D Class E Class F

This is based on individual prohibited transaction exemptions granted to each of Wachovia Capital Markets, LLC, Nomura Securities International, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., by the U.S. Department of Labor. See ‘‘ERISA CONSIDERATIONS’’ in this prospectus supplement and in the accompanying prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See ‘‘LEGAL INVESTMENT’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless they have received the following ratings from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Class	Expected Rating from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-3	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. See ‘‘RATINGS’’ in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

THE MORTGAGE LOANS

General	It is expected that the mortgage loans to be included in the trust fund will have the following approximate characteristics as of the cut-off date. The information contained in this prospectus supplement assumes the timely delivery of all scheduled payments of interest and principal and no prepayments on or before the cut-off date. All information presented in this prospectus supplement (including cut-off date balance per square foot/unit/room/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the 7 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

The totals in the following tables may not add up to 100% due to rounding.

	All Mortgage Loans	Loan Group 1	Loan Group 2
Number of Mortgage Loans	119	91	28
Number of Crossed Loan Pools(1)	3	3	1
Number of Mortgaged Properties	130	100	30
Aggregate Balance of all Mortgage Loans	$2,001,923,624	$1,687,581,199	$314,342,425

Number of Mortgage Loans with Balloon Payments(2)	97	70	27
Aggregate Balance of Mortgage Loans with Balloon Payments(2)	$1,347,666,811	$1,047,366,386	$300,300,425

Number of Mortgage Loans with Anticipated Repayment Date(3)	10	9	1
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3)	$133,171,425	$119,129,425	$14,042,000

Number of Fully Amortizing Mortgage Loans	2	2	0
Aggregate Balance of Fully Amortizing Mortgage Loans	$9,297,388	$9,297,388	$0

Number of Interest-Only Mortgage Loans(4)	10	10	0
Aggregate Balance of Interest-Only Mortgage Loans(4)	$511,788,000	$511,788,000	$0

Average Balance of Mortgage Loans	$16,822,888	$18,544,848	$11,226,515
Minimum Balance of Mortgage Loans	$975,000	$975,000	$1,600,000
Maximum Balance of Mortgage Loans	$335,000,000	$335,000,000	$28,118,000

Maximum Balance for a group of cross-collateralized and cross-defaulted Mortgage Loans	$213,000,000 (5)	$213,000,000 (5)	$17,900,000 (6)

Weighted Average LTV ratio(7)	67.9%	67.1%	72.7%
Minimum LTV ratio	44.0%	44.0%	52.7%
Maximum LTV ratio	83.7%	82.0%	83.7%

Weighted Average DSCR(8)	1.59x	1.65x	1.27x
Minimum DSCR	1.01x	1.01x	1.20x
Maximum DSCR	3.01x	3.01x	1.90x

Weighted Average LTV at Maturity or Anticipated Repayment Date(7)	62.4%	61.8%	65.6%

Weighted Average Mortgage Loan interest rate	5.712%	5.717%	5.686%

	All Mortgage Loans	Loan Group 1	Loan Group 2
Minimum Mortgage Loan interest rates	4.770%	4.770%	5.370%
Maximum Mortgage Loan interest rates	6.400%	6.400%	6.090%

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date (months)	108	106	118
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)	59	59	60
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)	240	240	120
Weighted Average Occupany Rate(9)	95.2%	95.3%	94.7%

(1)	Contains 1 group of crossed loans with individual mortgage loans in both loan groups.

(2)	Does not include mortgage loans with anticipated repayment dates or that are interest-only for their entire term.

(3)	Does not include mortgage loans that are interest-only for their entire term.

(4)	Includes mortgage loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)	Consists of a group of 13 individual mortgage loans (loan numbers 10, 13, 17, 22, 23, 47, 50, 51, 52, 54, 55 and 115).

(6)	Consists of 1 individual mortgage loan (loan number 26), which is cross-collateralized with 1 individual mortgage loan (loan number 16), which is in loan group 1.

(7)	With respect to 2 mortgage loans (loan numbers 7 and 53), representing approximately 3.1% of the mortgage pool (1 mortgage loan in loan group 1 or 3.1% and 1 mortgage loan in loan group 2 or 3.0%), the appraised value for the mortgaged property is based on an "as stabilized" basis.

(8)	For purposes of determining the DSC ratios for 3 mortgage loans (loan numbers 12, 44 and 58), representing 2.8% of the mortgage pool (2 mortgage loans in loan group 1 or 2.6% and 1 mortgage loan in loan group 2 or 3.8%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(9)	Does not include 13 hospitality properties, representing, by allocated loan amount, 29.9% of the mortgage pool (35.5% of loan group 1). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

Security for the Mortgage Loans in the Trust Fund	Generally, all of the mortgage loans included in the trust fund are non-recourse obligations of the related borrowers.

•	No mortgage loan included in the trust fund is insured or guaranteed by any government agency or private insurer.

•	All of the mortgage loans included in the trust fund are secured by first lien fee mortgages and/or leasehold mortgages on commercial properties or multifamily properties.

Property Types	The following table describes the mortgaged properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	59	$611,942,097	30.6%	36.3%	0.0%
Retail – Anchored	30	454,043,369	22.7	26.9	0.0
Retail – Unanchored	17	116,081,728	5.8	6.9	0.0
Retail – Shadow Anchored(2)	12	41,817,000	2.1	2.5	0.0
Hospitality	13	599,191,153	29.9	35.5	0.0
Multifamily	30	392,242,425	19.6	5.1	97.3
Office	14	287,180,841	14.3	17.0	0.0
Industrial	10	98,722,946	4.9	5.8	0.0
Mobile Home Park	4	12,644,161	0.6	0.3	2.7
Total	130	$2,001,923,624	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Geographic Concentrations	The mortgaged properties are located throughout 35 states. The following tables describe the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Balance
FL	19	$477,629,147	23.9%
CA	11	311,224,800	15.5
Southern(2)	10	280,694,800	14.0
Northern(2)	1	30,530,000	1.5
PA	5	233,042,000	11.6
GA	8	133,806,115	6.7
TX	10	118,500,394	5.9
Other	77	727,721,168	36.4
Total	130	$2,001,923,624	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
FL	15	$394,818,673	23.4%
CA	11	311,224,800	18.4
Southern(2)	10	280,694,800	16.6
Northern(2)	1	30,530,000	1.8
PA	4	227,792,000	13.5
GA	4	105,370,047	6.2
TX	7	92,420,394	5.5
Other	59	555,955,285	32.9
Total	100	$1,687,581,199	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration*

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
FL	4	$82,810,474	26.3%
NC	3	32,820,233	10.4
KS	2	28,665,000	9.1
GA	4	28,436,068	9.0
TX	3	26,080,000	8.3
NM	2	21,742,000	6.9
KY	1	17,900,000	5.7
MO	1	16,450,000	5.2
Other	10	59,438,650	18.9
Total	30	$314,342,425	100.0%

*	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

Payment Terms	All of the mortgage loans included in the trust fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

•	Payments on the mortgage loans included in the trust fund are due on the 1st day of the month, the 4th day of the month, the 6th day of the month or the 11th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month.

•	As of the cut-off date, all of the mortgage loans accrue interest on an actual/360 basis. Sixty-nine (69) of the mortgage loans, representing 58.5% of the mortgage pool (50 mortgage loans in loan group 1 or 54.6% and 19 mortgage loans in loan group 2 or 79.1%), have periods during which only interest is due and periods in which principal and interest are due. Ten (10) of the mortgage loans, representing 25.6% of the mortgage pool (30.3% of loan group 1), provide that only interest is due until maturity or the anticipated repayment date.

The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:

Range of Cut-Off Date Balances

Range of Cut-Off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
≤ 2,000,000	9	$14,085,244	0.7%	0.7%	0.5%
2,000,001 – 3,000,000	15	37,134,850	1.9	1.7	2.5
3,000,001 – 4,000,000	8	28,250,501	1.4	1.5	1.1
4,000,001 – 5,000,000	4	17,591,550	0.9	0.8	1.4
5,000,001 – 6,000,000	12	65,433,538	3.3	2.9	5.3
6,000,001 – 7,000,000	8	52,838,251	2.6	2.7	2.2
7,000,001 – 8,000,000	4	30,350,000	1.5	0.9	5.0
8,000,001 – 9,000,000	3	25,430,000	1.3	1.0	2.6
9,000,001 – 10,000,000	5	47,000,000	2.3	2.2	3.0
10,000,001 – 15,000,000	17	211,682,595	10.6	8.0	24.6
15,000,001 – 20,000,000	13	223,572,186	11.2	8.2	27.2
20,000,001 – 25,000,000	3	66,940,000	3.3	2.7	6.8
25,000,001 – 30,000,000	5	136,668,000	6.8	4.8	17.9
30,000,001 – 35,000,000	1	30,530,000	1.5	1.8	0.0
35,000,001 – 40,000,000	2	74,250,000	3.7	4.4	0.0
40,000,001 – 45,000,000	1	42,000,000	2.1	2.5	0.0
45,000,001 – 50,000,000	2	98,000,000	4.9	5.8	0.0
50,000,001 - 55,000,000	2	107,400,000	5.4	6.4	0.0
70,000,001 – 75,000,000	1	71,700,000	3.6	4.2	0.0
80,000,001 >	4	621,066,910	31.0	36.8	0.0
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

Range of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
4.770 – 5.249	1	$16,700,000	0.8%	1.0%	0.0%
5.250 – 5.499	7	78,022,603	3.9	3.2	7.7
5.500 – 5.749	53	1,171,829,741	58.5	59.4	54.1
5.750 – 5.999	54	703,958,029	35.2	34.7	37.7
6.000 – 6.249	3	12,913,251	0.6	0.7	0.5
6.250 – 6.499	1	18,500,000	0.9	1.1	0.0
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

Range of Underwritten DSC Ratios*

Range of Underwritten DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
1.00 – 1.04	1	$50,000,000	2.5%	3.0%	0.0%
1.10 – 1.14	1	8,350,000	0.4	0.5	0.0
1.15 – 1.19	1	19,126,000	1.0	1.1	0.0
1.20 – 1.24	47	655,962,209	32.8	31.1	41.7
1.25 – 1.29	17	190,532,855	9.5	5.3	32.4
1.30 – 1.34	18	307,955,673	15.4	15.5	14.9
1.35 – 1.39	9	105,216,074	5.3	4.5	9.3
1.40 – 1.44	5	55,308,852	2.8	3.3	0.0
1.45 – 1.49	6	114,121,910	5.7	6.8	0.0
1.50 – 1.54	1	9,150,000	0.5	0.5	0.0
1.55 – 1.59	1	5,000,000	0.2	0.3	0.0
1.60 – 1.64	2	87,250,000	4.4	5.2	0.0
1.65 – 1.69	3	22,970,189	1.1	1.4	0.0
1.70 – 1.74	1	4,047,388	0.2	0.2	0.0
1.85 – 1.89	2	6,090,000	0.3	0.4	0.0
1.90 – 1.94	1	5,292,474	0.3	0.0	1.7
2.00 – 2.04	1	16,700,000	0.8	1.0	0.0
2.30 – 3.79	2	338,850,000	16.9	20.1	0.0
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

*	For purposes of determining the DSC ratios for 3 mortgage loans (loan numbers 12, 44 and 58), representing 2.8% of the mortgage pool (2 mortgage loans in loan group 1 or 2.6% and 1 mortgage loan in loan group 2 or 3.8%), such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

Range of Cut-Off Date LTV Ratios*

Range of Cut-Off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
40.01 – 50.00	3	$345,585,000	17.3%	20.5%	0.0%
50.01 – 55.00	3	47,355,725	2.4	2.5	1.7
55.01 – 60.00	4	39,444,249	2.0	2.3	0.0
60.01 – 65.00	11	133,883,989	6.7	6.8	6.1
65.01 – 70.00	24	367,257,650	18.3	17.7	22.1
70.01 – 75.00	28	304,077,779	15.2	11.8	33.2
75.01 – 80.00	41	701,700,232	35.1	35.2	34.4
80.01 >	5	62,619,000	3.1	3.2	2.6
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

*	For purposes of determining the LTV ratio for 2 mortgage loans (loan numbers 7 and 53), representing 3.1% of the mortgage pool (1 mortgage loan in loan group 1 or 3.1% and 1 mortgage loan in loan group 2 or 3.0%), such ratio was adjusted by taking into account amounts available under certain letters of credit. In addition, with respect to certain mortgage loans, ‘‘as stabilized’’ appraised values (as defined in the related appraisal) were used as opposed to ‘‘as is’’ appraised values. See ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Range of Remaining Terms to Maturity
or Anticipated Repayment Date*

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
0 – 60	5	$363,723,251	18.2%	21.5%	0.5%
61 – 84	2	16,500,000	0.8	0.4	3.0
109 – 120	111	1,616,450,374	80.7	77.8	96.5
229 – 240	1	5,250,000	0.3	0.3	0.0
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

*	With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Interest-Only, Amortizing Balloon	65	$1,075,447,000	53.7%	49.8%	74.6%
Interest-Only	7	455,698,000	22.8	27.0	0.0
Amortizing Balloon	32	272,219,811	13.6	12.2	20.9
Interest-Only, Amortizing ARD	4	95,302,000	4.8	4.8	4.5
Interest-Only ARD	3	56,090,000	2.8	3.3	0.0
Amortizing ARD*	6	37,869,425	1.9	2.2	0.0
Fully Amortizing	2	9,297,388	0.5	0.6	0.0
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

*	These mortgage loans require payments of interest-only for a period of 6 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool (a period of 6 to 84 months with respect to loan group 1 and a period of 24 to 84 months with respect to loan group 2).

Types of IO Period

Type of IO Period	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Amortizing-No Partial Interest-Only Period	40	$319,386,624	16.0%	15.0%	20.9%
Partial Interest-Only Amortizing	69	1,170,749,000	58.5	54.6	79.1
1 to 12	3	96,200,000	4.8	5.7	0.0
13 to 24	11	93,900,000	4.7	4.9	3.8
25 to 36	16	144,082,000	7.2	4.8	20.0
37 to 48	4	43,405,000	2.2	0.0	13.8
49 to 60	31	663,580,000	33.1	32.4	37.0
61 to 72	1	24,290,000	1.2	1.4	0.0
73 to 84	3	105,292,000	5.3	5.4	4.5
Non-Amortizing	10	511,788,000	25.6	30.3	0.0
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if this type of mortgage loan is not prepaid by a date specified in its related mortgage note, interest will accrue at a higher rate and the related borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a ‘‘30/360 basis,’’ but interest actually accrues and is applied on the majority of the mortgage loans on an ‘‘actual/360 basis,’’ there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a ‘‘fully amortizing’’ mortgage loan.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Prepayment Restrictions	All of the mortgage loans included in the trust fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.

Types of Prepayment Restrictions*

Prepayment Restriction Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term	93	$1,260,429,960	63.0%	57.6%	91.6%
Impose a yield maintenance charge for most of the term of the mortgage loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term.	1	335,000,000	16.7	19.9	0.0
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance or impose a yield maintenance charge for most of the remaining term at the borrower's option	14	237,290,000	11.9	14.1	0.0
Prohibit prepayment until a date specified in the related mortgage note and then impose a yield maintenance charge for most of the remaining term	7	129,623,664	6.5	7.2	2.5
Prohibit prepayment for most of the term of the mortgage loan; but permit defeasance after a date specified and then impose a prepayment charge for most of the remaining term at the borrower's option	2	20,980,000	1.0	1.2	0.0
Impose a yield maintenance charge for most or all of the remaining term	2	18,600,000	0.9	0.0	5.9
Total	119	$2,001,923,624	100.0%	100.0%	100.0%

*	For the purposes hereof, ‘‘remaining term’’ refers to either remaining term to maturity or anticipated repayment date, as applicable.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

Defeasance	One hundred ten (110) of the mortgage loans included in the trust fund as of the cut-off date, representing 92.6% of the mortgage pool (86 mortgage loans in loan group 1 or 92.8% and 24 mortgage loans in loan group 2 or 91.6%), permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following (i) their respective lock-out or yield maintenance periods or (ii) at the borrower's election. Upon substitution, the related mortgaged property (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure the related mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property; provided that in the case of certain mortgage loans, these defeasance payments may cease at the beginning of the open prepayment period with respect to that mortgage loan, and the final payment on the defeasance collateral on that prepayment date would be required to fully prepay the mortgage loan. Defeasance may not occur prior to the second anniversary of the issuance of the certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Twenty Largest Mortgage Loans	The following table describes certain characteristics of the twenty largest mortgage loans or groups of cross collateralized mortgage loans in the trust fund by aggregate principal balance as of the cut-off date. No companion loans are included in the trust fund.

For more information on the twenty largest mortgage loans in the trust fund, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans’’ in this prospectus supplement.

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group	Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room/ Bed		Weighted Average DSCR(1)	Cut-Off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)	Weighted Average Mortgage Rate
Grande Lakes Resort Pool	Wachovia	1/2	1	$335,000,000	16.7%	19.9%	Hospitality - Full Service	$211,757		3.01x	44.0%	44.0%	5.710%
Regency Portfolio	Wachovia	13/13	1	213,000,000	10.6	12.6%	Retail - Anchored	$116		1.21x	75.1%	70.1%	5.810%
1818 Market Street	Wachovia	1/1	1	122,000,000	6.1	7.2%	Office - CBD	$124		1.21x	78.2%	73.1%	5.946%
Forum at Peachtree Parkway	Wachovia	1/1	1	84,000,000	4.2	5.0%	Retail - Anchored	$216		1.61x	64.1%	64.1%	5.690%
Marriott – Melville, NY	Wachovia	1/1	1	80,066,910	4.0	4.7%	Hospitality - Full Service	$216,983		1.47x	75.2%	63.3%	5.670%
TJX Distribution Center	Wachovia	1/1	1	71,700,000	3.6	4.2%	Industrial – Warehouse	$71		1.31x	78.8%	71.9%	5.570%
Dobie Center	Wachovia	1/1	1	54,400,000	2.7	3.2%	Multifamily – Student Housing	$55,795		1.38x	79.9%	72.1%	5.590%
Doubletree Hotel – Santa Monica, CA	Wachovia	1/1	1	53,000,000	2.6	3.1%	Hospitality - Full Service	$209,486		1.30x	69.8%	65.8%	5.510%
Bank of America – Pasadena, CA	Wachovia	1/1	1	50,000,000	2.5	3.0%	Office - Suburban	$145		1.01x	74.6%	74.6%	5.930%
Marriott Del Mar	Wachovia	1/1	1	48,000,000	2.4	2.8%	Hospitality – Full Service	$169,014		1.30x	69.7%	64.9%	5.690%
		22/23		$1,111,166,910	55.5%					1.82x	65.3%	61.7%	5.735%
Archon Portfolio	Wachovia	2/2	Both(3)	$45,900,000	2.3%	Both(3)	Multifamily – Conventional	$46,084		1.26x	71.8%	67.1%	5.902%
Torrance Crossroads	Wachovia	1/1	1	38,250,000	1.9	2.3%	Retail – Anchored	$285		1.20x	69.7%	66.9%	5.520%
Woodbridge Hilton Pool	Artesia	1/2	1	36,000,000	1.8	2.1%	Hospitality and Office	Various	(4)	1.40x	55.0%	49.6%	5.900%
Grandeville on Saxon	Wachovia	1/1	2	28,118,000	1.4	8.9%	Multifamily – Conventional	$88,981		1.29x	73.5%	66.0%	5.650%
Campus Lodge Apartments	Artesia	1/1	2	28,000,000	1.4	8.9%	Multifamily – Student Housing	$97,222		1.27x	70.0%	62.7%	5.550%
Midwest Expansion Portfolio	Wachovia	3/3	1	27,125,000	1.4	1.6%	Retail – Various	$174		1.26x	75.1%	67.8%	5.863%
Court Street	Nomura	1/1	1	25,500,000	1.3	1.5%	Retail – Unanchored	$386		1.30x	79.5%	79.5%	5.710%
Park Plaza II	Wachovia	1/1	1	24,290,000	1.2	1.4%	Office - Suburban	$196		1.23x	70.0%	66.2%	5.530%
Mission Springs Apartments	Wachovia	1/1	2	21,400,000	1.1	6.8%	Multifamily – Conventional	$48,198		1.20x	77.3%	72.2%	5.890%
Canterbury Shopping Center	Wachovia	1/1	1	21,250,000	1.1	1.3%	Retail – Anchored	$81		1.29x	77.3%	68.9%	5.340%
		13/14		$295,833,000	14.8%					1.27x	71.1%	66.0%	5.703%

		35/37		$1,406,999,910	70.3%					1.70x	66.5%	62.6%	5.729%

(1)	With respect to the Woodbridge Hilton Pool mortgage loan (loan number 12), the DSC ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(2)	With respect to the Doubletree Hotel – Santa Monica, CA mortgage loan (loan number 7), the appraised value for the mortgaged property is based on an "as stabilized" basis.

(3)	One (1) mortgage loan is in loan group 1, representing 1.7% of loan group 1, and 1 mortgage loan is in loan group 2, representing 5.7% of loan group 2.

(4)	The Woodbridge Hilton Pool mortgage loan is secured by 1 hospitality property and 1 office property. Based on the allocated loan amount by appraised value for each individual mortgaged property, the loan balance per room for the Woodbridge Hilton Hotel is $101,874 and the loan balance per SF for the Woodbridge Office Building is $128.

Co-Lender Loans	Seven (7) mortgage loans to be included in the trust fund that were originated by Wachovia Bank, National Association, representing approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1 or 13.1% and 2 mortgage loans in loan group 2 or 5.2%), are, in each case, evidenced by one of two notes which are secured by one or more mortgaged real properties. Each of these co-lender loans is part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan. In each case, the related companion loan will not be part of the trust fund. Each of these mortgage loans and its related companion loan is subject to an intercreditor agreement.

The intercreditor agreements for each of the mortgage loans that are part of a split loan structure that includes subordinate companion loans generally allocate collections in respect of that mortgage loan, first, to the related mortgage loan, and then to the related subordinate companion loan. No companion loan is included in the trust fund.

The master servicer and special servicer will service and administer each of these mortgage loans and its related companion loans pursuant to the pooling and servicing agreement and the related intercreditor agreement, for so long as the related mortgage loan is part of the trust fund.

Amounts attributable to any companion loan will not be assets of the trust fund and will be beneficially owned by the holder of such companion loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ and ‘‘SERVICING OF THE MORTGAGE LOANS’’ in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are subject to, or are permitted to become subject to, additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

RISK FACTORS

•	You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under ‘‘RISK FACTORS’’ in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

•	The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

•	This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

•	If any of the following risks are realized, your investment could be materially and adversely affected.

The Offered Certificates

Only Mortgage Loans Are Available to Pay You	Neither the offered certificates nor the mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See ‘‘RISK FACTORS—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates’’ in the accompanying prospectus.

Prepayments Will Affect Your Yield	Prepayments. The yield to maturity on the offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which, in either case, may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of principal.

In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to a purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-PB and Class A-3 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

The yield on the Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates could be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. In addition, because there can be no assurances with respect to losses, prepayments and performance of the mortgage loans, there can be no assurance that distributions of principal on the Class A-PB certificates will be made in conformity with the schedule attached on Annex D to this prospectus supplement.

Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are generally more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are generally less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay that premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties or a material document defect. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

Pool Concentrations. Principal payments (including prepayments) on the mortgage loans included in the trust fund or in a particular group will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund or in a particular loan group changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled ‘‘Range of Remaining Terms to Maturity or Anticipated Repayment Date for all Mortgage Loans as of the Cut-Off Date’’ in Annex A-7 to

this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund and in each loan group. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under ‘‘—The Mortgage Loans— Special Risks Associated With High Balance Mortgage Loans’’ below than classes with a higher sequential priority.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Borrower Defaults May Adversely Affect Your Yield	The aggregate amount of distributions on the offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund. Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

Subordination of Subordinate Offered Certificates	As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier payment priority. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—Subordination; Allocation of Losses and Certain Expenses’’ in this prospectus supplement.

Your Lack of Control Over the Trust Fund Can Create Risks	You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust fund. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust fund, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

Seven (7) of the mortgage loans (loan numbers 2, 5, 33, 53, 67, 70 and 81), representing 11.8% of the mortgage pool (5 mortgage loans in loan group 1 or 13.1% and 2 mortgage loans in loan group 2 or 5.2%), are each evidenced by multiple promissory notes. The related mortgage loans are each part of a split loan structure where one promissory note is subordinate in right of payment to the other promissory note. In each case, the trust fund does not include the subordinate companion note. In addition, such holders of the subordinate companion notes may have been granted various rights and powers pursuant to the related intercreditor agreement or other similar agreement, including cure rights and purchase options with respect to the related mortgage loans. In some cases, the foregoing rights and powers may be assignable or may be exercised through a representative or designee. Accordingly, these rights may potentially conflict with the interests of the certificateholders.

Additionally, less than all of the certificateholders may amend the pooling and servicing agreement in certain circumstances.

See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE CERTIFICATES— Voting Rights’’ in this prospectus supplement and the accompanying prospectus.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust’’, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Liquidity for Certificates May Be Limited	There is currently no secondary market for the offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.

Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange at the time of closing and may never be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

Potential Conflicts of Interest	The master servicer is one of the mortgage loan sellers, a sponsor and is an affiliate of the depositor and an affiliate of one of the underwriters. These affiliations could cause conflicts with the master servicer’s duties to the trust fund under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

With respect to 1 mortgage loan (loan number 7), representing 2.6% of the mortgage pool (3.1% of loan group 1), an affiliate of Wachovia Bank, National Association (which is the master servicer, a mortgage loan seller and a sponsor) may at some point in the future own a preferred equity interest in the related borrower in the event it exercises its right to convert mezzanine debt it holds with respect to the parent of the related borrower. As a result, a conflict could have arisen during the origination process as a result of Wachovia Bank, National Association being the originator of the related mortgage loans as well as the potential owner of the equity interests in each related borrower.

In addition, the special servicer (and any related sub-servicer) will be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer is not affiliated with the master servicer or any borrower.

Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loan with respect to the TJX Distribution Center mortgage loan. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan or the holder of certain certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

With respect to 4 mortgage loans (loan numbers 1, 2, 6 and 7), representing 28.2% of the mortgage pool (33.4% of loan group 1), Wachovia Bank, National Association is either the mortgagee under a second mortgage secured by the related mortgaged property or the holder of mezzanine indebtedness secured by interests in the related borrower, in each case subject to the terms of a related subordination and standstill agreement. Accordingly, a conflict may arise between Wachovia Bank, National Association's duties to the trust fund under the pooling and servicing agreement and its interest as the holder of the indebtedness secured by the related mortgaged properties or the holder of the related mezzanine loans, as applicable. See "DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans", "—Twenty Largest Mortgage Loans" and Annex A-8 in this prospectus supplement.

With respect to the TJX Distribution Center mortgage loan (loan number 5), representing approximately 3.6% of the mortgage pool (4.2% of loan group 1), the holder of the subordinate companion loan, Caplease, LP, is also the sole owner of the related borrower. Pursuant to the related intercreditor agreement, the mortgagee will be required to seek the consent of Caplease, LP, as holder of the subordinate companion loan, in connection with certain modifications and/or waivers of the corresponding whole loan which materially and adversely affect the holder of the companion loan; provided, however, following an event of default under the mortgage loan documents, Caplease, LP will not have any right to consult with or direct the mortgagee with respect to a foreclosure or liquidation of the related mortgaged property or to make property protection advances. Accordingly, a conflict may result.

The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. An affiliate of the special servicer will purchase certain other non-offered certificates and will serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust fund. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement.

This could cause a conflict between the special servicer’s duties to the trust fund under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement.

In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

•	affiliates of the property manager and/or the borrowers or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

•	the mortgaged property is self-managed.

In addition, certain mortgage loans included in the trust fund may have been refinancings of debt previously held by (or by an affiliate of) one of the mortgage loan sellers.

The activities of the mortgage loan sellers and their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust fund, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

The Mortgage Loans

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. For example, with respect to 2 mortgage loans (loan numbers 8 and 57), representing 2.9% of the mortgage pool (3.5% of loan group 1), certain of the major tenants at the related mortgaged property have significant leases that expire during the term of the related mortgage loan. For example, the lease for Bank of America, N.A., the sole tenant at the mortgaged property securing the Bank of America—Pasadena mortgage loan expires in October 2009. See "DESCRIPTION OF THE MORTGAGE POOL — Twenty Largest Mortgage Loans" and Annex A-8 to this prospectus supplement.

In addition, the mortgaged properties securing 6 mortgage loans (loan numbers 76, 80, 83, 92, 95 and 97), representing 1.3% of the mortgage pool (1.5% of loan group 1), are leased entirely to Walgreens.

In addition, with respect to 3 mortgage loans (loan numbers 19, 65 and 87), representing 1.8% of the mortgage pool (2.1% of loan group 1), certain of the major tenants at the related mortgaged property have rights of first refusal or early termination rights with respect to their respective leases. In addition, with respect to 1 mortgage loan (loan number 87), representing 0.2% of the mortgage pool (0.2% of loan group 1), the State of California (Employment Development Department), a tenant at the mortgaged property, has the right to purchase the mortgaged property upon the passage of legislation authorizing the tenant to do so provided certain financial conditions are met.

If leases are not renewed or replaced, if tenants default, if rental rates fall, if tenants vacate the mortgaged property during the terms of their respective leases and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. For example, with respect to 4 mortgage loans (loan numbers 17, 23, 42 and 50), representing 3.5% of the mortgage pool (4.1% of loan group 1), certain significant or anchor tenants have ‘‘gone dark’’ and are not occupying their leased space at the related mortgaged property.

In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property including, in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, mortgaged properties that have been designated as historic sites, may be difficult to convert to alternative uses and may also require certain governmental approval to make alterations or modifications to the related mortgaged property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

See ‘‘—Special Risks Associated with Industrial and Mixed-Use Facilities’’ below.

Risks Relating to Certain Property Types	Particular types of income properties are exposed to particular risks. For instance:

Special Risks Associated with Hospitality Properties	Hospitality properties secure, in whole or in part, 12 of the mortgage loans included in the trust fund as of the cut-off date, representing 30.7% of the mortgage pool (36.4% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Hospitality Properties’’ in the accompanying prospectus.

With respect to 1 of these mortgage loans (loan number 25), representing 0.9% of the mortgage pool (1.1% of loan group 1), the related mortgaged property is not affiliated with a nationally recognized hotel franchise.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchise licenses may require significantly higher fees.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the mortgagee or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the mortgagee may be unable to terminate a franchise license or remove a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may have restrictions or prohibitions on transfers to third parties, including, for example, in connection with a foreclosure.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001, have had an adverse impact on the tourism and convention industry. See ‘‘RISK FACTORS— Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ in the accompanying prospectus.

Special Risks Associated with Shopping Centers and Other Retail Properties	Retail properties, including shopping centers, secure 57 of the mortgage loans included in the trust fund as of the cut-off date, representing 30.6% of the mortgage pool (36.3% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Retail Properties’’ in the accompanying prospectus.

In addition, 1 mortgage loan secured by a retail mortgaged property (loan number 6), representing 2.7% of the mortgage pool (3.2% of loan group 1), has a movie theater as a tenant. These mortgaged properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not be easily converted to other uses.

Special Risks Associated with Multifamily Properties	Multifamily properties secure 28 of the mortgage loans included in the trust fund as of the cut-off date, representing 19.6% of the mortgage pool (3 mortgage loans in loan group 1 or 5.1% and 25 mortgage loans in loan group 2 or 97.3%). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Special Risks Associated with Office Properties	Office properties secure, in whole or in part, 13 of the mortgage loans included in the trust fund as of the cut-off date, representing 15.4% of the mortgage pool (18.2% of loan group 1). See ‘‘RISK FACTORS—Special Risks of Mortgage Loans Secured by Office Properties’’ in the accompanying prospectus.

Special Risks Associated with Industrial and Mixed-Use Facilities	Industrial properties secure 6 of the mortgage loans included in the trust fund as of the cut-off date, representing 4.9% of the mortgage pool (5.8% of loan group 1).

Mixed use mortgaged properties consist of either (i) office and retail components, (ii) office and industrial components or (iii) retail and multifamily components, and as such, mortgage loans secured by mixed use properties will share the risks associated with such underlying components. See ‘‘—Special Risks Associated with Office Properties’’,‘‘— Special Risks Associated with Shopping Centers and Other Retail Properties’’ and ‘‘—Special Risks Associated with Multifamily Properties’’ above and ‘‘RISK FACTORS— Special Risks of Mortgage Loans Secured by Office Properties’’, ‘‘—Special Risks of Mortgage Loans Secured by Retail

Properties’’ and ‘‘—Special Risks of Mortgage Loans Secured by Multifamily Properties’’ in the accompanying prospectus.

Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that such secured lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition —Environmental Assessments’’ in this prospectus supplement, and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related mortgage loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

Problems associated with mold, fungi or decay may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold, fungi or decay problems. If left unchecked, the growth of such problems could result in the interruption of cash flow, litigation and remediation expenses that could adversely impact collections from a mortgaged property.

We cannot provide assurance, however, that should environmental insurance coverage be needed, such coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

In addition, some of the related borrowers have provided an environmental indemnification in favor of the mortgagee.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’, ‘‘RISK FACTORS—Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

AND LEASES—Environmental Considerations’’ in the accompanying prospectus.

Special Risks Associated with Balloon Loans and Anticipated Repayment Date Loans	One hundred seventeen (117) of the mortgage loans, representing 99.5% of the mortgage pool (89 mortgage loans in loan group 1 or 99.4% and all of the mortgage loans in loan group 2) provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until their respective maturity date and, in each case, a balloon payment on their respective maturity date. Thirteen (13) of these mortgage loans representing 9.5% of the mortgage pool (12 mortgage loans in loan group 1 or 10.4% and 1 mortgage loan in loan group 2 or 4.5%), are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

•	A borrower’s ability to make a balloon payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

•	Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

•	The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in fact, have a small ‘‘balloon payment’’ due at maturity. For additional description of risks associated with balloon loans, see ‘‘RISK FACTORS—

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default’’ in the accompanying prospectus.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ in the accompanying prospectus.

Adverse Consequences Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers	Certain borrowers under the mortgage loans included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

•	have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

For example, the Grande Lakes Resort Pool mortgage loan represents 16.7% of the mortgage pool (19.9% of loan group 1), and the Regency Portfolio mortgage loans represent 10.6% of the mortgage pool (12.6% of loan group 1). The borrower under the Grande Lakes Resort Pool mortgage loan is CNL GL Resort, LP and the borrowers under the Regency Portfolio mortgage loans are FW NJ-Westmont Shopping Center, LLC, FW VA-Brafferton Shopping Center, LLC, FW IL-Civic Center Plaza, LLC, FW IL-McHenry Commons Shopping Center, LLC, FW TX-First Colony Marketplace, L.P., FW CA-Laguna Niguel Plaza, LLC, FW CA-Pleasant Hill Shopping Center, LLC, FW OR-Greenway Town Center, LLC, FW WI-Racine Centre, LLC, FW NC-Shoppes of Kildaire, LLC, FW CA-Granada Village, LLC, FW-Newark, LLC and USRP Towamencin, LLC. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Significant Obligors’’, "—Twenty Largest Mortgage Loans" and Annex A-8 in this prospectus supplement.

For example, 13 mortgage loans (loan numbers 10, 13, 17, 22, 23, 42, 47, 50, 51, 52, 54, 55 and 115), representing in the aggregate 10.6% of the mortgage pool (12.6% of loan group 1) which are cross-collateralized or cross-defaulted, have sponsors that are affiliated. In addition, 2 mortgage loans (loan numbers 2 and 27), representing 6.9% of the mortgage pool (1 mortgage loan in loan group 1 or 7.2% and 1 mortgage loan in loan group 2 or 5.4%), which are not cross-collateralized or cross-defaulted, have sponsors that are affiliated. In addition, 6 mortgage loans (loan numbers 16, 20, 26, 29, 34 and 41), representing 5.6% of the mortgage pool (1 mortgage loan in loan group 1 or 1.7% and 5 mortgage loans in loan group 2 or 26.9%) which are not cross-collateralized or cross-defaulted, have sponsors that are affiliated (other than 2 mortgage loans, loan numbers 16 and 26, which are cross-defaulted and cross-collateralized).

No group, individual borrower, sponsor or borrower concentration represents more than 16.7% of the mortgage pool (19.9% of loan group 1).

The Geographic Concentration of Mortgaged Properties Subjects the Trust Fund to a Greater Extent to State and Regional Conditions	Except as indicated in the following tables, less than 5.0% of the mortgage loans, by cut-off date pool or loan group balance, are secured by mortgaged properties in any one state.

Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance
FL	19	$477,629,147	23.9%
CA	11	311,224,800	15.5
Southern(2)	10	280,694,800	14.0
Northern(2)	1	30,530,000	1.5
PA	5	233,042,000	11.6
GA	8	133,806,115	6.7
TX	10	118,500,394	5.9
Other	77	727,721,168	36.4
Total	130	$2,001,923,624	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 1 Mortgaged Properties by Geographic Concentration(1)

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 1 Balance
FL	15	$394,818,673	23.4%
CA	11	311,224,800	18.4
Southern(2)	10	280,694,800	16.6
Northern(2)	1	30,530,000	1.8
PA	4	227,792,000	13.5
GA	4	105,370,047	6.2
TX	7	92,420,394	5.5
Other	59	555,955,285	32.9
Total	100	$1,687,581,199	100.0%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

(2)	For purposes of determining whether a mortgaged property is located in Northern California or Southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties located in and south of such counties were included in Southern California.

Loan Group 2 Mortgaged Properties by Geographic Concentration*

State	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Group 2 Balance
FL	4	$82,810,474	26.3%
NC	3	32,820,233	10.4
KS	2	28,665,000	9.1
GA	4	28,436,068	9.0
TX	3	26,080,000	8.3
NM	2	21,742,000	6.9
KY	1	17,900,000	5.7
MO	1	16,450,000	5.2
Other	10	59,438,650	18.9
Total	30	$314,342,425	100.0%

*	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount (or specific release prices) as described in the related mortgage loan documents).

The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

•	economic conditions;

•	conditions in the real estate market;

•	changes in governmental rules and fiscal policies;

•	acts of God or terrorism (which may result in uninsured losses); and

•	other factors which are beyond the control of the mortgagors.

Special Risks Associated with High Balance Mortgage Loans	Several of the mortgage loans included in the trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

•	The largest single mortgage loan included in the trust fund as of the cut-off date represents 16.7% of the mortgage pool (19.9% of loan group 1).

•	The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 10.6% of the mortgage pool (12.6% of loan group 1).

•	The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 41.7% of the mortgage pool (49.4% of loan group 1).

•	The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 55.5% of the mortgage pool (65.8% of loan group 1).

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

•	retail properties represent as of the cut-off date 30.6% of the mortgage pool (36.3% of loan group 1);

•	hospitality properties represent as of the cut-off date 29.9% of the mortgage pool (35.5% of loan group 1);

•	multifamily properties represent as of the cut-off date 19.6% of the mortgage pool (3 mortgaged properties in loan group 1 or 5.1% and 25 mortgaged properties in loan group 2 or 97.3%);

•	office properties represent as of the cut-off date 14.3% of the mortgage pool (17.0% of loan group 1); and

•	industrial properties represent as of the cut-off date 4.9% of the mortgage pool (5.8% of loan group 1).

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

The Terrorism Insurance Program is temporary legislation and there can be no assurance that it will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on an investor’s certificates.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related mortgage loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required. For example, with respect to certain mortgage loans, terrorism insurance is required only with respect to ‘‘certified acts of terrorism’’, as defined under the Terrorism Insurance Act of 2002. Further, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. In addition, certain of the mortgaged properties may contain pad sites that are ground leased to the tenant. The borrower may not be required to obtain insurance on the related improvements.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

Additional Debt on Some Mortgage Loans Creates Additional Risks	In general, the borrowers are:

•	required to satisfy any existing indebtedness encumbering the related mortgaged property as of the closing of the related mortgage loan; and

•	prohibited from encumbering the related mortgaged property with additional secured debt without the mortgagee’s prior approval.

Except as provided below, none of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund, and, except as provided below, none of the related entities with a controlling ownership interest in the borrower may pledge its interest in that borrower as security for mezzanine debt.

With respect to 5 mortgage loans (loan numbers 1, 6, 7, 25 and 43), representing 23.6% of the mortgage pool (4 mortgage loans in loan group 1 or 27.3% and 1 mortgage loan in loan group 2 or 3.9%), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor or a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 2 mortgage loans (loan numbers 2 and 87), representing 6.3% of the mortgage pool (7.5% of loan group 1), the related borrower has encumbered the related mortgaged property with subordinate debt.

With respect to 1 mortgage loan (loan number 9), representing 2.4% of the mortgage pool (2.8% of loan group 1), the related mortgage loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt.

With respect to 25 mortgage loans (loan numbers 1, 8, 10, 13, 17, 19, 21, 22, 23, 24, 38, 42, 45, 47, 48, 50, 51, 52, 54, 55, 61, 75, 77, 103 and 115), representing approximately 36.0% of the mortgage pool (20 mortgage loans in loan group 1 or 40.0% and 5 mortgage loans in loan group 2 or 14.4%), the related mortgage loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee.

With respect to 2 mortgage loans (loan numbers 3 and 56), representing 4.7% of the mortgage pool (5.5% of loan group 1), the borrower may encumber the mortgaged property with subordinate debt secured by the mortgaged property.

Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower’s assets. A default by the borrower on such additional indebtedness could impair the borrower’s financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

•	the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

•	the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

•	the existence of subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

•	the risk that, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust fund may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Subordinate Financing’’ and‘‘—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then current outstanding balance of such mortgage loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer’s ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in the accompanying prospectus and

‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Other Financing’’ and ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ in this prospectus supplement.

Seven (7) of the mortgage loans (loan numbers 2, 5, 33, 53, 67, 70 and 81), representing 11.8% of the mortgage pool (5 mortgage loans in loan group 1 or 13.1% and 2 mortgage loans in loan group 2 or 5.2%) have companion loans that are subordinate to the related mortgage loan. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

Although the assets of the trust fund do not include the companion loans related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

See ‘‘DESCRIPTION OF THE MORTGAGE POOL— Co-Lender Loans’’ in this prospectus supplement.

Bankruptcy Proceedings Entail Certain Risks	Certain of the mortgage loans have a sponsor or sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event that any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

For example, with respect to 1 mortgage loan (loan number 71), representing 0.3% of the mortgage pool (0.4% of loan group 1), the sponsor entered into bankruptcy in 2001. After emerging from bankruptcy, however, the sponsor implemented a portfolio improvement strategy in 2003 involving the sale of several properties. As of December 2005, the sponsor is a publicly-traded REIT with a market capitalization of approximately $277 million and, as of September 2005, the sponsor had liquid assets of approximately $24 million.

See ‘‘RISK FACTORS—Bankruptcy Proceedings Entail Certain Risks’’ in the accompanying prospectus.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the mortgagee to enforce its rights and remedies under the related mortgage.

Certain of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the related mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the related mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower of a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in the accompanying prospectus.

With respect to 15 mortgage loans (loan numbers 2, 15, 18, 27, 32, 35, 37, 43, 48, 58, 61, 63, 65, 66 and 110), representing 15.0% of the mortgage pool (8 mortgage loans in loan group 1 or 11.5% and 7 mortgage loans in loan group 2 or 33.3%), the borrowers own the related mortgaged property as tenants-in-common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property	In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to the mortgaged properties securing 2 mortgage loans (loan numbers 7 and 53), representing approximately 3.1% of the mortgage pool (1 mortgage loan in loan group 1 or 3.1% and 1 mortgage loan in loan group 2 or 3.0%), the appraised value represented is the ‘‘as-stabilized’’ value. Information regarding the values of the mortgaged properties at the date of such report is presented under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’ in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

The Mortgaged Properties May Not Be in Compliance with Current Zoning Laws	The mortgaged properties securing the mortgage loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises ‘‘as is’’ in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Certain Mortgaged Properties May be Redeveloped or Renovated	Certain of the mortgaged properties are currently undergoing or are expected to undergo redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated or that, when and if such redevelopment or renovation is completed, it will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material adverse impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien on the related mortgage loans.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund which are non-conforming may not be ‘‘legal non-conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

If the special servicer forecloses on behalf of the trust fund or a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time default on the related mortgage loan became imminent.

Compliance With Applicable Laws and Regulations May Result in Losses	A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Americans with Disabilities Act’’ in the accompanying prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties	Three (3) groups of mortgage loans are groups of mortgage loans that are cross-collateralized and/or cross-defaulted with each of the other mortgage loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement.

Certain of the mortgage loans referred to in the prior paragraph may entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions—

•	the satisfaction of certain criteria set forth in the related mortgage loan documents;

•	the satisfaction of certain leasing goals or other performance tests;

•	the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

•	receipt by the mortgagee of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing obligations of one borrower or the joint and several obligations of multiple borrowers. However, some of these mortgage loans permit the release of individual properties from the related mortgage lien through partial defeasance or otherwise. Furthermore, such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

•	such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive ‘‘fair consideration’’ or ‘‘reasonably equivalent value’’ for pledging such mortgaged property for the equal benefit of the other related borrowers.

We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans’’ in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

Substitution of Mortgaged Properties May Lead to Increased Risks	Two (2) mortgage loans (loan numbers 95 and 97) representing 0.3% of the mortgage pool (0.4% of loan group 1), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require mortgagee consent and will have to meet certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related borrower will also be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and the related borrower will provide an opinion of counsel that the REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See Annex A-8 to this prospectus supplement for additional information.

Single Tenants and Concentration of Tenants Subject the Trust Fund to Increased Risk	Eighteen (18) of the mortgaged properties securing mortgage loans included in the trust fund, representing 9.3% of the mortgage pool (11.1% of loan group 1), are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower’s ability to make payments on the related mortgage loan. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or franchisors, with respect to hospitality properties, and ground lessors, with respect to leasehold mortgage loans, a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

In addition, certain of the mortgaged properties that are leased to single tenants or a major tenant may have leases that terminate or grant the tenant early termination rights prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found, and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other things, lack of appropriations.

For example, with respect to 2 mortgage loans (loan numbers 8 and 57), representing 2.9% of the mortgage pool (3.5% of loan group 1), certain of the major tenants at the related mortgaged property have significant leases that expire during the term of the related mortgage loan. For example, the lease for Bank of America, N.A., the sole tenant at the mortgaged property securing the Bank of America–Pasadena mortgage loan expires in October 2009. See "DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans" and Annex A-8 in this prospectus supplement.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For example, with respect to 6 mortgage loans (loan numbers 76, 80, 83, 92, 95 and 97), representing 1.3% of the mortgage pool (1.5% of loan group 1), the single tenant is Walgreens. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.

The Failure of a Tenant Will Have a Negative Impact on Single Tenant and Tenant Concentration Properties	The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

Litigation May Have Adverse Effect on Borrowers	From time to time, there may be legal proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.

With respect to 1 mortgage loan (loan number 1), representing approximately 16.7% of the mortgage pool (19.9% of loan group 1), CNL Hospitality Partners, LP is the sponsor of the related borrower. CNL Hospitality Partners, LP has advised the related mortgage loan seller that a class action lawsuit was commenced against it, RFS Hotel Investors, Inc. and certain of its affiliates in 1993 in connection with the planned merger between CNL Hospitality Partners, LP and RFS Hotel Investors, Inc. The lawsuit alleges, among other things, that (i) the merger consideration to be received by RFS Hotel Investors, Inc.'s shareholders is significantly less than the intrinsic value of RFS Hotel Investors, Inc., (ii) the RFS Hotel Investors, Inc. directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS Hotel Investors, Inc., failing to determine whether there were any other bidders for RFS Hotel Investors, Inc., and failing to avoid certain alleged conflicts of interest shared by members of RFS Hotel Investors, Inc.'s board of directors and its financial advisor, (iii) CNL Hospitality Partners, LP aided and abetted RFS Hotel Investors, Inc.'s board of directors in connection with their breach of fiduciary duties, (iv) RFS Hotel Investors, Inc.'s board of directors violated portions of the Tennessee Investor Protection Act, and (v) RFS Hotel Investors, Inc.'s proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS Hotel Investors, Inc. and CNL Hospitality Partners, LP from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. The complaint does not name any borrowers related to the mortgage loans or any direct parent of such borrowers as a defendant in the complaint, although there can be no assurance that additional parties will not be added at a later date.

Further, 2 separate shareholders filed a complaint, on August 16, 2004 and on September 8, 2004, respectively, each in the United States District Court for the Middle District of Florida (which complaints were subsequently consolidated), against CNL Hospitality Partners, LP, CNL Hospitality Corp. and certain affiliates of CNL Hospitality Partners, LP asserting claims on behalf of two putative classes: those persons who purchased shares of CNL Hospitality Partners, LP during the class period pursuant to certain registration statements and those persons who received and were entitled to vote on the proxy statement. The complaint alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended, based upon, among other things, allegations that (i) the defendants used improper accounting practices to materially inflate CNL Hospitality Partners, LP's earnings to support the payment of distributions and bolster its share price; (ii) conflicts of interest and self-dealing by the defendants resulting in excessive fees being paid to CNL Hospitality Corp., overpayment for certain properties and the proposed merger of CNL Hospitality Partners, LP and CNL Hospitality Corp.; (iii) the proxy statement and certain registration statements and prospectuses contained materially false and misleading statements; and (iv) the individual defendants and the CNL Hospitality Corp. breached their fiduciary duties. The consolidated complaint seeks, among other things, certification of the two putative classes, unspecified monetary damages, rescissory damages, to nullify the various shareholder approvals obtained at the 2004 annual meeting, payment of reasonable attorneys' fees and experts' fees, and an injunction enjoining the proposed, but later postponed, underwritten offering and listing until the court approves certain actions, including the nomination and election of new independent directors and retention of a new financial advisor. The court has dismissed several of the claims against CNL Hospitality Partners, LP and released several of the affiliates of CNL Hospitality Partners, LP from the consolidated lawsuit. We cannot assure you, however, that CNL Hospitality Partners, LP will be able to obtain dismissal of the remaining claims against it. Further, we make no assurance as to the ultimate outcome of these lawsuits or whether such outcome will have a material adverse effect on the mortgage loans, the borrowers, the mortgaged properties or the performance or the value of your certificates.

With respect to 2 mortgage loans (loan numbers 2 and 27), representing approximately 6.9% of the mortgage pool (1 mortgage loan in loan group 1 or 7.2% and 1 mortgage loan in loan group 2 or 5.4%), Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC's program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

The Prospective Performance of the
Commercial and Multifamily Mortgage Loans Included in the
Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our
Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within each pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the mortgaged properties and terms of the mortgage loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pool of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to these mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Status of a Ground Lease May Be Uncertain in a Bankruptcy Proceeding	Four (4) mortgaged properties, representing 10.3% of the mortgage pool (12.2% of loan group 1) by allocated loan amount, are secured in whole or in part by leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. One of these risks is that if the related leasehold interest were to be terminated upon a lease default, the mortgagee would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the mortgagee notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the mortgagee or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease. The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the mortgagee will be able to recuperate the full value of the leasehold interest in bankruptcy court.

In addition, certain of the mortgaged properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Representations and Warranties; Repurchases’’ in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The pool of mortgage loans included in the Trust Fund (the ‘‘Mortgage Pool’’) is expected to consist of 119 fixed rate mortgage loans (the ‘‘Mortgage Loans’’), with an aggregate principal balance (the ‘‘Cut-Off Date Pool Balance’’) of $2,001,923,624. The ‘‘Cut-Off Date’’ for 108 of the Mortgage Loans is March 11, 2006; for 2 of the Mortgage Loans is March 1, 2006; for 1 of the Mortgage Loans is March 4, 2006; for 2 of the Mortgage Loans is March 6, 2006; and for 6 of the Mortgage Loans is the Mortgage Loan's origination date. The ‘‘Cut-Off Date Balance’’ of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Mortgage Pool will be deemed to consist of 2 loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, together, the ‘‘Loan Groups’’). Loan Group 1 will consist of (i) all Mortgage Loans that are not secured by multifamily or mobile home park properties, (ii) 3 Mortgage Loans that are secured by multifamily properties and (iii) 1 Mortgage Loan that is secured by a mobile home park property. Loan Group 1 is expected to consist of 91 Mortgage Loans, with an aggregate Cut-Off Date Balance of $1,687,581,199 (the ‘‘Cut-Off Date Group 1 Balance’’). Loan Group 2 will consist of 28 Mortgage Loans that are secured by multifamily and mobile home park properties, with an aggregate Cut-Off Date Balance of $314,342,425 (the ‘‘Cut-Off Date Group 2 Balance’’ and, together with the Cut-Off Date Group 1 Balance, the ‘‘Cut-Off Date Group Balances’’). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $975,000 to $335,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $16,822,888. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 1 range from $975,000 to $335,000,000. The Mortgage Loans in Loan Group 1 have an average Cut-Off Date Balance of $18,544,848. The Cut-Off Date Balances of the Mortgage Loans in Loan Group 2 range from $1,600,000 to $28,118,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date Balance of $11,226,515. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date.

All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date Balances, loan balances per square foot/room/unit/pad/bed, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loans, if any.

All of the Mortgage Loans are evidenced by a promissory note (each a ‘‘Mortgage Note’’) and are secured by a mortgage, deed of trust or other similar security instrument (each, a ‘‘Mortgage’’) that creates a first mortgage lien on a fee simple estate or, with respect to 4 Mortgaged Properties, representing 10.3% of the Cut-Off Date Pool Balance (12.2% of the Cut-Off Date Group 1 Balance) by allocated loan amount on a portion or all of a leasehold estate in an income-producing real property (each, a ‘‘Mortgaged Property’’).

Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

Mortgaged Properties by Property Type(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Percentage of Cut-Off Date Group 1 Balance	Percentage of Cut-Off Date Group 2 Balance
Retail	59	$611,942,097	30.6%	36.3%	0.0%
Retail – Anchored	30	454,043,369	22.7	26.9	0.0
Retail – Unanchored	17	116,081,728	5.8	6.9	0.0
Retail – Shadow Anchored(2)	12	41,817,000	2.1	2.5	0.0
Hospitality	13	599,191,153	29.9	35.5	0.0
Multifamily	30	392,242,425	19.6	5.1	97.3
Office	14	287,180,841	14.3	17.0	0.0
Industrial	10	98,722,946	4.9	5.8	0.0
Mobile Home Park	4	12,644,161	0.6	0.3	2.7
Total	130	$2,001,923,624	100.0%	100.0%	100.0%

(1)	Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specified release prices) as detailed in the related Mortgage Loan documents).

(2)	A Mortgaged Property is classified as ‘‘shadow anchored’’ if it is located in close proximity to an anchored retail property.

Mortgaged Properties by Property Type

Mortgage Loan Selection Process

All of the Mortgage Loans were selected based on various considerations concerning the Mortgage Pool in an effort to maximize the execution of the Certificates, including the Non-offered Certificates, and create a diverse Mortgage Pool. Such considerations include, but are not limited to, the property types that serve as collateral for the Mortgage Loans, the principal balance of the Mortgage Loans, the geographic location of such properties, the sponsor of each Mortgage Loan and certain financial characteristics of the Mortgage Loans, such as debt service coverage ratios and loan-to-value ratios. For a description of the types of underlying Mortgage Loans included in the issuing entity and a description of the material terms of such underlying Mortgage Loans, see ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association (‘‘Wachovia’’), in its capacity as a Mortgage Loan Seller, originated 84 of the Mortgage Loans to be included in the Trust Fund, representing 81.2% of the Cut-Off Date Pool Balance (65 Mortgage Loans in Loan Group 1 or 81.8% of the Cut-Off Date Group 1 Balance and 19 Mortgage Loans in Loan Group 2 or 77.9% of the Cut-Off Date Group 2 Balance), 13 of which Mortgage Loans were co-underwritten and co-originated with JPMorgan Chase Bank, N.A. "JPMorgan" (in which Wachovia retained a 51.8% interest). Artesia Mortgage Capital Corporation (‘‘Artesia’’) originated 26 of the Mortgage Loans to be included in the Trust Fund, representing 10.7% of the Cut-Off Date Pool Balance (22 Mortgage Loans in Loan Group 1 or 10.0% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 14.7% of the Cut-Off Date Group 2 Balance). JPMorgan co-underwrote and co-originated with Wachovia 13 of the Mortgage Loans to be included in the Trust Fund (in which JPMorgan retained a 48.2% interest), representing 5.1% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance). Nomura Credit & Capital, Inc. (‘‘Nomura’’) originated 9 of the Mortgage Loans to be included in the Trust Fund, representing 3.0% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 2.1% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 7.5% of the Cut-Off Date Group 2 Balance). None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan is generally considered delinquent if the full contractual payment is not received on the related Due Date, in all instances, taking into account any applicable grace periods.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a ‘‘Mortgage Rate’’) that will remain fixed for their remaining terms; provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement; provided, further, that with respect to 1 Mortgage Loan (loan number 110), representing 0.1% of the Cut-Off Date Pool Balance (0.1% of the Cut-Off Date Group 1 Balance), the interest rate will increase by 2% if there is an event of default under the related Mortgage Loan documents or if there has been a shortfall in the related Mortgaged Property's revenue for a period of 3 consecutive months. See ‘‘—Amortization’’ below. All Mortgage Loans accrue interest on the basis of the actual number of days elapsed over a 360-day year (an ‘‘Actual/360 basis’’). Sixty-nine (69) of the Mortgage Loans, representing 58.5% of the Cut-Off Date Pool Balance (50 Mortgage Loans in Loan Group 1 or 54.6% of the Cut-Off Date Group 1 Balance and 19 Mortgage Loans in Loan Group 2 or 79.1% of the Cut-Off Date Group 2 Balance), have periods during which only interest is due and periods in which principal and interest are due. Ten (10) of the Mortgage Loans, representing 25.6% of the Cut-Off Date Pool Balance (30.3% of the Cut-Off Date Group 1 Balance), are interest-only for their entire term.

Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the ‘‘Periodic Payments’’) on all of the Mortgage Loans are due monthly.

Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a ‘‘Due Date’’) occurring on the 11th day of the month. No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month.

Amortization. One hundred seventeen (117) of the Mortgage Loans representing 99.5% of the Cut-Off Date Pool Balance (89 of the Mortgage Loans in Loan Group 1 or 99.4% of the Cut-Off Date Group 1 Balance and 28 Mortgage Loans in Loan Group 2 or 100% of the Cut-Off Date Group 2 Balance) provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity (the ‘‘Balloon Loans’’), in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a ‘‘Balloon Payment’’). Ten (10) of these Mortgage Loans, representing 25.6% of the Cut-Off Date Pool Balance (30.3% of the Cut-Off Date Group 1 Balance) provide for interest-only Periodic Payments for the entire term and do not amortize.

Thirteen (13) of the Balloon Loans (the ‘‘ARD Loans’’), representing 9.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan Group 1 or 10.4% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 4.5% of the Cut-Off Date Group 2 Balance), provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the ‘‘Anticipated Repayment Date’’), the Mortgage Loan will accrue additional interest (the ‘‘Additional Interest’’) at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the ‘‘Excess Cash Flow’’) generated by the Mortgaged Property (as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Three (3) of these ARD Loans, representing 2.8% of the Cut-Off Date Pool Balance (3.3% of the Cut-Off Date Group 1 Balance) provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related Anticipated Repayment Date. Any amount received in respect of Additional Interest will be distributed to the holders of the Class Z Certificates. Generally, Additional Interest will not be included in the calculations of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

Sixty-nine (69) of the Balloon Loans and ARD Loans, representing 58.5% of the Cut-Off Date Pool Balance (50 Mortgage Loans in Loan Group 1 or 54.6% of the Cut-Off Date Group 1 Balance and 19 Mortgage Loans in Loan Group 2 or 79.1% of the Cut-Off Date Group 2 Balance), provide for monthly payments of interest only for the first 6 to 84 months in the case of Loan Group 1 and, in the case of Loan Group 2, the first 24 to 84 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Ten (10) of the Balloon Loans and ARD Loans, representing 25.6% of the Cut-Off Date Pool Balance (30.3% of the Cut-Off Date Group 1 Balance) provide for monthly payments of interest only until maturity or ARD and do not provide for any amortization of principal. Ten (10) of the ARD Loans, representing 6.7% of the Cut-Off Date Pool Balance (9 Mortgage Loans in Loan Group 1 or 7.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 4.5% of the Cut-Off Date Group 2 Balance), provide for payments throughout their respective terms which amortize a portion of the principal balance by their related Anticipated Repayment Dates, but not the entire principal balance of the Mortgage Loans.

Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, all of the Mortgage Loans either (i) prohibit prepayment for most of the term of the Mortgage Loan but permit defeasance after a date specified in the related Mortgage Note for all or most of the remaining term (93 Mortgage Loans, or 63.0% of the Cut-Off Date Pool Balance (69 Mortgage Loans in Loan Group 1 or 57.6% of the Cut-Off Date Group 1 Balance and 24 Mortgage Loans in Loan Group 2 or 91.6% of the Cut-Off Date Group 2 Balance)); (ii) impose a Yield Maintenance Charge for most of the term of the Mortgage Loan; but permit defeasance after a date specified in the related mortgage note for most or all of the remaining term (1 Mortgage Loan, or 16.7% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 19.9% of the Cut-Off Date Group 1 Balance)); (iii) prohibit prepayment for most of the term of the Mortgage Loan, but permit defeasance or impose a Yield Maintenance Charge for most of the remaining term at the borrower's option (14 Mortgage Loans, or 11.9% of the Cut-Off Date Pool Balance (14.1% of the Cut-Off Date Group 1 Balance)); (iv) prohibit prepayment until a date specified in the related mortgage note and then impose a Yield Maintenance Charge for most of the remaining term (7 Mortgage Loans, or 6.5% of the Cut-Off Date Pool Balance (5 Mortgage Loans in Loan Group 1 or 7.2% of the Cut-Off Date Group 1 Balance and 2 Mortgage Loans in Loan Group 2 or 2.5% of the Cut-Off Date Group 2 Balance)); prohibit prepayment for most of the term of the Mortgage Loan; but permit defeasance after a date specified and then impose a Prepayment Premium for most of the remaining term at the borrower's option (2 Mortgage Loans, or 1.0% of the Cut-Off Date Pool Balance (1.2% of the Cut-Off Date Group 1 Balance)); or impose a Yield Maintenance Charge for most or all of the remaining term (2 Mortgage Loans, or 0.9% of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 2 Balance)); provided that, for purposes of each of the foregoing, ‘‘remaining term’’ refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See ‘‘—Additional Mortgage Loan Information’’ in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.

Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ in this prospectus supplement.

Four (4) of the Mortgage Loans (loan numbers 1, 4, 58 and 79), representing 21.4% of the Cut-Off Date Pool Balance (25.4% of the Cut-Off Date Group 1 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property (or multiple parcels or buildings constituting one Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 115% and 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties (or portion thereof) after the defeasance. A Mortgage Loan is still subject to prepayment during any applicable open period notwithstanding that it has been defeased as described in this prospectus supplement.

In general, ‘‘Defeasance Collateral’’ is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

Generally, neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in ‘‘SERVICING OF THE MORTGAGE LOANS — Modifications, Waivers and Amendments’’ in this prospectus supplement.

Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee’s prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

With respect to 5 Mortgage Loans (loan numbers 1, 6, 7, 25 and 43), representing 23.6% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 27.3% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.9% of the Cut-Off Date Group 2 Balance), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt subject to the terms of an intercreditor or a subordination and standstill agreement entered into in favor of the mortgagee.

With respect to 1 Mortgage Loan (loan number 9), representing 2.4% of the Cut-Off Date Pool Balance (2.8% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt.

With respect to 2 Mortgage Loans (loan numbers 2 and 87), representing 6.3% of the Cut-Off Date Pool Balance (7.5% of the Cut-Off Date Group 1 Balance), the related borrower has encumbered the related Mortgaged Property with subordinate debt.

With respect to 25 Mortgage Loans (loan numbers 1, 8, 10, 13, 17, 19, 21, 22, 23, 24, 38, 42, 45, 47, 48, 50, 51, 52, 54, 55, 61, 75, 77, 103 and 115), representing 36.0% of the Cut-Off Date Pool Balance (20 Mortgage Loans in Loan Group 1 or 40.0% of the Cut-Off Date Group 1 Balance and 5 Mortgage Loans in Loan Group 2 or 14.4% of the Cut-Off Date Group 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances (which may include satisfaction of DSCR and LTV tests) and with the consent of the mortgagee, ownership interests in the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement or intercreditor agreement to be entered into in favor of the mortgagee. See ‘‘RISK FACTORS—The Mortgage Loans— Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

With respect to 2 Mortgage Loans (loans numbers 3 and 56), representing 4.7% of the Cut-Off Date Pool Balance (5.5% of the Cut-Off Date Loan Group 1 Balance), the related Mortgage Loan documents provide that under certain circumstances the related borrower may encumber the related Mortgaged Property with subordinate debt secured by such Mortgaged Property in the future.

Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See ‘‘—Co-Lender Loans’’ in this prospectus supplement.

Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. For example, the terms of 15 Mortgage Loans (loan numbers 2, 15, 18, 27, 32, 35, 37, 43, 48, 58, 61, 63, 65, 66 and 110), representing 15.0% of the Cut-Off Date Pool Balance (8 Mortgage Loans in Loan Group 1 or 11.5% of the Cut-Off Date Group 1 Balance and 7 Mortgage Loans in Loan Group 2 or 33.3% of the Cut-Off Date Balance of Loan Group 2), permit the borrowers to transfer tenant-in-common interests to certain transferees specified in the related Mortgage Loan documents or to investors that qualify as ‘‘accredited investors’’ under the Securities Act. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under ‘‘SERVICING OF THE MORTGAGE LOANS—General’’ in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans.    Three (3) groups of Mortgage Loans are cross-collateralized and/or cross-defaulted with each of the other Mortgage Loans in their respective groups, as indicated in Annex A-5 to this prospectus supplement. Although the Mortgage Loans within each group of cross-collateralized and/or cross-defaulted Mortgage Loans are generally cross-collateralized and/or cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. See ‘‘RISK FACTORS— Limitations on the Benefits of Cross-Collateralized and Cross-Defaulted Properties.’’ The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

With respect to 4 Mortgage Loans (loan numbers 3, 31, 65 and 107), representing 5.4% of the Cut-Off Date Pool Balance (6.5% of the Cut-Off Date Group 1 Balance), the related Mortgage Loan documents permit the release of a parcel without the payment of a release price provided that, among other things, certain financial conditions are met.

Substitutions. Certain of the Mortgage Loans permit the related borrowers to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests, and, in certain cases, the related Mortgage Loan documents also provide for the delivery of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See ‘‘RISK FACTORS —The Mortgage Loans—Substitution of Mortgaged Properties May Lead to Increased Risks’’ in this prospectus supplement.

Certain State Specific Considerations

Nineteen (19) of the Mortgaged Properties, representing 23.9% of the Cut-Off Date Pool Balance (15 Mortgaged Properties in Loan Group 1 or 23.4% of the Cut-Off Date Group 1 Balance and 4 Mortgaged Properties in Loan Group 2 or 26.3% of the Cut-Off Date Group 2 Balance), are located in Florida. Mortgage loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and a mortgagee secures a judgment, the final judgment will provide that the mortgaged property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the mortgaged property is located. There is no right of redemption after the foreclosure sale. Florida does not have a ‘‘one action rule’’ or ‘‘anti-deficiency legislation’’. Subsequent to a foreclosure sale, however, a mortgagee may be required to prove the value of the mortgaged property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the mortgaged property at the time of the judicial sale. In certain circumstances, the mortgagee may have a receiver appointed.

Eleven (11) of the Mortgaged Properties, representing 15.5% of the Cut-Off Date Pool Balance (18.4% of the Cut-Off Date Group 1 Balance) are located in California. Mortgage Loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year. redeem the property. California's "one action rule" requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the Mortgage Loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee's right to have a receiver appointed under certain circumstances.

Five (5) of the Mortgaged Properties, representing 11.6% of the Cut-Off Date Pool Balance (4 Mortgaged Properties in Loan Group 1 or 13.5% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 1.7% of the Cut-Off Date Group 2 Balance) are located in Pennsylvania. Mortgage Loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Pennsylvania is most often accomplished by an action of mortgage foreclosure. Under Pennsylvania law, a foreclosure action and subsequent sheriff's sale of the encumbered real property discharges all subordinate liens which are not satisfied at the time of sale, and in some instances prior liens if a prior lien is not a mortgage or municipal lien. No right of redemption exists subsequent to a foreclosure. A foreclosure action may state multiple grounds of foreclosure, but the mortgagee may not join contractual claims under the related mortgage or other Mortgage Loan documents. Although a power of sale foreclosure is authorized in Pennsylvania if permitted under the related mortgage, under Pennsylvania common law the sale will not discharge any subordinate liens. If a mortgagee seeks to preserve the right to recover the amount of the debt which exceeds the value of the mortgaged premises, it must seek a deficiency judgment within six months after the foreclosure sale. Consequently, if the applicable mortgage note is governed by the laws of a jurisdiction other than Pennsylvania, there may be a conflict as to survival of the debt under the mortgage note after foreclosure in Pennsylvania. Deficiency judgments recovered are limited to difference between the debt and the fair market value of the mortgaged premises as determined at the deficiency hearing. In Pennsylvania, a mortgagee secured by an assignment of leases and rents must exercise its rights to rents in order to receive the rents after an event of default.

Assessments of Property Condition

Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value. In addition, with respect to 2 Mortgaged Properties (loan numbers 7 and 53), representing by allocated loan amount approximately 3.1% of the Cut-Off Date Pool Balance (1 Mortgage Loan in Loan Group 1 or 3.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.0% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value. See also ‘‘RISK FACTORS—The Mortgage Loans—Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property’’ in this prospectus supplement.

Environmental Assessments. A ‘‘Phase I’’ environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. ‘‘Phase I’’ environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a ‘‘Phase II’’ environmental site assessment as recommended by such ‘‘Phase I’’ assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third-party. See also ‘‘RISK FACTORS—The Mortgage Loans—Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property’’ in this prospectus supplement.

Engineering Assessments. In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer’s estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 of the Mortgaged Properties (loan number 75) representing 0.3% of the Cut-off Date Pool Balance (0.3% of Loan Group 1), is likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property; the related Mortgage Loan Seller required the borrower to obtain earthquake insurance.

Co-Lender Loans

General.

Seven (7) Mortgage Loans (loan number 2, the ‘‘1818 Market Street Loan’’, loan number 5, the ‘‘TJX Distribution Center Loan’’, loan number 33, the ‘‘Shoppes at the Village Loan’’, loan number 53, the ‘‘Saratoga Springs Apartments Loan’’, loan number 67, the ‘‘Wellington Point Apartments Loan’’, loan number 70, the ‘‘2665 South Oneida Street Loan’’ and loan number 81, the ‘‘555 North Casaloma Drive Loan’’ (collectively, the ‘‘Co-Lender Loans’’)), originated by Wachovia Bank, National Association, are each evidenced by one of two notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the Co-Lender Loans, certain other mortgage loans have additional debt. See ‘‘RISK FACTORS—The Mortgage Loans—Additional Debt on Some Mortgage Loans Creates Additional Risks’’ in this prospectus supplement.

One (1) Mortgage Loan (loan number 2), which has 1 companion loan (the ‘‘1818 Market Street Companion Loan’’) is part of a split loan structure in which the 1818 Market Street Companion Loan is subordinate in its right of payment to the 1818 Market Street Loan.

One (1) Mortgage Loan (loan number 5) (the ‘‘Caplease Loan’’), is part of a split loan structure, which has 1 companion loan (the ‘‘Caplease Companion Loan’’) that is subordinate in its right of entitlement to payment to the Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Companion Loan has agreed to subordinate its interest in certain respects to the Caplease Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). See ‘‘—Caplease Loans’’ below. Capital Lease, LP (‘‘Caplease’’), is the holder of the Caplease Companion Loan, but may elect to sell the Caplease Companion Loan at any time. See ‘‘RISK FACTORS — Potential Conflicts of Interest’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Companion Loan.

Five (5) Mortgage Loans (the Shoppes at the Village Loan, the Saratoga Springs Apartments Loan, the Wellington Point Apartments Loan, the 2665 South Oneida Street Loan and the 555 North Casaloma Drive Loan), (collectively, the ‘‘Mezz Cap Loans’’) are each part of split loan structures, which in each case, have 1 companion loan (collectively, the ‘‘Mezz Cap Companion Loans’’) that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See ‘‘—Mezz Cap Loans’’ below.

The 1818 Market Street Companion Loan, the Caplease Companion Loan and the Mezz Cap Companion Loans are referred to herein as the ‘‘Companion Loans’’. None of the Companion Loans are included in the Trust Fund. The Companion Loans are collectively referred to herein as the ‘‘Subordinate Companion Loans’’. The 1818 Market Street Loan, together with the 1818 Market Street Companion Loan, is referred to herein as the "1818 Market Street Whole Loan." The Caplease Loan, together with its respective Caplease Companion Loan, is referred to herein as the ‘‘Caplease Whole Loan.’’ Each Mezz Cap Loan, together with its respective Mezz Cap Companion Loan, is referred to herein as a ‘‘Mezz Cap Whole Loan’’ and collectively as the "Mezz Cap Whole Loans". The 1818 Market Street Whole Loan, the Caplease Whole Loan and the Mezz Cap Whole Loans are each referred to in this prospectus supplement individually as a ‘‘Whole Loan’’ and collectively as the ‘‘Whole Loans’’.

Entities that are not affiliated with the Mortgage Loan Sellers are the holders of the 1818 Market Street Companion Loan, the Caplease Companion Loan and the Mezz Cap Companion Loans.

With respect to the 1818 Market Street Loan, the terms of the related intercreditor agreement (the ‘‘1818 Market Street Intercreditor Agreement’’) provide that the 1818 Market Street Companion Loan is subordinate in certain respects to the 1818 Market Street Loan.

With respect to the Caplease Loan, the terms of the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’) provide that the Caplease Companion Loan is subordinate in certain respects to the Caplease Loan.

With respect to each Mezz Cap Loan, the terms of the related intercreditor agreement (the ‘‘Mezz Cap Intercreditor Agreement’’) provide that the related Mezz Cap Companion Loan is subordinate in certain respects to the related Mezz Cap Loan.

The 1818 Market Street Intercreditor Agreement, the Caplease Intercreditor Agreement and the Mezz Cap Intercreditor Agreements are individually referred to in this prospectus supplement as an ‘‘Intercreditor Agreement’’ and collectively as the ‘‘Intercreditor Agreements’’.

The following table presents certain information with respect to the Co-Lender Loans:

Mortgage Loan	Cut-Off Date Principal Balance of Mortgage Loan	Cut-Off Date Principal Balance of Senior Component	Cut-Off Date Principal Balance of Whole Loan	Whole Loan Underwritten DSCR	Whole Loan Cut-Off Date LTV
1818 Market Street	$122,000,000	$122,000,000	$132,000,000	1.08x	84.6%
TJX Distribution Center	$71,700,000	$71,700,000	$81,347,276	1.02x	89.4%
Shoppes at the Village	$15,700,000	$15,700,000	$16,755,000	1.10x	79.4%
Saratoga Springs Apartments	$9,500,000	$9,500,000	$10,093,750	1.09x	80.1%
Wellington Point Apartments	$6,800,000	$6,800,000	$7,225,000	1.08x	81.6%
2665 South Oneida Street	$6,225,000	$6,225,000	$6,640,000	1.16x	80.0%
555 North Casaloma Drive	$5,200,000	$5,200,000	$5,535,000	1.11x	82.6%

1818 Market Street Loan

Servicing Provisions of the 1818 Market Street Intercreditor Agreement. With respect to the 1818 Market Street Whole Loan, the Master Servicer and the Special Servicer will service and administer the 1818 Market Street Loan and the 1818 Market Street Companion Loan, in each case pursuant to the Pooling and Servicing Agreement and the 1818 Market Street Intercreditor Agreement, for so long as the 1818 Market Street Loan is part of the Trust Fund, except that the servicer of the 1818 Market Street Companion Loan may collect the scheduled principal and interest payments due in respect of the 1818 Market Street Companion Loan directly from the borrower as long as (i) neither the 1818 Market Street Loan nor the 1818 Market Street Companion Loan has been accelerated, (ii) there is no continuing monetary event of default and (iii) there is no continuing non-monetary event of default caused by a bankruptcy action filed by or against the borrower or by the borrower otherwise being the subject of a bankruptcy proceeding (each of the foregoing events in clauses (i), (ii) and (iii), a ‘‘1818 Market Street Material Default’’).

In the event (v) either or both of the 1818 Market Street Loan or the 1818 Market Street Companion Loan becomes 90 days or more delinquent, (w) an acceleration of either or both of the 1818 Market Street Loan or the 1818 Market Street Companion Loan occurs, (x) the principal balance of either or both of the 1818 Market Street Loan or the 1818 Market Street Companion Loan is not paid at maturity, (y) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (z) any other event occurs where the payments due in respect of the 1818 Market Street Companion Loan are interrupted in favor of the cash flow waterfall described below, the holder of the 1818 Market Street Companion Loan will be entitled to purchase the 1818 Market Street Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the 1818 Market Street Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii) unreimbursed Advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the 1818 Market Street Intercreditor Agreement.

Application of Payments. Pursuant to the 1818 Market Street Intercreditor Agreement, to the extent described below, the right of the holder of the 1818 Market Street Companion Loan to receive payments with respect to the 1818 Market Street Companion Loan is subordinated to the payment rights of the Trust Fund to receive payments with respect to the 1818 Market Street Loan. So long as no 1818

Market Street Material Default has occurred, the related Mortgage Loan documents require the borrower to make separate monthly payments of (i) interest only or principal and interest in respect of the 1818 Market Street Loan and (ii) interest only or principal and interest in respect of the 1818 Market Street Companion Loan. Following the occurrence and during the continuance of a 1818 Market Street Material Default, subject to the right of the holder of the 1818 Market Street Companion Loan to purchase the 1818 Market Street Loan from the Trust Fund, all payments and proceeds (of whatever nature) with respect to the 1818 Market Street Loan and the 1818 Market Street Companion Loan will be paid:

first, to the holder of the 1818 Market Street Loan (or any servicer or trustee under the Pooling and Servicing Agreement, as applicable) up to the amount of any unreimbursed costs and expenses paid by the holder of the 1818 Market Street Loan (or paid or advanced by any servicer or trustee on its behalf) to the extent then payable under the Pooling and Servicing Agreement, including, without limitation, unreimbursed Advances made to the holder of the 1818 Market Street Loan and any unreimbursed interest thereon at the Advance rate set forth in the Pooling and Servicing Agreement;

second, to the servicer under the Pooling and Servicing Agreement, the accrued and unpaid servicing fees and other servicing compensation earned by it with respect to the 1818 Market Street Whole Loan under the Pooling and Servicing Agreement;

third, to the holder of the 1818 Market Street Loan in an amount equal to the accrued and unpaid non-default interest due thereon;

fourth, to the holder of the 1818 Market Street Loan in an amount equal to the principal thereon, until the principal balance of the 1818 Market Street Loan is paid in full;

fifth, to the holder of the 1818 Market Street Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the portion of the 1818 Market Street Loan so prepaid;

sixth, to the holder of the 1818 Market Street Companion Loan (or any servicer or trustee of the 1818 Market Street Companion Loan, as applicable) up to the amount of any unreimbursed costs and expenses paid by the holder of the 1818 Market Street Companion Loan (or paid or advanced by any servicer or trustee on behalf of the holder of the 1818 Market Street Companion Loan) and then to accrued and unpaid servicing fees under any pooling and servicing agreement in respect of the 1818 Market Street Companion Loan;

seventh, to the holder of 1818 Market Street Companion Loan in an amount equal to the accrued and unpaid non-default interest due thereon;

eighth, to the holder of the 1818 Market Street Companion Loan in an amount equal to the principal thereon, until the principal balance of the 1818 Market Street Companion Loan is paid in full;

ninth, to the holder of the 1818 Market Street Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the portion of the 1818 Market Street Companion Loan so prepaid;

tenth, any default interest in excess of the interest paid in accordance with the third and seventh clauses above, (i) first, to the holder of the 1818 Market Street Loan at the applicable default rate, and (ii) second, to the holder of the 1818 Market Street Companion Loan at the applicable default rate;

eleventh, any amounts actually collected on the 1818 Market Street Whole Loan from the borrower or recovered from the related Mortgaged Property that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee pursuant to a pooling and servicing agreement shall be paid to the holder of the 1818 Market Street Loan and the holder of the 1818 Market Street Companion Loan, pro rata, based upon the relative principal balances of the 1818 Market Street Loan and the 1818 Market Street Companion Loan as of the date of origination, respectively; and

twelfth, if any excess amount is paid by the borrower or recovered from the related Mortgaged Property and is not required to be returned to the borrower or to a party other than a mortgagee under the related Mortgage Loan documents, and not otherwise applied in accordance with the foregoing, such amount shall be paid to the holder of the 1818 Market Street Loan and the holder of the 1818 Market

Street Companion Loan, pro rata, based upon the relative principal balances of the 1818 Market Street Loan and the 1818 Market Street Companion Loan prior to the application of payments according to the above payment waterfall, respectively.

Certain Provisions of the 1818 Market Street Subordinate Intercreditor Agreement. Pursuant to the terms of an intercreditor agreement (the ‘‘1818 Market Street Subordinate Intercreditor Agreement’’) between the holder of the 1818 Market Street Whole Loan and the holder of the subordinate loan in respect of the related Mortgaged Property (the ‘‘1818 Market Street Subordinate Loan’’), the holder of the 1818 Market Street Subordinate Loan generally has the right, among other things, to (i) approve the annual operating budget of the borrower in accordance with the terms of the related Mortgage Loan documents with respect to the 1818 Market Street Subordinate Loan; (ii) cause the termination of the property manager with respect to the related Mortgaged Property and approve successor managers subject to certain conditions set forth in the 1818 Market Street Subordinate Intercreditor Agreement and (iii) purchase, in whole but not in part, the 1818 Market Street Whole Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, protective advances made by the holder of the 1818 Market Street Loan together with interest thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents.

The holder of the 1818 Market Street Subordinate Loan also has the right to be notified prior to the commencement of any enforcement action by the mortgagee for the 1818 Market Street Loan with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the 1818 Market Street Subordinate Intercreditor Agreement.

The Mortgage Loan documents for the 1818 Market Street Whole Loan generally may be amended without the consent of the holder of the 1818 Market Street Subordinate Loan; except for certain amendments relating to, among other things, the economic terms (i.e., interest rate, principal amount and scheduled maturity date) of the 1818 Market Street Whole Loan, the cash management provisions and the collateral for the 1818 Market Street Whole Loan, however, in a work-out context the foregoing consent is not required (except with respect to increasing the interest rate, increasing the principal amount or altering the prepayment provisions of the 1818 Market Street Whole Loan).

The holder of the 1818 Market Street Subordinate Loan may not exercise any rights it may have under the related loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the first mortgagee, which consent may be withheld or conditioned in the first mortgagee’s sole and absolute discretion.

Caplease Loan

Servicing Provisions of the Caplease Intercreditor Agreement. With respect to the Caplease Loan, the Master Servicer and Special Servicer will service and administer the Caplease Loan and the Caplease Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as such Caplease Loan is part of the Trust Fund. The Caplease Loan and the Caplease Companion Loan are cross-defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. If the principal amount of any Caplease Companion Loan, less (x) any payments of principal with respect to the Caplease Companion Loan, (y) any existing Appraisal Reduction Amount and (z) any losses allocated to the Caplease Companion Loan pursuant to the Pooling and Servicing Agreement, is not less than 25% of the original principal balance of such Caplease Companion Loan less any principal payments allocated to and received on such Caplease Companion Loan, the holder of such

Caplease Companion Loan will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, provided that, at all times, the holder of such Caplease Companion Loan will have the sole and exclusive right to file and/or pursue a Defaulted Lease Claim against the credit tenant as described in the related Caplease Intercreditor Agreement. The holder of such Caplease Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the Caplease Loan and the related Caplease Companion Loan. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

Provided the related Mortgaged Property has not been sold to a third party upon foreclosure or the holder of the Caplease Loan has not accepted a deed in lieu of foreclosure, in the event the Mortgage Loan becomes 90 days or more delinquent, an acceleration of the Caplease Loan and the Caplease Companion Loan after an event of default under the related Mortgage Loan documents occurs, the principal balance of the Caplease Whole Loan is not paid at maturity, or the borrower files a petition for bankruptcy and the holder of the Caplease Loan elects not to purchase the Caplease Companion Loan, the holder of the Caplease Companion Loan will be entitled to purchase the Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Caplease Loan, together with accrued and unpaid interest thereon up to (but excluding) the date of purchase, (ii) any unreimbursed Advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related Mortgage Loan documents.

Applications of Payments. Pursuant to the Caplease Intercreditor Agreement, to the extent described below, the right of the holder of the Caplease Companion Loan to receive payments with respect to the Caplease Companion Loan (other than payments in respect of Defaulted Lease Claims) is subordinated to the payment rights of the Trust Fund to receive payments with respect to the Caplease Loan. All payments and proceeds of the Caplease Loan and the Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing Advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing Advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

first, to the holder of the Caplease Loan, in an amount equal to interest due with respect to the Caplease Loan at the pre-default interest rate thereon;

second, to the holder of the Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the Caplease Loan (including, following acceleration, the full principal balance thereof);

third, to fund any applicable reserves under the terms of the related Mortgage Loan documents for the Caplease Whole Loan;

fourth, to the holder of the Caplease Companion Loan, in an amount equal to amounts then due with respect to the Caplease Companion Loan (including reimbursement of any Advances made by or on behalf of the holder of the Caplease Companion Loan, then, interest due with respect to the Caplease Companion Loan at the pre-default interest rate thereon and then, any scheduled payments of principal allocable to the Caplease Companion Loan);

fifth, to reimburse the Master Servicer, Special Servicer or the holder of the Caplease Companion Loan for any outstanding Advances made by either such party on the Caplease Loan or the Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

sixth, sequentially to the Caplease Loan and then the Caplease Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

seventh, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid); and

eighth, to any default interest, first to the default interest accrued on the Caplease Loan and then default interest accrued on the Caplease Companion Loan.

Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the Caplease Companion Loan, and thereafter will be payable to the holder of the Caplease Loan.

Mezz Cap Loans

Servicing Provisions of the Mezz Cap Intercreditor Agreements. With respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loans and the Mezz Cap Companion Loans pursuant to the Pooling and Servicing Agreement and the Intercreditor Agreements for so long as such Mezz Cap Loan is part of the Trust Fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any Mezz Cap Loan or the related Mortgage Loan documents adversely affects the lien priority of the related mortgage or constitutes material modification specified in the related Mezz Cap Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See ‘‘SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative’’ in this prospectus supplement.

In the event that (i) any payment of principal or interest on a Mezz Cap Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under a Mezz Cap Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of a Mezz Cap Companion Loan will be entitled to purchase the related Mezz Cap Loan from the Trust Fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz Cap Loan, together with all unpaid interest on the related Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mezz Cap Loan is responsible and other expenses as provided in the related Mezz Cap Intercreditor Agreement. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap Loan.

Application of Payments. Pursuant to the Mezz Cap Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of a Mezz Cap Loan or Mezz Cap Companion Loan are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of a Mezz Cap Companion Loan to purchase the related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on such Mezz Cap Companion Loan will be subordinated to all payments due on related Mezz Cap Loan and the amounts with respect to such Mezz Cap Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

first, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

third, to the holder of the related Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan at the pre-default interest rate thereon;

fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap Loan;

sixth, to the holder of the related Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz Cap Companion Loan;

seventh, to the holder of the related Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Companion Loan at the pre-default interest rate thereon;

eighth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

ninth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap Companion Loan;

tenth, to the holder of the related Mezz Cap Loan and then to the holder of the related Mezz Cap Companion Loan, in an amount equal to any unpaid default interest accrued on such Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

eleventh, any amounts collected or recovered on the related Mezz Cap Whole Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of the related Mezz Cap Loan or related Mezz Cap Companion Loan are payable to the holder of such Mezz Cap Loan and such Mezz Cap Companion Loan on a pro rata basis determined by the initial balance of each such loan; and

twelfth, any excess amounts that are not required to be paid to the related borrower or to a party other than the mortgagee under the related Mortgage Loan documents, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, on a pro rata basis, determined by the initial principal balances of each such loan.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related charges), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with regard to the event of default, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the related Mezz Cap Loan in an amount equal to the accrued and unpaid interest on the related Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on the related Mezz Cap Loan and, second, to the holder of the related Mezz Cap Companion Loan in an amount equal to the accrued and unpaid interest on the related Mezz Cap Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the related Mezz Cap Companion Loan.

Application of Amounts Paid to Trust Fund. On or before each Distribution Date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the Intercreditor Agreement will be included in the Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

Mezzanine Loans

With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans

Pursuant to the terms of the related intercreditor agreements, the holders of the subordinate loans secured by the related Mortgaged Property (the ‘‘Subordinate Loans’’) with respect to 2 Mortgage Loans (loan numbers 2 and 87) generally has the right, among other things, to (i) approve the annual operating budget of the related borrower in accordance with the terms of the Mortgage Loan documents with respect to such subordinate loan; (ii) cause the termination of the property manager with respect to such Mortgaged Property and approve successor managers subject to certain conditions set forth in the related intercreditor agreements and (iii) purchase, in whole but not in part, the related Mortgage Loan for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related Mortgage Loan documents. See "—Certain Provisions of the 1818 Market Street Subordinate Intercreditor Agreement" in this prospectus supplement for more information.

The holders of the Subordinate Loans shall also have the right to be notified prior to the commencement of any enforcement action by the mortgagee with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the related Intercreditor Agreement.

The Mortgage Loan documents for the Subordinate Loans generally may be amended without the consent of the holder of the related Subordinate Loan; except for certain amendments relating to, among other things, the economic terms of the related Mortgage Loan, the cash management provisions and the collateral for the related Mortgage Loan; provided, however, in a work-out context the forgoing consent is generally not required.

The holders of the Subordinate Loans may not exercise any rights they may have under the related Mortgage Loan documents or applicable law with respect to a foreclosure or other realization upon the related Mortgaged Property without the prior written consent of the mortgagee, which consent can be withheld or conditioned in the mortgagee’s sole and absolute discretion.

Additional Mortgage Loan Information

For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions,’’ in this prospectus supplement and under ‘‘DESCRIPTION OF THE TRUST FUNDS’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’ in the accompanying prospectus.

In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading ‘‘Cross Collateralized and Cross Defaulted Loan Flag’’ with respect to the other Mortgage Loans with which they are cross-collateralized.

Each of the tables herein and in the Annexes sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8:

(i) References to ‘‘DSC Ratio’’ and ‘‘DSCR’’ are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The ‘‘Net Cash Flow’’ for a Mortgaged Property is the ‘‘net cash flow’’ of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed-use, retail, industrial, residential health care, self-storage and office properties (each a ‘‘Rental Property’’); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein (i) with respect to 69 Mortgage Loans, representing 58.5% of the Cut-Off Date Pool Balance (50 Mortgage Loans in Loan Group 1 or 54.6% of the Cut-Off Date Group 1 Balance and 19 Mortgage Loans in Loan Group 2 or 79.1% of the Cut-Off Date Group 2 Balance) where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins; (ii) with respect to 3 Mortgage Loans (loan numbers 12, 44 and 58), representing 2.8% of the Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 2.6% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in Loan Group 2 or 3.8% of the Cut-Off Date Group 2 Balance), such ratio was adjusted by taking into account amounts available under letters of credit or certain cash reserves; and (iii) with respect to Mortgage Loans that are interest-only until paid off at maturity, the annual debt service used is based on the outstanding loan amount times the applicable interest rate without regard to interest accrual basis. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

In general, ‘‘net cash flow’’ is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

In determining the ‘‘revenue’’ component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, master leases, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller’s underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, master leases, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See ‘‘—Wachovia’s Underwriting Standards—Escrow Requirements—Replacement Reserves’’, ‘‘—Artesia’s Underwriting Standards— Escrow Requirements’’ and ‘‘—Nomura’s Underwriting Standards—Escrow Requirements’’ in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where the Mortgage Loan Sellers determined appropriate.

The borrowers’ financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

(ii) References to ‘‘Cut-Off Date LTV’’ and ‘‘Cut-Off Date LTV Ratio’’ are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 2 Mortgaged Properties (loan numbers 7 and 53), representing approximately 3.1% of the Cut-Off Date Pool Balance (1 Mortgaged Property in Loan Group 1 or 3.1% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 3.0% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value.

(iii) References to ‘‘Maturity Date LTV Ratio’’ and ‘‘LTV at ARD or Maturity’’ are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or for an ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of portions of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers, which for 2 Mortgaged Properties (loan numbers 7 and 53), representing by allocated loan amount approximately 3.1% of the Cut-Off Date Pool Balance (1 Mortgaged Property

in Loan Group 1 or 3.1% of the Cut-Off Date Group 1 Balance and 1 Mortgaged Property in Loan Group 2 or 3.0% of the Cut-Off Date Group 2 Balance), the appraised value represented is the ‘‘as-stabilized’’ value.

(iv) References to ‘‘Loan per Sq. Ft., Unit, Pad, Room or Bed’’ are, for each Mortgage Loan secured by a lien on a multifamily property, hospitality property or assisted living facility or other healthcare property or a student housing property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

(v) References to ‘‘Year Built’’ are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

(vi) References to ‘‘weighted averages’’ or ‘‘WA’’ are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

(vii) References to ‘‘Underwritten Replacement Reserves’’ represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

(viii) References to ‘‘Administrative Cost Rate’’ for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, and (b) 0.001%, which percentage represents the Trustee Fee Rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

(ix) References to ‘‘Remaining Term to Maturity’’ represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

(x) References to ‘‘Remaining Amortization Term’’ represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan’s amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan.

(xi) References to ‘‘L ( )" or ‘‘Lockout’’ or ‘‘Lockout Period’’ represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to ‘‘O ( )’’ represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to ‘‘YM ( )’’ represent the period for which the Yield Maintenance Charge is assessed. ‘‘3% ( )’’, ‘‘2% ( )’’ and ‘‘1% ( )’’ each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an ‘‘Open Period’’) with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

(xii) References to ‘‘D ( )" or ‘‘Defeasance’’ represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

(xiii) References to ‘‘Occupancy Percentage’’ are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

(xiv) References to ‘‘Original Term to Maturity’’ are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD Loan).

(xv) References to ‘‘NA’’ indicate that, with respect to a particular category of data, such data is not applicable.

(xvi) References to ‘‘NAV’’ indicate that, with respect to a particular category of data, such data is not available.

(xvii) References to ‘‘Capital Imp. Reserve’’ are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

(xviii) References to ‘‘Replacement Reserve’’ are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xix) References to ‘‘TI/LC Reserve’’ are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

(xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

Certain other additional characteristics of the Mortgage Loans presented on a loan-by-loan basis are set forth in Annex A-1 to this prospectus supplement. Additionally, certain of the anticipated characteristics of the Mortgage Loans are set forth in Annex A-7 to this prospectus supplement, and certain additional information regarding the Mortgage Loans is set forth in this prospectus supplement below under ‘‘—Wachovia’s Underwriting Standards’’, ‘‘—Artesia’s Underwriting Standards’’, "—Nomura's Underwriting Standards’’ and ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and in the prospectus under ‘‘DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES’’.

Twenty Largest Mortgage Loans

The following table describes the twenty largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

Loan Name	Mortgage Loan Seller	Number of Mortgage Loans / Mortgaged Properties	Loan Group		Cut-Off Date Balance	% of Initial Pool Balance	% of Initial Group Balance	Property Type	Loan Balance Per SF/ Unit/ Room/ Bed		Weighted Average DSCR(1)	Cut-Off Date LTV Ratio(2)	LTV Ratio at Maturity or ARD(2)	Weighted Average Mortgage Rate
Grande Lakes Resort Pool	Wachovia	1/2	1		$335,000,000	16.7%	19.9%	Hospitality – Full Service	$211,757		3.01x	44.0%	44.0%	5.710%
Regency Portfolio	Wachovia	13/13	1		213,000,000	10.6	12.6%	Retail – Anchored	$116		1.21x	75.1%	70.1%	5.810%
1818 Market Street	Wachovia	1/1	1		122,000,000	6.1	7.2%	Office – CBD	$124		1.21x	78.2%	73.1%	5.946%
Forum at Peachtree Parkway	Wachovia	1/1	1		84,000,000	4.2	5.0%	Retail – Anchored	$216		1.61x	64.1%	64.1%	5.690%
Marriott − Melville, NY	Wachovia	1/1	1		80,066,910	4.0	4.7%	Hospitality – Full Service	$216,983		1.47x	75.2%	63.3%	5.670%
TJX Distribution Center	Wachovia	1/1	1		71,700,000	3.6	4.2%	Industrial – Warehouse	$71		1.31x	78.8%	71.9%	5.570%
Dobie Center	Wachovia	1/1	1		54,400,000	2.7	3.2%	Multifamily – Student Housing	$55,795		1.38x	79.9%	72.1%	5.590%
Doubletree Hotel – Santa Monica, CA	Wachovia	1/1	1		53,000,000	2.6	3.1%	Hospitality – Full Service	$209,486		1.30x	69.8%	65.8%	5.510%
Bank of America – Pasadena, CA	Wachovia	1/1	1		50,000,000	2.5	3.0%	Office – Suburban	$145		1.01x	74.6%	74.6%	5.930%
Marriott Del Mar	Wachovia	1/1	1		48,000,000	2.4	2.8%	Hospitality – Full Service	$169,014		1.30x	69.7%	64.9%	5.690%
		22/23			$1,111,166,910	55.5%					1.82x	65.3%	61.7%	5.735%
Archon Portfolio	Wachovia	2/2	Both	(3)	$45,900,000	2.3%	Both (3)	Multifamily – Conventional	$46,084		1.26x	71.8%	67.1%	5.902%
Torrance Crossroads	Wachovia	1/1	1		38,250,000	1.9	2.3%	Retail – Anchored	$285		1.20x	69.7%	66.9%	5.520%
Woodbridge Hilton Pool	Artesia	1/2	1		36,000,000	1.8	2.1%	Hospitality and Office	Various	(4)	1.40x	55.0%	49.6%	5.900%
Grandeville on Saxon	Wachovia	1/1	2		28,118,000	1.4	8.9%	Multifamily – Conventional	$88,981		1.29x	73.5%	66.0%	5.650%
Campus Lodge Apartments	Artesia	1/1	2		28,000,000	1.4	8.9%	Multifamily – Student Housing	$97,222		1.27x	70.0%	62.7%	5.550%
Midwest Expansion Portfolio	Wachovia	3/3	1		27,125,000	1.4	1.6%	Retail – Various	$174		1.26x	75.1%	67.8%	5.863%
Court Street	Nomura	1/1	1		25,500,000	1.3	1.5%	Retail – Unanchored	$386		1.30x	79.5%	79.5%	5.710%
Park Plaza II	Wachovia	1/1	1		24,290,000	1.2	1.4%	Office – Suburban	$196		1.23x	70.0%	66.2%	5.530%
Mission Springs Apartments	Wachovia	1/1	2		21,400,000	1.1	6.8%	Multifamily – Conventional	$48,198		1.20x	77.3%	72.2%	5.890%
Canterbury Shopping Center	Wachovia	1/1	1		21,250,000	1.1	1.3%	Retail – Anchored	$81		1.29x	77.3%	68.9%	5.340%
		13/14			$295,833,000	14.8%					1.27x	71.1%	66.0%	5.703%
		35/37			$1,406,999,910	70.3%					1.70x	66.5%	62.6%	5.729%

(1)	With respect to the Woodbridge Hilton Pool Loan (loan number 12), the DSC ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(2)	With respect to the Doubletree Hotel – Santa Monica, CA Loan (loan number 7), the appraised value for the Mortgaged Property is based on an "as stabilized" basis.

(3)	One (1) Mortgage Loan is in Loan Group 1, representing 1.7% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan is in Loan Group 2, representing 5.7% of the Cut-Off Date Group 2 Balance.

(4)	The Woodbridge Hilton Pool Loan is secured by 1 hospitality property and 1 office property. Based on the allocated loan amount by appraised value for each individual Mortgaged Property, the Loan Balance per Room for the Woodbridge Hilton Hotel is $101,874 and the Loan Balance per SF for the Woodbridge Office Building is $128.

Grande Lakes Resort Pool Loan

The Loan. The Grande Lakes Resort Pool mortgage loan (the ‘‘Grande Lakes Resort Pool Loan’’) represents a $335,000,000 mortgage loan evidenced by a promissory note (the ‘‘Grande Lakes Resort Pool Note’’) in the principal amount of $335,000,000. The Grande Lakes Resort Pool Loan is secured by a first priority mortgage (the ‘‘Grande Lakes Resort Pool Mortgage’’), subject to permitted encumbrances, on the borrower’s fee interest in certain parcels of real property located in Orlando, Florida, which include the Ritz-Carlton, Grande Lakes, the JW Marriott, Grande Lakes and certain other parcels, each of which is located in Orlando, Florida. The Grande Lakes Resort Pool Loan represents approximately 16.7% of the Cut-Off Date Pool Balance. The Grande Lakes Resort Pool Loan was originated on February 24, 2006, and has an outstanding principal balance as of the Cut-Off Date of $335,000,000. The Grande Lakes Resort Pool Note bears interest at 5.71% per annum.

The Grande Lakes Resort Pool Loan has a remaining term of 60 months and matures on March 1, 2011. The Grande Lakes Resort Pool Loan may be (i) prepaid on or after December 1, 2010 with no prepayment charge, and may be prepaid with a yield maintenance charge in whole or, if in connection with a release of certain parcels of the Mortgaged Property, in part at any time prior to the second anniversary of the Closing Date or (ii) defeased with United States government obligations in whole or, if in connection with a release of certain parcels of the Mortgaged Property, in part at any time after the second anniversary of the Closing Date.

In addition to the financing represented by the Grande Lakes Resort Pool Loan, direct and indirect ownership interests in the borrower are encumbered by 4 mezzanine loans. See ‘‘—The Grande Lakes Resort Pool Mezzanine Loans’’ below.

The Borrower. The borrower is CNL GL Resort, LP, a Delaware limited partnership and a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grande Lakes Resort Pool Loan. The sponsor is CNL Hospitality Partners, LP, a Delaware limited partnership ("CNL"). CNL owns and operates 94 hotels and resorts (approximately 27,000 rooms) across North America, including the Grand Wailea Resort Hotel & Spa in Waikea, Hawaii, the Arizona Biltmore Resort & Spa in Phoenix, Arizona and the La Quinta Resort & Club in La Quinta, California. The borrower leases the property to CNL GL Resort Tenant Corp., a Delaware corporation, the operating lessee, pursuant to an operating lease.

Guaranty and Indemnification. The Grande Lakes Resort Pool Loan is generally non-recourse. The Grande Lakes Resort Pool Loan is fully recourse to the borrower in the event of (a) any transfer in violation of the Mortgage Loan documents or (b) any proceeding, action, petition or filing under the bankruptcy code, or any similar state or federal law is filed by, consented to or acquiesced in by or with respect to the borrower, or if the borrower institutes any proceeding for its dissolution or liquidation or makes an assignment for the benefit of creditors. Under limited circumstances, the Grande Lakes Resort Pool Loan is recourse to the borrower for losses or damages arising out of certain circumstances, including, but not limited to: (i) fraud or material misrepresentation by the borrower, or any other person in connection with the Mortgage Loan documents; (ii) rent collected or received by the borrower after an event of default; (iii) misappropriation by the borrower of tenant security deposits or rent; (iv) misappropriation or conversion by the borrower of casualty insurance proceeds or condemnation proceeds; (v) the borrower’s failure to comply with certain provisions of the Mortgage Loan documents relating to its organization and existence, indemnification of the mortgagee and environmental compliance; or (vi) waste, arson or physical damage to or of the Mortgaged Property.

The guarantor of the Grande Lakes Resort Pool Loan is CNL Hospitality Partners, LP, a Delaware limited partnership. The Grande Lake Resort Pool Loan becomes recourse to the guarantor for losses or damages arising out of certain circumstances, including, but not limited to (i) fraud or intentional misrepresentation by the borrower, the guarantor or any of their affiliates or the failure to state a material fact in the written information provided to the mortgagee by or on behalf of the borrower or any of its affiliates in connection with the Mortgage Loan documents; (ii) the misappropriation by the borrower, the guarantor or any of their affiliates of any tenant security deposits or rent; (iii) the misapplication or conversion of casualty insurance proceeds or condemnation proceeds; (iv) any act of arson, intentional physical damage or intentional waste of or to the Mortgaged Property by the borrower, the guarantor or any of their affiliates; or (v) the borrower’s failure to comply with certain provisions of the Mortgage Loan documents relating to environmental provisions and disclosure and cooperation in a securitization. In addition, the Grande Lakes Resort Pool Loan is fully recourse to the guarantor in the event (a) any proceeding, action, petition or filing under the bankruptcy code, or any similar state or federal law is filed by, consented to or acquiesced in by the borrower, the operating lessee, the guarantor or any of their affiliates, or if the borrower, the operating lessee, the guarantor or any of their affiliates institutes any proceeding for the borrower’s dissolution or liquidation, or makes an assignment for the benefit of creditors (provided, however, that the guarantor’s overall liability with respect to this clause (a) is limited to $88,157,894.74), (b) of a transfer in violation of the Mortgage Loan documents or (c) of a violation of the provisions of the Mortgage Loan documents relating to the borrower’s organization or existence.

Insurance. The borrower must maintain insurance against loss or damage by fire, casualty and other hazards included in an ‘‘all-risk’’ policy or its equivalent, with such endorsements as the mortgagee may from time to time reasonably require and which are customarily required by institutional lenders of similar properties similarly situated, including, without limitation, if the Mortgaged Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains coverage for the (a) undamaged portion of the building, (b) demolition costs and (c) increased costs of construction covering the Mortgaged Property in an amount not less than (a) the value included to full building limit and coverage and (b) a combined per occurrence limit of not less than $25,000,000. In addition, the borrower is required to maintain, in accordance with the Mortgage Loan documents, certain insurance for the Mortgaged Property, including, but not limited to, commercial general liability insurance, business interruption insurance, boiler and machinery insurance, flood insurance and terrorism insurance. All policies of insurance are required to be issued by one or more financially sound and responsible insurance companies meeting the Rating Agency and financial requirements set forth in the Mortgage Loan documents.

Casualty and Condemnation. The Mortgage Loan documents provide that if the Mortgaged Property is damaged or destroyed, in whole or in part, or if any portion of the Mortgaged Property is taken by any governmental authority through eminent domain or otherwise, the borrower is required to give prompt notice to the mortgagee.

The borrower must promptly proceed with the repair or rebuilding of the improvements as nearly as possible substantially to the condition the Mortgaged Property was in immediately prior to such damage or destruction or taking (a ‘‘Grande Lakes Resort Pool Restoration’’). Insurance proceeds will be disbursed to the borrower to be used for the Grande Lakes Resort Restoration provided certain conditions are satisfied, including: (a) no default under the Grande Lakes Resort Pool Loan has occurred; (b) the mortgagee is reasonably satisfied that the debt yield, after substantial completion of the Grande Lakes Resort Pool Restoration, will be at least equal to 8.25%, (c) less than 30% of the reasonably estimated fair market value of the Mortgaged Property is damaged or destroyed, (d) the mortgagee is reasonably satisfied that the Grande Lakes Resort Pool Restoration can be completed six months prior to the maturity date of the Grande Lakes Resort Pool Loan, and (e) the mortgagee is reasonably satisfied that the Grande Lakes Resort Pool Restoration can be completed within ten months of the damage to or destruction of the Mortgaged Property, unless the borrower delivers to the mortgagee certain amounts of additional cash collateral described in the Mortgage Loan documents. In the event that the above conditions are not satisfied, the mortgagee has the option, in its sole discretion, to apply any insurance proceeds it may receive to the payment of the Grande Lakes Resort Pool Loan, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Grande Lakes Resort Pool Restoration. If the mortgagee elects to apply any insurance proceeds it may receive to the payment of the Grande Lakes Resort Pool Loan, the borrower may prepay the balance of the release price with respect to the applicable parcel of the Mortgaged Property which is subject to such casualty without any prepayment fee or charge of any kind. See ‘‘—Partial Release’’ below. In the event that the mortgagee elects or is obligated to allow insurance proceeds to be used for the Grande Lakes Resort Pool Restoration, any excess proceeds remaining after completion of such Grande Lakes Resort Pool Restoration will be applied to the payment of the Grande Lakes Resort Pool Loan without any prepayment fee or charge of any kind.

In the case of a Substantial Taking, condemnation proceeds will be payable to the mortgagee in reduction of the Grande Lakes Resort Pool Loan but without any prepayment fee or charge of any kind and, if the mortgagee elects to apply any condemnation proceeds it may receive to the payment of the Grande Lakes Resort Pool Loan, the borrower may prepay the balance of the release price with respect to the applicable parcel of the Mortgaged Property which is subject to such taking without any prepayment fee or charge of any kind. See ‘‘—Partial Release’’ below. A ‘‘Substantial Taking’’ is (i) a taking of such portion of the Mortgaged Property that would, in the mortgagee’s reasonable discretion, leave remaining a balance of the Mortgaged Property which would not under then current economic conditions, applicable development laws and other applicable legal requirements, permit the restoration of the Mortgaged Property so as to constitute a complete, rentable facility of the same sort as existed prior to the taking, having adequate ingress and egress to the Mortgaged Property, capable of producing a projected net operating income yielding a projected debt yield for the next two years of not less than 8.25%, (ii) a taking which occurs less than two years prior to the maturity date, (iii) a taking which the mortgagee is not reasonably satisfied could be restored within ten months, unless the borrower has delivered to the mortgagee certain amounts of additional cash collateral described in the Mortgage Loan documents or (iv) a taking of more than 15% of the reasonably estimated fair market value of the Mortgaged Property.

In the event of a taking which is less than a Substantial Taking, the borrower at its sole cost and expense must proceed diligently to restore, or cause the restoration of, the remaining improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the taking in as good a condition as is reasonably possible. In the event of such taking, the mortgagee must receive the condemnation proceeds and pay over the same (i) first, provided no default has occurred, to the borrower to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the improvements remaining, and (ii) second, to the mortgagee, in reduction of the Grande Lakes Resort Pool Loan without any prepayment premium or charge of any kind.

Transfer of the Mortgaged Property and Interests in the Borrower. The Mortgage Loan documents provide that the borrower may not permit, without the prior written consent of the mortgagee, any conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of all or any portion of any legal or beneficial interest in all or any portion of the Mortgaged Property or any interest in the borrower (a ‘‘Transfer’’). In addition, the borrower may not further encumber or permit the further encumbrance in any manner of all or any part of the Mortgaged Property. The borrower may not further encumber or permit the further encumbrance in any manner of the borrower or any direct or indirect interest in the borrower except as expressly permitted pursuant to the Grande Lakes Resort Pool Mortgage. See ‘‘—The Grande Lakes Resort Pool Mezzanine Loans’’ below.

Indirect equity holders in the borrower may obtain additional financing (the ‘‘Additional Financing’’) and pledge indirect equity ownership in the borrower as collateral for such additional financing provided that (i) the loan-to-value ratio (including the aggregate Additional Financing collectively with the then outstanding principal amount of the Grande Lakes Resort Pool Loan and the unpaid principal amount of the Grande Lakes Resort Pool Mezzanine Loans) does not exceed 80%, (ii) no event of default exists with respect to the Grande Lakes Resort Pool Loan, (iii) the mortgagee has approved the proposed holder of the Additional Financing, which proposed holder has entered into an intercreditor agreement with the mortgagee and the holders of the Grande Lakes Resort Pool Mezzanine Loans, (iv) such Additional Financing has a maturity date no earlier than the maturity date of the Grande Lakes Resort Pool Loan, (v) such Additional Financing and any pledge of collateral is subordinate in lien and payment to the Grande Lakes Resort Pool Loan and the Grande Lakes Resort Pool Mezzanine Loans and (vi) the borrower delivers to the mortgagee a written confirmation that the then current rating issued by each Rating Agency for any Certificate will not, as a result of such Additional Financing, be downgraded, qualified or withdrawn.

Partial Release. The borrower may obtain the release of one or more parcels of the Mortgaged Property upon (i) prior to the second anniversary of the Closing Date, the payment of a principal amount equal to 120% of the allocated loan amount with respect to the applicable parcel of the Mortgaged

Property to be released and a yield maintenance charge or (ii) subsequent to the second anniversary of the Closing Date, the defeasance of a principal amount equal to 120% of the allocated loan amount with respect to the applicable parcel of the Mortgaged Property to be released; provided, however, that in each case, the borrower must satisfy certain conditions described in the Mortgage Loan documents, including, but not limited to: (a) providing evidence that the pro forma debt yield after such release is at least equal to 8.50%; and (b) no event of default has occurred and is continuing. Certain parcels of the Mortgaged Property may only be released if cross-access easement agreements are entered into with the record of owner of those parcels of the Mortgaged Property that is not subject to the release.

Additional Collateral. The borrower has the one time right to spread the lien of the Grande Lakes Resort Pool Mortgage encumbering the Mortgaged Property to encumber all or any part of certain additional collateral described in the Mortgage Loan documents provided certain conditions are satisfied, including, but not limited to: (i) delivery of 30 days prior written notice; (ii) no event of default has occurred and is continuing; (iii) payment of a processing fee; (iv) compliance with the environmental, title, survey and insurance requirements set forth in the Mortgage Loan documents and any applicable zoning requirements and development laws with respect to such additional collateral; (v) delivery of the plans and specifications and a fixed price construction contract for the construction of a club house to be located on such additional collateral; (vi) the guarantor must provide a completion guarantee with respect to such construction; and (vii) the borrower must provide an opinion of counsel that the REMIC status of the Trust Fund will not be adversely impacted by the addition of the additional collateral.

Cash Management and Reserves. All amounts payable to the borrower and/or operating lessee are required to be deposited by the manager into a collection account (the ‘‘Grande Lakes Resort Pool Collection Account’’). All available funds on deposit in the Grande Lakes Orlando Resort Collection Account will be transferred on every business day to a central account (the ‘‘Grande Lakes Resort Pool Central Account’’). The Grande Lakes Resort Pool Central Account and the Grande Lakes Orlando Resort Collection Account are under the sole dominion and control of the mortgagee. On or before each payment date, all funds transferred or deposited into the Grande Lakes Resort Pool Central Account will be applied as set forth in the Mortgage Loan documents as follows: (i) first, to a reserve for taxes and insurance; (ii) second, to a reserve for the monthly debt service payments; (iii) third, to a reserve for replacement costs; (iv) fourth, during any period when the Mortgaged Property is not being managed by an Approved Manager (as defined below), to reserves for (a) cash expenses, (b) net capital expenses and (c) extraordinary expenses; (v) fifth, during any period that an event of default has not occurred and is not continuing, to a reserve for payments under the Mezzanine Loans; (vi) sixth, during any O&M Operative Period (as defined below), the balance, if any, to a curtailment reserve; and (vii) seventh, provided no event of default has occurred and is continuing, the balance, if any, to the borrower. An ‘‘O&M Operative Period’’ is any period of time (a) commencing upon the determination by the mortgagee that the debt yield is less than or equal to 7.65% with respect to the first year of the Grande Lakes Resort Pool Loan or 8.25% thereafter and (b) terminating on the payment date next succeeding the date upon which the mortgagee determines that the debt yield for four consecutive months is equal to or greater than 7.65% in the first year of the Grande Lakes Resort Pool Loan or 8.25% thereafter.

Additional Debt. The borrower, the operating lessee and, if applicable, each or their general partners may not incur any debt or guarantee any obligation other than, with respect to the borrower, (i) the Grande Lakes Resort Pool Loan, (ii) unsecured trade and operational debt which (a) is not evidenced by a note, (b) is incurred in the ordinary course of the operation of the applicable parcel of the Morgaged Property, (c) does not, together with any equipment financing incurred pursuant to clause (iii) below exceed in the aggregate 3% of the initial allocated loan amount with respect to such cross-collateralized property and (d) is paid prior to the earlier to occur of the sixtieth day after the date incurred and the date when due, (iii) equipment financing relating to equipment used in connection with the operation of the applicable parcel of the Morgaged Property which (a) is incurred in the ordinary course of the operation of such parcel of the Mortgaged Property and (b) does not, together with any unsecured trade and operational debt incurred pursuant to clause (ii) above, exceed in the aggregate 2% of the initial allocated loan amount with respect to such cross-collateralized property, and (iv) the Additional Financing.

Management. The Mortgaged Property is managed by Marriott International, Inc., a Delaware corporation unaffiliated with the borrower or operating lessee (the ‘‘Manager’’). The Mortgage Loan documents provide that borrower shall manage the Mortgaged Property or cause the Mortgaged Property to be managed by an Approved Manager. The Mortgage Loan documents define an ‘‘Approved Manager’’ as (a) the Manager, (b) certain nationally recognized property managers expressly identified in the Mortgage Loan documents; (c) any close affiliate of an Approved Manager; or (d) a reputable and experienced management company approved by the mortgagee and for which each Rating Agency has delivered written confirmation that the then current rating issued by such Rating Agency for any Certificate will not, as a result of retaining the proposed property manager to manage the Mortgaged Property, be downgraded, qualified or withdrawn.

The Grande Lakes Resort Pool Mezzanine Loans. On February 24, 2006, Wachovia Bank, National Association, as mezzanine lender, made (i) a mezzanine loan in the original principal amount of $85,000,000 secured by a pledge of all of the equity interests in the borrower pursuant to a Loan and Security Agreement (the ‘‘Grande Lakes Resort Pool First Mezzanine Loan’’) to CNL GL Senior Mezz, LP, (ii) a mezzanine loan in the original principal amount of $50,000,000 secured by a pledge of all of the equity interests in the borrower pursuant to a Loan and Security Agreement (the ‘‘Grande Lakes Resort Pool Second Mezzanine Loan’’) to CNL GL Sub Senior Mezz, LP, (iii) a mezzanine loan in the original principal amount of $50,000,000 secured by a pledge of all of the equity interests in the borrower pursuant to a Loan and Security Agreement (the ‘‘Grande Lakes Resort Pool Third Mezzanine Loan’’) to CNL GL Junior Mezz, LP and (iv) a mezzanine loan in the original principal amount of $50,000,000 secured by a pledge of all of the equity interests in the borrower pursuant to a Loan and Security Agreement (the ‘‘Grande Lakes Resort Pool Fourth Mezzanine Loan’’, and collectively with the Grande Lakes Resort Pool First Mezzanine Loan, the Grande Lakes Resort Pool Second Mezzanine Loan and the Grande Lakes Resort Pool Third Mezzanine Loan, the ‘‘Grande Lakes Resort Pool Mezzanine Loans’’) to CNL GL Sub Junior Mezz, LP. Interest accrues at a floating rate of interest per annum (i) on the Grande Lakes Resort Pool First Mezzanine Loan at the rate of one-month LIBOR plus 2.56%, (ii) on the Grande Lakes Resort Pool Second Mezzanine Loan at the rate of one-month LIBOR plus 2.20%, (iii) on the Grande Lakes Resort Pool Third Mezzanine Loan at the rate of one-month LIBOR plus 2.90%, and (iv) on the Grande Lakes Resort Pool Fourth Mezzanine Loan at the rate of one-month LIBOR plus 3.50%. Each Grande Lakes Resort Pool Mezzanine Loan matures on March 1, 2008, which date may be extended for three periods of one year each. Provided that no event of default has occurred and is continuing, any excess funds left in the Grande Lakes Resort Pool Central Account on each payment date will be paid to the holders of the Grande Lakes Resort Pool First Mezzanine Loan, the Grande Lakes Resort Pool Second Mezzanine Loan, the Grande Lakes Resort Pool Third Mezzanine Loan and the Grande Lakes Resort Pool Fourth Mezzanine Loan, respectively. See ‘‘—Cash Management and Reserves’’ above.

Intercreditor Agreement. The holders of the Grande Lakes Resort Pool Loan and the Grande Lakes Resort Pool Mezzanine Loans are parties to an intercreditor and servicing agreement dated as of February 24, 2006, which sets forth the priority of payments and rights of such holders. Generally, the rights of the holders of the Great Lakes Resort Pool Mezzanine Loans are subordinate to the rights of the holder of the Grande Lakes Resort Pool Loan.

The Properties.    The Ritz-Carlton, Grande Lakes is a AAA Four-Diamond full-service hotel containing 584 rooms. With the addition of a planned 29,000 square-foot ballroom, which is currently under construction, The Ritz-Carlton will feature approximately 64,547 square feet of flexible meeting space. The Mortgaged Property offers the Ritz Kids children's program, concierge services and several dining options, including the award-winning Norman's restaurant, as well as an 18-hole Greg Norman-designed championship golf course and a 40,000 square foot spa, offering a private lap pool and state-of-the-art Wellness Center. As of the trailing 12-month period ending December 31, 2005, the occupancy rate for The Ritz-Carlton was approximately 67.1%.

The JW Marriott, Grande Lakes is a AAA Four-Diamond, full-service hotel, containing approximately 998 rooms, approximately 100,000 square feet of flexible meeting space, a winding lazy river outdoor heated pool, hydrotherapy pools, three tennis courts and several dining choices including the Primo Restaurant. Based upon the trailing 12-month period ending December 31, 2005, the occupancy rate for the JW Marriott was approximately 71.5%.

Pending Renovations.    The borrower is currently constructing a 29,000 square foot ballroom at The Ritz-Carlton (estimated cost $13.6 million), refurbishment and upgrade of the Coquina Exhibit Hall

(estimated cost $600,000), technology upgrades and wireless connectivity (estimated cost $2.1 million). The total cost of these renovations is estimated at $16.3 million. The borrower is responsible for funding up to $10 million for the pending capital renovations at the Mortgaged Properties, with the prior owner funding the remaining costs.

Additional Financial Information. Additional information with regard to the borrower, the Mortgaged Properties and the Grande Lakes Resort Pool Loan, including (i) general competitive conditions to which the Mortgage Properties are subject, (ii) occupancy rates at the Mortgaged Properties and (iii) historical financial performance information (including net operating income, average daily rate and revenue per available room for the Mortgaged Properties), is set forth in the large loan summary for the Grande Lakes Resort Pool Loan contained in Annex A-8 to this prospectus supplement. Since construction of the Mortgaged Properties was completed in 2003, financial information regarding the Mortgaged Properties is only available for 2004 and 2005.

Regency Portfolio Loans

The Loans. The Regency Portfolio mortgage loans (the ‘‘Regency Portfolio Loans’’) are secured by first deeds of trust or mortgages encumbering 13 retail properties located in California (3 Mortgaged Properties), Illinois (2 Mortgaged Properties), Delaware (1 Mortgaged Property), North Carolina (1 Mortgaged Property), New Jersey (1 Mortgaged Property), Oregon (1 Mortgaged Property), Pennsylvania (1 Mortgaged Property), Texas (1 Mortgaged Property), Virginia (1 Mortgaged Property) and Wisconsin (1 Mortgaged Property). The Regency Portfolio Loans represent approximately 10.6% of the Cut-Off Date Pool Balance. The Regency Portfolio Loans were originated on March 1, 2006, and have an aggregate principal balance as of the Cut-Off Date of $213,000,000. The Regency Portfolio Loans provide for interest-only payments through March 11, 2011, and thereafter for both principal and interest payments until the maturity date.

Each Regency Portfolio Loan has a remaining term of 120 months and matures on March 11, 2016. Each Regency Portfolio Loan permits defeasance with United States government obligations or may be prepaid with the payment of a yield maintenance charge beginning two years after the Closing Date. The Regency Portfolio Loans may be prepaid without payment of a premium or penalty on or after December 11, 2015. Each of the Regency Portfolio Loans are cross-collateralized and cross-defaulted such that an event of default under any 1 Mortgage Loan constitutes an event of default under all of the Mortgage Loans.

The Borrowers. Each of the 13 Mortgaged Properties has a distinct borrower. The borrowers under the Regency Portfolio Loans are FW NJ-Westmont Shopping Center, LLC, FW VA-Brafferton Shopping Center, LLC, FW IL-Civic Center Plaza, LLC, FW IL-McHenry Commons Shopping Center, LLC, FW CA-Laguna Niguel Plaza, LLC, FW CA-Pleasant Hill Shopping Center, LLC, FW OR-Greenway Town Center, LLC, FW WI-Racine Centre, LLC, FW NC-Shoppes of Kildaire, LLC, FW CA-Granada Village, LLC, FW-Newark, LLC and USRP Towamencin, LLC, each a Delaware limited liability company and FW TX-First Colony Marketplace, L.P., a Delaware limited partnership. Each of the borrowers is a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Regency Portfolio Loans. The sponsors of the borrowers are Regency Realty Group, Inc. and Macquarie Countrywide Trust of Australia. Regency Centers Corporation, which is the parent of Regency Realty Group, Inc. and was founded in 1963, is an integrated real estate investment trust (REIT), and owns, manages and develops neighborhood shopping centers in 22 states. Regency Centers Corporation owns and manages more than 260 properties, comprising more than 30.0 million square feet, located in 46 metropolitan markets, including 18 of the largest 25 markets in the nation. Regency had a market cap of approximately $4.23 billion as of February 10, 2006. Macquarie Country Wide Trust is based in Australia and invests worldwide primarily in grocery-anchored shopping centers.

Guaranty and Indemnification. The Regency Portfolio Loans are generally non-recourse. Each Regency Portfolio Loan is fully recourse to the applicable borrower in the event of (a) any transfer in violation of the related Mortgage Loan documents or (b) any proceeding, action, petition or filing under the bankruptcy code, or any similar state or federal law is filed by, consented to or acquiesced in by or with respect to the applicable borrower, or if such borrower institutes any proceeding for its dissolution or liquidation or makes an assignment for the benefit of creditors. Under limited circumstances, each Regency Portfolio Loan is recourse to the applicable borrower for losses or damages arising out of certain circumstances, including, but not limited to: (i) fraud or material misrepresentation by the applicable borrower, or any other person in connection with the related Mortgage Loan documents; (ii) the removal or disposal of any portion of the applicable Mortgaged Property; (iii) misappropriation by the applicable borrower of tenant security deposits or rent; (iv) misappropriation or conversion by the applicable borrower of casualty insurance proceeds or condemnation proceeds; (v) the applicable borrower’s failure to comply with certain provisions of the related Mortgage Loan documents relating to its organization and existence, indemnification of the mortgagee and environmental compliance; (vi) failure of the applicable borrower to obtain the mortgagee’s consent to any subordinate financing or voluntary liens or (vii) waste or physical damage resulting from the borrower's gross negligence to or of the applicable Mortgaged Property.

Macquarie CountryWide-Regency II, LLC (the ‘‘Master Lessee’’) has provided an indemnity in the event that any borrower files a voluntary bankruptcy petition or an involuntary bankruptcy case is commenced against any borrower, and at the time of the bankruptcy petition, claims, obligations or indebtedness exist which arose prior to the date of origination and are not fully covered by an environmental insurance policy and exceed the lesser of (i) $500,000 or (ii) 3% of the outstanding principal balance of the applicable Regency Portfolio Loan.

In addition, with respect to the Regency Portfolio Loans secured by the Shoppes of Kildaire, Granada Village Shopping Center, Civic Center Plaza Shopping Center and Bafferton Shopping Center Mortgaged Properties, the Master Lessee provided a guaranty for any losses incurred by the mortgagee from the applicable borrower’s failure to pay all costs of tenant improvement expenses and leasing commission costs incurred in connection with leasing space under the applicable Master Lease to third party tenants. In addition, the Master Lessee has provided a payment guaranty of up to (i) $7,924,000 for the Regency Portfolio Loan secured by the Shoppes of Kildaire Mortgaged Property; (ii) $6,932,000 if Ralph's is paying rent or $16,389,000 if Ralph's is not paying rent for the Regency Portfolio Loan secured by the Granada Village Shopping Center Mortgaged Property; (iii) $5,605,000 for the Regency Portfolio Loan secured by the Bafferton Shopping Center Mortgaged Property; and (iv) $14,844,000 for the Regency Portfolio Loan secured by the Civic Center Plaza Shopping Center Mortgaged Property.

Insurance. The borrowers must maintain insurance against loss or damage by fire and other risks under a comprehensive all risk insurance policy: (i) in an amount equal to at least 100% of the then ‘‘full replacement cost’’ of each Mortgaged Property, with a waiver of depreciation, (ii) containing an agreed-upon amount endorsement waiving all co-insurance provisions and (iii) providing for no deductible in excess of $50,000 for all such insurance coverage unless otherwise specified in the Mortgage Loan documents. If any of the Mortgaged Properties are located in a federally designated ‘‘special flood hazard area’’ or an area with a high degree of seismic activity, the applicable borrower must purchase flood hazard insurance or earthquake insurance, respectively.

In addition, each borrower is required to maintain, in accordance with the applicable Mortgage Loan documents, certain insurance for each Mortgaged Property, including, but not limited to, commercial general liability insurance, business income insurance, boiler and machinery insurance and terrorism insurance. All insurance policies are required to be issued by one or more financially sound and responsible insurance companies, each with a claims paying ability rating of ‘‘A’’ or better by S&P; provided, however, that the United States Fire Insurance Company is deemed acceptable so long as it maintain a claims paying ability rating of "BBB" or better by S&P.

Casualty and Condemnation. Each borrower must give the mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the applicable Mortgaged Property or any portion thereof. All insurance proceeds on the applicable Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the applicable Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the applicable Mortgaged Property, are assigned to and are required to be paid to the mortgagee. Participation of the mortgagee is permitted in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and the mortgagee is hereby authorized, in its own name or in the applicable borrower’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and the borrowers shall from time to time deliver to the mortgagee any instruments required to permit such participation; provided, however, that, so long as no default or event of default shall have occurred, the mortgagee does not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the note or (ii) $515,000. Any sums received by the mortgagee must be applied first, to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows: (i) in the event that less than forty percent (40%) of the improvements at any applicable Mortgaged Property have been taken or destroyed, if and so long as certain conditions are met, the mortgagee will be required, solely for the purposes of such restoration or repair, to advance so much of the remainder of such sums as may be required for such restoration or repair, to the respective borrower or (ii) in all other cases, the mortgagee may elect, in the mortgagee’s absolute discretion to do either of the following: (a) accelerate the applicable Regency Portfolio Loan and declare any and all of the debt to be immediately due and payable and apply the remainder of such sums received to the payment of the debt in whatever order the mortgagee directs in its absolute discretion, with any remainder being paid to the applicable borrower or (b) notwithstanding that the respective borrower may have elected not to restore or repair the applicable Mortgaged Property, require the applicable borrower to restore or repair the applicable Mortgaged Property in the manner and upon such terms and conditions as would be required by a prudent interim construction mortgagee, including, but not limited to, the deposit by the borrower with the mortgagee, within thirty (30) days after demand of any deficiency reasonably determined by the mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, with any balance thereafter remaining being applied by the mortgagee for payment of the debt in whatever order the mortgagee directs in its absolute discretion.

The Virginia Department of Transportation (‘‘VDOT’’) has initiated a condemnation proceeding in connection with the proposed widening of the roadway adjacent to the Brafferton Shopping Center Mortgaged Property. The VDOT has filed a certificate of taking and deposited $132,995 with the applicable judicial body. The respective borrower plans to contest the VDOT’s determination of the condemnation award, and the related Mortgage Loan documents permit the applicable borrower to retain the ultimate condemnation proceeds.

Transfer of the Mortgaged Properties and Interests in the Borrowers. The related Mortgage Loan documents provide that each borrower will not permit, without the prior written consent of the mortgagee, the sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance on, all or any part of the Mortgaged Properties or any interest in the Mortgaged Properties. A sale, assignment, conveyance, transfer or other disposition includes, among other things, the following: (i) an installment sales agreement wherein a borrower agrees to sell a Mortgaged Property or any part thereof for a price to be paid in installments, (ii) an agreement by a borrower leasing all or a substantial part of a Mortgaged Property for other than actual occupancy or a sale, assignment or other transfer of, or the grant of a security interest in, the borrower’s right, title and interest in and to any leases or any rents, (iii) the transfers of more than 49% of the ownership of a borrower or its managing member or (iv) any voluntary or involuntary sale, transfer, conveyance or pledge by any person or entity which directly or indirectly controls any borrower. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, assignment, conveyance, transfer or other disposition: (i) a transfer by devise or descent or by operation of law upon the death of a partner, member or stockholder of the borrower or any general partner, (ii) a sale, transfer or hypothecation of a partnership, shareholder or membership interest in the borrower, as applicable, to an immediate family member or (iii) a transfer of interests in the borrower by and among the parent entities. The consent of the mortgagee, however, shall not unreasonably be withheld so long as no event of default has occurred and is continuing and among other things, certain financial conditions are met.

Escrows. The related Mortgage Loan documents provide that the borrowers are not required to make monthly deposits of real estate taxes and insurance premiums to a reserve so long as the following conditions are met: (i) no event of default or assignment and assumption has occured and (ii) the applicable borrower has furnished to the mortgagee satisfactory evidence of (a) the renewal of the insurance policies at least 30 days prior to expiration of such policies, (b) the payment of insurance premiums within ten days of the mortgagee’s written request and (c) the payment of taxes prior to delinquency. Upon notice from the mortgagee following (x) an event of default or (y) the failure of the applicable borrower to provide such evidence, the borrower must commence deposits beginning on the monthly payment date immediately following the date of such notice.

Additional Debt. Provided certain financial conditions and notice requirements are met and no event of default has occurred and is continuing, the owners of an equity interest in any borrower may incur subordinate debt in the form of mezzanine financing in accordance with the provisions set forth in the Mortgage Loan documents.

Management. Regency Realty Group, Inc., a Florida corporation and one of the sponsors of the borrower, is the property manager for the Mortgaged Properties securing the Regency Portfolio Loans. Regency Realty Group, Inc. is a real estate investment, advisory and management company with approximately 15 million square feet under management. Following an event of default, the mortgagee, after proper notice to the borrowers and the property manager, may terminate the management agreement and replace the property manager.

The Mortgaged Properties.    The Mortgaged Properties consist of 13 retail centers located throughout the United States. The Mortgaged Properties contain approximately 1,841,832 square feet of retail space. As of the occupancy as-of dates as set forth in Annex A-8, the Mortgaged Properties had a weighted average occupancy of approximately 95.0%.

Pending Renovations.    Although each borrower has an ongoing improvement plan related to new leasing activities, the borrowers have informed the related Mortgage Loan Sellers of no major property renovations at the Mortgaged Properties.

Master Leases. The borrowers of 4 of the Mortgaged Properties have entered into master leases (each, a ‘‘Master Lease’’) for a portion of the space at the applicable Mortgaged Properties. Each Master Lease (i) has an initial term of at least 10 years and (ii) requires the payment of monthly rent in an amount equal to the difference between (a) a specified amount per square foot as designated in the applicable Mortgage Loan documents and (b) the actual rent received from tenants occupying the space demised under each Master Lease. The Master Lessee is also required to pay rent to each applicable borrower in the event that the DSC ratio, falls below 1.05x, but only to the extent necessary to restore the ratio to 1.05x. According to the terms of the Master Lease for the Civic Center Plaza Shopping Center Mortgaged Property, the borrower may terminate the Master Lease so long as no event of default has occurred and is continuing and either (i) the tenant under the Dominick’s lease exercises its renewal option for the portion of its leasehold which is subleased to Hmart or (ii) Hmart enters into a direct lease with the applicable borrower with a term of at least 5 years and upon terms and conditions no less favorable than those contained in the Dominick’s lease.

Release of Cross-Collateralization. Each of the Regency Portfolio Loans permit defeasance beginning 2 years after the Closing Date with United States government securities in an amount sufficient to defease: (i) in connection with the first 25% of the aggregate original principal balance of the Regency Portfolio Loans being defeased, 100% of the outstanding principal balance of the applicable Regency Portfolio Loan(s); (ii) in connection with the second 25% of the aggregate original principal balance of the Regency Portfolio Loans being defeased, 115% of the outstanding principal balance of the applicable Regency Portfolio Loan(s); and (iii) thereafter, 125% of the outstanding principal balance of the applicable Regency Portfolio Loan(s) provided, however, that with respect to the Mortgage Loan secured by the Pleasant Hill Shopping Center Mortgaged Property and the Mortgage Loan secured by the Granada Village Shopping Center Mortgaged Property, the applicable borrower may defease with United States government obligations in an amount sufficient to defease 110% and 115%, respectively, of the outstanding principal balance of the applicable Regency Portfolio Loan. In addition, each of the Regency Portfolio Loans may be assumed, provided certain conditions are met, including (i) no event of default has occurred and is continuing, (ii) the applicable Regency Portfolio Loan has an LTV ratio no greater than 80% and a minimum DSC ratio of 1.25x and (iii) upon such assumption, the remaining Regency Portfolio

Loans have a maximum aggregate LTV ratio of 75% and a minimum aggregate DSC ratio of 1.20x. Upon defeasance or assumption, the applicable Regency Portfolio Loan will be released from cross-collateralization and cross-default provisions of the related Mortgage Loan documents.

Additional Financial Information. Additional information with regard to the borrowers, the Mortgaged Properties and the Regency Portfolio Loans, including (i) general competitive conditions to which the Mortgaged Properties are subject, (ii) occupancy rates at the Mortgaged Properties, (iii) historical financial performance information (including, net operating income and effective annual rental per square foot for the Mortgaged Properties) and (iv) information regarding lease expirations at the Mortgaged Properties, is set forth in the large loan summary for the Regency Portfolio Loans contained in Annex A-8 to this prospectus supplement. Since the borrowers acquired the Mortgaged Properties in 2005, financial information regarding the Mortgaged Properties is only available for 2004 and 2005. Information prior to 2004 was not provided to the borrowers in connection with the acquisition of the Mortgaged Properties. The related Mortgage Loan Sellers requested financial information for additional prior years from the borrowers (who are not affiliated with either related Mortgage Loan Seller), and the borrowers were unable to provide such information.

Additional Information Regarding the Twenty Largest Mortgage Loans

Additional information with respect to loan numbers 1 and 2, detailed descriptions of loan numbers 3 through 10 and certain additional information with respect to loan numbers 11 through 20 are attached to this prospectus supplement as Annex A-8. Prospective investors are encouraged to carefully review the entire prospectus supplement, including each attached Annex, which are considered part of this prospectus supplement.

The Sponsors

Wachovia Bank, National Association

General. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a Sponsor of this securitization, originated and underwrote 84 Mortgage Loans included in the Trust Fund and (including 13 Mortgage Loans which Wachovia co-originated and co-underwrote with JPMorgan). Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and 3,131 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters, and of Wachovia Commercial Mortgage Securities, Inc. (the ‘‘Depositor’’). See ‘‘THE SPONSOR’’ in the accompanying prospectus.

Wachovia’s Securitization Program. One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of January 1, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $42.7 billion. Approximately $39.4 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $3.9 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2005, Wachovia originated and securitized approximately $16.2 billion of commercial mortgage loans, of which approximately $15.7 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $500 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $16.2 billion of securitized commercial mortgage loans in 2005. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a Sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of January 1, 2006, Wachovia securitized approximately $39.4 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General. Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards for Wachovia’’ section.

Loan Analysis. Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, sesimic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by Wachovia where it was determined not to adversely affect the Mortgage Loans originated by it in any material respect.

Loan Approval. Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property. The repayment of a Mortgage Loan is typically dependent upon the successful operation of the related Mortgaged Property and the ability of that Mortgaged Property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the Mortgaged Property will be sufficient to make the required payments under that Mortgage Loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the Mortgaged Property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each Mortgaged Property. In determining the ‘‘revenue’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a Mortgaged Property securing a Wachovia Mortgage Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a Mortgaged Property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a Mortgaged Property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a Mortgaged Property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Mortgage Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

DSC Ratios and LTV Ratios. Generally, the DSC Ratios for Wachovia Mortgage Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the Mortgage Loan, the related Mortgaged Property, LTV Ratio, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a DSC Ratio below 1.20x based on, among other things, the amortization features of the Mortgage Loan (for example, if the Mortgage Loan provides for relatively rapid amortization) the type of tenants and leases at the Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the LTV Ratio for Wachovia Mortgage Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the

Mortgage Loan, the related Mortgaged Property, debt service coverage, reserves or other factors. For example, Wachovia may originate a Mortgage Loan with a LTV Ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related Mortgaged Property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The Debt Service Coverage Ratios and LTV Ratios described above under ‘‘—DSC Ratios and LTV Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment. In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property collateral consists of improvements located in California or in seismic zones 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of DSC Ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratio disclosed in this prospectus supplement. For specific details on the calculations of DSC Ratio in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Mortgage Loan and/or during the related Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Artesia Mortgage Capital Corporation

General Character of Artesia Mortgage Capital Corporation’s Business. Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 509 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in CMBS transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program. Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans—which are average-sized loans by industry standards —and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2005, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia’s Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia , may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia’s Underwriting Standards’’ section.

Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For specific information regarding the details on the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals. Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment. In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia’s Underwriting Standards’’ section, Artesia may include mortgage loans in a trust fund which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Nomura Credit & Capital, Inc.

General Character of Nomura Credit & Capital’s Business. Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is a direct wholly owned subsidiary of Nomura Holdings America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura is an affiliate of Nomura Securities International, Inc., one of the underwriters.

Nomura’s Securitization Program. Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $441.0 million, $951.8 million, $2.0 billion and $3.7 billion of commercial mortgage loans during the calendar years 2002, 2003, 2004 and 2005, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Standards

General. Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Standards’’ section.

Loan Analysis. Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the DSC Ratios disclosed in this prospectus supplement. For information regarding the calculations of DSC Ratios in this prospectus supplement, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Additional Mortgage Loan Information’’.

Loan-to-Value Ratio. Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements. Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Standards’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Other Mortgage Loan Seller

JPMorgan is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger, dated as of January 14, 2004.

Prior to November 13, 2004, JPMorgan was in the legal form of a banking corporation organized under the laws of the State of New York and was named JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the ‘‘JPMorgan Conversion’’). Immediately after the JPMorgan Conversion, Bank One, N.A. (Chicago) and Bank One, N.A. (Columbus) merged into JPMorgan.

The Depositor

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation, is the Depositor. The Depositor is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association, which is a wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation. The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling such commercial mortgage loans and interests to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

The Depositor remains responsible under the Pooling and Servicing Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

Significant Obligors

The Mortgaged Property securing the Grande Lakes Resort Pool Loan represents 16.7% of the Cut-Off Date Pool Balance (19.9% of the Cut-Off Date Group 1 Balance). The Mortgaged Properties securing the Regency Portfolio Loans represent 10.6% of the Cut-Off Date Pool Balance (12.6% of the Cut-Off Date Group 1 Balance). The borrower under the Grande Lakes Resort Pool Loan is CNL GL Resort, LP and the borrowers under the Regency Portfolio Loan are FW NJ-Westmont Shopping Center, LLC, FW VA-Brafferton Shopping Center, LLC, FW IL-Civic Center Plaza, LLC, FW IL-McHenry Commons Shopping Center, LLC, FW TX-First Colony Marketplace, L.P., FW CA-Laguna Niguel Plaza, LLC, FW CA-Pleasant Hill Shopping Center, LLC, FW OR-Greenway Town Center, LLC, FW WI-Racine Centre, LLC, FW NC-Shoppes of Kildaire, LLC, FW CA-Granada Village, LLC, FW-Newark, LLC and USRP Towamencin, LLC. The Mortgaged Properties and borrowers referred to above are described more fully in "DESCRIPTION OF THE MORTGAGE POOL—Twenty Largest Mortgage Loans" and Annex A-8 to this prospectus supplement.

The Mortgage Loan Sellers

The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a ‘‘Mortgage Loan Purchase Agreement’’ and together, the ‘‘Mortgage Loan Purchase Agreements’’). The Mortgage Loan Sellers originated or co-originated the Mortgage Loans as described above under ‘‘—Mortgage Loan History’’.

Eighty-four (84) of the Mortgage Loans were originated by Wachovia Bank, National Association (‘‘Wachovia’’) (the ‘‘Wachovia Mortgage Loans’’), representing 81.2% of the Cut-Off Date Pool Balance (65 Mortgage Loans in Loan Group 1 or 81.8% of the Cut-Off Date Group 1 Balance and 19 Mortgage Loans in Loan Group 2 or 77.9% of the Cut-Off Date Group 2 Balance), 13 of which Mortgage Loans were co-underwritten and co-originated with JPMorgan (in which Wachovia retained a 51.8% interest).

Twenty-six (26) of the Mortgage Loans (the ‘‘Artesia Mortgage Loans’’), representing 10.7% of the Cut-Off Date Pool Balance (22 Mortgage Loans in Loan Group 1 or 10.0% of the Cut-Off Date Group 1 Balance and 4 Mortgage Loans in Loan Group 2 or 14.7% of the Cut-Off Date Group 2 Balance) were originated by Artesia Mortgage Capital Corporation (‘‘Artesia’’).

Thirteen (13) of the Mortgage Loans (the ‘‘JPMorgan Mortgage Loans’’), representing 5.1% of the Cut-Off Date Pool Balance (6.1% of the Cut-Off Date Group 1 Balance) were co-underwritten and co-originated by JPMorgan Chase Bank, N.A. (‘‘JPMorgan’’) with Wachovia (in which JPMorgan retained a 48.2% interest).

Nine (9) of the Mortgage Loans (the ‘‘Nomura Mortgage Loans’’), representing 3.0% of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 2.1% of the Cut-Off Date Group 1 Balance

and 5 Mortgage Loans in Loan Group 2 or 7.5% of the Cut-Off Date Group 2 Balance) were originated by Nomura Credit & Capital, Inc. (‘‘Nomura’’).

Wachovia has no obligation to repurchase or substitute any of the Artesia Mortgage Loans, the JPMorgan Mortgage Loans or the Nomura Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the JPMorgan Mortgage Loans or the Nomura Mortgage Loans. JPMorgan has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Artesia Mortgage Loans or the Nomura Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans, the Artesia Mortgage Loans or the JPMorgan Mortgage Loans. Notwithstanding the foregoing, with respect to the Regency Portfolio Mortgage Loans (loan numbers 10, 13, 17, 22, 23, 42, 47, 50, 51, 52, 54, 55 and 115), representing 10.6% of the Cut-Off Date Pool Balance (12.6% of the Cut-Off Date Group 1 Balance), Wachovia has an obligation to repurchase or substitute with respect to a 51.8% interest in such Mortgage Loans and JPMorgan has an obligation to repurchase or substitute with respect to a 48.2% interest in such Mortgage Loans.

All information concerning the Wachovia Mortgage Loans (except the Regency Portfolio Loans) contained in or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Artesia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwriter by Artesia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Nomura. All information concerning the Regency Portfolio Loans contained in or used in the preparation of this prospectus supplement is as co-underwritten by Wachovia and JPMorgan.

Assignment of the Mortgage Loans; Repurchases and Substitutions

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.

In connection with the above-described transfers, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller (the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a ‘‘pro forma’’ title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the ‘‘Purchase Price’’) generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the ‘‘Substitution Shortfall Amount’’); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third-party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Assignment of Mortgage Assets; Repurchases’’ in the accompanying prospectus. The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans.

In its capacity as custodian, LaSalle will hold the Mortgage Files exclusively for the use and benefit of the Trust Fund. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; (or, if there is no Controlling Class Representative then serving, by the holders of Certificates representing a majority of the voting rights allocated to the Controlling Class); (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs or the imposition of tax on either of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

Representations and Warranties; Repurchases and Substitutions

In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

(i) other than payments due but not yet 30 days or more delinquent, to the applicable Mortgage Loan Seller’s actual knowledge as of the Cut-Off Date, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable Mortgage Loan Seller’s actual knowledge as of the Cut-Off Date, no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

(ii) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

(iii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

(iv) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

(v) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

(vi) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vii) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

(viii) each related assignment of Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

(ix) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

(x) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

(xi) to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by such Mortgage Loan Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

(xii) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

(xiii) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

(xiv) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller’s affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

(xv) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party’s affiliates (except with respect to Wachovia Bank, National Association, in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller’s representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations

and Warranties; Repurchases and Substitutions’’, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a ‘‘Crossed Loan’’ and, collectively, a ‘‘Crossed Group’’), and (iii) the applicable document omission or defect (a ‘‘Defect’’) or breach of a representation and warranty (a ‘‘Breach’’) does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in ‘‘—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ or ‘‘—Representations and Warranties; Repurchases and Substitutions’’ unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

SERVICING OF THE MORTGAGE LOANS

General

The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, and the Companion Loans for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Co-Lender Loan and its related Companion Loan(s) (a ‘‘Loan Pair’’) are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate Companion Loans are subordinate to the related Mortgage Loans), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the ‘‘Servicing Standard’’).

The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

Set forth below is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’, for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced

Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time, provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus.

With respect to any Loan Pair, the Companion Loan for which is included in a securitization trust that is subject to the provisions of Regulation AB of the Securities Act, the Master Servicer, Special Servicer, Trustee and any subservicer will be required to provide such reports and information and otherwise take such commercially reasonable actions with respect to such Companion Loan as is necessary for the Depositor, Issuing Entity, Master Servicer, Special Servicer and Trustee to comply with all requirements of Regulation AB of the Securities Act.

The Master Servicer

Wachovia Bank, National Association, will be the master servicer (in such capacity, the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement. The Master Servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The Master Servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The Master Servicer’s primary servicing system runs on Enable US software. The Master Servicer reports to trustees in the CMSA format. The Master Servicer’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the Master Servicer’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,531	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage backed securities.

In addition to servicing loans related to commercial mortgage-backed securities, the Master Servicer also services whole loans for itself and a variety of investors. The properties securing loans in the Master Servicer’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

The Master Servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the Master Servicer to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the Master Servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by the Master Servicer and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and SA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

The Master Servicer is rated by Fitch and S&P as a primary servicer and master servicer. The Master Servicer’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia Bank, National Association are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

The Master Servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

The Master Servicer’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the Master Servicer’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. The Master Servicer may engage third-party vendors to provide technology or process efficiencies. The Master Servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The Master Servicer has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

•	performance of UCC searches and filing of UCCs.

The Master Servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Generally, all amounts received by the Master Servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the Master Servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the Master Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the Master Servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will ordinarily be performed by the Trustee as described under ‘‘DESCRIPTION OF THE MORTGAGE POOL— Assignment of the Mortgage Loans; Repurchases and Substitutions’’ in this prospectus supplement.

The information set forth herein regarding the Master Servicer has been provided by Wachovia Bank, National Association.

The Special Servicer

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the Mortgage Loans under the Pooling and Servicing Agreement (in such capacity, the ‘‘Special Servicer’’). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing

Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the Mortgaged Properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Mortgage Loans. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties securing the Mortgage Loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Moody’s, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in the Trust Fund. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties in the Pooling and Servicing Agreement. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under the Pooling and Servicing Agreement do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO Loans in accordance with the terms of the Pooling and Servicing Agreement and consistent with the Servicing Standard. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction performed by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Certificateholders.

LNR Partners is not an affiliate of the Depositor, the Sponsors, the Trust Fund, the Master Servicer, the Trustee or any originator of any of the Mortgage Loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire one or more Classes of the Certificates and will be the initial Controlling Class Representative. Otherwise, except for LNR Partners acting as Special Servicer this transaction, there are no specific relationships involving or relating to this transaction or the securitized Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Trust Fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Offered Certificates.

The information set forth herein regarding the Special Servicer has been provided by LNR Partners, Inc.

Certain Special Servicing Provisions

With respect to the Mortgage Loans, the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the ‘‘Controlling Class Representative’’) who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in ‘‘—The Controlling Class Representative’’ below. The Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See ‘‘—The Controlling Class Representative’’ below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The ‘‘Controlling Class’’ is the Class of Sequential Pay Certificates, (i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest payment priority. The Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A Certificates will be treated as one Class for purposes of determining the Controlling Class.

The Special Servicer is responsible for servicing and administering any Mortgage Loan or Companion Loan as to which (a) the related mortgagor has (i) failed to make when due any Balloon Payment (or full payment on any ARD Loan on its Anticipated Repayment Date) unless the Master Servicer has, on or prior to the due date of such Balloon Payment (or the Anticipated Repayment Date with respect to any ARD Loan), received written evidence (which the Master Servicer shall promptly forward to the Special Servicer and the Controlling Class Representative, as more particularly set forth in the Pooling and Servicing Agreement) from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days unless, with respect to any Co-Lender Loan, the related holder of the Companion Loan effects a cure in accordance with the related Intercreditor Agreement; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders (and, if applicable, the holders of the related Companion Loans) and is likely to continue unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced placement of such insurance coverage have otherwise been cured and the Master Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a ‘‘Servicing Transfer Event’’).

In general, as long as a Co-Lender Loan is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan.

If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loan are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of any related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans’’ in this prospectus supplement.

If a Servicing Transfer Event occurs with respect to any Mortgage Loan or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an ‘‘REO Property’’), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

Mortgage Loans and Companion Loans serviced by the Special Servicer, together with any REO Properties are referred to in this prospectus supplement as ‘‘Specially Serviced Mortgage Loans’’. The Master Servicer has no responsibility for the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement.

A Mortgage Loan or Companion Loan will cease to be a Specially Serviced Mortgage Loan (and will become a ‘‘Corrected Mortgage Loan’’ as to which the Master Servicer will re-assume servicing responsibilities):

(a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

(b) with respect to any of the circumstances described in clauses (b), (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

(c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

(d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

The Master Servicer (or, in certain limited cases with respect to Specially Serviced Mortgage Loans, the Special Servicer) will direct the deposit, transfer and disbursement of collections on the Mortgage Loans consistent with the Servicing Standard. Account activity will not generally be independently audited or verified. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certificate Account’’ and ‘‘—Collection and Other Servicing Procedures’’ in the attached prospectus.

Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement. Certain additional fees and costs payable by the related Mortgagors are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, general purpose and frequency of payments for those fees and expenses:

Type / Recipient(1)	Amount	Source(2)	Frequency
Master Servicing Fee / Master Servicer	With respect to the pool of Mortgage Loans (other than Specially Serviced Mortgage Loans) in the Trust Fund, one-twelfth of the product of the related annual Master Servicing Fee Rate(3) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	First, out of recoveries of interest with respect to that Mortgage Loan and then, if the related Mortgage Loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment Interest Excesses, net of Prepayment Interest Shortfalls, on underlying Mortgage Loans that are the subject of a principal prepayment in full or in part after its due date in any collection period.	Interest payments made by the related borrower intended to cover interest accrued on the subject principal prepayment with respect to the related Mortgage Loan during the period from and after the related Due Date.	Time to time
	All interest and investment income earned on amounts on deposit in the collection account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts and reserve accounts, to the extent not otherwise payable to the borrower.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient(1)	Amount	Source(2)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan in the Trust Fund during any collection period, but only to the extent that such late payment charges and default interest accrued while it was a non-specially serviced Mortgage Loan and are not otherwise allocable to pay the following items with respect to the related Mortgage Loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Liquidation Fees and Workout Fees) currently payable or previously paid with respect to the related Mortgage Loan or Mortgaged Property from collections on the mortgage pool and not previously reimbursed.	Payments of late payment charges and default interest made by borrowers with respect to the underlying Mortgage Loans.	Time to time
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, one-twelfth of the product of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such Mortgage Loan or REO Loan.	Out of general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each Mortgage Loan that is a worked-out Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject Mortgage Loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest (other than default interest), principal, and prepayment consideration received on the related Mortgage Loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest).	Out of the full, partial or discounted payoff obtained from the related borrower and/or liquidation proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of default interest) in respect of the related Specially Serviced Mortgage Loan or related REO Property, as the case may be.(5)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the Special Servicer’s REO accounts.	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
	Late payment charges and default interest actually collected with respect to any Mortgage Loan, but only to the extent such late payment charges and default interest (a) accrued with respect to that Mortgage Loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the related Mortgage Loan or REO Property: (i) interest on advance, or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the related Mortgage Loan, Mortgaged Property or REO Property from collections on the mortgage pool and not previously reimbursed.	Late payment charges and default interest actually collected in respect of the underlying Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption fees, defeasance fees and other application fees actually collected on the Mortgage Loans.(6)	Related payments made by borrowers with respect to the related Mortgage Loans.	Monthly
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual Trustee Fee Rate(7) calculated on the outstanding principal amount of the pool of Mortgage Loans in the Trust Fund.	Out of general funds on deposit in the Certificate Account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-On-Sale Reserve Account.	Interest and investment income related to the subject accounts (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loan.	Time to time

Type / Recipient(1)	Amount	Source(2)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Master Servicer’s Certificate Account.	Monthly
Indemnification Expenses/Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to Time

(1)	If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment’’ in the accompanying prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or Trustee in the case of amounts owed to either of them) prior to distributions on the Certificates.

(3)	The Master Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.020% per annum to 0.090% per annum, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.35% per annum with a minimum monthly fee of $4,000 for each Specially Serviced Mortgage Loan and REO Property, as described in this ‘‘—Compensation and Payment of Expenses’’ section.

(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Compensation and Payment of Expenses’’ section.

(6)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement.

(7)	The Trustee Fee Rate will equal 0.001% per annum, as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’.

As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and REO Mortgage Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The ‘‘Master Servicing Fee’’ is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage Loan (and from revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The ‘‘Master Servicing Fee Rate’’ is a per annum rate ranging from 0.020% to 0.090%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.021% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to ‘‘Mortgage Loans’’ will include the Companion Loans unless otherwise specified.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the ‘‘Servicing Fees’’) and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The ‘‘Special Servicing Fee’’ is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the ‘‘Special Servicing Fee Rate’’) equal to 0.35% per annum, and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, with a minimum monthly fee of $4,000 for each Specially Serviced Mortgage Loan and REO Property is paid. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan.

The Special Servicer is entitled to a ‘‘Liquidation Fee’’ with respect to each Specially Serviced Mortgage Loan, which Liquidation Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the accompanying Prospectus) received in respect thereof; provided, however, in no event shall the Liquidation Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the accompanying Prospectus) resulting from, the purchase of any Specially Serviced Mortgage Loan (i) by any Mortgage Loan Seller (as described in this prospectus supplement under ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assignment of the Mortgage Loans; Repurchases and Substitutions’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’) within the time period specified therein, (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ or (iii) in certain other limited circumstances.

The Special Servicer also is entitled to a ‘‘Workout Fee’’ with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a ‘‘Prepayment Interest Shortfall’’) than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a ‘‘Prepayment Interest Excess’’) the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a ‘‘Compensating Interest Payment’’), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.01% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer’s failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

As additional servicing compensation, the Master Servicer and/or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and

Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the accompanying prospectus.

As and to the extent described in this prospectus supplement under ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’, each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust Fund or certain parties to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer, subject to certain restrictions specifically provided for in the Pooling and Servicing Agreement. In connection with handling such matters, the Master Servicer and the Special Servicer may be required to seek the consent of the Controlling Class Representative with respect to material decisions and settlement proposals as more specifically set forth in the Pooling and Servicing Agreement.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not ‘‘significant’’ within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans, subject to certain rights of the holders of any related Companion Loan, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery to Certificateholders (and any of the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under ‘‘—General’’ above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

The Special Servicer is required to notify the Trustee, the Master Servicer, the Controlling Class Representative and the Rating Agencies and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans, subject to certain rights of the holders of the related Companion Loans, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activities subject to certain thresholds as more particularly set forth in the Pooling and Servicing Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and (v) approving certain consents with respect to non-material rights-of-way and easements and consents to subordination of the related Mortgage Loan to such non-material easements or rights-of-way as more specifically set forth in the Pooling and Servicing Agreement.

Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust Fund as holder of the Co-Lender Loan, nor the holder(s) of the related Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

The Controlling Class Representative

Subject to the succeeding paragraphs the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative’s approval will be deemed to have been given):

(i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

(ii) any modification or waiver of any term of the related Mortgage Loan documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

(iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under ‘‘DESCRIPTION OF THE CERTIFICATES— Termination’’ in this prospectus supplement or pursuant to a Purchase Option as described below under ‘‘—Defaulted Mortgage Loans; REO Properties; Purchase Option’’);

(iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

(v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying Mortgage Loan documents;

(vi) any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii) any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

(ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

(x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

(xi) any determination to allow a borrower not to maintain terrorism insurance; and

(xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event.

In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer’s obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. LNR Securities Holdings, LLC, which is an affiliate of the Special Servicer, will be the initial Controlling Class Representative.

Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the Caplease Loan or Caplease Companion Loan that materially and adversely affects the holder of the Caplease Companion Loan and certain other matters related to Defaulted Lease Claims. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Caplease Loan—Servicing Provisions of the Caplease Intercreditor Agreement’’ in this prospectus supplement.

Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of each Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related Mezz Cap Loan or such Mezz Cap Companion Loan that materially and adversely affects the holder of such Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Co-Lender Loans—Mezz Cap Loans—Servicing Provisions of the Mezz Cap Intercreditor Agreements’’ in this prospectus supplement.

Further, notwithstanding any of the control rights of the holders of the Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard.

Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class Representative is entitled.

Defaulted Mortgage Loans; REO Properties; Purchase Option

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A ‘‘Defaulted Mortgage Loan’’ is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan, see ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Provisions of the Intercreditor Agreements with Respect to Certain Subordinate Loans’’) (the ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the Trust Fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor’s cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third-party in making such determination, the cost of which will be advanced by the Master Servicer.

If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO

Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an ‘‘REO Extension’’) or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days’ prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate Account.

If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default with respect to a Mortgage Loan, the Pooling and Servicing Agreement provides that the Special Servicer, on behalf of the Trustee, must administer such Mortgaged Property so that the Trust Fund’s interest therein qualifies at all times as ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ‘‘independent contractor,’’ within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, REMIC I will not be taxable on income received with respect to a related Mortgaged Property to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ‘‘Rents from real property’’ do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ‘‘Rents from real property’’ include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of a similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by REMIC I, would not constitute ‘‘rents from real property,’’ or that all of such income would not qualify, if a separate charge is not stated for such services or they are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, or gain on a sale of a Mortgaged Property (including condominium units to customers in the ordinary course of a trade or business), will not constitute ‘‘rents from real property’’. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property’’, which would be taxable to REMIC I, at the highest marginal federal corporate rate (currently 35%) and may also he subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause REMIC I, to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the holders of the related Companion Loans could reasonably be expected to result in a greater recovery than another method of operation or rental of the Mortgaged Property. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The Special Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, and the Master Servicer (in the case of each Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as the related debt service coverage ratio is below 1.00x; with respect to inspections prepared by the Special Servicer, the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund’s expense. In addition, beginning in 2006, with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

The Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See ‘‘DESCRIPTION OF THE CERTIFICATES— Reports to Certificateholders; Available Information’’ in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24 (the ‘‘Certificates’’) will be issued pursuant to a pooling and servicing agreement, dated as of March 1, 2006, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the ‘‘Trust Fund’’) consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account (see ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

The Certificates consist of the following classes (each, a ‘‘Class’’) designated as: (i) the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’); (ii) the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (collectively, the ‘‘Subordinate Certificates’’ and, together with the Class A Certificates, the ‘‘Sequential Pay Certificates’’); (iii) the Class X-C and Class X-P Certificates (together, the ‘‘Class X Certificates’’ and, together with the Sequential Pay Certificates, the ‘‘REMIC Regular Certificates’’); (iv) the Class R-I and Class R-II Certificates (collectively, the ‘‘REMIC Residual Certificates’’); and (v) the Class Z Certificates.

Only the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the ‘‘Offered Certificates’’) are offered by this prospectus supplement. The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class X-C and Class X-P Certificates (collectively, the ‘‘Non-Offered Certificates’’), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and are not offered by this prospectus supplement. On the Closing Date, the Depositor will transfer the REMIC Residual Certificates to Wachovia Bank, National Association, a sponsor, pursuant to that certain Transfer Affidavit and Agreement (the ‘‘Transfer Affidavit and Agreement’’), but the REMIC Residual Certificates may be sold or otherwise transferred to another person at any time subject to any applicable transfer restrictions. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

The Issuing Entity

The Issuing Entity will be a common law trust, created under the laws of the State of New York, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The assets of the Trust Fund will constitute the only assets of the Issuing Entity. The Issuing Entity will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates; and except for these activities, the issuing entity will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. The Issuing Entity will operate under a fiscal year ending each December 31st. The Trustee, the Master Servicer and the Special Servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling and Servicing Agreement with respect to the Mortgage Loans and the Certificates. The roles and responsibilities of the foregoing are described in this prospectus supplement under ‘‘SERVICING OF THE MORTGAGE LOANS—The Master Servicer’’, ‘‘—The Special Servicer’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—The Trustee’’. Additional information may also be found in the accompanying prospectus under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS’’.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Trust Fund, certain legal opinions are required.

ACCORDINGLY, ALTHOUGH THE TRANSFER OF THE UNDERLYING MORTGAGE LOANS FROM EACH MORTGAGE LOAN SELLER TO THE DEPOSITOR AND FROM THE DEPOSITOR TO THE TRUST FUND HAS BEEN STRUCTURED AS A SALE, THERE CAN BE NO ASSURANCE THAT THE SALE OF THE UNDERLYING MORTGAGE LOANS WILL NOT BE RECHARACTERIZED AS A PLEDGE, WITH THE RESULT THAT THE DEPOSITOR OR TRUST FUND IS DEEMED TO BE A CREDITOR OF THE RELATED MORTGAGE LOAN SELLER RATHER THAN AN OWNER OF THE MORTGAGE LOANS. SEE ‘‘RISK FACTORS— THE OFFERED CERTIFICATES—THE MORTGAGE LOAN SELLERS, THE DEPOSITOR AND THE ISSUING ENTITY ARE SUBJECT TO BANKRUPTCY OR INSOLVENCY LAWS THAT MAY AFFECT THE TRUST FUND’S OWNERSHIP OF THE MORTGAGE LOANS’’ IN THIS PROSPECTUS SUPPLEMENT.

Registration and Denominations

The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company (‘‘DTC’’). The Offered Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

Certificate Balances and Notional Amounts

Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

Class of Certificates	Closing Date Certificate Balance	Percentage of Cut-Off Date Pool Balance
Class A-1 Certificates	$30,437,000	1.520%
Class A-2 Certificates	$361,311,000	18.048%
Class A-PB Certificates	$84,272,000	4.210%
Class A-3 Certificates	$610,984,000	30.520%
Class A-1A Certificates	$314,342,000	15.702%
Class A-M Certificates	$200,192,000	10.000%
Class A-J Certificates	$145,140,000	7.250%
Class B Certificates	$17,517,000	0.875%
Class C Certificates	$22,521,000	1.125%
Class D Certificates	$17,517,000	0.875%
Class E Certificates	$15,015,000	0.750%
Class F Certificates	$20,019,000	1.000%
Non-Offered Certificates (other than the Class X Certificates)	$162,656,624	8.125%

The ‘‘Certificate Balance’’ of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a ‘‘Notional Amount’’) of the related Class of Class X-C and Class X-P Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately $2,001,923,624 (subject to a permitted variance of plus or minus 5.0%).

The Notional Amount of the Class X-P Certificates will generally equal:

(i) until the Distribution Date in September 2006, the sum of (a) the lesser of $28,921,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $313,996,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(ii) after the Distribution Date in September 2006, through and including the Distribution Date in March 2007, the sum of (a) the lesser of $26,958,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $313,563,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-2, Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(iii) after the Distribution Date in March 2007, through and including the Distribution Date in September 2007, the sum of (a) the lesser of $358,201,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $308,248,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(iv) after the Distribution Date in September 2007, through and including the Distribution Date in March 2008, the sum of (a) the lesser of $323,561,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $301,762,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(v) after the Distribution Date in March 2008, through and including the Distribution Date in September 2008, the sum of (a) the lesser of $289,430,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $295,397,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates;

(vi) after the Distribution Date in September 2008, through and including the Distribution Date in March 2009, the sum of (a) the lesser of $256,385,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $289,182,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and (d) the lesser of $7,104,000 and the Certificate Balance of the Class K Certificates;

(vii) after the Distribution Date in March 2009, through and including the Distribution Date in September 2009, the sum of (a) the lesser of $223,785,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $282,868,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $20,779,000 and the Certificate Balance of the Class J Certificates;

(viii) after the Distribution Date in September 2009, through and including the Distribution Date in March 2010, the sum of (a) the lesser of $192,265,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $276,765,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $2,530,000 and the Certificate Balance of the Class J Certificates;

(ix) after the Distribution Date in March 2010, through and including the Distribution Date in September 2010, the sum of (a) the lesser of $161,276,000 and the Certificate Balance of the Class A-2

Certificates, (b) the lesser of $270,591,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-PB, Class A-3, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $9,897,000 and the Certificate Balance of the Class H Certificates;

(x) after the Distribution Date in September 2010, through and including the Distribution Date in March 2011, the sum of (a) the lesser of $545,117,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $263,465,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $12,838,000 and the Certificate Balance of the Class G Certificates;

(xi) after the Distribution Date in March 2011, through and including the Distribution Date in September 2011, the sum of (a) the lesser of $508,762,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $257,258,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E and (d) the lesser of $18,896,000 and the Certificate Balance of the Class F Certificates;

(xii) after the Distribution Date in September 2011, through and including the Distribution Date in March 2012, the sum of (a) the lesser of $484,073,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $251,200,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates and (d) the lesser of $5,865,000 and the Certificate Balance of the Class F Certificates;

(xiii) after the Distribution Date in March 2012, through and including the Distribution Date in September 2012, the sum of (a) the lesser of $459,957,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $239,028,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B, Class C and Class D Certificates and (d) the lesser of $8,390,000 and the Certificate Balance of the Class E Certificates;

(xiv) after the Distribution Date in September 2012, through and including the Distribution Date in March 2013, the sum of (a) the lesser of $427,558,000 and the Certificate Balance of the Class A-3 Certificates, (b) the lesser of $233,382,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate Certificate Balances of Class A-M, Class A-J, Class B and Class C Certificates and (d) the lesser of $13,896,000 and the Certificate Balance of the Class D Certificates; and

(xv) after the Distribution Date in March 2013, $0.

The initial Notional Amount of the Class X-P Certificates will be $1,934,999,000.

The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, ‘‘Mortgage Deferred Interest’’ is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date, the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, ‘‘Certificate Deferred Interest’’). With respect to the Sequential Pay Certificates, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2, Class A-PB, Class A-3 and Class A-1A Certificates, which amounts shall be applied pro rata (based on the Certificate Balances of the remaining Classes)) to such Classes. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

Pass-Through Rates

The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement and/or the corresponding footnotes. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate of the related Class of Certificates.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately     % per annum.

The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-C Components’’) of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-C Strip Rate’’ for each Class X-C Component will be calculated as follows:

(1)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P, Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(2)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

(3)	if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the

Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

(4)	if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

For each Distribution Date after the Distribution Date in March 2013, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay Certificates.

The Pass-Through Rate applicable to the Class X-P Certificates for the initial Distribution Date will equal approximately     % per annum.

The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the ‘‘Class X-P Components’’) of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under ‘‘—Certificate Balances and Notional Amounts’’ above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in March 2013, the ‘‘Class X-P Strip Rate’’ for each Class X-P Component included in the Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

After the Distribution Date in March 2013, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

In the case of each Class of REMIC Regular Certificates, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the ‘‘Interest Accrual Period’’ will be the preceding calendar month, which will be deemed to consist of 30 days; provided, however, for purposes of the initial Interest Accrual Period, such period commences on the Cut-Off Date and continues through the calendar month preceding the month in which such Distribution Date occurs.

The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

The ‘‘Weighted Average Net Mortgage Rate’’ for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

The ‘‘Net Mortgage Rate’’ for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan (without regard to any increase in the interest rate of an ARD Loan as a result of not repaying the outstanding principal amount of such ARD Loan on or prior to the related Anticipated Repayment Date), minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates, then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December.

The ‘‘Stated Principal Balance’’ of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

The ‘‘Collection Period’’ for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period, and in the event that the payment date (after giving effect to any grace period) related to any Distribution Date occurs after the related Collection Period, any amounts received on that payment date (after giving effect to any grace period) will be deemed to have been received during the related Collection Period and not during any other Collection Period.

The ‘‘Determination Date’’ will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in April 2006.

Distributions

General. Except as described below with respect to the Class Z Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a ‘‘Distribution Date’’). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the ‘‘Certificateholders’’) at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in April 2006.

The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the Class R-I, Class R-II and Class Z Certificateholders) on each related Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts:

(a)    the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

(i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

(ii) any Prepayment Premiums and Yield Maintenance Charges;

(iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion Loans;

(iv) any amounts deposited in the Certificate Account in error;

(v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates); and

(vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution.

(b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

(c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (other than any Compensating Interest Payment made on any Companion Loan);

(d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan; and

(e)    with respect to the initial Distribution Date, amounts on deposit in an interest reserve account related to certain Mortgage Loans.

See ‘‘SERVICING OF THE MORTGAGE LOANS—Compensation and Payment of Expenses’’ and ‘‘DESCRIPTION OF THE CERTIFICATES—P&I Advances’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See ‘‘—Allocation of Prepayment Premiums and Yield Maintenance Charges’’ below.

All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

Interest Reserve Account. The Trustee will establish and maintain an ‘‘Interest Reserve Account’’ in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (the ‘‘Interest Reserve Loans’’) which accrues interest on an Actual/360 basis an amount equal to one day’s interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the ‘‘Interest Reserve Amount’’). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Certificate Account. The Master Servicer will establish and will maintain a ‘‘Certificate Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution Amount will be used to make distributions on the Certificates. See ‘‘DESCRIPTION OF THE TRUST FUNDS — Certificate Accounts’’ in the prospectus.

Distribution Account. The Trustee will establish and will maintain a ‘‘Distribution Account’’ in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount will be used to make distributions on the Certificates.

Gain-on-Sale Reserve Account. The Trustee will establish and will maintain a ‘‘Gain-on-Sale Reserve Account’’ in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

Additional Interest Account. The Trustee will establish and will maintain an ‘‘Additional Interest Account’’ in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received in respect of the Mortgage Loans during the related Collection Period will be deposited into the Additional Interest Account.

Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under ‘‘—Termination’’ below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

(1)	concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates and Class A-3 Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 2, to the holders of the Class A-1A Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates on such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (iii) from the entire Available Distribution Amount for such Distribution Date relating to the entire Mortgage Pool, to the holders of the Class X-C Certificates and the Class X-P Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(2)	to distributions of principal to the holders of the Class A-PB Certificates, in an amount equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-PB Certificates is reduced to the Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

(3)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates as set forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

(4)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates and the Class A-1 Certificates as set forth in clauses (2) and (3) above, to distributions of principal to the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and the Class A-1 Certificates on such Distribution Date;

(5)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates as set forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding

Certificate Balance of the Class A-PB Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and the Class A-2 Certificates on such Distribution Date;

(6)	after distributions of principal have been made from the Loan Group 1 Principal Distribution Amount to the Class A-PB Certificates, Class A-1 Certificates and Class A-2 Certificates as set forth in clauses (2), (3), (4) and (5) above, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates and Class A-2 Certificates on such Distribution Date;

(7)	to distributions of principal to the holders of the Class A-1A Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1A Certificates) equal to the Loan Group 2 Principal Distribution Amount for such Distribution and, after the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been retired, the Loan Group 1 Principal Distribution Amount remaining after payments to the Class A-PB Certificates, Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates have been made on such Distribution Date;

(8)	to distributions to the holders of the Class A-PB Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-1A Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

(9)	to distributions of interest to the holders of the Class A-M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class A-M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(10)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-M Certificates) equal to the Principal Distribution Amount in respect of such Class A-M Certificates for such Distribution Date, less any portion thereof distributed in respect of Classes of Certificates with an earlier priority of payment;

(11)	to distributions to the holders of the Class A-M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(12)	to distributions of interest to the holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(13)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class A-J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of payment;

(14)	to distributions to the holders of the Class A-J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(15)	to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(16)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount in respect of such Class B Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(17)	to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(18)	to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(19)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount in respect of such Class C Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(20)	to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(21)	to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(22)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount in respect of such Class D Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(23)	to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(24)	to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(25)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount in respect of such Class E Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(26)	to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(27)	to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(28)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount in respect of such Class F Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(29)	to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(30)	to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(31)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount in respect of such Class G Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(32)	to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(33)	to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(34)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount in respect of such Class H Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(35)	to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(36)	to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(37)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount in respect of such Class J Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(38)	to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(39)	to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(40)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount in respect of such Class K Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(41)	to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(42)	to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(43)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount in respect of such Class L Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(44)	to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(45)	to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(46)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount in respect of such Class M Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(47)	to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(48)	to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(49)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount in respect of such Class N Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(50)	to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(51)	to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(52)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount in respect of such Class O Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(53)	to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(54)	to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(55)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount in respect of such Class P Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(56)	to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(57)	to distributions of interest to the holders of the Class Q Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(58)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class Q Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class Q Certificates) equal to the Principal Distribution Amount in respect of such Class Q Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(59)	to distributions to the holders of the Class Q Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

(60)	to distributions of interest to the holders of the Class S Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

(61)	after all Classes of Certificates with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class S Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class S Certificates) equal to the Principal Distribution Amount in respect of such Class S Certificates for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier priority of distribution on such Distribution Date;

(62)	to distributions to the holders of the Class S Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

(63)	to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (62) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see ‘‘—Termination’’ below), the payments of principal to be made as contemplated by clauses (3), (4), (5) and (6) above with respect to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-PB Certificates, the Class A-3 Certificates and the Class A-1A Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes and without regard to the Principal Distribution Amount for such date.

Distributable Certificate Interest. The ‘‘Distributable Certificate Interest’’ equals with respect to each Class of Sequential Pay Certificates for each Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class’s allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer’s Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’) and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

The ‘‘Accrued Certificate Interest’’ in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month’s interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The Accrued Certificate Interest in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month’s interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates for such Distribution Date.

Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer’s related Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan. The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall.

Principal Distribution Amount. So long as the Class A-3 and the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis (with respect to Loan Group 1, the ‘‘Loan Group 1 Principal Distribution Amount’’ and with respect to Loan Group 2, the ‘‘Loan Group 2 Principal Distribution Amount’’). On each Distribution Date after the Certificate Balances of the Class A-3 Certificates or the Class A-1A Certificates have been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

(a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or the Trustee, as applicable, prior to such Collection Period;

(b) the aggregate of all principal prepayments received on the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period;

(c) with respect to any Mortgage Loan in such Loan Group or the Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

(d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable in the Mortgage Pool, and Substitution Shortfall Amounts with respect to Mortgage Loans in the Mortgage Pool or such Loan Group, as applicable, and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

(e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Loan Group 1 Principal Distribution Amount, the Loan Group 2 Principal Distribution Amount and the Principal Distribution Amount, as the case may be, for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

Notwithstanding the foregoing, unless otherwise noted, where Principal Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

Class A-PB Planned Principal Balance. The ‘‘Class A-PB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class A-1 Certificates and Class A-2 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero.

The ‘‘Scheduled Payment’’ due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The ‘‘Assumed Scheduled Payment’’ is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan’s amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be ‘‘applied’’ by the Master Servicer as principal, interest and other amounts that would have been ‘‘due’’ on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to ‘‘Mortgage Loan’’ or ‘‘Mortgage Loans’’ in the definitions of ‘‘Principal Distribution Amount’’ and ‘‘Weighted Average Net Mortgage Rate’’ are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an ‘‘REO Loan’’). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans.

Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates as set forth below. ‘‘Yield Maintenance Charges’’ are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered ‘‘Prepayment Premiums’’.

Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date with respect to the applicable Loan Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in March 2013, 46% to the holders of the Class X-C Certificates and 54% to the holders of the Class X-P Certificates and (b) thereafter, 100% to the holders of the Class X-C Certificates.

The ‘‘Discount Rate’’ applicable to any Class of Offered Certificates and the Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates will be equal to the discount rate stated in the related Mortgage Loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and

(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date will be utilized.

For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see ‘‘SUMMARY OF PROSPECTUS SUPPLEMENT’’ in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

Subordination; Allocation of Losses and Certain Expenses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, the Class X-C Certificates and Class X-P Certificates and each other such Class of Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class F Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates), (b) to the holders of the Class E Certificates by means of the subordination of the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (c) to the holders of the Class D Certificates by means of the subordination of the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (d) to the holders of the Class C Certificates by means of the subordination of the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (e) to the holders of the Class B Certificates by means of the subordination of the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (f) to the holders of the Class A-J Certificates by means of the subordination of the Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates), (g) to the holders of the Class A-M Certificates, by means of the subordination of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, the Class F Certificates and the Non-Offered Certificates (other than the Class X Certificates) and (h) to the holders of the Class A Certificates and Class X Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-3 Certificates will receive principal payments (other than planned principal payments as described in this prospectus supplement) only after the Certificate Balance of each of the Class A-1, Class A-2 and Class A-PB Certificates has been reduced to zero, the Class A-PB Certificates will receive principal payments only after the Certificate Balance of each of the Class A-1 and Class A-2 Certificates have been reduced to zero, and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero and the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance, and the Class A-1 Certificates will receive principal payments only after the Certificate Balance of the Class A-PB Certificates has been reduced to the Class A-PB Planned Principal Balance. However after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A Certificates, to the extent such Classes remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and Class X Certificates, to the extent such Classes remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under ‘‘—Distributions—Application of the Available Distribution Amount’’ above will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A Certificates, the percentage interest in the Trust Fund evidenced by such Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A Certificates by the Subordinate Certificates.

On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans (without regard to Loan Groups) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case, in reduction of their respective Certificate Balances) as follows, but, with respect to the Classes of Sequential Pay Certificates, in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class S Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class Q Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventeenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighteenth, to the Class A-M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and last, to the Class A Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes are reduced to zero.

Generally, any losses and expenses that are associated with the Co-Lender Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above.

‘‘Realized Losses’’ are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

‘‘Additional Trust Fund Expenses’’ include, among other things, (i) any Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certain Matters Regarding the Trustee’’ in the accompanying prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS— Certain Matters Regarding the Master Servicer and the Depositor’’ in the accompanying prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘SERVICING OF THE MORTGAGE LOANS—Defaulted Mortgage Loans; REO Properties; Purchase Option’’ in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I Advances

On one Business Day prior to each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described below (and any other applicable limitations), to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees in respect of the Mortgage Loans that are being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer’s obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in ‘‘—Appraisal Reductions’’ below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest. Neither the Master Servicer nor the Trustee will be required to make any P&I Advance with respect to any Subordinate Companion Loan. Neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to any Companion Loan. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer.

The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property (‘‘Related Proceeds’’). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee), would, if made, not be recoverable from Related Proceeds (a ‘‘Nonrecoverable P&I Advance’’), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, both the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See ‘‘DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies’’ and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Certificate Account’’ in the accompanying prospectus.

In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an ‘‘Advance’’), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The ‘‘Reimbursement Rate’’ is equal to the ‘‘prime rate’’ published in the ‘‘Money Rates’’ Section of The Wall Street Journal, as such ‘‘prime rate’’ may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such non-recoverable advances over time, the Master Servicer or the Trustee, as applicable, will be required to give S&P and Moody’s at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans, unless the Master Servicer or the Trustee, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

If the Master Servicer, the Trustee or the Special Servicer, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

Appraisal Reductions

Upon the earliest of the date (each such date, a ‘‘Required Appraisal Date’’) that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Loan, a ‘‘Required Appraisal Loan’’), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A ‘‘Qualified Appraiser’’ is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an ‘‘Appraisal Reduction Amount’’ exists with respect to the related Required Appraisal Loan, such determination to be made by the Special Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will be calculated by the Special Servicer and will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Special Servicer’s obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan and any related Companion Loans to the extent the Special Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate for the Required Appraisal Loan and the related fixed annualized rate of interest scheduled to accrue for the related Companion Loans (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan and any related Companion Loans, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse order of entitlement to distribution with respect to such Classes. See ‘‘—P&I Advances’’ above. Any such Appraisal Reduction Amounts on Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage Loan. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse order of payment priorities).

Reports to Certificateholders; Available Information

Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available electronically (on the Trustee’s internet website initially located at www.etrustee.net) on each Distribution Date to the general public:

(a) A statement (a ‘‘Distribution Date Statement’’), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

(i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

(ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest, the applicable Interest Distribution Amount;

(iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

(iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

(v) the Available Distribution Amount;

(vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool and each Loan Group, and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related Determination Date;

(viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

(ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

(x) the number of mortgage loans, the percent of the aggregate Stated Principal Balance and the aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, (d) as to which foreclosure proceedings have been commenced and (e) with respect to each Specially Serviced Mortgage Loan, the Mortgaged Property type and a brief description of the reason for delinquency and the Mortgage Loan's status, if known by the Master Servicer or Special Servicer, as applicable, and provided to the Trustee;

(xi) as to each Mortgage Loan referred to in the preceding clause (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

(xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

(xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a ‘‘Final Recovery Determination’’) was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

(xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

(xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

(xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

(xvii) the Principal Distribution Amount;

(xviii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

(xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

(xx) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class of Certificates on such Distribution Date;

(xxi) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class X-C and Class X-P Certificates) and the Notional Amount of the Class X-C Certificates and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

(xxii) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

(xxiii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

(xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

(xxvii) the loan number for each Mortgage Loan which has experienced a material modification, extension or waiver;

(xxviii) the loan number for each Mortgage Loan which has experienced a breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer or the Depositor;

(xxix) the original and thereafter, the current credit support levels for each Class of REMIC Regular Certificates;

(xxx) the original and thereafter, the current ratings for each Class of REMIC Regular Certificates;

(xxxi) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

(xxxii) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class Z Certificates on such Distribution Date; and

(xxxiii) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

(b) A ‘‘CMSA Loan Periodic Update File’’ and a ‘‘CMSA Property File’’ (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

(c) A ‘‘CMSA Collateral Summary File’’ and a ‘‘CMSA Bond File’’ setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

(d) A ‘‘CMSA Reconciliation of Funds Report’’ setting forth certain information with respect to the Mortgage Loans and the Certificates.

Copies of each Distribution Date Statement will be filed with the Securities and Exchange Commission (‘‘SEC’’) through its EDGAR system located at www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date and the Trustee is required to provide or make available electronically to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

(a) CMSA Delinquent Loan Status Report;

(b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

(c) CMSA Historical Liquidation Report;

(d) CMSA REO Status Report;

(e) CMSA Servicer Watch List/Portfolio Review Guidelines;

(f) CMSA Operating Statement Analysis Report;

(g) CMSA NOI Adjustment Worksheet;

(h) CMSA Comparative Financial Status Report;

(i) CMSA Loan Level Reserve/LOC Report; and

(j) CMSA Advance Recovery Report.

Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association (‘‘CMSA’’) investor reporting package. Forms of these reports are available at the CMSA’s website located at www.cmbs.org.

The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the ‘‘Unrestricted Servicer Reports’’, and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the ‘‘Restricted Servicer Reports’’.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time. In addition, the Trustee may make available to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc. and/or Reuters, all electronic reports made available to the Certificateholders on the Trustee's website.

The information that pertains to Specially Serviced Mortgage Loans reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third-party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, or the Trustee, as applicable.

THE TRUSTEE WILL MAKE THE DISTRIBUTION DATE STATEMENT AVAILABLE EACH MONTH TO THE GENERAL PUBLIC VIA THE TRUSTEE’S INTERNET WEBSITE. THE TRUSTEE WILL ALSO MAKE THE PERIODIC REPORTS DESCRIBED IN THE PROSPECTUS UNDER ‘‘WHERE YOU CAN FIND MORE INFORMATION’’ AND ‘‘INCORPORATION OF CERTAIN INFORMATION BY REFERENCE’’ RELATING TO THE ISSUING ENTITY AVAILABLE THROUGH ITS WEBSITE ON THE SAME DATE THEY ARE FILED WITH THE SEC. THE TRUSTEE’S INTERNET WEBSITE WILL INITIALLY BE LOCATED AT WWW.ETRUSTEE.NET. ASSISTANCE IN USING THE WEBSITE CAN BE OBTAINED BY CALLING THE TRUSTEE’S CUSTOMER SERVICE DESK AT (312) 904-4581. PARTIES THAT ARE UNABLE TO USE THE WEBSITE ARE ENTITLED TO HAVE A PAPER COPY MAILED TO THEM AT NO CHARGE VIA FIRST CLASS MAIL BY CALLING THE CUSTOMER SERVICE DESK.

Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

Information Available Electronically. On each Distribution Date, the Trustee will make available to the general public via its internet website initially located at www.etrustee.net, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

The Master Servicer may make available each month via the Master Servicer’s internet website, initially located at www.wachovia.com (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer’s internet website, investors may call (800) 326-1334.

‘‘Privileged Person’’ means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement.

In connection with providing access to the Trustee’s internet website or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer’s certificates delivered by the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (d) all accountants’ reports delivered with respect to the Master Servicer since the Closing Date as described under ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Evidence as to Compliance’’ in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers’ certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the ‘‘Table Assumptions’’ set forth under ‘‘YIELD AND MATURITY CONSIDERATIONS—Weighted Average Life’’ in this prospectus supplement, which Distribution Date shall in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 15, 2011
Class A-2	March 15, 2011
Class A-PB	September 15, 2015
Class A-3	March 15, 2016
Class A-1A	March 15, 2016
Class A-M	March 15, 2016
Class A-J	March 15, 2016
Class B	March 15, 2016
Class C	March 15, 2016
Class D	March 15, 2016
Class E	March 15, 2016
Class F	March 15, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See ‘‘YIELD AND MATURITY CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS’’ and ‘‘DESCRIPTION OF THE TRUST FUNDS’’ in the accompanying prospectus.

The ‘‘Rated Final Distribution Date’’ with respect to each Class of Offered Certificates is the Distribution Date in March 2045 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See ‘‘RATINGS’’ in this prospectus supplement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See ‘‘DESCRIPTION OF THE CERTIFICATES—Voting Rights’’ in the accompanying prospectus.

Termination

The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the ‘‘Majority Subordinate Certificateholder’’) and distribution or provision for distribution thereof to the Certificateholders. Certain of the parties purchasing the assets of the Trust Fund mentioned above may be affiliates of the Depositor, the Sponsors, the Master Servicer or the Trustee. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described under ‘‘—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates remaining outstanding.

An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then outstanding Certificates (other than the

Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

The Trustee

LaSalle Bank National Association (‘‘LaSalle’’) is acting as trustee (the ‘‘Trustee’’) pursuant to the Pooling and Servicing Agreement. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—The Trustee’’, ‘‘—Duties of the Trustee’’, ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the accompanying prospectus. Any expenses incurred in removing the Trustee and/or appointing a successor trustee will be Additional Trust Fund Expenses; provided, however, in the event that the Trustee is removed pursuant to the terms of the Pooling and Servicing Agreement, or resigns or transfers its business, the Trustee shall bear all such expenses incurred by the Trust Fund in appointing a successor trustee; provided, however, if the Trustee is removed without cause, the removing party shall pay the expenses of appointing a successor trustee. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The ‘‘Trustee Fee’’ for each Mortgage Loan and each REO Loan for any Distribution Date equals one month’s interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee Rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the ‘‘REMIC Administrator’’). See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— Taxation of Owners of REMIC Residual Certificates’’ and ‘‘—Reporting and Other Administrative Matters’’ in the accompanying prospectus.

The Trustee and any director, officer, employee, affiliate, agent or ‘‘control’’ person within the meaning of the Securities Act of the Trustee will be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable ‘‘out-of-pocket’’ expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for in the Pooling and Servicing Agreement; provided that such expense is an ‘‘unanticipated expense incurred by the REMIC’’ within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, further, that neither the Trustee, nor any of the other above specified persons will be entitled to indemnification pursuant to the Pooling and Servicing Agreement for (1) any liability specifically required to be borne thereby pursuant to the terms of the Pooling and Servicing Agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made in the Pooling and Servicing Agreement.

LaSalle Bank National Association will be the Trustee and custodian under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank, N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 590 commercial mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of February 28, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions for which is currently serves as trustee or paying agent numbers 408 with an outstanding certificate balance of approximately $266.2 billion. The Depositor, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Global Securities and Trust Services—Wachovia 2006-C24 or at such other address as the Trustee may designate from time to time.

Under the terms of the Pooling and Servicing Agreement, the Trustee is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the Trustee is responsible for the preparation of all REMIC tax returns on behalf of each REMIC included in the Trust Fund and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust Fund.

Using information set forth in this prospectus supplement, the Trustee will develop the cashflow model for the Trust Fund. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each Class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Master Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recomputed, recalculate or verify the information provided to it by the Master Servicer.

The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans and REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the Class A-3 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and then the Non-Offered Certificates (other than the Class X Certificates and Class Z Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates and Class A-3 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 2. With respect to the Class A-PB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1 Certificates, Class A-2 Certificates and Class A-1A Certificates were outstanding. In addition, although the borrowers under

ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘SERVICING OF THE MORTGAGE LOANS—Modifications, Waivers and Amendments’’ in this prospectus supplement and ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS —Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Foreclosure’’ in the accompanying prospectus.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates which share such losses and shortfalls pro rata) to the extent of amounts otherwise distributable in respect of such Certificates, in reverse order of payment priority. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective Classes of Sequential Pay Certificates (other than the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates) (in reduction of the Certificate Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates and Class A-1A Certificates (and the Class X Certificates with respect to shortfalls of interest). As more fully described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Distributable Certificate Interest’’ in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X Certificates) on a pro rata basis.

Pass-Through Rate. The yield on the Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See ‘‘RISK FACTORS—The Offered Certificates—Prepayments Will Affect Your Yield’’ and ‘‘DESCRIPTION OF THE MORTGAGE POOL’’ in this prospectus supplement and ‘‘YIELD CONSIDERATIONS—Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans (except 3 Mortgage Loans representing 17.7% of the Cut-Off Date Pool Balance which may be prepaid with a Yield Maintenance Charge as of the Closing Date) may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Distributable Certificate Interest. As described under ‘‘DESCRIPTION OF THE CERTIFICATES—Distributions—Application of the Available Distribution Amount’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class of Certificates, the shortfall will be distributable to holders of such Class of Certificates, on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘DESCRIPTION OF THE CERTIFICATES—Termination’’ in this prospectus supplement.

Weighted Average Life

The weighted average life of any Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the Class A-PB Planned Principal Balance, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, The Loan Group 2 Principal Distribution Amount (and, after the Class A-3 Certificates have been retired, any remaining Loan Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-M Certificates, Class A-J Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates and Class F Certificates in that order, in each case until the Certificate Balance of such Class of Certificates, is reduced to zero.

The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2 Certificates, Class A-PB Certificates, Class A-3 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D

Certificates, Class E Certificates and Class F Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, the Class A-1 Certificates and Class A-2 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed ‘‘0% CPR’’ assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR’’, ‘‘50% CPR’’, ‘‘75% CPR’’ and ‘‘100% CPR’’, respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a ‘‘Scenario’’). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables below were derived from calculations based on the following assumptions (the ‘‘Table Assumptions’’): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month’s interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers’ representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in April 2006 and (xiv) the Closing Date for the sale of the Offered Certificates is March 30, 2006.

The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	87	87	87	87	87
03/15/08	71	71	71	71	71
03/15/09	51	51	51	51	51
03/15/10	26	26	26	26	26
03/15/11	0	0	0	0	0
Weighted Average Life (in years)	2.86	2.85	2.85	2.85	2.85

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	0	0	0	0	0
Weighted Average Life (in years)	4.95	4.94	4.93	4.90	4.71

Percentages of the Closing Date Certificate Balance of the Class A-PB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	99	98	84
03/15/12	82	78	74	70	66
03/15/13	55	47	42	38	31
03/15/14	33	22	15	11	10
03/15/15	10	0	0	0	0
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	7.32	6.99	6.81	6.68	6.51

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	99	99	98	98
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.76	9.72	9.68	9.65	9.49

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	99	99	99	99	99
03/15/09	99	99	99	99	99
03/15/10	98	98	98	98	98
03/15/11	97	97	97	97	97
03/15/12	96	96	96	96	96
03/15/13	92	92	92	92	92
03/15/14	90	90	90	90	89
03/15/15	88	88	88	87	87
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.45	9.43	9.41	9.36	9.21

Percentages of the Closing Date Certificate Balance of the Class A-M Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.95	9.71

Percentages of the Closing Date Certificate Balance of the Class A-J Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
03/15/07	100	100	100	100	100
03/15/08	100	100	100	100	100
03/15/09	100	100	100	100	100
03/15/10	100	100	100	100	100
03/15/11	100	100	100	100	100
03/15/12	100	100	100	100	100
03/15/13	100	100	100	100	100
03/15/14	100	100	100	100	100
03/15/15	100	100	100	100	100
03/15/16	0	0	0	0	0
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.79

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-PB and Class A-3 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of the Mortgage Loans in Loan Group 2 until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘YIELD AND MATURITY CONSIDERATIONS’’ section.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the ‘‘REMIC Regulations’’), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

For federal income tax purposes, two separate REMIC elections (‘‘REMIC I’’ and ‘‘REMIC II’’) will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the ‘‘regular interests’’ in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in the grantor trust. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ and ‘‘—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ in the accompanying prospectus.

Taxation of the Offered Certificates

Based on expected issue prices, it is anticipated that the Class          Certificates will be treated as having been issued at a [premium], and that the Class          Certificates will be treated as having been issued with a [de minimis amount of original issue discount] for federal income tax reporting purposes.

Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates— REMICs’’ and ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in the accompanying prospectus.

The Internal Revenue Service (the ‘‘IRS’’) has issued regulations (the ‘‘OID Regulations’’) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

The Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code for a ‘‘real estate investment trust’’ (‘‘REIT’’). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily properties (approximately 19.6% of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Holders of the Offered Certificates should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with U.S. government obligations.

A portion of the Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

Reporting and Other Administrative Matters

For further information regarding the federal income tax reporting requirements and other administrative matters, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Reporting and Other Administrative Matters’’ and ‘‘—Backup Withholding with Respect to REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—REMICs’’ in the accompanying prospectus.

ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

A fiduciary acting directly or indirectly for, on behalf of or with any asset of any employee benefit plan or other plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans not subject to the foregoing provisions of ERISA or the Code may be subject to substantively similar provisions of applicable federal, state, local, non-U.S. or other law ("Similar Law").

The US Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption (‘‘PTE’’) 96-22 (April 3, 1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC (‘‘Wachovia Securities’’), PTE 93-32 (May 14, 1993) to Nomura Securities International, Inc. (‘‘Nomura Securities’’), PTE 89-89 (October 17, 1989) to Citigroup Global Markets Inc. ("Citigroup"), PTE 89-90 (October 17, 1989) to Credit Suisse Securities (USA) LLC ("Credit Suisse") and PTE 2002-19 (March 28, 2002) to J.P. Morgan Securities Inc. (‘‘JPMorgan Securities’’), (each, an ‘‘Exemption’’ and collectively, the ‘‘Exemptions’’)), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term ‘‘Underwriter’’ shall include (a) Wachovia Securities, (b) Nomura Securities, (c) Citigroup, (d) Credit Suisse, (e) JPMorgan Securities, (f) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Nomura Securities, Citigroup, Credit Suisse and JPMorgan Securities and (g) any member of the underwriting syndicate or selling group of which Wachovia Securities, Nomura Securities, Citigroup, Credit Suisse, JPMorgan Securities or a person described in (f) is a manager or co-manager with respect to the Offered Certificates.

The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), Moody’s Investors Service, Inc. (‘‘Moody’s’’) or Fitch, Inc. (‘‘Fitch’’) or any successor thereto (each, an ‘‘NRSRO’’). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The ‘‘Restricted Group’’ consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates.

If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a ‘‘Party in Interest,’’ as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan’s assets in the Offered Certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan’s investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and (v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund; provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA’s general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘LEGAL INVESTMENT’’ in the accompanying prospectus.

CERTAIN RELATIONSHIPS AMONG PARTIES

This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise. The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers, a Sponsor and the Master Servicer. Nomura Securities, one of the Underwriters, is an affiliate of Nomura Credit & Capital, Inc., which is one of the Mortgage Loan Sellers and a Sponsor. JPMorgan Securities, one of the Underwriters, is an affiliate of JPMorgan Chase Bank, N.A., which is one of the Mortgage Loan Sellers.

LEGAL MATTERS

Certain legal matters will be passed upon for the Depositor by Dechert LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and Moody’s (together, the "Rating Agencies’’):

Class	Expected Ratings from S&P/Moody’s
Class A-1	AAA/Aaa
Class A-2	AAA/Aaa
Class A-PB	AAA/Aaa
Class A-3	AAA/Aaa
Class A-1A	AAA/Aaa
Class A-M	AAA/Aaa
Class A-J	AAA/Aaa
Class B	AA+/Aa1
Class C	AA/Aa2
Class D	AA−/Aa3
Class E	A+/A1
Class F	A/A2

The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

There can be no assurance that any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See ‘‘RISK FACTORS —Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks’’ in the accompanying prospectus.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

INDEX OF DEFINED TERMS

1% ( )	S-106
1818 Market Street Companion Loan	S-96
1818 Market Street Intercreditor Agreement	S-96
1818 Market Street Loan	S-96
1818 Market Street Material Default	S-97
1818 Market Street Subordinate Intercreditor Agreement	S-99
1818 Market Street Subordinate Loan	S-99
1818 Market Street Whole Loan	S-96
2% ( )	S-106
2665 South Oneida Street Loan	S-96
3% ( )	S-106
555 North Casaloma Drive Loan	S-96
Accrued Certificate Interest	S-181
Actual/360 basis	S-89
Additional Financing	S-111
Additional Interest Account	S-174
Additional Interest	S-90
Additional Trust Fund Expenses	S-187
Administrative Cost Rate	S-106
Advance	S-189
Anticipated Repayment Date	S-90
Appraisal Reduction Amount	S-191
Approved Manager	S-113
ARD Loans	S-90
Artesia Mortgage Loans	S-135
Artesia	S-89, S-124, S-135
Assumed Final Distribution Date	S-196
Assumed Scheduled Payment	S-183
Available Distribution Amount	S-173
Balloon Loans	S-89
Balloon Payment	S-89
Breach	S-142
Capital Imp. Reserve	S-107
Caplease Companion Loan	S-96
Caplease Intercreditor Agreement	S-97
Caplease Loan	S-96
Caplease Whole Loan	S-96
Caplease	S-96
Certificate Account	S-174
Certificate Balance	S-167
Certificate Deferred Interest	S-169
Certificateholders	S-173
Certificates	S-166
Citigroup	S-213
Class A Certificates	S-166
Class A-PB Planned Principal Balance	S-183
Class X Certificates	S-166
Class X-C Components	S-170
Class X-C Strip Rate	S-170
Class X-P Components	S-171
Class X-P Strip Rate	S-171
Class	S-166
CMBS	S-147
CMSA Bond File	S-194
CMSA Collateral Summary File	S-194
CMSA Loan Periodic Update File	S-194
CMSA Property File	S-194
CMSA Reconciliation of Funds Report	S-194
CMSA	S-194
CNL	S-109
Co-Lender Loans	S-96
Code	S-137
Collection Period	S-172
Companion Loans	S-96
Compensating Interest Payment	S-157
Constant Prepayment Rate	S-205
Controlling Class Representative	S-149
Controlling Class	S-150
Corrected Mortgage Loan	S-151
CPR	S-205
Credit Suisse	S-213
Cross Collateralized and Cross Defaulted Loan Flag	S-103
Crossed Group	S-142
Crossed Loan	S-142
Custodian	S-136
Cut-Off Date Balance	S-87
Cut-Off Date Group 1 Balance	S-87
Cut-Off Date Group 2 Balance	S-87
Cut-Off Date LTV Ratio	S-105
Cut-Off Date LTV	S-105
Cut-Off Date Pool Balance	S-87
Cut-Off Date	S-87
D ( )	S-106

Defaulted Lease Claim	S-96
Defaulted Mortgage Loan	S-161
Defeasance Collateral	S-91
Defeasance	S-106
Defect	S-142
Depositor	S-118
Determination Date	S-173
Discount Rate	S-184
Distributable Certificate Interest	S-181
Distribution Account	S-174
Distribution Date Statement	S-191
Distribution Date	S-173
DSC Ratio	S-104
DSCR	S-104
DTC	S-167
Due Date	S-89
ERISA	S-213
Excess Cash Flow	S-90
Exemption	S-213
Exemptions	S-213
Final Recovery Determination	S-192
Fitch	S-213
Form 8-K	S-143
FSMA	S-3
Gain-on-Sale Reserve Account	S-174
Grande Lakes Resort Pool Central Account	S-112
Grande Lakes Resort Pool Collection Account	S-112
Grande Lakes Resort Pool First Mezzanine Loan	S-113
Grande Lakes Resort Pool Fourth Mezzanine Loan	S-113
Grande Lakes Resort Pool Loan	S-109
Grande Lakes Resort Pool Mezzanine Loans	S-113
Grande Lakes Resort Pool Mortgage	S-109
Grande Lakes Resort Pool Note	S-109
Grande Lakes Resort Pool Restoration	S-110
Grande Lakes Resort Pool Second Mezzanine Loan	S-113
Grande Lakes Resort Pool Third Mezzanine Loan	S-113
Intercreditor Agreement	S-97
Intercreditor Agreements	S-97
Interest Accrual Period	S-171
Interest Reserve Account	S-174
Interest Reserve Amount	S-174
Interest Reserve Loans	S-174
IRS	S-211
JPMorgan Conversion	S-135
JPMorgan Mortgage Loans	S-135
JPMorgan Securities	S-213
JPMorgan	S-89, S-135
L ( )	S-106
LaSalle	S-199
Liquidation Fee	S-156
LNR Partners	S-147
LNR	S-147
Loan Group 1 Principal Distribution Amount	S-182
Loan Group 1	S-87
Loan Group 2 Principal Distribution Amount	S-182
Loan Group 2	S-87
Loan Groups	S-87
Loan Pair	S-144
Loan per Sq. Ft., Unit, Pad, Room or Bed	S-106
Lockout Period	S-106
Lockout	S-106
LTV at ARD or Maturity	S-105
Majority Subordinate Certificateholder	S-198
Manager	S-112
Master Lease	S-117
Master Lessee	S-115
Master Servicer	S-145
Master Servicing Fee Rate	S-156
Master Servicing Fee	S-156
Maturity Date LTV Ratio	S-105
Mezz Cap Companion Loans	S-96
Mezz Cap Intercreditor Agreement	S-97
Mezz Cap Loans	S-96
Mezz Cap Whole Loan	S-96
Mezz Cap Whole Loans	S-96
Moody’s	S-213
Mortgage Deferred Interest	S-169
Mortgage File	S-136
Mortgage Loan Purchase Agreement	S-135
Mortgage Loan Purchase Agreements	S-135
Mortgage Loan	S-184
Mortgage Loans	S-87, S-156, S-184
Mortgage Note	S-87
Mortgage Pool	S-87

Mortgage Rate	S-89
Mortgage	S-87
Mortgaged Property	S-87
NA	S-107
NAV	S-107
Net Aggregate Prepayment Interest Shortfall	S-181
Net Cash Flow	S-104
Net Mortgage Rate	S-172
Nomura Mortgage Loans	S-135
Nomura Securities	S-213
Nomura	S-89, S-129, S-136
Non-Offered Certificates	S-166
Nonrecoverable P&I Advance	S-188
Notional Amount	S-168
NRSRO	S-213
O ( )	S-106
O&M Operative Period	S-112
Occupancy Percentage	S-107
Offered Certificates	S-166
OID Regulations	S-211
Open Period	S-106
Option Price	S-162
Original Term to Maturity	S-107
P&I Advance	S-188
Periodic Payments	S-89
Plan	S-213
Pooling and Servicing Agreement	S-166
Prepayment Interest Excess	S-157
Prepayment Interest Shortfall	S-157
Prepayment Premiums	S-184
Primary Collateral	S-142
Principal Distribution Amount	S-182, S-184
Privileged Person	S-195
PTE	S-213
Purchase Option	S-162
Purchase Price	S-137
Qualified Appraiser	S-190
Qualified Substitute Mortgage Loan	S-138
Rated Final Distribution Date	S-197
Rating Agencies	S-216
Realized Losses	S-187
Regency Portfolio Loans	S-114
Reimbursement Rate	S-189
REIT	S-212
Related Proceeds	S-188
Relevant Implementation Date	S-2
Relevant Member State	S-2
Relevant Persons	S-3
Remaining Amortization Term	S-106
Remaining Term to Maturity	S-106
REMIC Administrator	S-199
REMIC I	S-211
REMIC II	S-211
REMIC Regular Certificates	S-166
REMIC Regulations	S-211
REMIC Residual Certificates	S-166
Rental Property	S-104
REO Extension	S-163
REO Loan	S-184
REO Property	S-151
Replacement Reserve	S-107
Required Appraisal Date	S-190
Required Appraisal Loan	S-190
Restricted Group	S-213
S&P	S-213
Saratoga Springs Apartments Loan	S-96
Scheduled Payment	S-183
SEC	1, S-194
Securities Act	S-166
Sequential Pay Certificates	S-166
Servicing Fees	S-156
Servicing Standard	S-144
Servicing Transfer Event	S-151
Shoppes at the Village Loan	S-96
Similar Law	S-213
SMMEA	S-31
Special Servicer	S-147
Special Servicing Fee Rate	S-156
Special Servicing Fee	S-156
Specially Serviced Mortgage Loans	S-151
Stated Principal Balance	S-172
Subordinate Certificates	S-166
Subordinate Companion Loans	S-96
Subordinate Loans	S-103
Substantial Taking	S-111
Substitution Shortfall Amount	S-137
Table Assumptions	S-196, S-205
TI/LC Reserve	S-107
TJX Distribution Center Loan	S-96
Transfer Affidavit and Agreement	S-166
Transfer	S-111
Trust Fund	S-166
Trustee Fee	S-155, S-199
Trustee	S-199
Underwriter	S-213

Underwritten Replacement Reserves	S-106
VDOT	S-116
Voting Rights	S-197
WA	S-106
Wachovia Mortgage Loans	S-135
Wachovia Securities	S-213
Wachovia	S-89, S-118, S-135
Weighted Average Net Mortgage Rate	S-172, S-184
weighted averages	S-106
Wellington Point Apartments Loan	S-96
Whole Loan	S-96
Whole Loans	S-96
Workout Fee	S-156
Workout-Delayed Reimbursement Amount	S-189
Year Built	S-106
Yield Maintenance Charges	S-184
YM ( )	S-106

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WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

                           ANNEX A-1

   MORTGAGE  LOAN
     LOAN    GROUP
    NUMBER  NUMBER            PROPERTY NAME                               ADDRESS
---------------------------------------------------------------------------------------------------------------

      1        1      Grande Lakes Resort Pool                  Various
     1.01             JW Marriott Grande Lakes                  4040 Central Florida Parkway
     1.02             The Ritz-Carlton Grande Lakes             4012 Central Florida Parkway
      2        1      1818 Market Street                        1818 Market Street
      3        1      Forum at Peachtree Parkway                5555 Peachtree Parkway
      4        1      Marriott - Melville, NY                   1350 Old Walt Whitman Road
      5        1      TJX Distribution Center                   2760 Red Lion Road
      6        1      Dobie Center                              2025 Guadalupe Street
      7        1      Doubletree Hotel - Santa Monica, CA(1)    1707 4th Street
      8        1      Bank of America - Pasadena, CA            101 South Marengo Avenue
      9        1      Marriott Del Mar                          11966 El Camino Real
      10       1      Granada Village Shopping Center           18121 Chatsworth Street
      11       1      Torrance Crossroads                       24451 Crenshaw Boulevard
      12       1      Woodbridge Hilton Pool(2),(3)             120 Wood Avenue South
    12.01             Woodbridge Hilton Hotel                   120 Wood Avenue South
    12.02             Woodbridge Office Building                120 Wood Avenue South
      13       1      Pleasant Hill Shopping Center             552 Contra Costa Boulevard
      14       2      Grandeville on Saxon                      741 Saxon Boulevard
      15       2      Campus Lodge Apartments                   2677 Old Bainbridge Road
      16       1      St. Germaine Apartments                   2201 Manhattan Boulevard
      17       1      Civic Center Plaza Shopping Center        7801 North Waukegan Road
      18       1      Court Street                              899 Monterey Street
      19       1      Park Plaza II                             2099 Gaither Road
      20       2      Mission Springs Apartments                5327 Timuquana Road
      21       1      Canterbury Shopping Center                2959 West 159th Street
      22       1      Towamencin Shopping Village               1758 Allentown Road
      23       1      Shoppes of Kildaire                       1269 Kildaire Farms Road
      24       2      Whistlebury Pool                          Various
    24.01             Whistlebury                               86 North Avenue
    24.02             Whistlebury Walk                          325 Willow Street
    24.03             Whistlebury at College Station            501 North Wilkinson Street
      25       1      The Magnolia Hotel                        1401 Commerce Street
      26       2      Cypress Pointe Apartments                 425 South Hubbards Lane
      27       2      Highbrook Apartments                      5080 Samet Drive
      28       1      Branmar Shopping Center                   1812 Marsh Road
      29       2      Riverchase Apartments                     2280 Keevan Lane
      30       1      Lincoln Park West Shopping Center         7738-7853 NW 44th Street
      31       1      Northchase Office Park                    1090 & 1130 Northchase Parkway SE
      32       1      Cleveland Street Square                   16505 & 16541 Redmond Way and 16421, 16528 & 16564 Cleveland Street
      33       1      Shoppes at the Village                    2605 South Oneida Steet
      34       2      Aspen Lodge Apartments                    8100 Perry Street
      35       2      Ashton Creek Apartments                   4201 Creek Way
      36       1      Residence Inn - Conshohocken, PA          191 Washington Street
      37       2      Presidio at Northeast Heights Apartments  6350 Eubank Boulevard NE
      38       1      8 King Road                               8 King Road
      39       1      One Columbia Center                       10025 Governor Warfield Parkway
      40       1      Riverstone Shoppes                        7251-7391 North State Road 7
      41       2      Casa de Fuentes Apartments                11700 Stearns Street
      42       1      Brafferton Shopping Center                385 Garrisonville Road
      43       2      Andover Woods Apartments                  7808 Andover Woods Drive
      44       2      The Villas of Parkhaven(2)                301 South FM (1417)
      45       1      Oxford Marketplace                        2540 Jackson Avenue
      46       1      Kensington Centre Shopping Center         2400,2401,2411 Kensington Drive and 3121,3201 E. Calumet Street
      47       1      Newark Shopping Center                    250 East Main Street (State Route 273)
      48       2      Durham Park Apartments                    16100 SW 108th Avenue
      49       1      Village Plaza at Boca Village             690-698 Yamato Road
      50       1      First Colony Marketplace                  4610 Highway 6 South
      51       1      Greenway Town Center                      12220 SW Scholls Ferry Road
      52       1      Laguna Niguel Plaza                       29941 Alicia Parkway
      53       2      Saratoga Springs Apartments(1)            4201 Pleasant Lake Village Lane
      54       1      McHenry Commons                           2000 Richmond Road (SR 31)
      55       1      Racine Shopping Center                    5201-5409 Washington Avenue
      56       1      Holiday Inn Express - Ashland, VA         107 South Carter Road
      57       1      Home Shopping Network Building            1 Avery Road
      58       1      Orlando Retail Centers Pool(2)            Various
    58.01             Sand Lake Retail Center                   1355 West Sand Lake Road
    58.02             Colonial West Retail Center               7332 West Colonial Drive
    58.03             Colonial East Retail Center               3122 East Colonial Drive
      59       2      Santa Fe Place Apartments                 350 North Festival Drive
      60       2      860 Hinman                                860 Hinman Avenue
      61       2      Tramway Ridge Apartments                  4777 Tramway Boulevard NE
      62       1      Kohl's - Little Rock, AR                  13909 Chenal Parkway
      63       1      131 Danbury                               131 Danbury Road
      64       1      Provena St. Mary                          100 Provena Way
      65       1      Union Square                              1800 Dickerson Road
      66       1      Bentonville Pool                          Various
    66.01             Hershey/Noble Buildings                   2701 & 2703 Otis Corley Drive
    66.02             Spectrum Building                         1211 SE 28th Street
      67       2      Wellington Point Apartments               4054 Beth Manor Drive
      68       1      Hilton Garden Inn - Spokane, WA           9015 West State Route 2
      69       1      Shorewood Village Shopping Center         23470 State Highway 7
      70       1      2665 South Oneida Street                  2665 South Oneida Street
      71       1      Holiday Inn Express - Palm Desert, CA     74-675 Highway 111
      72       1      Acres Marketplace                         2645 North 400 East
      73       2      Fox Glove Apartments                      210 W. Redd Road
      74       1      Village at Whitehall - Phase I            8943 & 8951 South Tryon Street
      75       1      Kent Corporate Park                       22404-22442 72nd Avenue South
      76       1      Walgreens - Brick, NJ                     2546 Hooper Ave
      77       2      Heritage Pensacola Apartments             6115 North David Highway
      78       2      Copper Beech Townhomes Student Housing    1100 West Aaron Drive
      79       1      St. Laurent Warehouses Pool               Various
    79.01             Parkway Building                          556 Florida Central Parkway
    79.02             Miller Drive Single                       1050 Miller Drive
    79.03             Miller Drive Multi                        1010-1048 Miller Drive
    79.04             Commerce Way                              375 & 385 Commerce Way
    79.05             Marvin Avenue                             234 & 238 West Marvin Avenue
      80       1      Walgreens - Mechanicsville, NJ            625 Blackhorse Pike
      81       1      555 North Casaloma Drive                  555 North Casaloma Drive
      82       1      Wood Creek Business Park                  12728 - 12930 NE 178th Street
      83       1      Walgreens - West Hartford, CT             936 South Quaker Lane
      84       1      Country Inn & Suites - Lincoln, NE        5353 North 27th Street
      85       1      Tradewinds Mobile Estates                 1801 20th Street West
      86       2      The Lakes MHC                             2901 Lapeer Road
      87       1      EDD Building                              5401 South Crenshaw Boulevard
      88       1      Lohi Plaza                                2986-2990 North Speer Boulevard
      89       1      Jacob Heights Apartments                  Woodhaven Circle & Joseph Path
      90       1      Altamonte Medical Office Building         623 Maitland Avenue
      91       2      Rhyne's Gate Apartments                   1110, 1120, & 1130 McKimmon View Court & 3710 Rhyne's Gate Way
      92       1      Walgreens - Joliet, IL                    4822 Caton Farm Road
      93       1      The Commons at Kings Crossing             2714 West Lake Houston Parkway
      94       1      Country Inn & Suites - Salina, KS         2760 South 9th Street
      95       1      Walgreens - Sumter, SC                    1990 McCrays Mill Road
      96       1      Washington Mutual Crossing                145 Satellite Boulevard
      97       1      Walgreens - East Ridge, TN                3510 Ringgold Road
      98       1      Shelby Township Center                    12129 23 Mile Road
      99       2      Monticello Village Apartments             6 Monticello Drive
     100       1      Northfield Plaza Shopping Center          2719-2725 Emerson Drive
     101       2      Hazelton Apartments                       4328 7th Avenue NE
     102       1      Sentara Healthcare                        213 River Walk Parkway
     103       2      Meadowstone MHC                           840 Barfield Drive
     104       1      Eckerd - Cleveland, GA                    379 North Main Street
     105       1      Arkadelphia Plaza Shopping Center         112 West Malone
     106       1      Tractor Supply - Geneva, NY               885 Pre-Emption Road
     107       1      Landmark Retail                           4100 & 4130 Alderwood Mall Boulevard
     108       1      Mansfield Shopping Center                 2880 North Highway 157
     109       1      Frisco South Center                       8200 Stonebrook Parkway
     110       1      Georgia Pacific - Tampa, FL               6511 54th Street North
     111       1      Waynesboro Plaza                          1310 Azalea Drive
     112       1      CVS - Coshocton, OH                       200 South Second Street
     113       1      Chadsworth Retail Center                  2330 North Maize Road
     114       2      Cactus Gardens MHP                        2333 West Irvington Place
     115       1      Westmont/Haddon Commons Shopping Center   315-500 West Cuthbert Boulevard
     116       1      Lawton Plaza Shopping Center              2413 NW 67th Street
     117       1      Faith Creek Plaza                         7017 Baker Boulevard
     118       1      Morrilton Plaza Shopping Center           100 Wal-Mart Drive
     119       1      South Pointe Plaza Shopping Center        3183-3191 State Road 3

(1) Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and
"as-stabilized" valuation. See RISK FACTORS - The Mortgage Loans - Inspections
and Appraisals May Not Accurately Reflect Value or Condition of Mortgage
Property.

(2) For purposes of determining the DSC ratio for 3 Mortgage Loans, representing
3.1% of the Cut-Off Date Pool Balance, such ratio was adjusted by taking into account amounts available under certain letters of credit and/or cash reserves.

(3) Based on an allocted loan amount by appraised value for each individual
Mortgaged Property securing the Woodbridge Hilton Pool Mortgage Loan, the Loan
Balance per room for the Woodbridge Hilton Hotel is $101,874 and the Loan
Balance per SF for the Woodbridge Office Building is $128.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information"
in the prospectus supplement.

               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

   MORTGAGE
     LOAN                                                    CROSS COLLATERALIZED AND                                    MORTGAGE
    NUMBER       CITY                STATE   ZIP CODE       CROSS DEFAULTED LOAN FLAG             LOAN PURPOSE          LOAN SELLER
------------------------------------------------------------------------------------------------------------------------------------

      1        Orlando                 FL       32837                                              Acquisition           Wachovia
     1.01      Orlando                 FL       32837
     1.02      Orlando                 FL       32837
      2        Philadelphia            PA       19103                                              Acquisition           Wachovia
      3        Norcross                GA       30092                                               Refinance            Wachovia
      4        Melville                NY       11747                                               Refinance            Wachovia
      5        Philadelphia            PA       19114                                              Acquisition           Wachovia
      6        Austin                  TX       78705                                              Acquisition           Wachovia
      7        Santa Monica            CA       90401                                              Acquisition           Wachovia
      8        Pasadena                CA       91101                                              Acquisition           Wachovia
      9        San Diego               CA       92130                                              Acquisition           Wachovia
      10       Granada Hills           CA       91344            Regency Portfolio                 Acquisition           Wachovia
      11       Torrance                CA       90505                                               Refinance            Wachovia
      12       Iselin                  NJ       08830                                               Refinance             Artesia
    12.01      Iselin                  NJ       08830
    12.02      Iselin                  NJ       08830
      13       Pleasant Hill           CA       94523            Regency Portfolio                 Acquisition           Wachovia
      14       Orange City             FL       32763                                               Refinance            Wachovia
      15       Tallahassee             FL       32303                                               Purchase              Artesia
      16       Harvey                  LA       70058             Archon Portfolio                  Refinance            Wachovia
      17       Niles                   IL       60714            Regency Portfolio                 Acquisition           Wachovia
      18       San Luis Obispo         CA       93401                                               Refinance             Nomura
      19       Rockville               MD       20850                                              Acquisition           Wachovia
      20       Jacksonville            FL       32210                                               Refinance            Wachovia
      21       Markham                 IL       60428                                              Acquisition           Wachovia
      22       Lansdale                PA       19446            Regency Portfolio                 Acquisition           Wachovia
      23       Cary                    NC       27511            Regency Portfolio                 Acquisition           Wachovia
      24       Various                 GA      Various                                              Refinance            Wachovia
    24.01      Athens                  GA       30601
    24.02      Athens                  GA       30601
    24.03      Milledgeville           GA       31061
      25       Dallas                  TX       75201                                               Refinance             Artesia
      26       Louisville              KY       40207             Archon Portfolio                  Refinance            Wachovia
      27       High Point              NC       27265                                              Acquisition           Wachovia
      28       Wilmington              DE       19810                                               Refinance            Wachovia
      29       Florissant              MO       63031                                               Refinance            Wachovia
      30       Sunrise                 FL       33351                                               Refinance             Artesia
      31       Marietta                GA       30067                                              Acquisition           Wachovia
      32       Redmond                 WA       98052                                               Purchase              Artesia
      33       Ashwaubenon             WI       54304       Midwest Expansion Portfolio             Refinance            Wachovia
      34       Overland Park           KS       66204                                               Refinance            Wachovia
      35       Chester                 VA       23831                                              Acquisition           Wachovia
      36       Conshohocken            PA       19428                                               Refinance            Wachovia
      37       Albuquerque             NM       87111                                              Acquisition           Wachovia
      38       Rockleigh               NJ       07647                                               Refinance             Artesia
      39       Columbia                MD       21044                                              Acquisition           Wachovia
      40       Parkland                FL       33073                                               Refinance            Wachovia
      41       Overland Park           KS       66210                                               Refinance            Wachovia
      42       Stafford                VA       22554            Regency Portfolio                 Acquisition           Wachovia
      43       Charlotte               NC       28210                                              Acquisition            Nomura
      44       Sherman                 TX       75092                                               Refinance             Artesia
      45       Oxford                  MS       38655                                              Acquisition           Wachovia
      46       Appleton                WI       54915                                               Refinance            Wachovia
      47       Newark                  DE       19711            Regency Portfolio                 Acquisition           Wachovia
      48       Tigard                  OR       97224                                              Acquisition           Wachovia
      49       Boca Raton              FL       33431                                              Acquisition           Wachovia
      50       Sugar Land              TX       77479            Regency Portfolio                 Acquisition           Wachovia
      51       Tigard                  OR       97223            Regency Portfolio                 Acquisition           Wachovia
      52       Laguna Niguel           CA       92677            Regency Portfolio                 Acquisition           Wachovia
      53       Duluth                  GA       30096                                              Acquisition           Wachovia
      54       Mc Henry                IL       60050            Regency Portfolio                 Acquisition           Wachovia
      55       Racine                  WI       53406            Regency Portfolio                 Acquisition           Wachovia
      56       Ashland                 VA       23005                                               Refinance            Wachovia
      57       Roanoke                 VA       24012                                               Refinance            Wachovia
      58       Orlando                 FL      Various                                              Refinance             Artesia
    58.01      Orlando                 FL       32809
    58.02      Orlando                 FL       32818
    58.03      Orlando                 FL       32803
      59       El Paso                 TX       79912                                              Acquisition           Wachovia
      60       Evanston                IL       60202                                               Refinance            Wachovia
      61       Albuquerque             NM       87111                                              Acquisition           Wachovia
      62       Little Rock             AR       72211                                              Acquisition           Wachovia
      63       Wilton                  CT       06897                                              Acquisition           Wachovia
      64       Bourbonnais             IL       60914                                               Purchase              Artesia
      65       Monroe                  NC       28110                                              Acquisition           Wachovia
      66       Bentonville             AR       72712                                         Construction Take Out       Artesia
    66.01      Bentonville             AR       72712
    66.02      Bentonville             AR       72712
      67       Montgomery              AL       36109                                               Refinance            Wachovia
      68       Spokane                 WA       99224                                               Refinance            Wachovia
      69       Shorewood               MN       55331                                               Refinance            Wachovia
      70       Ashwaubenon             WI       54304       Midwest Expansion Portfolio             Refinance            Wachovia
      71       Palm Desert             CA       92260                                               Refinance            Wachovia
      72       North Ogden             UT       84414                                               Refinance            Wachovia
      73       El Paso                 TX       79932                                              Acquisition           Wachovia
      74       Charlotte               NC       28273                                         Construction Take Out       Artesia
      75       Kent                    WA       98032                                               Refinance             Artesia
      76       Brick                   NJ       08723                                              Acquisition           Wachovia
      77       Pensacola               FL       32504                                               Refinance            Wachovia
      78       State College           PA       16803                                               Refinance            Wachovia
      79       Various                 FL      Various                                              Refinance             Artesia
    79.01      Longwood                FL       32750
    79.02      Altamonte Springs       FL       32701
    79.03      Altamonte Springs       FL       32701
    79.04      Longwood                FL       32750
    79.05      Longwood                FL       32750
      80       Mechanicsville          NJ       08012                                              Acquisition           Wachovia
      81       Grand Chute             WI       54913       Midwest Expansion Portfolio             Refinance            Wachovia
      82       Woodinville             WA       98072                                               Refinance             Artesia
      83       West Hartford           CT       06110                                              Acquisition           Wachovia
      84       Lincoln                 NE       68521                                               Refinance             Nomura
      85       Rosamond                CA       93560                                               Refinance            Wachovia
      86       Kimball Township        MI       48074                                               Refinance             Nomura
      87       Los Angeles             CA       90043                                               Refinance             Artesia
      88       Denver                  CO       80211                                              Acquisition           Wachovia
      89       Mankato                 MN       56001                                              Acquisition           Wachovia
      90       Altamonte Springs       FL       32701                                               Refinance            Wachovia
      91       Raleigh                 NC       27606                                         Construction Take Out       Artesia
      92       Joliet                  IL       60586                                              Acquisition           Wachovia
      93       Houston                 TX       77339                                               Purchase              Artesia
      94       Salina                  KS       67401                                               Refinance             Nomura
      95       Sumter                  SC       29150                                              Acquisition           Wachovia
      96       Suwanee                 GA       30024                                               Refinance            Wachovia
      97       East Ridge              TN       37412                                              Acquisition           Wachovia
      98       Shelby Township         MI       48315                                               Refinance            Wachovia
      99       Athens                  OH       45701                                               Refinance             Nomura
     100       Elkhart                 IN       46514                                               Refinance            Wachovia
     101       Seattle                 WA       98105                                               Refinance             Artesia
     102       Chesapeake              VA       23320                                               Refinance             Artesia
     103       Hastings                MI       49058                                               Refinance             Nomura
     104       Cleveland               GA       30528                                              Acquisition           Wachovia
     105       Arkadelphia             AR       71923                                               Refinance            Wachovia
     106       Geneva                  NY       14456                                               Refinance             Artesia
     107       Lynnwood                WA       98036                                               Refinance             Artesia
     108       Mansfield               TX       76063                                               Purchase              Artesia
     109       Frisco                  TX       75034                                               Refinance             Artesia
     110       Tampa                   FL       33610                                               Refinance             Nomura
     111       Waynesboro              MS       39367                                               Refinance            Wachovia
     112       Coshocton               OH       43812                                               Refinance             Artesia
     113       Wichita                 KS       67205                                               Purchase              Artesia
     114       Tucson                  AZ       85746                                               Refinance             Nomura
     115       Haddon Township         NJ       08108            Regency Portfolio                 Acquisition           Wachovia
     116       Lawton                  OK       73505                                               Refinance            Wachovia
     117       Richland Hills          TX       76118                                               Purchase              Artesia
     118       Morrilton               AR       72110                                               Refinance            Wachovia
     119       New Castle              IN       47362                                               Refinance            Wachovia

   MORTGAGE                                                                     CUT-OFF         % OF AGGREGATE       % OF AGGREGATE
     LOAN           GENERAL            SPECIFIC           ORIGINAL LOAN        DATE LOAN         CUT-OFF DATE         CUT-OFF DATE
    NUMBER       PROPERTY TYPE      PROPERTY TYPE          BALANCE (4)        BALANCE ($)           BALANCE         GROUP 1 BALANCE
------------------------------------------------------------------------------------------------------------------------------------

      1           Hospitality        Full Service         335,000,000.00     335,000,000.00         16.73%               19.85%
     1.01         Hospitality        Full Service         214,517,543.86
     1.02         Hospitality        Full Service         120,482,456.14
      2              Office              CBD              122,000,000.00     122,000,000.00          6.09%               7.23%
      3              Retail            Anchored           84,000,000.00      84,000,000.00           4.20%               4.98%
      4           Hospitality        Full Service         80,250,000.00      80,066,910.09           4.00%               4.74%
      5            Industrial         Warehouse           71,700,000.00      71,700,000.00           3.58%               4.25%
      6           Multifamily      Student Housing        54,400,000.00      54,400,000.00           2.72%               3.22%
      7           Hospitality        Full Service         53,000,000.00      53,000,000.00           2.65%               3.14%
      8              Office            Suburban           50,000,000.00      50,000,000.00           2.50%               2.96%
      9           Hospitality        Full Service         48,000,000.00      48,000,000.00           2.40%               2.84%
      10             Retail            Anchored           42,000,000.00      42,000,000.00           2.10%               2.49%
      11             Retail            Anchored           38,250,000.00      38,250,000.00           1.91%               2.27%
      12            Various            Various            36,000,000.00      36,000,000.00           1.80%               2.13%
    12.01         Hospitality        Full Service
    12.02            Office            Suburban
      13             Retail            Anchored           30,530,000.00      30,530,000.00           1.53%               1.81%
      14          Multifamily        Conventional         28,118,000.00      28,118,000.00           1.40%
      15          Multifamily      Student Housing        28,000,000.00      28,000,000.00           1.40%
      16          Multifamily        Conventional         28,000,000.00      28,000,000.00           1.40%               1.66%
      17             Retail            Anchored           27,050,000.00      27,050,000.00           1.35%               1.60%
      18             Retail           Unanchored          25,500,000.00      25,500,000.00           1.27%               1.51%
      19             Office            Suburban           24,290,000.00      24,290,000.00           1.21%               1.44%
      20          Multifamily        Conventional         21,400,000.00      21,400,000.00           1.07%
      21             Retail            Anchored           21,250,000.00      21,250,000.00           1.06%               1.26%
      22             Retail            Anchored           19,612,000.00      19,612,000.00           0.98%               1.16%
      23             Retail            Anchored           19,126,000.00      19,126,000.00           0.96%               1.13%
      24          Multifamily      Student Housing        19,000,000.00      18,936,068.31           0.95%
    24.01         Multifamily      Student Housing
    24.02         Multifamily      Student Housing
    24.03         Multifamily      Student Housing
      25          Hospitality        Full Service         18,500,000.00      18,500,000.00           0.92%               1.10%
      26          Multifamily        Conventional         17,900,000.00      17,900,000.00           0.89%
      27          Multifamily        Conventional         16,925,000.00      16,925,000.00           0.85%
      28             Retail            Anchored           16,700,000.00      16,700,000.00           0.83%               0.99%
      29          Multifamily        Conventional         16,450,000.00      16,450,000.00           0.82%
      30             Retail           Unanchored          16,400,000.00      16,343,672.55           0.82%               0.97%
      31             Office            Suburban           16,050,000.00      16,014,445.39           0.80%               0.95%
      32             Retail           Unanchored          16,000,000.00      16,000,000.00           0.80%               0.95%
      33             Retail            Anchored           15,700,000.00      15,700,000.00           0.78%               0.93%
      34          Multifamily        Conventional         15,365,000.00      15,365,000.00           0.77%
      35          Multifamily        Conventional         14,800,000.00      14,779,649.90           0.74%
      36          Hospitality           Suite             14,480,000.00      14,480,000.00           0.72%               0.86%
      37          Multifamily        Conventional         14,042,000.00      14,042,000.00           0.70%
      38             Office            Suburban           14,000,000.00      14,000,000.00           0.70%               0.83%
      39             Office            Suburban           13,730,000.00      13,730,000.00           0.69%               0.81%
      40             Retail           Unanchored          13,400,000.00      13,400,000.00           0.67%               0.79%
      41          Multifamily        Conventional         13,300,000.00      13,300,000.00           0.66%
      42             Retail            Anchored           12,727,000.00      12,727,000.00           0.64%               0.75%
      43          Multifamily        Conventional         12,400,000.00      12,400,000.00           0.62%
      44          Multifamily        Conventional         12,000,000.00      12,000,000.00           0.60%
      45             Retail        Shadow Anchored        11,700,000.00      11,700,000.00           0.58%               0.69%
      46             Retail            Anchored           11,400,000.00      11,378,944.65           0.57%               0.67%
      47             Retail            Anchored           11,145,000.00      11,145,000.00           0.56%               0.66%
      48          Multifamily        Conventional         10,900,000.00      10,900,000.00           0.54%
      49             Retail           Unanchored          10,825,000.00      10,825,000.00           0.54%               0.64%
      50             Retail            Anchored           10,500,000.00      10,500,000.00           0.52%               0.62%
      51             Retail            Anchored           10,375,000.00      10,375,000.00           0.52%               0.61%
      52             Retail            Anchored            9,540,000.00       9,540,000.00           0.48%               0.57%
      53          Multifamily        Conventional          9,500,000.00       9,500,000.00           0.47%
      54             Retail            Anchored            9,410,000.00       9,410,000.00           0.47%               0.56%
      55             Retail            Anchored            9,400,000.00       9,400,000.00           0.47%               0.56%
      56          Hospitality      Limited Service         9,150,000.00       9,150,000.00           0.46%               0.54%
      57           Industrial         Warehouse            9,000,000.00       9,000,000.00           0.45%               0.53%
      58             Retail           Unanchored           8,350,000.00       8,350,000.00           0.42%               0.49%
    58.01            Retail           Unanchored           3,924,500.00
    58.02            Retail           Unanchored           2,505,000.00
    58.03            Retail           Unanchored           1,920,500.00
      59          Multifamily        Conventional          8,080,000.00       8,080,000.00           0.40%
      60          Multifamily        Conventional          8,000,000.00       8,000,000.00           0.40%
      61          Multifamily        Conventional          7,700,000.00       7,700,000.00           0.38%
      62             Retail            Anchored            7,400,000.00       7,400,000.00           0.37%               0.44%
      63             Office            Suburban            7,250,000.00       7,250,000.00           0.36%               0.43%
      64             Office            Medical             7,000,000.00       7,000,000.00           0.35%               0.41%
      65             Retail            Anchored            6,880,000.00       6,880,000.00           0.34%               0.41%
      66             Office            Suburban            6,860,000.00       6,860,000.00           0.34%               0.41%
    66.01            Office            Suburban
    66.02            Office            Suburban
      67          Multifamily        Conventional          6,800,000.00       6,800,000.00           0.34%
      68          Hospitality        Full Service          6,510,000.00       6,510,000.00           0.33%               0.39%
      69             Retail        Shadow Anchored         6,500,000.00       6,500,000.00           0.32%               0.39%
      70             Retail            Anchored            6,225,000.00       6,225,000.00           0.31%               0.37%
      71          Hospitality      Limited Service         6,074,000.00       6,063,250.78           0.30%               0.36%
      72             Retail            Anchored            6,000,000.00       6,000,000.00           0.30%               0.36%
      73          Multifamily        Conventional          6,000,000.00       6,000,000.00           0.30%
      74             Retail           Unanchored           6,000,000.00       6,000,000.00           0.30%               0.36%
      75           Industrial            Flex              5,600,000.00       5,600,000.00           0.28%               0.33%
      76             Retail            Anchored            5,425,000.00       5,417,412.54           0.27%               0.32%
      77          Multifamily        Conventional          5,300,000.00       5,292,474.38           0.26%
      78          Multifamily      Student Housing         5,250,000.00       5,250,000.00           0.26%
      79           Industrial            Flex              5,250,000.00       5,250,000.00           0.26%               0.31%
    79.01          Industrial            Flex              2,299,941.00
    79.02          Industrial            Flex              1,165,304.00
    79.03          Industrial            Flex               735,981.00
    79.04          Industrial            Flex               650,117.00
    79.05          Industrial            Flex               398,657.00
      80             Retail            Anchored            5,231,000.00       5,223,683.87           0.26%               0.31%
      81             Retail        Shadow Anchored         5,200,000.00       5,200,000.00           0.26%               0.31%
      82           Industrial            Flex              5,130,000.00       5,122,946.21           0.26%               0.30%
      83             Retail            Anchored            5,084,000.00       5,077,021.24           0.25%               0.30%
      84          Hospitality        Full Service          5,000,000.00       5,000,000.00           0.25%               0.30%
      85        Mobile Home Park   Mobile Home Park        4,300,000.00       4,294,161.33           0.21%               0.25%
      86        Mobile Home Park   Mobile Home Park        4,250,000.00       4,250,000.00           0.21%
      87             Office            Suburban            4,100,000.00       4,047,388.19           0.20%               0.24%
      88             Retail           Unanchored           4,000,000.00       4,000,000.00           0.20%               0.24%
      89          Multifamily      Student Housing         3,850,000.00       3,850,000.00           0.19%               0.23%
      90             Office            Medical             3,600,000.00       3,600,000.00           0.18%               0.21%
      91          Multifamily        Conventional          3,500,000.00       3,495,232.71           0.17%
      92             Retail            Anchored            3,465,000.00       3,454,063.02           0.17%               0.20%
      93             Retail           Unanchored           3,456,000.00       3,448,205.02           0.17%               0.20%
      94          Hospitality      Limited Service         3,250,000.00       3,250,000.00           0.16%               0.19%
      95             Retail            Anchored            3,153,000.00       3,153,000.00           0.16%               0.19%
      96             Retail        Shadow Anchored         2,960,000.00       2,960,000.00           0.15%               0.18%
      97             Retail            Anchored            2,937,000.00       2,937,000.00           0.15%               0.17%
      98             Retail        Shadow Anchored         2,880,000.00       2,880,000.00           0.14%               0.17%
      99          Multifamily      Student Housing         2,725,000.00       2,725,000.00           0.14%
     100             Retail        Shadow Anchored         2,676,000.00       2,676,000.00           0.13%               0.16%
     101          Multifamily        Conventional          2,634,000.00       2,634,000.00           0.13%
     102             Office            Medical             2,560,000.00       2,560,000.00           0.13%               0.15%
     103        Mobile Home Park   Mobile Home Park        2,500,000.00       2,500,000.00           0.12%
     104             Retail           Unanchored           2,400,000.00       2,395,601.25           0.12%               0.14%
     105             Retail        Shadow Anchored         2,373,000.00       2,373,000.00           0.12%               0.14%
     106             Retail           Unanchored           2,150,000.00       2,147,059.24           0.11%               0.13%
     107             Retail           Unanchored           2,100,000.00       2,100,000.00           0.10%               0.12%
     108             Retail           Unanchored           2,100,000.00       2,100,000.00           0.10%               0.12%
     109             Retail           Unanchored           2,100,000.00       2,097,189.46           0.10%               0.12%
     110           Industrial            Flex              2,050,000.00       2,050,000.00           0.10%               0.12%
     111             Retail        Shadow Anchored         2,000,000.00       2,000,000.00           0.10%               0.12%
     112             Retail            Anchored            2,000,000.00       1,997,244.17           0.10%               0.12%
     113             Retail        Shadow Anchored         1,850,000.00       1,850,000.00           0.09%               0.11%
     114        Mobile Home Park   Mobile Home Park        1,600,000.00       1,600,000.00           0.08%
     115             Retail            Anchored            1,585,000.00       1,585,000.00           0.08%               0.09%
     116             Retail        Shadow Anchored         1,583,000.00       1,583,000.00           0.08%               0.09%
     117             Retail           Unanchored           1,375,000.00       1,375,000.00           0.07%               0.08%
     118             Retail        Shadow Anchored         1,120,000.00       1,120,000.00           0.06%               0.07%
     119             Retail        Shadow Anchored          975,000.00         975,000.00            0.05%               0.06%

                                                                                                                        INTEREST
  MORTGAGE    % OF AGGREGATE                               MATURITY                      LOAN           INTEREST         ACCRUAL
    LOAN       CUT-OFF DATE     ORIGINATION   FIRST PAY    DATE OR      MORTGAGE    ADMINISTRATIVE       ACCRUAL         METHOD
   NUMBER    GROUP 2 BALANCE        DATE        DATE         ARD          RATE        COST RATE          METHOD         DURING IO
------------------------------------------------------------------------------------------------------------------------------------

  1                              02/24/06     04/01/06      03/01/11      5.7100%         0.02100%       Actual/360      Actual/360
 1.01
 1.02
  2                              02/21/06     04/11/06      03/11/16      5.9460%         0.03100%       Actual/360      Actual/360
  3                              02/23/06     04/11/06      03/11/16      5.6900%         0.02100%       Actual/360      Actual/360
  4                              12/27/05     02/11/06      01/11/16      5.6700%         0.02100%       Actual/360
  5                              03/10/06     04/11/06      03/11/16      5.5700%         0.02100%       Actual/360      Actual/360
  6                              12/28/05     02/11/06      01/11/16      5.5900%         0.02100%       Actual/360      Actual/360
  7                              10/05/05     11/11/05      10/11/15      5.5100%         0.02100%       Actual/360      Actual/360
  8                              11/29/05     01/11/06      09/11/15      5.9300%         0.02100%       Actual/360      Actual/360
  9                              01/10/06     02/11/06      01/11/16      5.6900%         0.02100%       Actual/360      Actual/360
  10                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  11                             02/15/06     04/11/06      03/11/16      5.5200%         0.02100%       Actual/360      Actual/360
  12                             11/29/05     01/11/06      12/11/15      5.9000%         0.02100%       Actual/360      Actual/360
12.01
12.02
  13                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  14           8.95%             12/29/05     02/11/06      01/11/16      5.6500%         0.02100%       Actual/360      Actual/360
  15           8.91%             02/20/06     04/11/06      03/11/16      5.5500%         0.02100%       Actual/360      Actual/360
  16                             03/15/06     05/11/06      04/11/16      5.9100%         0.02100%       Actual/360      Actual/360
  17                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  18                             01/03/06     02/11/06      01/11/16      5.7100%         0.02100%       Actual/360      Actual/360
  19                             02/16/06     04/04/06      03/04/16      5.5300%         0.02100%       Actual/360      Actual/360
  20           6.81%             03/15/06     05/11/06      04/11/16      5.8900%         0.02100%       Actual/360      Actual/360
  21                             02/28/06     04/11/06      03/11/16      5.3400%         0.02100%       Actual/360      Actual/360
  22                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  23                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  24           6.02%             12/05/05     01/11/06      12/11/15      5.3900%         0.02100%       Actual/360
24.01
24.02
24.03
  25                             01/31/06     03/11/06      02/11/11      6.4000%         0.02100%       Actual/360      Actual/360
  26           5.69%             03/15/06     05/11/06      04/11/16      5.8900%         0.02100%       Actual/360      Actual/360
  27           5.38%             01/18/06     03/11/06      02/11/16      5.7900%         0.02100%       Actual/360      Actual/360
  28                             03/10/06     04/11/06      09/11/15      4.7700%         0.02100%       Actual/360
  29           5.23%             03/15/06     05/11/06      04/11/16      5.8900%         0.02100%       Actual/360      Actual/360
  30                             10/17/05     01/11/06      12/11/15      5.2800%         0.02100%       Actual/360
  31                             12/15/05     02/11/06      01/11/16      5.8500%         0.02100%       Actual/360
  32                             02/15/06     04/11/06      03/11/16      5.7300%         0.02100%       Actual/360      Actual/360
  33                             02/21/06     04/11/06      11/11/15      5.8800%         0.02100%       Actual/360      Actual/360
  34           4.89%             03/15/06     05/11/06      04/11/16      5.8900%         0.02100%       Actual/360      Actual/360
  35           4.70%             01/31/06     03/11/06      02/11/16      5.6700%         0.02100%       Actual/360
  36                             01/25/06     03/11/06      02/11/16      5.6300%         0.02100%       Actual/360      Actual/360
  37           4.47%             01/30/06     03/11/06      02/11/16      5.6100%         0.02100%       Actual/360      Actual/360
  38                             01/12/06     03/11/06      02/11/16      5.6300%         0.02100%       Actual/360      Actual/360
  39                             01/13/06     03/11/06      02/11/16      5.6500%         0.02100%       Actual/360      Actual/360
  40                             02/10/06     03/11/06      02/11/16      5.7700%         0.02100%       Actual/360      Actual/360
  41           4.23%             03/15/06     05/11/06      04/11/16      5.8900%         0.02100%       Actual/360      Actual/360
  42                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  43           3.94%             03/02/06     05/01/06      04/01/16      5.5500%         0.02100%       Actual/360      Actual/360
  44           3.82%             02/24/06     04/11/06      03/11/16      5.6600%         0.07100%       Actual/360
  45                             02/01/06     03/11/06      02/11/16      5.7300%         0.02100%       Actual/360      Actual/360
  46                             01/20/06     03/11/06      02/11/16      5.5900%         0.02100%       Actual/360
  47                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  48           3.47%             01/23/06     03/11/06      02/11/16      5.5300%         0.02100%       Actual/360      Actual/360
  49                             02/24/06     04/11/06      03/11/16      5.5600%         0.02100%       Actual/360      Actual/360
  50                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  51                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  52                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  53           3.02%             12/28/05     02/11/06      01/11/13      5.8500%         0.02100%       Actual/360      Actual/360
  54                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  55                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
  56                             02/13/06     04/11/06      03/11/16      5.6600%         0.02100%       Actual/360
  57                             02/17/06     04/11/06      03/11/16      5.3200%         0.02100%       Actual/360
  58                             01/20/06     04/11/06      03/11/16      5.8000%         0.02100%       Actual/360      Actual/360
58.01
58.02
58.03
  59           2.57%             01/26/06     03/11/06      02/11/16      5.5100%         0.02100%       Actual/360      Actual/360
  60           2.54%             01/19/06     03/11/06      02/11/16      5.6800%         0.02100%       Actual/360      Actual/360
  61           2.45%             01/10/06     02/11/06      01/11/16      5.5700%         0.02100%       Actual/360      Actual/360
  62                             02/22/06     04/11/06      03/11/16      5.5300%         0.02100%       Actual/360
  63                             02/09/06     03/11/06      02/11/16      5.5400%         0.02100%       Actual/360      Actual/360
  64                             01/13/06     03/11/06      02/11/13      5.8300%         0.02100%       Actual/360      Actual/360
  65                             02/08/06     03/11/06      02/11/16      5.8000%         0.02100%       Actual/360      Actual/360
  66                             01/16/06     03/11/06      02/11/16      5.5700%         0.02100%       Actual/360      Actual/360
66.01
66.02
  67           2.16%             01/25/06     03/11/06      02/11/16      5.5600%         0.02100%       Actual/360      Actual/360
  68                             02/14/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360
  69                             12/27/05     02/11/06      01/11/16      5.9300%         0.02100%       Actual/360      Actual/360
  70                             02/21/06     04/11/06      11/11/15      5.8800%         0.02100%       Actual/360      Actual/360
  71                             02/01/06     03/11/06      02/11/11      6.0400%         0.02100%       Actual/360
  72                             02/16/06     04/11/06      03/11/16      5.6000%         0.02100%       Actual/360      Actual/360
  73           1.91%             01/26/06     03/11/06      02/11/16      5.5100%         0.02100%       Actual/360      Actual/360
  74                             02/24/06     04/11/06      03/11/16      5.8000%         0.02100%       Actual/360      Actual/360
  75                             02/22/06     04/11/06      03/11/16      5.7100%         0.02100%       Actual/360
  76                             01/30/06     03/11/06      02/11/16      5.5100%         0.02100%       Actual/360
  77           1.68%             02/01/06     03/11/06      02/11/16      5.3700%         0.02100%       Actual/360
  78           1.67%             01/30/06     03/11/06      02/11/16      5.6100%         0.02100%       Actual/360      Actual/360
  79                             03/02/06     04/11/06      03/11/26      6.1300%         0.02100%       Actual/360
79.01
79.02
79.03
79.04
79.05
  80                             01/27/06     03/11/06      02/11/16      5.5100%         0.02100%       Actual/360
  81                             10/28/05     12/11/05      11/11/15      5.7900%         0.02100%       Actual/360      Actual/360
  82                             01/17/06     03/11/06      02/11/16      5.6700%         0.02100%       Actual/360
  83                             01/31/06     03/11/06      02/11/16      5.6860%         0.02100%       Actual/360
  84                             03/07/06     04/11/06      03/11/16      5.7300%         0.02100%       Actual/360
  85                             01/17/06     03/11/06      02/11/16      5.7900%         0.02100%       Actual/360
  86           1.35%             03/09/06     05/06/06      04/06/16      5.7500%         0.08100%       Actual/360
  87                             12/21/05     02/11/06      01/11/16      5.4400%         0.02100%       Actual/360
  88                             02/07/06     03/11/06      02/11/16      5.7100%         0.02100%       Actual/360      Actual/360
  89                             01/31/06     03/11/06      02/11/16      5.5400%         0.02100%       Actual/360      Actual/360
  90                             02/17/06     04/11/06      03/11/16      5.9400%         0.02100%       Actual/360
  91           1.11%             01/19/06     03/11/06      02/11/16      5.7600%         0.09100%       Actual/360
  92                             12/05/05     01/11/06      12/11/15      5.7300%         0.02100%       Actual/360
  93                             12/30/05     02/11/06      01/11/16      5.7400%         0.02100%       Actual/360
  94                             03/07/06     04/11/06      03/11/16      5.7300%         0.02100%       Actual/360
  95                             11/22/05     01/11/06      12/11/15      5.3700%         0.02100%       Actual/360      Actual/360
  96                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
  97                             11/16/05     01/11/06      12/11/15      5.5200%         0.02100%       Actual/360      Actual/360
  98                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
  99           0.87%             02/27/06     04/11/06      03/11/16      5.6700%         0.02100%       Actual/360
 100                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
 101           0.84%             02/21/06     04/11/06      03/11/16      5.7400%         0.02100%       Actual/360
 102                             01/25/06     03/11/06      02/11/11      5.8400%         0.02100%       Actual/360      Actual/360
 103           0.80%             02/28/06     04/06/06      03/06/16      5.6600%         0.02100%       Actual/360      Actual/360
 104                             01/25/06     03/11/06      02/11/16      5.6700%         0.02100%       Actual/360
 105                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
 106                             02/01/06     03/11/06      02/11/16      5.7200%         0.02100%       Actual/360
 107                             02/08/06     04/11/06      03/11/16      5.8800%         0.02100%       Actual/360
 108                             02/09/06     04/11/06      03/11/16      5.8400%         0.02100%       Actual/360
 109                             02/08/06     03/11/06      02/11/16      5.9300%         0.02100%       Actual/360
 110                             03/03/06     04/11/06      03/11/16      5.8000%         0.02100%       Actual/360
 111                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
 112                             01/13/06     03/11/06      02/11/16      5.6500%         0.02100%       Actual/360
 113                             02/02/06     03/11/06      02/11/16      5.9400%         0.02100%       Actual/360      Actual/360
 114           0.51%             02/17/06     04/11/06      03/11/11      6.0900%         0.02100%       Actual/360
 115                             03/01/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360      Actual/360
 116                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
 117                             02/09/06     04/11/06      03/11/16      5.8100%         0.02100%       Actual/360
 118                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360
 119                             02/21/06     04/11/06      03/11/16      5.7700%         0.02100%       Actual/360      Actual/360

           ORIGINAL      REMAINING                   ORIGINAL
MORTGAGE-  TERM TO        TERM TO      REMAINING      AMORT       REMAINING                       MATURITY DATE
 LOAN-   MATURITY OR    MATURITY OR    IO PERIOD       TERM      AMORT TERM     MONTHLY P&I       OR ARD BALLOON
NUMBER   ARD (MOS.)     ARD (MOS.)       (MOS.)      (MOS.)        (MOS.)       PAYMENTS ($)       BALANCE ($)
-----------------------------------------------------------------------------------------------------------------

  1         60             60             60           IO           IO              IO           335,000,000.00
 1.01
 1.02
  2         120            120            60          360           360         727,221.48       114,071,142.59
  3         120            120           120           IO           IO              IO           84,000,000.00
  4         120            118                        360           358         464,246.82       67,373,566.58
  5         120            120            6          Varies       Varies           Steps         65,399,999.99
  6         120            118            49          330           330         323,124.20       49,037,101.93
  7         120            115            79          300           300         325,782.96       49,909,753.22
  8         117            114           114           IO           IO              IO           50,000,000.00
  9         120            118            58          360           360         278,288.10       44,710,540.62
  10        120            120            60          360           360         246,703.80       39,197,834.46
  11        120            120            84          360           360         217,659.51       36,721,692.22
  12        120            117            57          300           300         229,752.89       32,499,239.35
12.01
12.02
  13        120            120            60          360           360         179,330.17       28,493,092.53
  14        120            118            34          360           360         162,307.16       25,227,869.18
  15        120            120            36          360           360         159,860.41       25,079,595.00
  16        120            120            60          360           360         166,257.43       26,166,491.19
  17        120            120            60          360           360         158,889.00       25,245,271.96
  18        120            118           118           IO           IO              IO           25,500,000.00
  19        120            120            72          360           360         138,373.49       22,959,292.35
  20        120            120            60          360           360         126,794.31       19,993,256.93
  21        120            120            36          360           360         118,530.64       18,950,820.52
  22        120            120            60          360           360         115,198.93       18,303,522.13
  23        120            120            60          360           360         112,344.21       17,849,947.19
  24        120            117                        360           357         106,572.28       15,815,501.74
24.01
24.02
24.03
  25        60             59             11          300           300         123,759.80       17,206,086.20
  26        120            120            60          360           360         106,056.92       16,723,331.93
  27        120            119            47          360           360          99,200.20       15,514,799.74
  28        114            114                        360           360          87,316.54       13,821,275.86
  29        120            120            60          360           360          97,465.72       15,368,648.40
  30        120            117                        360           357          90,866.38       13,603,997.48
  31        120            118                        360           358          94,685.52       13,548,018.60
  32        120            120            24          360           360          93,168.47       14,093,379.61
  33        116            116            36          360           360          92,921.61       14,246,913.19
  34        120            120            60          360           360          91,037.13       14,354,971.59
  35        120            119                        360           359          85,618.10       12,424,038.35
  36        120            119            59          300           300          90,047.52       13,015,512.77
  37        120            119            83          360           360          80,700.74       13,487,588.97
  38        120            119            23          360           360          80,636.10       12,300,574.80
  39        120            119            59          360           360          79,254.47       12,781,480.82
  40        120            119            23          360           360          78,369.10       11,812,017.15
  41        120            120            60          360           360          78,802.07       12,425,715.83
  42        120            120            60          360           360          74,757.13       11,877,877.12
  43        120            120            48          360           360          70,795.32       11,324,184.10
  44        120            120                        360           360          69,344.17       10,076,347.37
  45        120            119            23          360           360          68,129.45       10,303,889.42
  46        120            119                        300           299          70,620.02        8,701,706.76
  47        120            120            60          360           360          65,464.62       10,401,425.36
  48        120            119            59          360           360          62,094.32       10,129,924.62
  49        120            120            60          360           360          61,871.28       10,067,642.93
  50        120            120            60          360           360          61,675.95        9,799,458.62
  51        120            120            60          360           360          60,941.71        9,682,798.40
  52        120            120            60          360           360          56,037.01        8,903,508.12
  53        84             82             22          360           360          56,044.39        8,870,084.92
  54        120            120            60          360           360          55,273.40        8,782,181.49
  55        120            120            60          360           360          55,214.66        8,772,848.67
  56        120            120                        300           300          57,066.64        7,005,847.43
  57        120            120                        360           360          50,089.26        7,477,690.96
  58        120            120            36          360           360          48,993.88        7,516,976.50
58.01
58.02
58.03
  59        120            119            47          360           360          45,928.06        7,371,621.67
  60        120            119            59          360           360          46,330.69        7,450,434.84
  61        120            118            58          360           360          44,058.53        7,160,306.12
  62        120            120                        360           360          42,155.78        6,188,922.04
  63        120            119            23          360           360          41,346.84        6,356,371.82
  64        84             83             35          360           360          41,206.54        6,637,452.31
  65        120            119            59          360           360          40,368.61        6,417,962.76
  66        120            119            35          360           360          39,252.14        6,144,554.08
66.01
66.02
  67        120            119            29          360           360          38,866.03        6,029,616.09
  68        120            120                        324           324          39,691.71        5,221,630.73
  69        120            118            22          360           360          38,678.74        5,751,265.70
  70        116            116            36          360           360          36,843.12        5,648,855.71
  71        60             59                         300           299          39,283.52        5,494,546.04
  72        120            120            24          360           360          34,444.74        5,268,872.75
  73        120            119            47          360           360          34,104.99        5,473,976.49
  74        120            120            12          360           360          35,205.18        5,180,863.01
  75        120            120                        360           360          32,537.92        4,709,473.74
  76        120            119                        360           359          30,836.60        4,531,801.26
  77        120            119                        360           359          29,661.96        4,408,123.67
  78        120            119            59          360           360          30,172.26        4,884,583.44
  79        240            240                        240           240          38,286.83            0.00
79.01
79.02
79.03
79.04
79.05
  80        120            119                        360           359          29,733.87        4,369,742.39
  81        120            116            20          360           360          30,478.05        4,586,305.30
  82        120            119                        360           359          29,677.09        4,306,439.59
  83        120            119                        360           359          29,462.47        4,269,899.40
  84        120            120                        300           300          31,394.92        3,837,622.84
  85        120            119                        360           359          25,203.00        3,622,794.14
  86        120            120                        240           240          29,838.55        2,760,123.35
  87        120            118                        120           118          44,529.22            0.00
  88        120            119           119           IO           IO              IO            4,000,000.00
  89        120            119           119           IO           IO              IO            3,850,000.00
  90        120            120                        300           300          23,062.99        2,783,035.56
  91        120            119                        360           359          20,447.29        2,946,127.69
  92        120            117                        360           357          20,176.80        2,914,621.25
  93        120            118                        360           358          20,146.33        2,907,634.50
  94        120            120                        300           300          20,406.70        2,494,454.84
  95        120            117           117           IO           IO              IO            3,153,000.00
  96        120            120            36          360           360          17,311.38        2,663,106.41
  97        120            117           117           IO           IO              IO            2,937,000.00
  98        120            120            36          360           360          16,843.51        2,591,130.56
  99        120            120                        360           360          15,764.14        2,288,870.13
 100        120            120            36          360           360          15,650.43        2,407,592.14
 101        120            120                        360           360          15,354.58        2,217,154.54
 102        60             59             35          360           360          15,086.15        2,497,540.10
 103        120            120            24          360           360          14,446.70        2,198,478.08
 104        120            119                        300           299          14,982.75        1,837,020.28
 105        120            120           120           IO           IO              IO            2,373,000.00
 106        120            119                        360           359          12,505.87        1,807,581.63
 107        120            120                        300           300          13,376.71        1,620,123.20
 108        120            120                        360           360          12,375.36        1,773,005.07
 109        120            119                        360           359          12,496.21        1,776,666.52
 110        120            120                        360           360          12,028.44        1,728,709.59
 111        120            120            36          360           360          11,696.88        1,799,396.22
 112        120            119                        360           359          11,544.72        1,677,902.03
 113        120            119            23          360           360          11,020.42        1,637,145.83
 114        60             60                         360           360          9,685.58         1,498,617.28
 115        120            120            60          360           360          9,310.13         1,479,251.61
 116        120            120            36          360           360          9,258.08         1,424,222.11
 117                       120                        360           360          8,076.61         1,159,850.12
 118                       120            36          360           360          6,550.25         1,007,661.88
 119                       120           120           IO            IO              IO             975,000.00

MORTGATE
 LOAN               ARD
 NUMBER            LOAN               PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   1                 N                YM(24),D(32),O(4)
  1.01
  1.02
   2                 N                L(24),D(92),O(4)
   3                 N                L(23),GRTR1%orYM(36),LSR5%orYM(12),LSR4%orYM(12),LSR3%orYM(12),LSR2%orYM(12),LSR1%orYM(7),O(6)
   4                 N                L(26),D(91),O(3)
   5                 Y                L(24),D(93),O(3)
   6                 N                L(26),D(87),O(7)
   7                 N                L(29),D(88),O(3)
   8                 Y                L(27),D(89),O(1)
   9                 N                L(26),D(90),O(4)
   10                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   11                N                L(24),D(93),O(3)
   12                N                L(36),D(81),O(3)
 12.01
 12.02
   13                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   14                N                L(26),D(91),O(3)
   15                N                L(36),D(80),O(4)
   16                N                L(23),D(92),O(5)
   17                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   18                N                L(26),D(88),O(6)
   19                N                L(24),D(93) or GRTR1%orYM(93),O(3)
   20                N                L(23),D(92),O(5)
   21                N                L(24),D(93),O(3)
   22                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   23                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   24                N                L(27),D(90),O(3)
 24.01
 24.02
 24.03
   25                N                L(25),D(32),O(3)
   26                N                L(23),D(92),O(5)
   27                N                L(25),D(91),O(4)
   28                Y                L(24),D(87),O(3)
   29                N                L(23),D(92),O(5)
   30                N                L(36),D(81),O(3)
   31                N                L(26),D(91),O(3)
   32                N                L(60),GRTR1%orYM(57),O(3)
   33                N                L(24),D(88),O(4)
   34                N                L(23),D(92),O(5)
   35                N                L(25),D(92),O(3)
   36                N                L(25),D(92),O(3)
   37                Y                L(25),D(92),O(3)
   38                N                L(36),GRTR1%orYM(80),O(4)
   39                N                L(25),D(35),5%(12),4%(12),3%(12),2%(12),1%(8),O(4)
   40                N                L(25),D(91),O(4)
   41                N                L(23),D(92),O(5)
   42                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   43                N                L(23),D(94),O(3)
   44                N                L(24),D(93),O(3)
   45                N                L(25),D(92),O(3)
   46                N                L(25),D(90),O(5)
   47                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   48                N                GRTR1%orYM(116),O(4)
   49                N                L(24),D(92),O(4)
   50                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   51                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   52                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   53                N                L(48),D(29),O(7)
   54                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   55                N                L(24),D(92) or GRTR1%orYM(92),O(4)
   56                N                L(24),D(93),O(3)
   57                N                L(24),D(93),O(3)
   58                N                L(24),D(93),O(3)
 58.01
 58.02
 58.03
   59                N                L(48),D(69),O(3)
   60                N                L(25),D(92),O(3)
   61                N                GRTR1%orYM(116),O(4)
   62                N                L(24),D(93),O(3)
   63                N                L(25),D(58),1%(34),O(3)
   64                Y                L(36),D(45),O(3)
   65                N                L(48),D(69),O(3)
   66                N                L(36),D(81),O(3)
 66.01
 66.02
   67                N                L(48),D(65),O(7)
   68                N                L(24),D(93),O(3)
   69                N                L(26),D(90),O(4)
   70                N                L(24),D(88),O(4)
   71                N                L(25),D(32),O(3)
   72                N                L(24),D(92),O(4)
   73                N                L(48),D(69),O(3)
   74                N                L(24),D(93),O(3)
   75                N                L(60),GRTR1%orYM(57),O(3)
   76                Y                L(25),D(91),O(4)
   77                N                L(48),GRTR1%orYM(47),O(25)
   78                N                L(25),D(92),O(3)
   79                N                L(24),D(213),O(3)
 79.01
 79.02
 79.03
 79.04
 79.05
   80                Y                L(25),D(91),O(4)
   81                N                L(28),D(88),O(4)
   82                N                L(36),D(81),O(3)
   83                Y                L(25),D(91),O(4)
   84                N                L(24),D(93),O(3)
   85                N                L(25),D(92),O(3)
   86                N                L(23),D(94),O(3)
   87                N                L(36),D(81),O(3)
   88                N                L(25),D(92),O(3)
   89                N                L(25),D(92),O(3)
   90                N                L(24),D(93),O(3)
   91                N                L(25),D(92),O(3)
   92                Y                L(27),D(89),O(4)
   93                N                L(36),D(81),O(3)
   94                N                L(24),D(93),O(3)
   95                Y                L(48),D(68),O(4)
   96                N                L(24),D(93),O(3)
   97                Y                L(48),D(68),O(4)
   98                N                L(24),D(93),O(3)
   99                N                L(24),D(93),O(3)
  100                N                L(24),D(93),O(3)
  101                N                L(60),GRTR1%orYM(57),O(3)
  102    Y-Lender option to cancel    L(36),D(21),O(3)
  103                N                L(24),D(93),O(3)
  104                N                L(25),D(92),O(3)
  105                N                L(24),D(93),O(3)
  106                N                L(25),D(92),O(3)
  107                N                L(36),D(81),O(3)
  108                N                L(36),D(81),O(3)
  109                N                L(48),GRTR1%orYM(69),O(3)
  110                N                L(24),D(92),O(4)
  111                N                L(24),D(93),O(3)
  112    Y-Lender option to cancel    L(36),D(81),O(3)
  113                N                L(25),D(92),O(3)
  114                N                L(24),D(33),O(3)
  115                N                L(24),D(92) or GRTR1%orYM(92),O(4)
  116                N                L(24),D(93),O(3)
  117                N                L(36),D(81),O(3)
  118                N                L(24),D(93),O(3)
  119                N                L(24),D(93),O(3)

 MORTGAGE
  LOAN          APPRAISED       APPRAISAL
 NUMBER         VALUE ($)         DATE           DSCR (X)
----------------------------------------------------------------------

      1       760,600,000        Various          3.01
     1.01     471,400,000        01/01/06
     1.02     289,200,000        02/01/06
      2       156,000,000        12/15/05         1.21
      3       131,000,000        02/08/06         1.61
      4       106,500,000        11/08/05         1.47
      5       91,000,000         01/18/06         1.31
      6       68,050,000         12/19/05         1.38
      7       75,900,000         08/01/06         1.30
      8       67,000,000         10/06/05         1.01
      9       68,850,000         12/22/05         1.30
      10      53,900,000         02/01/06         1.20
      11      54,900,000         01/10/06         1.20
      12      65,500,000         10/01/05         1.40
    12.01     36,700,000         10/01/05
    12.02     28,800,000         10/01/05
      13      44,000,000         03/01/05         1.20
      14      38,250,000         11/30/05         1.29
      15      40,000,000         12/08/05         1.27
      16      40,500,000         01/24/06         1.22
      17      34,400,000         01/24/06         1.20
      18      32,080,000         11/10/05         1.30
      19      34,700,000         11/23/05         1.23
      20      27,700,000         12/23/05         1.20
      21      27,500,000         12/15/05         1.29
      22      24,500,000         03/20/05         1.20
      23      26,200,000         01/30/06         1.17
      24      25,600,000         09/21/05         1.37
    24.01     13,000,000         09/21/05
    24.02      9,000,000         09/21/05
    24.03      3,600,000         09/21/05
      25      31,100,000         10/20/05         1.66
      26      23,450,000         01/17/06         1.31
      27      23,700,000         12/07/05         1.20
      28      30,350,000         06/24/05         2.04
      29      21,390,000         01/17/06         1.20
      30      20,500,000         09/14/05         1.30
      31      21,400,000         10/11/05         1.20
      32      21,350,000         01/05/06         1.24
      33      21,100,000         08/25/05         1.24
      34      20,480,000         01/06/06         1.20
      35      21,200,000         12/20/05         1.26
      36      21,000,000         01/01/06         1.46
      37      20,900,000         11/29/05         1.31
      38      21,300,000         12/20/05         1.28
      39      18,950,000         10/06/05         1.34
      40      16,800,000         08/23/05         1.20
      41      18,260,000         01/06/06         1.20
      42      15,900,000         02/07/06         1.25
      43      20,600,000         11/22/05         1.30
      44      15,200,000         01/27/06         1.23
      45      14,600,000         11/29/05         1.20
      46      14,800,000         12/26/05         1.20
      47      17,600,000         03/11/05         1.26
      48      15,600,000         12/07/05         1.25
      49      16,300,000         12/13/05         1.20
      50      12,800,000         02/11/06         1.27
      51      13,800,000         03/04/05         1.20
      52      12,000,000         03/04/05         1.20
      53      12,600,000         06/16/06         1.22
      54      13,300,000         02/07/06         1.20
      55      11,750,000         03/01/05         1.23
      56      12,200,000         01/10/06         1.53
      57      19,700,000         01/17/06         1.46
      58      10,950,000         11/07/05         1.13
    58.01      5,200,000         11/07/05
    58.02      3,350,000         11/07/05
    58.03      2,400,000         11/07/05
      59       9,650,000         11/11/05         1.26
      60      11,175,000         12/23/05         1.23
      61      10,900,000         11/15/05         1.25
      62      10,300,000         01/25/06         1.23
      63       9,100,000         01/09/06         1.42
      64       8,850,000         12/05/05         1.25
      65       8,600,000         12/10/05         1.30
      66       9,150,000         12/03/05         1.33
    66.01      5,750,000         12/03/05
    66.02      3,400,000         12/03/05
      67       8,850,000         12/27/05         1.20
      68       9,300,000         01/20/06         1.36
      69       9,350,000         11/08/05         1.20
      70       8,300,000         12/01/05         1.31
      71      11,250,000         01/03/06         1.40
      72       7,650,000         01/04/06         1.35
      73       8,000,000         11/11/05         1.39
      74       8,500,000         02/06/06         1.28
      75       8,250,000         11/10/05         1.47
      76       7,020,000         01/01/06         1.20
      77      10,050,000         01/18/06         1.90
      78       7,000,000         01/10/06         1.24
      79       8,560,000         12/12/05         1.33
    79.01      3,750,000         12/12/05
    79.02      1,900,000         12/12/05
    79.03      1,200,000         12/12/05
    79.04      1,060,000         12/12/05
    79.05       650,000          12/12/05
      80       6,770,000         01/01/06         1.20
      81       6,700,000         08/25/05         1.24
      82       6,800,000         12/08/05         1.35
      83       6,800,000         01/01/06         1.20
      84       7,100,000         01/16/06         1.55
      85       5,650,000         11/16/05         1.24
      86       7,025,000         11/07/05         1.38
      87       6,400,000         12/07/05         1.71
      88       5,615,000         10/28/05         1.48
      89       6,400,000         01/10/06         2.37
      90       5,250,000         11/30/05         1.41
      91       4,400,000         12/20/05         1.21
      92       4,340,000         10/14/05         1.20
      93       4,440,000         12/06/05         1.29
      94       4,700,000         01/17/06         1.60
      95       4,850,000         08/01/05         1.89
      96       3,700,000         01/02/06         1.21
      97       4,540,000         10/20/05         1.85
      98       3,600,000         01/09/06         1.22
      99       3,430,000         10/13/05         1.26
     100       3,800,000         12/16/05         1.22
     101       4,100,000         01/20/06         1.20
     102       3,200,000         12/15/05         1.29
     103       3,300,000         11/10/05         1.32
     104       3,880,000         12/10/05         1.41
     105       3,650,000         01/04/06         1.68
     106       3,600,000         12/12/05         1.37
     107       3,100,000         12/17/05         1.32
     108       3,190,000         12/26/05         1.30
     109       3,510,000         12/12/05         1.68
     110       2,750,000         09/18/05         1.32
     111       2,500,000         01/04/06         1.20
     112       2,825,000         12/14/05         1.22
     113       2,500,000         12/22/05         1.36
     114       2,335,000         12/22/05         1.28
     115       3,550,000         03/13/05         1.23
     116       2,250,000         01/05/06         1.22
     117       2,040,000         02/01/06         1.32
     118       1,400,000         01/03/06         1.23
     119       1,500,000         12/29/05         1.46

                               LTV
  MORTGAGE    CUT-OFF       RATIO AT                                                                 CUT-OFF DATE
   LOAN       DATE LTV      MATURITY      YEAR          YEAR         NUMBER         UNIT OF           LOAN AMOUNT
  NUMBER       RATIO         OR ARD       BUILT      RENOVATED      OF UNITS        MEASURE         PER (UNIT) ($)
 ----------------------------------------------------------------------------------------------------------------------

       1       44.04%        44.04%       2003                        1,582          Rooms            211,757.27
      1.01                                2003                         998           Rooms
      1.02                                2003                         584           Rooms
       2       78.21%        73.12%       1971          2004         983,160        Sq. Ft.             124.09
       3       64.12%        64.12%       2003                       389,159        Sq. Ft.             215.85
       4       75.18%        63.26%       1990          2005           369           Rooms            216,983.50
       5       78.79%        71.87%       2001                      1,015,500       Sq. Ft.              70.61
       6       79.94%        72.06%       1969          1998           975            Beds             55,794.87
       7       69.83%        65.76%       1990          1999           253           Rooms            209,486.17
       8       74.63%        74.63%       1974          2000         345,945        Sq. Ft.             144.53
       9       69.72%        64.94%       2002                         284           Rooms            169,014.08
       10      77.92%        72.72%       1965                       259,270        Sq. Ft.             161.99
       11      69.67%        66.89%       2001                       134,064        Sq. Ft.             285.31
       12      54.96%        49.62%       1984          2005         Various        Various             Various
     12.01                                1984          2005           198           Rooms
     12.02                                1984          2005         124,146        Sq. Ft.
       13      69.39%        64.76%       1970          1990         233,678        Sq. Ft.             130.65
       14      73.51%        65.96%       2005                         316           Units             88,981.01
       15      70.00%        62.70%       1999                         288           Units             97,222.22
       16      69.14%        64.61%       1982          2000           552           Units             50,724.64
       17      78.63%        73.39%       1989                       265,024        Sq. Ft.             102.07
       18      79.49%        79.49%       2005                       66,142         Sq. Ft.             385.53
       19      70.00%        66.17%       2001                       124,220        Sq. Ft.             195.54
       20      77.26%        72.18%       1972          1997           444           Units             48,198.20
       21      77.27%        68.91%       1961          2004         263,617        Sq. Ft.              80.61
       22      80.05%        74.71%       1990                       122,916        Sq. Ft.             159.56
       23      73.00%        68.13%       1985                       148,204        Sq. Ft.             129.05
       24      73.97%        61.78%       2000                         148           Units            127,946.41
     24.01                                2000                         69            Units
     24.02                                2000                         52            Units
     24.03                                2000                         27            Units
       25      59.49%        55.33%       1922          1999           329           Rooms             56,231.00
       26      76.33%        71.31%       1985          1998           444           Units             40,315.32
       27      71.41%        65.46%       2000                         312           Units             54,246.79
       28      55.02%        45.54%       1968                       156,426        Sq. Ft.             106.76
       29      76.91%        71.85%       1968          2001           418           Units             39,354.07
       30      79.73%        66.36%       1977          2002         147,255        Sq. Ft.             110.99
       31      74.83%        63.31%       1987                       165,397        Sq. Ft.              96.82
       32      74.94%        66.01%       1984          2002         71,336         Sq. Ft.             224.29
       33      74.41%        67.52%       2004                       91,982         Sq. Ft.             170.69
       34      75.02%        70.09%       1987          2001           306           Units             50,212.42
       35      69.72%        58.60%       1991                         232           Units             63,705.39
       36      68.95%        61.98%       2001                         137           Rooms            105,693.43
       37      67.19%        64.53%       1992                         200           Units             70,210.00
       38      65.73%        57.75%       1963          1998         178,985        Sq. Ft.              78.22
       39      72.45%        67.45%       1978          2004         95,459         Sq. Ft.             143.83
       40      79.76%        70.31%       2004                       61,698         Sq. Ft.             217.19
       41      72.84%        68.05%       1986                         288           Units             46,180.56
       42      80.04%        74.70%       1979          2000         94,731         Sq. Ft.             134.35
       43      60.19%        54.97%       1987                         392           Units             31,632.65
       44      78.95%        66.29%       1998                         256           Units             46,875.00
       45      80.14%        70.57%       2003                       90,328         Sq. Ft.             129.53
       46      76.88%        58.80%       2000          2005         80,026         Sq. Ft.             142.19
       47      63.32%        59.10%       1955          1990         183,017        Sq. Ft.              60.90
       48      69.87%        64.94%       1989                         224           Units             48,660.71
       49      66.41%        61.76%       2005                       35,388         Sq. Ft.             305.89
       50      82.03%        76.56%       1993                       111,675        Sq. Ft.              94.02
       51      75.18%        70.17%       1979                       93,100         Sq. Ft.             111.44
       52      79.50%        74.20%       1985                       41,224         Sq. Ft.             231.42
       53      75.40%        70.40%       1985                         266           Units             35,714.29
       54      70.75%        66.03%       1988          1999         100,526        Sq. Ft.              93.61
       55      80.00%        74.66%       1988                       135,827        Sq. Ft.              69.21
       56      75.00%        57.42%       2004                         115           Rooms             79,565.22
       57      45.69%        37.96%       1990                       383,325        Sq. Ft.              23.48
       58      76.26%        68.65%      Various      Various        35,330         Sq. Ft.             236.34
     58.01                                1998                       18,000         Sq. Ft.
     58.02                                1999                       10,765         Sq. Ft.
     58.03                                1968          2000          6,565         Sq. Ft.
       59      83.73%        76.39%       1984                         272           Units             29,705.88
       60      71.59%        66.67%       1923          2004           113           Units             70,796.46
       61      70.64%        65.69%       1996                         112           Units             68,750.00
       62      71.84%        60.09%       2003                       88,248         Sq. Ft.              83.85
       63      79.67%        69.85%       1960          1998         52,641         Sq. Ft.             137.73
       64      79.10%        75.00%       2004                       39,590         Sq. Ft.             176.81
       65      80.00%        74.63%       1989                       74,753         Sq. Ft.              92.04
       66      74.97%        67.15%       2003                       67,476         Sq. Ft.             101.67
     66.01                                2003                       44,901         Sq. Ft.
     66.02                                2003                       22,575         Sq. Ft.
       67      76.84%        68.13%       1975          2004           234           Units             29,059.83
       68      70.00%        56.15%       2002                         120           Rooms             54,250.00
       69      69.52%        61.51%       1975          2005         62,061         Sq. Ft.             104.74
       70      75.00%        68.06%       1988          2002         36,880         Sq. Ft.             168.79
       71      53.90%        48.84%       1985          2002           129           Rooms             47,001.94
       72      78.43%        68.87%       1998                       58,163         Sq. Ft.             103.16
       73      75.00%        68.42%       1983                         176           Units             34,090.91
       74      70.59%        60.95%       2003                       28,200         Sq. Ft.             212.77
       75      67.88%        57.08%       1981                       138,154        Sq. Ft.              40.53
       76      77.17%        64.56%       2005                       14,550         Sq. Ft.             372.33
       77      52.66%        43.86%       1970                         194           Units             27,280.80
       78      75.00%        69.78%       1997                         59            Units             88,983.05
       79      61.33%         0.00%      Various                     148,376        Sq. Ft.              35.38
     79.01                                2003                       42,251         Sq. Ft.
     79.02                                1973                       47,525         Sq. Ft.
     79.03                                1975                       30,000         Sq. Ft.
     79.04                                1991                       12,600         Sq. Ft.
     79.05                                1973                       16,000         Sq. Ft.
       80      77.16%        64.55%       2005                       14,820         Sq. Ft.             352.48
       81      77.61%        68.45%       1994          2003         26,770         Sq. Ft.             194.25
       82      75.34%        63.33%       1952                       84,802         Sq. Ft.              60.41
       83      74.66%        62.79%       2005                       12,805         Sq. Ft.             396.49
       84      70.42%        54.05%       2000                         95            Rooms             52,631.58
       85      76.00%        64.12%       1986          2005           147            Pads             29,211.98
       86      60.50%        39.29%       1998                         257            Pads             16,536.96
       87      63.24%         0.00%       1996                       26,690         Sq. Ft.             151.64
       88      71.24%        71.24%       2005                       13,975         Sq. Ft.             286.23
       89      60.16%        60.16%       2004                         42            Units             91,666.67
       90      68.57%        53.01%       2002                       21,500         Sq. Ft.             167.44
       91      79.44%        66.96%       2004                         48            Units             72,817.35
       92      79.59%        67.16%       1999                       15,120         Sq. Ft.             228.44
       93      77.66%        65.49%       1996                       22,147         Sq. Ft.             155.70
       94      69.15%        53.07%       1999                         72            Rooms             45,138.89
       95      65.01%        65.01%       2005                       14,820         Sq. Ft.             212.75
       96      80.00%        71.98%       2003                       12,000         Sq. Ft.             246.67
       97      64.69%        64.69%       2001                       15,120         Sq. Ft.             194.25
       98      80.00%        71.98%       2004                       11,916         Sq. Ft.             241.69
       99      79.45%        66.73%       1968                         68            Units             40,073.53
      100      70.42%        63.36%       2004                       18,550         Sq. Ft.             144.26
      101      64.24%        54.08%       1988          2005           27            Units             97,555.56
      102      80.00%        78.05%       1998          2004         14,200         Sq. Ft.             180.28
      103      75.76%        66.62%       2002                         142            Pads             17,605.63
      104      61.74%        47.35%       2003                       13,813         Sq. Ft.             173.43
      105      65.01%        65.01%       2002                       31,883         Sq. Ft.              74.43
      106      59.64%        50.21%       2005                       21,688         Sq. Ft.              99.00
      107      67.74%        52.26%       1978                       15,288         Sq. Ft.             137.36
      108      65.83%        55.58%       2005                       15,450         Sq. Ft.             135.92
      109      59.75%        50.62%       1996                       21,410         Sq. Ft.              97.95
      110      74.55%        62.86%       1976                       71,295         Sq. Ft.              28.75
      111      80.00%        71.98%       2003                       20,500         Sq. Ft.              97.56
      112      70.70%        59.39%       1998                       10,125         Sq. Ft.             197.26
      113      74.00%        65.49%       1999                       18,400         Sq. Ft.             100.54
      114      68.52%        64.18%       1960                         75             Pads             21,333.33
      115      44.65%        41.67%       1959          1984         52,640         Sq. Ft.              30.11
      116      70.36%        63.30%       2003                       13,600         Sq. Ft.             116.40
      117      67.40%        56.86%       2005                       14,350         Sq. Ft.              95.82
      118      80.00%        71.98%       2003                       13,345         Sq. Ft.              83.93
      119      65.00%        65.00%       2004                        9,600         Sq. Ft.             101.56

  MORTGAGE
   RATE            OCCUPANCY      OCCUPANCY                                                       MOST RECENT          MOST RECENT
  NUMBER              RATE       "AS OF" DATE                  MOST RECENT PERIOD                 REVENUES ($)        EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

    1             69.85%        12/31/05                           2005                        183,013,373          130,830,443
   1.01           71.47%        12/31/05                           2005                        101,099,960          68,473,350
   1.02           67.09%        12/31/05                           2005                         81,913,413          62,357,093
    2             95.61%        11/07/05                     2005 Annualized                    22,538,949          10,465,176
    3            100.00%        01/25/06                           2005                         9,841,774            2,521,432
    4             66.33%        09/30/05                        TTM- Sept.                      21,618,675          13,030,151
    5            100.00%        02/09/06
    6             92.41%        11/30/05                           2005                         10,639,493           6,034,477
    7             71.70%        12/31/05                         2005 T6                        16,404,318          11,365,418
    8            100.00%        11/23/05
    9             73.50%        12/30/05                  TTM Thru Dec. 2nd 2005                19,673,938          14,569,163
    10            99.53%        12/20/05                     6/05-12/05 Ann.                    4,452,047            1,138,029
    11           100.00%        01/13/06                           2005                         4,039,984             796,696
    12           Various        Various                  Trailing 12 (9/04-8/05)                14,729,540          10,221,083
  12.01           68.02%        08/31/05                 Trailing 12 (9/04-8/05)                11,832,783           9,362,071
  12.02           67.96%        10/31/05                 Trailing 12 (9/04-8/05)                2,896,757             859,012
    13            99.16%        12/20/05                 2005 Ann (06/05 - 12/05)               4,003,375            1,330,996
    14            93.35%        02/15/06                          As-Is                         3,854,708            1,259,855
    15            92.29%        02/10/06                      Statement 2005                    4,981,260            2,225,509
    16            87.68%        12/23/05                          T3/T12                        3,767,464            1,390,590
    17            96.54%        01/20/06                Annualized T-7 (June-Dec)               3,303,569             826,963
    18            83.22%        03/09/06              6 Months Annualized 12/31/2005            1,964,760             400,616
    19           100.00%        12/31/05                           2005                         3,651,210            1,288,336
    20            96.17%        12/23/05                          T3/T12                        3,360,880            1,413,465
    21            98.80%        02/01/06                       2005 YTD ann                     3,954,292            2,157,934
    22           100.00%        12/20/05                     6/05-12/05 Ann.                    2,416,214             538,461
    23            82.23%        01/20/06                     6/05-12/05 Ann.                    1,777,725             419,997
    24           100.00%        08/01/05
  24.01          100.00%        08/01/05
  24.02          100.00%        08/01/05
  24.03          100.00%        08/01/05
    25            59.48%        01/31/06                 Trailing 12 (2/05-1/06)                10,722,358           7,391,301
    26            96.17%        12/23/05                          T3/T12                        3,140,616            1,366,582
    27            91.67%        10/21/05                           2005                         2,337,839             947,338
    28            96.80%        12/29/05                           2005                         2,888,428             491,521
    29            95.22%        12/23/05                          T3/T12                        2,774,376            1,252,292
    30            80.81%        01/18/06                      Statement 2005                    2,139,161             497,608
    31            88.69%        09/16/05               Annualized YTD (ending Oct)              2,507,015             930,687
    32            80.87%        02/10/06                Annualized 2005 (1/1-9/30)              1,520,833             350,185
    33            98.19%        06/10/05
    34            97.06%        12/23/05                          T3/T12                        2,351,952             932,951
    35            90.52%        12/07/05                  Trailing 3 09/05-11/05                2,344,612             859,132
    36            83.00%        12/31/05                           2005                         4,878,567            3,017,074
    37            94.00%        01/19/06                           2005                         1,946,459             737,213
    38            95.42%        12/14/05               Annualized 2005 (1/1-10/31)              2,658,145            1,398,567
    39            87.31%        12/01/05                           2004                         2,233,007             771,903
    40           100.00%        02/10/06
    41            96.53%        12/23/05                          T3/T12                        2,062,664             856,466
    42            97.89%        01/20/06                     6/05-12/05 Ann.                    1,233,171             232,846
    43            95.15%        12/08/05                 T 12 Through 11/30/2005                2,431,468             975,515
    44            96.88%        02/10/06                      Statement 2005                    1,905,032            1,225,397
    45            82.18%        01/30/06
    46            94.67%        01/01/06
    47            80.28%        02/10/06                        6/05-12/05                      1,490,673             398,198
    48            88.84%        01/03/06                  Trailing 3 As of 12/05                1,627,124             704,334
    49            94.63%        03/01/06
    50            97.31%        01/20/06                7 mos. 12/2005 Annualized               1,503,642             483,165
    51           100.00%        02/10/06                        6/05-12/05                      1,195,471             309,822
    52            93.93%        02/14/06                  7 Mos 12/05 Annualized                 840,849              288,323
    53            94.36%        12/07/05                     YTD Thru 10/2005                   1,824,495            1,112,992
    54            94.08%        01/20/06               Annualized T-7 (June - Dec)              1,285,307             341,988
    55            99.08%        12/20/05                 7 mos. 12/05 Annualized                1,428,715             421,594
    56            63.79%        12/31/05                   T12 (ending Dec 05)                  2,454,244            1,189,230
    57           100.00%        02/17/06                           2006                         1,355,032
    58            95.05%        12/22/05                      Statement 2004                    1,015,307             136,294
  58.01          100.00%        12/22/05                      Statement 2004                     485,666              45,741
  58.02          100.00%        12/22/05                      Statement 2004                     303,642              43,099
  58.03           73.34%        12/22/05                      Statement 2004                     225,999              47,454
    59            95.59%        01/18/06                   YTD Sept. Annualized                 1,576,147             877,019
    60            98.23%        01/10/06                       T-3 12/2005                      1,131,656             406,269
    61            86.42%        12/01/05                      T12 Thru 11/05                    1,011,008             316,414
    62           100.00%        09/13/05
    63           100.00%        12/21/05                           2005                         1,155,114             549,083
    64           100.00%        12/27/05
    65            87.09%        02/02/06                      2005 w/Theater                     952,605              236,142
    66            99.27%        12/31/05               Trailing 12 (11/04 - 10/05)               948,713              137,756
  66.01          100.00%        12/31/05               Trailing 12 (11/04 - 10/05)               587,438              70,956
  66.02           97.82%        12/31/05               Trailing 12 (11/04 - 10/05)               361,275              66,800
    67            97.44%        01/23/06                  T-5 Income Annualized                 1,201,023             589,177
    68            72.63%        12/31/05                           2005                         3,212,186            2,438,995
    69            84.31%        01/24/06
    70           100.00%        02/21/06
    71            69.81%        12/31/05                           2005                         2,672,931            1,897,268
    72           100.00%        12/20/05                   YTD 9/05 Annualized                   698,707              28,800
    73            94.89%        01/18/06                   YTD Sept. Annualized                 1,114,312             638,314
    74            95.74%        02/06/06                      Statement 2005                     523,823              140,301
    75           100.00%        12/01/05              Annualized 2005 (1/1 - 10/31)              896,429              194,960
    76           100.00%        01/13/06
    77            98.97%        01/25/06                       T-12 12/2005                     1,434,683             704,601
    78           100.00%        01/18/06                       T-6mos 12/05                      742,496              278,467
    79            97.98%        Various                 Annualized 2005 (1/1-8/31)               600,471              143,064
  79.01          100.00%        12/15/05                Annualized 2005 (1/1-8/31)               103,590              25,862
  79.02          100.00%        12/15/05                Annualized 2005 (1/1-8/31)               176,112              29,923
  79.03           90.00%        12/12/05                Annualized 2005 (1/1-8/31)               152,930              26,158
  79.04          100.00%        12/15/05                Annualized 2005 (1/1-8/31)                86,462              44,916
  79.05          100.00%        12/15/05                Annualized 2005 (1/1-8/31)                81,377              16,205
    80           100.00%        01/19/06
    81           100.00%        06/16/05
    82            85.68%        01/24/06                 Statement 2005 11 months                639,823              243,110
    83           100.00%        01/17/06
    84            72.73%        12/31/05                   Year End 12/31/2005                  2,150,703            1,566,307
    85           100.00%        12/01/05                  Trailing 3 09/05-10/05                 608,136              127,308
    86            81.32%        12/30/05                 T 12 Through 10/31/2005                 862,568              361,152
    87           100.00%        12/14/05              Partial Year (1/1 12/19) 2005              931,234              121,564
    88           100.00%        02/01/06
    89           100.00%        01/04/06                      YTD Oct 05 Ann                     484,041              165,753
    90           100.00%        02/08/06                           2005                          540,099              127,653
    91           100.00%        12/31/05                      Statement 2005                     375,293              116,610
    92           100.00%        11/14/05
    93            93.42%        12/27/05                Annualized 2005 (1/1-9/30)               468,915              103,196
    94            75.31%        12/31/05                   Year End 12/31/2005                  1,429,564            1,017,618
    95           100.00%        11/17/05
    96           100.00%        01/25/06
    97           100.00%        11/03/05
    98           100.00%        01/25/06
    99           100.00%        11/21/05                 T 12 Through 10/31/2005                 534,906              251,414
   100            90.30%        01/25/06
   101           100.00%        02/02/06                Annualized 6/1/05 1/31/06                188,420              303,138
   102           100.00%        01/01/06                     Annualized 2005                     268,041              19,853
   103            93.67%        12/28/05                 T 12 Through 11/30/2005                 408,898              190,618
   104           100.00%        12/14/05
   105            87.14%        01/25/06
   106           100.00%        12/08/05
   107           100.00%        02/10/06                      Statement 2005                     324,001              61,889
   108            92.23%        02/01/06
   109            89.72%        01/31/06              Annualized (1/1/ - 10/31) 2005             408,149              124,343
   110           100.00%        02/15/06
   111           100.00%        01/25/06
   112           100.00%        12/21/05                      Statement 2005                     182,350                922
   113           100.00%        01/13/06                   June 2004 - May 2005                  195,647              11,615
   114            92.00%        12/01/05                   Year End 12/31/2005                   287,834              127,543
   115            93.35%        01/26/06                  7 Mos 12/05 Annualized                 444,316              271,779
   116            84.38%        01/25/06
   117           100.00%        02/09/06
   118           100.00%        01/25/06
   119            83.33%        01/25/06

 MORTGAGE               MOST              MOST                                                    UW NET
  LOAN                RECENT            RECENT               UW                  UW            OPERATING
 NUMBER                NOI ($)           NCF ($)         REVENUES ($)        EXPENSES ($)       INCOME ($)    UW NET CASH FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

      1            52,182,930        47,760,919         197,880,698        134,264,092        63,616,606         57,628,933
     1.01          32,626,610        30,201,373         109,080,769         70,299,310        38,781,459         35,519,944
     1.02          19,556,320        17,559,546         88,799,929          63,964,782        24,835,147         22,108,990
      2            12,073,773        11,926,299         21,727,194          10,658,367        11,068,827         10,582,717
      3             7,320,342         7,281,426         10,585,413          2,509,783         8,075,629          7,712,235
      4             8,588,524         8,588,524         22,707,801          13,393,288        9,314,513          8,179,123
      5                                                  6,748,526           684,422          6,064,104          5,962,554
      6             4,605,016         4,410,016         11,607,508          6,046,334         5,561,174          5,366,174
      7             5,038,900         4,382,728         18,480,388          12,646,832        5,833,556          5,094,340
      8                                                  3,000,000                            3,000,000          3,000,000
      9             5,104,775         4,602,403         20,356,257          15,415,113        4,941,144          4,330,457
      10            3,314,018         3,262,164          5,078,472          1,314,484         3,763,988          3,540,373
      11            3,243,288         3,240,607          4,271,633          1,058,725         3,212,908          3,124,387
      12            4,508,457         4,508,457         14,415,103          10,390,088        4,025,014          3,476,190
    12.01           2,470,712         2,470,712         11,827,349          9,304,814         2,522,535          2,108,578
    12.02           2,037,745         2,037,745          2,587,754          1,085,274         1,502,479          1,367,612
      13            2,672,379         2,649,011          4,145,588          1,410,606         2,734,982          2,572,667
      14            2,594,853         2,531,653          3,825,001          1,258,815         2,566,186          2,502,986
      15            2,755,751         2,670,577          5,020,566          2,488,860         2,531,706          2,437,006
      16            2,376,874         2,238,874          3,994,902          1,427,931         2,566,971          2,428,971
      17            2,476,606         2,436,853          3,901,645          1,370,015         2,531,629          2,285,730
      18            1,564,144         1,564,144          2,509,359           560,360          1,948,999          1,891,788
      19            2,362,874         2,350,452          3,771,590          1,523,015         2,248,575          2,045,054
      20            1,947,415         1,836,415          3,365,880          1,431,183         1,934,697          1,823,697
      21            1,796,358         1,754,179          3,853,981          1,770,794         2,083,187          1,831,959
      22            1,877,753         1,859,316          2,277,399           522,050          1,755,349          1,655,142
      23            1,357,728         1,335,497          2,033,268           353,582          1,679,686          1,575,754
      24                                                 2,400,247           606,067          1,794,180          1,752,439
    24.01
    24.02
    24.03
      25            3,331,057         3,331,057         11,071,761          8,198,727         2,873,034          2,468,926
      26            1,774,034         1,663,034          3,140,616          1,359,778         1,780,838          1,669,838
      27            1,390,501         1,320,301          2,340,375           840,639          1,499,736          1,429,536
      28            2,396,907         2,374,455          2,690,932           410,121          2,280,810          2,135,062
      29            1,522,084         1,417,584          2,784,376          1,273,343         1,511,033          1,406,533
      30            1,641,553         1,488,814          2,345,563           819,329          1,526,234          1,419,552
      31            1,576,328         1,551,518          2,528,033           953,548          1,574,485          1,363,621
      32            1,170,648         1,168,508          1,802,233           373,237          1,428,995          1,384,209
      33                                                 1,775,988           334,040          1,441,948          1,383,923
      34            1,419,001         1,342,501          2,357,894           971,918          1,385,976          1,309,476
      35            1,485,480         1,427,480          2,168,880           815,878          1,353,002          1,295,002
      36            1,861,493         1,861,493          4,714,875          2,947,457         1,767,418          1,578,823
      37            1,209,246         1,159,246          2,044,009           727,325          1,316,684          1,266,684
      38            1,259,578          701,467           2,957,749          1,487,828         1,469,921          1,241,327
      39            1,461,104         1,438,194          2,276,763           861,275          1,415,488          1,277,140
      40                                                 1,785,444           598,139          1,187,304          1,124,655
      41            1,206,198         1,134,198          2,069,230           863,730          1,205,500          1,133,500
      42            1,000,325          986,115           1,479,975           266,241          1,213,733          1,121,991
      43            1,455,953         1,455,953          2,425,643          1,222,141         1,203,502          1,105,502
      44             679,635           653,497           2,006,453           945,420          1,061,033           997,033
      45                                                 1,341,127           257,994          1,083,133           982,748
      46                                                 1,432,521           363,123          1,069,399          1,017,898
      47            1,092,475         1,065,022          1,628,622           483,986          1,144,637           988,215
      48             922,790           867,462           1,726,979           737,168           989,811            934,483
      49                                                 1,247,263           345,625           901,636            889,735
      50            1,020,477         1,003,725          1,594,148           602,263           991,885            936,549
      51             885,649           846,547           1,275,032           287,425           987,607            874,871
      52             552,526           545,105           1,132,635           293,553           839,082            808,152
      53             711,503           658,303           1,886,616          1,013,119          873,497            820,297
      54             943,319           912,156           1,225,341           328,664           896,678            794,183
      55            1,007,121          956,865           1,417,479           458,566           958,913            815,039
      56            1,265,014         1,166,844          2,454,142          1,308,247         1,145,895          1,047,729
      57            1,355,032         1,316,700          1,471,892           244,212          1,227,680           876,842
      58             879,013           879,013            939,826            249,072           690,754            654,509
    58.01            439,925           439,925            388,255            109,412           278,844            260,940
    58.02            260,543           260,543            316,802             79,205           237,597            226,123
    58.03            178,545           178,545            234,769             60,456           174,313            167,446
      59             699,128           631,128           1,616,956           854,761           762,195            694,195
      60             725,387           697,137           1,119,865           405,307           714,558            686,308
      61             694,594           666,706           1,083,689           397,188           686,501            658,613
      62                                                  735,082            102,635           632,447            623,622
      63             606,031           598,135           1,214,905           437,465           777,440            706,664
      64                                                  879,815            252,667           627,148            615,917
      65             716,463           698,522            897,076            214,636           682,440            627,961
      66             810,958           810,958            887,940            191,209           696,731            625,150
    66.01            516,483           516,483            564,995            116,600           448,396            402,231
    66.02            294,475           294,475            322,945             74,609           248,336            222,919
      67             611,847           553,347           1,201,023           580,703           620,321            561,821
      68             773,191           644,704           3,209,712          2,432,247          777,465            649,077
      69                                                  863,442            271,222           592,220            555,777
      70                                                  707,100            121,334           585,766            577,257
      71             775,663           668,746           2,674,969          1,907,985          766,984            659,985
      72             669,907           664,090            735,432            153,684           581,748            559,096
      73             475,998           431,998           1,242,766           630,631           612,135            568,135
      74             383,522           383,522            724,100            164,916           559,184            541,592
      75             701,469           673,796            866,822            229,924           636,898            572,653
      76                                                  450,000             4,500            445,500            444,045
      77             730,082           681,582           1,447,251           721,433           725,818            677,318
      78             464,029           449,279            764,730            302,225           462,505            447,755
      79             457,407           457,407            940,187            272,776           667,410            609,260
    79.01            77,728            77,728             381,063             92,764           288,299            266,853
    79.02            146,189           146,189            230,080             74,033           156,047            140,106
    79.03            126,772           126,772            145,688             45,442           100,245             90,333
    79.04            41,546            41,546             105,934             35,629            70,305             64,579
    79.05            65,172            65,172             77,423              24,908            52,514             47,388
      80                                                  434,000             4,340            429,660            428,178
      81                                                  556,374             78,186           478,188            454,421
      82             396,713           376,376            775,902            247,937           527,965            480,664
      83                                                  430,000             4,300            425,700            424,420
      84             584,396           584,396           2,222,000          1,550,761          671,239            582,359
      85             480,828           471,420            598,989            214,972           384,018            374,610
      86             501,416           501,416            874,272            368,544           505,728            492,878
      87             809,670           809,670           1,099,380           183,116           916,264            911,459
      88                                                  428,327             86,219           342,108            338,255
      89             318,288           307,788            770,893            255,225           515,668            505,168
      90             412,446           409,866            532,960            134,364           398,595            391,425
      91             258,683           258,683            440,599            132,097           308,502            296,502
      92                                                  295,000             2,950            292,050            290,538
      93             365,719           365,719            454,631            118,992           335,638            312,816
      94             411,946           411,946           1,438,000           987,890           450,110            392,590
      95                                                  325,000             3,250            321,750            320,268
      96                                                  305,900             38,598           267,302            251,031
      97                                                  305,000             3,050            301,950            300,438
      98                                                  325,294             61,182           264,111            246,542
      99             283,492           283,492            536,794            280,397           256,397            239,261
     100                                                  282,714             32,162           250,552            228,430
     101            (114,718)         (114,718)           322,012             93,784           228,228            221,508
     102             248,188           241,004            274,217             38,286           235,931            233,091
     103             218,280           217,451            438,905            202,338           236,567            229,567
     104                                                  257,985             2,580            255,406            254,024
     105                                                  320,299             56,689           263,609            229,477
     106                                                  251,241             37,789           213,452            205,489
     107             262,112           257,112            292,858             63,994           228,864            212,626
     108                                                  329,142            120,195           208,947            192,361
     109             283,806           261,118            403,141            131,232           271,909            252,486
     110                                                  261,371             60,451           200,920            190,459
     111                                                  243,850             51,883           191,968            168,947
     112             181,428           181,428            231,655             61,083           170,573            168,844
     113             184,032           184,032            272,048             77,817           194,232            180,022
     114             160,291           160,291            311,367            158,577           152,790            149,040
     115             172,537           167,273            423,080            263,557           159,523            137,724
     116                                                  178,520             28,118           150,403            135,727
     117                                                  219,645             76,565           143,080            127,554
     118                                                  136,408             24,793           111,615             96,656
     119                                                  122,310             30,039            92,271             82,131

                                                                                                Largest
 MORTGAGE                                                                          LARGEST       TENANT
  LOAN                                                                             TENANT         % OF         LARGEST TENANT
 NUMGER       LARGEST TENANT NAME                                                   SQ. FT.        NRA             EXP DATE
------------------------------------------------------------------------------------------------------------------------------------

    1
   1.01
   1.02
    2     Day & Zimmerman                                                            214,613       21.83%           03/31/08
    3     Belk                                                                       65,804        16.91%           03/11/17
    4
    5     NBC Philadelphia Merchants, Inc.                                          1,015,500     100.00%           06/30/21
    6
    7
    8     Bank of America                                                            345,945      100.00%           10/31/09
    9
    10    Kohl's                                                                     88,000        33.94%           02/28/16
    11    Home Depot                                                                 127,027       94.75%           01/31/13
    12    Various                                                                    Various      Various            Various
  12.01
  12.02   Combined Computer                                                           9,281        7.48%            06/30/11
    13    Target                                                                     115,344       49.36%           11/29/09
    14
    15
    16
    17    Home Depot                                                                 116,095       43.81%           10/31/15
    18    Pottery Barn                                                               12,283        18.57%           01/31/13
    19    Institutional Shareholder Services                                         53,780        43.29%           07/31/12
    20
    21    Fairplay Foods                                                             38,305        14.53%           07/31/08
    22    Genuardi's                                                                 40,750        33.15%           10/31/10
    23    Athletic Clubs, Inc.                                                       27,000        18.22%           02/29/12
    24
  24.01
  24.02
  24.03
    25
    26
    27
    28    Super Fresh                                                                30,780        19.68%           09/30/09
    29
    30    Doris Italian Market                                                       14,295        9.71%            12/31/11
    31    JDA Software                                                               37,142        22.46%           10/31/12
    32    John L Scott                                                                7,610        10.67%           12/31/09
    33    Gerondale's Furniture Gallery                                              40,000        43.49%           03/31/15
    34
    35
    36
    37
    38    Spectra East, Inc.                                                         109,094       60.95%        Multiple Spaces
    39    Fountainhead Title Group                                                   27,259        28.56%           07/31/13
    40    Bassett Furniture                                                          15,000        24.31%           03/31/09
    41
    42    Gold's Gym                                                                 31,020        32.75%           01/31/16
    43
    44
    45    Goody's                                                                    20,050        22.20%           09/30/15
    46    Best Buy                                                                   30,000        37.49%           01/31/16
    47    Blue Hen Lanes                                                             26,345        14.39%           06/30/14
    48
    49    Washington Mutual                                                           5,000        14.13%           06/10/25
    50    Randalls Food and Drugs                                                    68,150        61.03%           11/30/18
    51    Unified Western Grocers                                                    37,500        40.28%           12/31/09
    52    Albertsons                                                                 15,000        36.39%           07/22/16
    53
    54    Dominick's                                                                 76,170        75.77%           10/31/08
    55    Piggly Wiggly                                                              50,979        37.53%           07/31/13
    56
    57    Home Shopping Network                                                      383,325      100.00%           09/30/15
    58    Various                                                                    Various      Various            Various
  58.01   AMVIET                                                                      8,000        44.44%           02/13/15
  58.02   Men's Warehouse                                                             5,500        51.09%           04/30/09
  58.03   For Eyes Optical                                                            1,965        29.93%           09/30/14
    59
    60
    61
    62    Kohl's                                                                     88,248       100.00%           01/31/24
    63    TL Planet                                                                  42,408        80.56%           07/31/13
    64    Provena Health                                                             39,590       100.00%        Multiple Spaces
    65    Harris Teeter                                                              33,000        44.15%           10/31/15
    66    Various                                                                    Various      Various            Various
  66.01   Tasia                                                                      11,000        24.50%           04/30/09
  66.02   Rapid Prototypes                                                            5,980        26.49%           11/30/10
    67
    68
    69    Shorewood True Value                                                       15,408        24.83%           01/31/10
    70    La-Z-Boy                                                                   22,080        59.87%           04/30/16
    71
    72    Acres Market                                                               45,000        77.37%           10/01/18
    73
    74    Laminate Kingdom                                                            9,000        31.91%           10/31/15
    75    Working Spaces Pacific, Inc.                                               28,912        20.93%        Multiple Spaces
    76    Walgreens                                                                  14,550       100.00%           02/28/31
    77
    78
    79    Various                                                                    Various      Various            Various
  79.01   Black Watch Sports Performance                                             18,375        43.49%           02/01/16
  79.02   Florida Industrial Electric, Inc.                                          47,525       100.00%           11/30/09
  79.03   Miracle Manufacturing                                                       4,500        15.00%        Multiple Spaces
  79.04   Food Systems Unlimited, Inc.                                                6,000        47.62%           02/28/07
  79.05   Kamini Designs                                                              4,000        25.00%           01/31/07
    80    Walgreens                                                                  14,820       100.00%           03/31/31
    81    Golf Galaxy                                                                11,955        44.66%           01/31/15
    82    Haight-Abby Carpet                                                         25,200        29.72%           07/31/10
    83    Walgreens                                                                  12,805       100.00%           02/28/31
    84
    85
    86
    87    State of California (Employment Development Department)                    26,690       100.00%           01/31/16
    88    AutoZone                                                                    7,475        53.49%           02/15/25
    89
    90    Digestive Disease Consultants, P.A.                                        11,000        51.16%           12/31/25
    91
    92    Walgreens                                                                  15,120       100.00%           12/31/19
    93    Apple Tree Kids                                                             3,065        13.84%           12/31/07
    94
    95    Walgreens                                                                  14,820       100.00%           08/31/30
    96    Washington Mutual                                                           3,600        30.00%           11/30/13
    97    Walgreens                                                                  15,120       100.00%           03/31/21
    98    Starbucks w/ drive thru                                                     1,715        14.39%           12/31/14
    99
   100    CATO                                                                        3,840        20.70%           01/31/09
   101
   102    Sentara Healthcare                                                         14,200       100.00%           09/30/14
   103
   104    Eckerds                                                                    13,813       100.00%           11/05/23
   105    Dollar Tree                                                                 9,000        28.23%           01/31/09
   106    Tractor Supply                                                             21,688       100.00%           11/15/20
   107    Living Hope Church of Lynnwood                                              7,500        49.06%           04/30/10
   108    Nelda's Mexican Cuisine                                                     7,100        45.95%        Multiple Spaces
   109    Dr. Mona Chacko                                                             4,141        19.34%           01/31/09
   110    Georgia-Pacific Corporation                                                71,295       100.00%           06/30/18
   111    Dollar Tree                                                                 6,400        31.22%           04/30/08
   112    CVS                                                                        10,125       100.00%           02/01/19
   113    B.G. Boltons                                                                7,600        41.30%           09/15/06
   114
   115    Acme Market                                                                34,240        65.05%           11/30/10
   116    CATO                                                                        3,825        28.13%           01/31/09
   117    Dixie Belle Cafe, Inc.                                                      5,260        36.66%           01/31/11
   118    Movie Gallery                                                               4,000        29.97%           07/31/07
   119    CATO                                                                        3,600        37.50%           01/31/09

                                                                      2ND
                                                            2ND     LARGEST
MORTGAGE                                                  LARGEST    TENANT  2ND LARGEST
 LOAN                                                     TENANT      % OF   TENANT EXP.     3RD LARGEST
 NUMBER  2ND LARGEST TENANT                               SQ. FT.      NRA       DATE        TENANT NAME
------------------------------------------------------------------------------------------------------------

   1
  1.01
  1.02   Sunoco                                          68,533     6.97%  Multiple Spaces Zurich Insurance
   2     Linen's N Things                                28,600     7.35%     01/31/13     Wakefield Beasley
   3
   4
   5
   6
   7
   8
   9     TJ Maxx                                         35,000     13.50%    01/31/07     Stein Mart
   10    Lox of Bagels                                    1,425     1.06%     11/30/07     Dairy Queen
   11    Various                                         Various   Various    Various      Various
   12
 12.01   Prime Associates                                 8,500     6.85%     03/31/11     Ganesh International Corporation
 12.02   Toys R Us                                       44,204     18.92%    11/30/09     Marshalls
   13
   14
   15
   16    H Mart (Subleased from Dominick's Finer Foods)  87,135     32.88%    10/31/09     Petsmart
   17    Abercrombie & Fitch                              7,379     11.16%    05/25/15     Banana Republic
   18    SI International                                23,980     19.30%    11/30/11     Opus East LLC
   19
   20    Big Lot Stores                                  31,510     11.95%    01/31/13     AJ Wright
   21    Sears                                           22,517     18.32% ultiple Spaces  Dollar Tree
   22    Staples                                         24,834     16.76%    01/31/16     Home Comfort Furniture
   23
   24
 24.01
 24.02
 24.03
   25
   26
   27    Happy Harry's                                   18,000     11.51%    11/30/15     Action Hardware
   28
   29    Dollar General                                   6,800     4.62%     04/30/08     Family Bakeries
   30    High Tech Institute                             31,576     19.09%    07/31/09     Focus Rec. Management
   31    Norsk Design                                     5,695     7.98%     05/31/06     HobbyTown USA
   32    David's Bridal                                   8,000     8.70%     12/31/14     Boston's Pizza
   33
   34
   35
   36
   37    PCF/New York Times                              45,689     25.53%    05/31/09     3M Company
   38    GSA-DCAA (Defence Contract Audit Agency)        10,000     10.48%    11/30/15     Maggie Moos
   39    Lady of America                                  6,732     10.91%    09/30/09     Cafe Bella Sera
   40
   41    Hard Times Cafe                                 12,500     13.20%    01/31/16     Blockbuster Video
   42
   43
   44    Dollar Tree                                     10,000     11.07%    08/31/08     Shoe Department
   45    Office Max North America, Inc.                  20,000     24.99%    01/31/16     Advance Stores Company, Inc.
   46    Cinema Center, Inc.                             13,672     7.47%     02/28/09     Dollar Express
   47
   48    McDonald's                                       4,088     11.55%    05/28/25     Yamato Bonehead LLC (Bonehead Restaurant)
   49    Sears                                           22,500     20.15%    01/31/10     Dimassi's Mediterranean Buffet
   50    Rite Aid                                        17,000     18.26%    01/31/14     Dollar Tree
   51    New Mandarin Garden                              3,000     7.28%     09/30/10     Pick Up Stix
   52
   53    RENT-A-CENTER                                    4,000     3.98%     02/28/11     Payless Shoes
   54    Office Depot                                    31,117     22.91%    04/30/11     Factory Card Outlet
   55
   56
   57    Various                                         Various    Various     Various     Various
   58    Men's Wearhouse                                   6,000     33.33%    02/28/10     The Futon Place
 58.01   Moe's Southwest Grill                             3,265     30.33%    04/30/14     Electronic Boutique
 58.02   Orlando Jewelers                                  1,500     22.85%    12/31/08     Foot Solutions
 58.03
   59
   60
   61
   62    Enterprise Leasing                              10,233     19.44%    01/31/10
   63
   64    RACK ROOM                                        5,800     7.76%     05/31/06     BLOCKBUSTER VIDEO
   65    Various                                         Various   Various    Various      Various
   66    Noble                                            9,350     20.82%    05/31/09     Hershey Foods Corporation
 66.01   Coty USA, LLC                                    4,272     18.92%    03/31/08     Alco Industries Inc.
 66.02
   67
   68    Fitness 19                                       7,341     11.83%    11/30/14     Shorewood Liquor II (City of Shorewood)
   69    Total Image                                      3,365     9.12%     01/15/16     Noodles and Company
   70
   71    Blockbuster                                      2,791     4.80%     02/01/09     Bridal Corner
   72
   73    McAlister's Deli                                 3,900    13.83%     10/31/13     Don Pedro Mexican
   74    Procraftsmen, Inc.                              12,209     8.84%     07/31/09     Tri-Anim Health Services, Inc.
   75
   76
   77
   78    Various                                         Various   Various    Various      Various
   79    Florida Hosp. Respiratory                        5,380     12.73%    07/31/10     Hard Rock Tool, Inc.
 79.01
 79.02   Franklin Bennett                                 3,000     10.00%    08/31/06     Frame Tech of Florida
 79.03   Jintagg Enterprises, LLC                         2,200     17.46%    11/30/06     XL Technology Consulting, Inc.
 79.04   Silva Entertainment                              2,000     12.50%    12/31/06     Accent Glass, Inc.
 79.05
   80    Pier One                                        11,240     41.99%    07/31/14     Pancheros Mexican Grill
   81    Woodinville Indoor Soccer                       16,000     18.87%    04/30/11     Infiniti Window Coverings
   82
   83
   84
   85
   86
   87    Washington Mutual                                3,500     25.04%    11/30/14     Quizno's Subs
   88
   89    Palm Endoscopy Center, Inc.                      8,500     39.53%    12/31/25     Daniel Corporation
   90
   91
   92    Countrywide Home Loans                           2,333     10.53%    07/31/09     ARCH Educational Service
   93
   94
   95    Firenze Coffee House                             2,100     17.50%    11/30/10     Aruba Tan
   96
   97    Pearl Nails                                      1,529     12.83%    03/31/10     UPS Store
   98
   99    Payless Shoe Source                              2,700     14.56%    09/30/10     Palermo's Italian Deli
  100
  101
  102
  103
  104    Hibbett Sports                                   5,000     15.68%    05/31/07     Rent A Center
  105
  106    AAA Washington                                   5,625     36.79%    12/31/07     Pacific NW Escrow
  107    Pittsburgh Paints                                4,000     25.89%    07/31/10     Crystal Dental
  108    Matrix Rehabilitation                            2,700     12.61%    02/28/09     Dr. George Dula
  109
  110    Hibbett Sports                                   5,040     24.59%    01/31/09     CATO
  111
  112    Sedgwick County Tag Office                       3,600     19.57%    05/31/10     Tokyo Steakhouse
  113
  114    CVS Pharmacy                                     9,100     17.29%    01/31/10     Dollar Store
  115    Sprint                                           1,742     12.81%    10/31/09     LA Weight Loss
  116    Northeast Regional Flooring                      2,865     19.97%    12/31/09     Texas Wellness and Chiropractic
  117    CATO                                             3,860     28.92%    01/31/09     Curves for Women
  118    Kim Nails                                        1,600     16.67%    10/31/09     Game Stop
  119

                              3rd
               3rd          Largest
MORTGAGE     LARGEST        TENANT         3RD LARGEST
  LOAN        TENANT          % OF         TENANT EXP.
 NUMBER       SQ. FT.         NRA             DATE             LOCKBOX
--------------------------------------------------------------------------------

     1                                                         Day 1
    1.01
    1.02
     2       41,526         4.22%          02/29/12          Springing
     3       24,551         6.31%          01/31/09
     4                                                         Day 1
     5                                                         Day 1
     6                                                         Day 1
     7
     8                                                         Day 1
     9                                                         Day 1
     10      32,276        12.45%          04/30/12
     11      1,300          0.97%          06/30/07
     12     Various        Various          Various
   12.01
   12.02     7,712          6.21%          12/31/08
     13      30,000        12.84%          11/29/09
     14
     15
     16
     17      25,425         9.59%          01/31/11
     18      7,206         10.89%          06/30/12            Day 1
     19      20,545        16.54%       Multiple Spaces
     20
     21      26,026         9.87%          10/31/12
     22      10,976         8.93%          09/30/10
     23      16,200        10.93%          01/31/08
     24
   24.01
   24.02
   24.03
     25                                                        Day 1
     26
     27                                                      Springing
     28      8,400          5.37%          01/31/07          Springing
     29
     30      5,344          3.63%          08/31/06
     31      29,141        17.62%          07/14/12          Springing
     32      4,480          6.28%          12/31/07
     33      6,950          7.56%          04/30/25
     34
     35
     36
     37                                                        Day 1
     38      16,000         8.94%          02/28/09
     39      8,680          9.09%          10/31/09
     40      5,117          8.29%          10/31/15          Springing
     41
     42      5,251          5.54%          11/30/09
     43
     44
     45      4,700          5.20%          09/30/08          Springing
     46      7,000          8.75%          07/31/19          Springing
     47      13,048         7.13%          11/30/08
     48                                                      Springing
     49      2,750          7.77%          03/01/16
     50      4,325          3.87%          09/30/09
     51      12,000        12.89%          12/31/10
     52      2,801          6.79%          01/31/16
     53
     54      2,800          2.79%          07/31/08
     55      12,724         9.37%          11/30/09
     56
     57
     58     Various        Various          Various
   58.01     4,000         22.22%          05/31/08
   58.02     2,000         18.58%          01/31/13
   58.03     1,350         20.56%          02/13/09
     59
     60
     61                                                      Springing
     62
     63
     64                                                      Springing
     65      5,600          7.49%          09/30/09
     66     Various        Various          Various
   66.01     7,575         16.87%          10/31/08
   66.02     4,038         17.89%          03/31/09
     67
     68
     69      4,388          7.07%          10/31/08
     70      2,917          7.91%          02/28/13
     71
     72      2,072          3.56%          07/01/08
     73
     74      3,900         13.83%          09/30/13
     75      11,052         8.00%          07/31/07
     76                                                      Springing
     77
     78
     79     Various        Various          Various
   79.01     4,369         10.34%          10/31/08
   79.02
   79.03     3,000         10.00%          05/31/06
   79.04     2,200         17.46%          01/31/08
   79.05     2,000         12.50%          12/31/06
     80                                                      Springing
     81      3,575         13.35%          05/14/09
     82      10,350        12.20%          09/30/09
     83                                                      Springing
     84                                                        Day 1
     85
     86
     87                                                      Springing
     88      1,500         10.73%          03/28/15
     89
     90      2,000          9.30%          12/31/08
     91
     92                                                      Springing
     93      2,200          9.93%          03/31/11
     94                                                        Day 1
     95                                                      Springing
     96      1,800         15.00%          01/31/09
     97                                                      Springing
     98      1,500         12.59%          12/31/09
     99
    100      1,500          8.09%          02/28/10
    101
    102                                                      Springing
    103
    104
    105      4,500         14.11%          07/30/09
    106                                                      Springing
    107      1,875         12.26%          06/30/08
    108      1,950         12.62%          11/30/15
    109      1,805          8.43%          06/30/08
    110                                                        Day 1
    111      4,640         22.63%          01/31/08
    112                                                      Springing
    113      3,520         19.13%          12/31/09
    114
    115      3,000          5.70%             MTM
    116      1,700         12.50%          08/02/09
    117      2,125         14.81%          01/31/09
    118      1,862         13.95%          06/30/07
    119      1,600         16.67%          01/31/10

MORTGAGE
  LOAN                       LARGEST AFFILIATED SPONSOR FLAG
 NUMBER             (> THAN 4% OF POOL, GROUP 1 OR GROUP 2 BALANCES)
------------------------------------------------------------------------------------------

   1                                CNL Hospitality Partners, LP
   1.01
   1.02
    2                                 Triple Net Properties, LLC
    3                                      Stanley E. Thomas
    4                                 Columbia Essex Corporation
    5
    6
    7
    8
    9
    10         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    11
    12
  12.01
  12.02
    13         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    14                                    Salvador F. Leccese
    15                           Luke V. McCarthy & Michael W. Palmer
    16                                     Craig Koenigsberg
    17         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    18
    19
    20                                     Craig Koenigsberg
    21
    22         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    23         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    24                                    Philip J. Procacci
  24.01
  24.02
  24.03
    25
    26                                     Craig Koenigsberg
    27                                Triple Net Properties, LLC
    28
    29                                     Craig Koenigsberg
    30
    31
    32
    33
    34                                     Craig Koenigsberg
    35
    36
    37         Marc J. Paul, Robert A. Robotti, and Secured California Investments, Inc.
    38                   Howard Parnes, James G. Houlihan & James J. Houlihan
    39
    40
    41                                     Craig Koenigsberg
    42         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    43
    44
    45
    46
    47         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    48
    49
    50         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    51         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    52         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    53                                        Ari Parnes
    54         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    55         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
    56
    57
    58
  58.01
  58.02
  58.03
    59                            Resource Real Estate Holdings, Inc.
    60
    61
    62
    63
    64
    65
    66
  66.01
  66.02
    67                                        Ari Parnes
    68
    69
    70
    71
    72
    73                            Resource Real Estate Holdings, Inc.
    74
    75
    76
    77
    78
    79
  79.01
  79.02
  79.03
  79.04
  79.05
    80
    81
    82
    83
    84
    85
    86
    87
    88
    89
    90
    91
    92
    93
    94
    95
    96
    97
    98
    99
   100
   101
   102
   103
   104
   105
   106
   107
   108
   109
   110
   111
   112
   113
   114
   115         Regency Realty Group, Inc. and MacQuarie Countrywide Trust of Austrailia
   116
   117
   118
   119

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

                         ANNEX A-2                                    CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
                         ---------
MORTGAGE
  LOAN      LOAN GROUP
 NUMBER       NUMBER     PROPERTY NAME                                PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   6            1        Dobie Center                                 2025 Guadalupe Street
   14           2        Grandeville on Saxon                         741 Saxon Boulevard
   15           2        Campus Lodge Apartments                      2677 Old Bainbridge Road
   16           1        St. Germaine Apartments                      2201 Manhattan Boulevard
   20           2        Mission Springs Apartments                   5327 Timuquana Road
   24           2        Whistlebury Pool                             Various
 24.01                   Whistlebury                                  86 North Avenue
 24.02                   Whistlebury Walk                             325 Willow Street
 24.03                   Whistlebury at College Station               501 North Wilkinson Street
   26           2        Cypress Pointe Apartments                    425 South Hubbards Lane
   27           2        Highbrook Apartments                         5080 Samet Drive
   29           2        Riverchase Apartments                        2280 Keevan Lane
   34           2        Aspen Lodge Apartments                       8100 Perry Street
   35           2        Ashton Creek Apartments                      4201 Creek Way
   37           2        Presidio at Northeast Heights Apartments     6350 Eubank Boulevard NE
   41           2        Casa de Fuentes Apartments                   11700 Stearns Street
   43           2        Andover Woods Apartments                     7808 Andover Woods Drive
   44           2        The Villas of Parkhaven                      301 South FM 1417
   48           2        Durham Park Apartments                       16100 SW 108th Avenue
   53           2        Saratoga Springs Apartments                  4201 Pleasant Lake Village Lane
   59           2        Santa Fe Place Apartments                    350 North Festival Drive
   60           2        860 Hinman                                   860 Hinman Avenue
   61           2        Tramway Ridge Apartments                     4777 Tramway Boulevard NE
   67           2        Wellington Point Apartments                  4054 Beth Manor Drive
   73           2        Fox Glove Apartments                         210 W. Redd Road
   77           2        Heritage Pensacola Apartments                6115 North David Highway
   78           2        Copper Beech Townhomes Student Housing       1100 West Aaron Drive
   89           1        Jacob Heights Apartments                     Woodhaven Circle & Joseph Path
   91           2        Rhyne's Gate Apartments                      1110, 1120, & 1130 McKimmon View Court & 3710 Rhyne's Gate Way
   99           2        Monticello Village Apartments                6 Monticello Drive
  101           2        Hazelton Apartments                          4328 7th Avenue NE

MORTGAGE
  LOAN                            PROPERTY        PROPERTY                          GENERAL
 NUMBER     PROPERTY CITY           STATE         ZIP CODE         COUNTY        PROPERTY TYPE        SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   6        Austin                   TX            78705           Travis         Multifamily            Student Housing
   14       Orange City              FL            32763          Volusia         Multifamily              Conventional
   15       Tallahassee              FL            32303            Leon          Multifamily            Student Housing
   16       Harvey                   LA            70058         Jefferson        Multifamily              Conventional
   20       Jacksonville             FL            32210           Duval          Multifamily              Conventional
   24       Various                  GA           Various         Various         Multifamily            Student Housing
 24.01      Athens                   GA            30601           Clarke         Multifamily            Student Housing
 24.02      Athens                   GA            30601           Clarke         Multifamily            Student Housing
 24.03      Milledgeville            GA            31061          Baldwin         Multifamily            Student Housing
   26       Louisville               KY            40207         Jefferson        Multifamily              Conventional
   27       High Point               NC            27265          Guilford        Multifamily              Conventional
   29       Florissant               MO            63031        Saint Louis       Multifamily              Conventional
   34       Overland Park            KS            66204          Johnson         Multifamily              Conventional
   35       Chester                  VA            23831        Chesterfield      Multifamily              Conventional
   37       Albuquerque              NM            87111         Bernalillo       Multifamily              Conventional
   41       Overland Park            KS            66210          Johnson         Multifamily              Conventional
   43       Charlotte                NC            28210        Mecklenburg       Multifamily              Conventional
   44       Sherman                  TX            75092          Grayson         Multifamily              Conventional
   48       Tigard                   OR            97224         Washington       Multifamily              Conventional
   53       Duluth                   GA            30096          Gwinnett        Multifamily              Conventional
   59       El Paso                  TX            79912          El Paso         Multifamily              Conventional
   60       Evanston                 IL            60202            Cook          Multifamily              Conventional
   61       Albuquerque              NM            87111         Bernalillo       Multifamily              Conventional
   67       Montgomery               AL            36109         Montgomery       Multifamily              Conventional
   73       El Paso                  TX            79932          El Paso         Multifamily              Conventional
   77       Pensacola                FL            32504          Escambia        Multifamily              Conventional
   78       State College            PA            16803           Centre         Multifamily            Student Housing
   89       Mankato                  MN            56001         Blue Earth       Multifamily            Student Housing
   91       Raleigh                  NC            27606            Wake          Multifamily              Conventional
   99       Athens                   OH            45701           Athens         Multifamily            Student Housing
  101       Seattle                  WA            98105            King          Multifamily              Conventional

MORTGAGE                                                                                                            AVERAGE RENT;
  LOAN       ELEVATOR      UTILITIES        NUMBER OF      NUMBER OF     NUMBER OF     NUMBER OF     NUMBER OF      RENT RANGES -
 NUMBER      BUILDINGS    TENANT PAYS     STUDIO UNITS    1 BR UNITS    2 BR UNITS    3 BR UNITS    4+ BR UNITS      STUDIO UNITS
------------------------------------------------------------------------------------------------------------------------------------

   6             Y            E,W                             31            464                         480
   14            N          E,W,S,T                           88            168           48             12
   15            N            None                                          60            85            143
   16            N             E                              276           276
   20            N           E,G,T             54             74            275           41                         534;534-534
   24            N             E                                          Various       Various       Various
 24.01           N             E                                                                         69
 24.02           N             E                                             8            14             30
 24.03           N             E                                                          27
   26            N           E,G,S                            228           177           39
   27            N             E                              120           168           24
   29            N            E,G                             124           274           20
   34            N           E,W,S                            148           138           20
   35            N           E,G,T                            26            126           80
   37            N             E                              56            104           40
   41            N           E,W,S                            192           96
   43            N           E,G,T                            228           164
   44            N             E                              128           120            8
   48            N            E,W                             56            168
   53            N          E,G,W,S                           128           118           20
   59            N           E,W,S             96             96            80                                       425;425-425
   60            N            E,W              101            12                                                     634;600-650
   61            N             E                                            88            24
   67            N            E,G                             72            152           10
   73            N           E,W,S                            56            120
   77            N           E,W,S                            56            108           30
   78            N           E,W,S                                                        59
   89            N          E,G,W,S                                                        6             36
   91            N             E                                            48
   99            N          E,G,W,S                            9            37            22
  101            N            E,W                              7            13             7

MORTGAGE         AVERAGE RENT;           AVERAGE RENT;         AVERAGE RENT;          AVERAGE RENT;        MORTGAGE
  LOAN           RENT RANGES -           RENT RANGES -         RENT RANGES -          RENT RANGES -          LOAN
 NUMBER            1 BR UNITS              2 BR UNITS            3 BR UNITS            4+ BR UNITS          NUMBER
----------------------------------------------------------------------------------------------------------------------

   6           11270;11270-11270        7774;6950-11680                              9229;8260-12090          6
   14             812;780-865             993;945-1040         1196;1185-1200        1296;1285-1300           14
   15                                    1126;1126-1126        1434;1434-1434        1792;1792-1792           15
   16             581;515-600             726;615-780                                                         16
   20             594;594-594             719;689-754           887;844-914                                   20
   24                                       Various               Various                Various              24
 24.01                                                                               1500;1500-1500         24.01
 24.02                                    950;950-950          1305;1305-1305        1560;1520-1600         24.02
 24.03                                                         1104;1095-1125                               24.03
   26             604;590-625             745;655-795           901;745-985                                   26
   27             575;575-575             675;675-675           850;850-850                                   27
   29             527;519-529             648;589-689           799;799-799                                   29
   34             679;659-720             808;765-840           980;980-980                                   34
   35             776;730-821             840;832-859           971;954-995                                   35
   37             718;695-740             865;810-920          1048;1025-1070                                 37
   41             674;660-740             886;845-915                                                         41
   43             698;632-740             846;777-947                                                         43
   44             573;500-585             722;700-725           950;950-950                                   44
   48             590;590-590             762;745-770                                                         48
   53             583;529-639             711;679-739           945;900-1065                                  53
   59             480;480-480             600;600-600                                                         59
   60             933;900-1095                                                                                60
   61                                     808;795-820          1123;1095-1150                                 61
   67             430;430-430             493;480-520           680;680-680                                   67
   73             504;485-519             636;589-669                                                         73
   77             565;565-565             697;660-760           900;900-900                                   77
   78                                                          1086;1020-1125                                 78
   89                                                          1400;1400-1400        1625;1600-1700           89
   91                                     800;800-800                                                         91
   99             519;495-545             593;500-650           708;575-810                                   99
  101             652;595-695             887;875-895          1150;995-1195                                 101

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

                        ANNEX A-3                                                     RESERVE ACCOUNT INFORMATION
                        ---------

   MORTGAGE     LOAN                                                                                        MONTHLY       MONTHLY
     LOAN      GROUP                                                   GENERAL             SPECIFIC          TAX         INSURANCE
    NUMBER     NUMBER   PROPERTY NAME                                PROPERTY TYPE       PROPERTY TYPE      ESCROW        ESCROW
------------------------------------------------------------------------------------------------------------------------------------

      1          1      Grande Lakes Resort Pool                      Hospitality        Full Service
     1.01               JW Marriott Grande Lakes                      Hospitality        Full Service
     1.02               The Ritz-Carlton Grande Lakes                 Hospitality        Full Service
      2          1      1818 Market Street(1)                            Office               CBD             224,819      16,903
      3          1      Forum at Peachtree Parkway                       Retail            Anchored
      4          1      Marriott - Melville, NY(3)                    Hospitality        Full Service          92,161      6,393
      5          1      TJX Distribution Center                        Industrial          Warehouse                       9,178
      6          1      Dobie Center(4)                               Multifamily       Student Housing        79,389      8,981
      7          1      Doubletree Hotel - Santa Monica, CA(5)        Hospitality        Full Service          48,020      11,013
      8          1      Bank of America - Pasadena, CA                 Office            Suburban
      9          1      Marriott Del Mar(6)                           Hospitality        Full Service          25,558
      10         1      Granada Village Shopping Center                 Retail            Anchored
      11         1      Torrance Crossroads                             Retail            Anchored             34,790       909
      12         1      Woodbridge Hilton Pool                          Various             Various            69,122      11,502
    12.01               Woodbridge Hilton Hotel                       Hospitality        Full Service
    12.02               Woodbridge Office Building                      Office            Suburban
      13         1      Pleasant Hill Shopping Center                   Retail            Anchored
      14         2      Grandeville on Saxon(7)                       Multifamily        Conventional          9,687       8,451
      15         2      Campus Lodge Apartments(8)                    Multifamily       Student Housing        35,772      13,106
      16         1      St. Germaine Apartments                       Multifamily        Conventional          15,573
      17         1      Civic Center Plaza Shopping Center              Retail            Anchored
      18         1      Court Street                                    Retail           Unanchored            21,297      6,202
      19         1      Park Plaza II                                   Office            Suburban
      20         2      Mission Springs Apartments                    Multifamily        Conventional          22,131
      21         1      Canterbury Shopping Center                      Retail            Anchored             99,953      5,067
      22         1      Towamencin Shopping Village                     Retail            Anchored
      23         1      Shoppes of Kildaire                             Retail            Anchored
      24         2      Whistlebury Pool                              Multifamily       Student Housing        11,937      4,296
    24.01               Whistlebury                                   Multifamily       Student Housing
    24.02               Whistlebury Walk                              Multifamily       Student Housing
    24.03               Whistlebury at College Station                Multifamily       Student Housing
      25         1      The Magnolia Hotel                            Hospitality        Full Service          9,000       16,818
      26         2      Cypress Pointe Apartments                     Multifamily        Conventional          16,121
      27         2      Highbrook Apartments                          Multifamily        Conventional          16,317      2,449
      28         1      Branmar Shopping Center                         Retail            Anchored
      29         2      Riverchase Apartments                         Multifamily        Conventional          21,434
      30         1      Lincoln Park West Shopping Center               Retail            Unanchored           28,445      8,085
      31         1      Northchase Office Park                          Office             Suburban            12,920      2,908
      32         1      Cleveland Street Square                         Retail            Unanchored           8,705       1,909
      33         1      Shoppes at the Village                          Retail             Anchored            21,528      1,326
      34         2      Aspen Lodge Apartments                        Multifamily        Conventional          16,626
      35         2      Ashton Creek Apartments                       Multifamily        Conventional          14,121      5,517
      36         1      Residence Inn - Conshohocken, PA              Hospitality            Suite             15,096
      37         2      Presidio at Northeast Heights Apartments      Multifamily        Conventional          11,389      3,383
      38         1      8 King Road                                      Office            Suburban            13,716
      39         1      One Columbia Center                              Office            Suburban            11,612      1,642
      40         1      Riverstone Shoppes                               Retail           Unanchored           27,893      3,617
      41         2      Casa de Fuentes Apartments                    Multifamily        Conventional          16,013
      42         1      Brafferton Shopping Center                       Retail            Anchored
      43         2      Andover Woods Apartments(9)                   Multifamily        Conventional          16,994      7,477
      44         2      The Villas of Parkhaven                       Multifamily        Conventional          20,417      5,370
      45         1      Oxford Marketplace                               Retail         Shadow Anchored        9,053       1,414
      46         1      Kensington Centre Shopping Center                Retail            Anchored            6,044       1,155
      47         1      Newark Shopping Center                           Retail            Anchored
      48         2      Durham Park Apartments                        Multifamily        Conventional          9,712       2,675
      49         1      Village Plaza at Boca Village                    Retail           Unanchored           6,983
      50         1      First Colony Marketplace                         Retail            Anchored
      51         1      Greenway Town Center                             Retail            Anchored
      52         1      Laguna Niguel Plaza                              Retail            Anchored
      53         2      Saratoga Springs Apartments                   Multifamily        Conventional          12,187      4,777
      54         1      McHenry Commons                                  Retail            Anchored
      55         1      Racine Shopping Center                           Retail              Anchored
      56         1      Holiday Inn Express - Ashland, VA             Hospitality         Limited Service      3,316       1,441
      57         1      Home Shopping Network Building                 Industrial            Warehouse
      58         1      Orlando Retail Centers Pool                      Retail             Unanchored         5,540       1,248
    58.01               Sand Lake Retail Center                          Retail             Unanchored
    58.02               Colonial West Retail Center                      Retail             Unanchored
    58.03               Colonial East Retail Center                      Retail             Unanchored
      59         2      Santa Fe Place Apartments                     Multifamily          Conventional        12,863      3,769
      60         2      860 Hinman                                    Multifamily          Conventional        11,205      2,017
      61         2      Tramway Ridge Apartments                      Multifamily          Conventional        4,363       2,242
      62         1      Kohl's - Little Rock, AR                         Retail              Anchored          7,941
      63         1      131 Danbury                                      Office              Suburban          9,036
      64         1      Provena St. Mary                                 Office               Medical
      65         1      Union Square                                     Retail              Anchored          6,513       1,646
      66         1      Bentonville Pool                                 Office              Suburban          4,769        836
    66.01               Hershey/Noble Buildings                          Office              Suburban
    66.02               Spectrum Building                                Office              Suburban
      67         2      Wellington Point Apartments                   Multifamily          Conventional        2,915       5,250
      68         1      Hilton Garden Inn - Spokane, WA               Hospitality          Full Service        6,592       1,726
      69         1      Shorewood Village Shopping Center                Retail           Shadow Anchored      10,084      1,673
      70         1      2665 South Oneida Street                         Retail              Anchored          4,548        553
      71         1      Holiday Inn Express - Palm Desert, CA         Hospitality         Limited Service      5,301       3,336
      72         1      Acres Marketplace                                Retail              Anchored          4,160       1,526
      73         2      Fox Glove Apartments                          Multifamily          Conventional        9,798       3,279
      74         1      Village at Whitehall - Phase I                   Retail             Unanchored         3,692       1,261
      75         1      Kent Corporate Park                            Industrial              Flex            7,936       2,912
      76         1      Walgreens - Brick, NJ                            Retail              Anchored
      77         2      Heritage Pensacola Apartments                 Multifamily          Conventional        10,125      7,789
      78         2      Copper Beech Townhomes Student Housing        Multifamily         Student Housing      5,806        969
      79         1      St. Laurent Warehouses Pool                    Industrial              Flex            8,346       3,394
    79.01               Parkway Building                               Industrial              Flex
    79.02               Miller Drive Single                            Industrial              Flex
    79.03               Miller Drive Multi                             Industrial              Flex
    79.04               Commerce Way                                   Industrial              Flex
    79.05               Marvin Avenue                                  Industrial              Flex
      80         1      Walgreens - Mechanicsville, NJ                   Retail              Anchored
      81         1      555 North Casaloma Drive                         Retail           Shadow Anchored      2,519        433
      82         1      Wood Creek Business Park                       Industrial              Flex            8,098       1,767
      83         1      Walgreens - West Hartford, CT                    Retail              Anchored
      84         1      Country Inn & Suites - Lincoln, NE            Hospitality          Full Service        8,509       5,465
      85         1      Tradewinds Mobile Estates                   Mobile Home Park     Mobile Home Park      2,864        717
      86         2      The Lakes MHC                               Mobile Home Park     Mobile Home Park      3,465        759
      87         1      EDD Building                                     Office              Suburban          4,788        763
      88         1      Lohi Plaza                                       Retail             Unanchored         1,443        198
      89         1      Jacob Heights Apartments                      Multifamily         Student Housing
      90         1      Altamonte Medical Office Building                Office               Medical          3,061        816
      91         2      Rhyne's Gate Apartments                       Multifamily          Conventional        1,772        845
      92         1      Walgreens - Joliet, IL                           Retail              Anchored
      93         1      The Commons at Kings Crossing                    Retail             Unanchored         4,806       1,195
      94         1      Country Inn & Suites - Salina, KS             Hospitality         Limited Service      5,963       2,422
      95         1      Walgreens - Sumter, SC                           Retail              Anchored
      96         1      Washington Mutual Crossing                       Retail           Shadow Anchored      1,323        245
      97         1      Walgreens - East Ridge, TN                       Retail              Anchored
      98         1      Shelby Township Center                           Retail           Shadow Anchored      2,247        559
      99         2      Monticello Village Apartments                 Multifamily         Student Housing      2,797       1,069
     100         1      Northfield Plaza Shopping Center                 Retail           Shadow Anchored       876         324
     101         2      Hazelton Apartments                           Multifamily          Conventional        1,935        613
     102         1      Sentara Healthcare                               Office               Medical          1,688       1,004
     103         2      Meadowstone MHC                             Mobile Home Park     Mobile Home Park      4,510       1,037
     104         1      Eckerd - Cleveland, GA                           Retail             Unanchored
     105         1      Arkadelphia Plaza Shopping Center                Retail           Shadow Anchored      1,645       1,237
     106         1      Tractor Supply - Geneva, NY                      Retail             Unanchored         1,789        631
     107         1      Landmark Retail                                  Retail             Unanchored         1,463        473
     108         1      Mansfield Shopping Center                        Retail             Unanchored         7,206        821
     109         1      Frisco South Center                              Retail             Unanchored         5,706        594
     110         1      Georgia Pacific - Tampa, FL                    Industrial              Flex
     111         1      Waynesboro Plaza                                 Retail           Shadow Anchored      1,722        625
     112         1      CVS - Coshocton, OH                              Retail              Anchored          1,086
     113         1      Chadsworth Retail Center                         Retail           Shadow Anchored      3,853        927
     114         2      Cactus Gardens MHP                          Mobile Home Park     Mobile Home Park      1,121        232
     115         1      Westmont/Haddon Commons Shopping Center          Retail             Anchored
     116         1      Lawton Plaza Shopping Center                     Retail          Shadow Anchored        778         477
     117         1      Faith Creek Plaza                                Retail            Unanchored          4,036        900
     118         1      Morrilton Plaza Shopping Center                  Retail          Shadow Anchored        563         504
     119         1      South Pointe Plaza Shopping Center               Retail          Shadow Anchored       1,125        416

                              ANNUAL                  INITIAL DEPOSIT
   MORTGAGE                 DEPOSIT TO                  TO CAPITAL        INITIAL       ONGOING       MORTGAGE
     LOAN                   REPLACEMENT                 IMPROVEMENTS       TI/LC         TI/LC         LOAN
    NUMBER                   RESERVES                    RESERVES          ESCROW       FOOTNOTE       NUMBER
-----------------------------------------------------------------------------------------------------------------

      1                                                                                                  1
     1.01                                                                                               1.01
     1.02                                                                                               1.02
      2                      206,464                       300,000          1,700,000       (2)           2
      3                                                                                                   3
      4                      908,316                        39,850                                        4
      5                                                                                                   5
      6                      205,289                                                        (2)           6
      7            2.0% of Yearly Gross Revenue                                                           7
      8                                                                                                   8
      9            3.0% of Yearly Gross Revenue                                                           9
      10                                                                                                  10
      11                                                                                                  11
      12                     437,117                                                        (2)           12
    12.01                                                                                               12.01
    12.02                                                                                               12.02
      13                                                                                                  13
      14                      63,200                                                                      14
      15                     118,375                                                                      15
      16                     138,000                        55,000                                        16
      17                                                                                                  17
      18                      6,614                                                         (2)           18
      19                                                                                                  19
      20                     105,228                        21,978                                        20
      21                      42,541                        6,250                                         21
      22                                                                                                  22
      23                                                                                                  23
      24                      41,741                                                                      24
    24.01                                                                                               24.01
    24.02                                                                                               24.02
    24.03                                                                                               24.03
      25                     404,108                       261,250                                        25
      26                     104,784                        33,550                                        26
      27                      45,864                        28,438                                        27
      28                                                    19,375                                        28
      29                      90,706                        47,300                                        29
      30                      25,032                        84,420                          (2)           30
      31                      24,810                        15,000                          (2)           31
      32                      15,694                                         250,000        (2)           32
      33                      9,198                                                         (2)           33
      34                      70,992                        28,985                                        34
      35                      58,000                                                                      35
      36                     182,786                                                                      36
      37                      44,270                                                                      37
      38                      28,638                                                                      38
      39                      19,092                        2,813                           (2)           39
      40                      5,554                                                         (2)           40
      41                      59,904                        31,350                                        41
      42                                                                                                  42
      43                      98,004                       823,750                                        43
      44                      64,000                                                                      44
      45                      9,033                                                         (2)           45
      46                      8,003                                                         (2)           46
      47                                                                                                  47
      48                      55,328                        56,250                                        48
      49                                                                                                  49
      50                                                                                                  50
      51                                                                                                  51
      52                                                                                                  52
      53                                                                                                  53
      54                                                                                                  54
      55                                                                                                  55
      56                      98,166                                                                      56
      57                                                                                                  57
      58                      5,395                                                         (2)           58
    58.01                                                                                               58.01
    58.02                                                                                               58.02
    58.03                                                                                               58.03
      59                                                                                                  59
      60                      28,250                                                                      60
      61                      28,000                        37,188                                        61
      62                                                                                                  62
      63                      7,896                         6,688                           (2)           63
      64                                                                                                  64
      65                      17,941                        5,000            100,000        (2)           65
      66                      10,111                                                        (2)           66
    66.01                                                                                               66.01
    66.02                                                                                               66.02
      67                      58,500                        87,813                                        67
      68                     128,042                                                                      68
      69                      9,930                                                         (2)           69
      70                      3,688                                                         (2)           70
      71           4.0% of Yearly Gross Revenue                                                           71
      72                      8,724                         7,813                           (2)           72
      73                                                                                                  73
      74                      4,245                                                         (2)           74
      75                                                                                                  75
      76                                                                                                  76
      77                      39,188                                                                      77
      78                                                                                                  78
      79                      23,902                                         150,000        (2)           79
    79.01                                                                                               79.01
    79.02                                                                                               79.02
    79.03                                                                                               79.03
    79.04                                                                                               79.04
    79.05                                                                                               79.05
      80                                                                                                  80
      81                      2,684                                                         (2)           81
      82                      20,352                        11,875                          (2)           82
      83                                                                                                  83
      84           4.0% of Yearly Gross Revenue                                                           84
      85                      9,408                                                                       85
      86                      12,852                                                                      86
      87                      4,804                                                                       87
      88                                                                                    (2)           88
      89                                                                                                  89
      90                      2,580                                                                       90
      91                      12,000                                                                      91
      92                                                                                                  92
      93                      4,651                                          20,000         (2)           93
      94           4.0% of Yearly Gross Revenue                                                           94
      95                                                                                                  95
      96                      1,200                                                         (2)           96
      97                                                                                                  97
      98                      1,197                                                         (2)           98
      99                      17,000                         938                                          99
     100                      1,855                                                         (2)          100
     101                      6,720                                                                      101
     102                      2,840                                                                      102
     103                      6,996                         20,625                                       103
     104                                                                                                 104
     105                      3,188                                                         (2)          105
     106                                                                                                 106
     107                      8,400                         10,250           50,000         (2)          107
     108                      2,318                                                         (2)          108
     109                      3,212                                                         (2)          109
     110                      10,461                                                                     110
     111                      2,050                                                         (2)          111
     112                      1,721                                                                      112
     113                      2,944                                           7,857         (2)          113
     114                                                   480,000                                       114
     115                                                                                                 115
     116                      1,360                                                         (2)          116
     117                      2,153                                                         (2)          117
     118                      1,335                                          30,000         (2)          118
     119                       960                                                          (2)          119

(1)  Annual Deposit to Replacement Reserves commences on the 25th Payment Date.

(2)  In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the loan term.
     In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(3)  After the first loan year, Annual Deposit to Replacement Reserves is 4.0%
     of yearly gross revenue.

(4)  Annual Deposit to Replacement Reserves commences January 11, 2009.

(5)  After the first loan year, Annual Deposit to Replacement Reserves is 3.0%
     of yearly gross revenue for the second loan year and 4.0% of yearly gross revenue thereafter.

(6)  Annual Deposit to Replacement Reserves is the greater of the actual required reserve under the management agreement or 3.0% of yearly gross revenue.

(7)  Annual Deposit to Replacement Reserves commences February 11, 2011.

(8)  Annual Deposit to Replacement Reserves commences April 11, 2007.

(9)  Annual Deposit to Replacement Reserves commences May 1, 2012.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

                         ANNEX A-4                                                    COMMERCIAL TENANT SCHEDULE

   MORTGAGE      LOAN
     LOAN       GROUP                                                  GENERAL                                    SPECIFIC
    NUMBER      NUMBER                       PROPERTY NAME          PROPERTY TYPE                               PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

       2          1      1818 Market Street                             Office                                       CBD
       3          1      Forum at Peachtree Parkway                     Retail                                    Anchored
       5          1      TJX Distribution Center                      Industrial                                  Warehouse
       8          1      Bank of America - Pasadena, CA                 Office                                    Suburban
      10          1      Granada Village Shopping Center                Retail                                    Anchored
      11          1      Torrance Crossroads                            Retail                                    Anchored
      12          1      Woodbridge Hilton Pool                        Various                                     Various
     12.02               Woodbridge Office Building                     Office                                    Suburban
      13          1      Pleasant Hill Shopping Center                  Retail                                    Anchored
      17          1      Civic Center Plaza Shopping Center             Retail                                    Anchored
      18          1      Court Street                                   Retail                                   Unanchored
      19          1      Park Plaza II                                  Office                                    Suburban
      21          1      Canterbury Shopping Center                     Retail                                    Anchored
      22          1      Towamencin Shopping Village                    Retail                                    Anchored
      23          1      Shoppes of Kildaire                            Retail                                    Anchored
      28          1      Branmar Shopping Center                        Retail                                    Anchored
      30          1      Lincoln Park West Shopping Center              Retail                                   Unanchored
      31          1      Northchase Office Park                         Office                                    Suburban
      32          1      Cleveland Street Square                        Retail                                   Unanchored
      33          1      Shoppes at the Village                         Retail                                    Anchored
      38          1      8 King Road                                    Office                                    Suburban
      39          1      One Columbia Center                            Office                                    Suburban
      40          1      Riverstone Shoppes                             Retail                                   Unanchored
      42          1      Brafferton Shopping Center                     Retail                                    Anchored
      45          1      Oxford Marketplace                             Retail                                 Shadow Anchored
      46          1      Kensington Centre Shopping Center              Retail                                    Anchored
      47          1      Newark Shopping Center                         Retail                                    Anchored
      49          1      Village Plaza at Boca Village                  Retail                                   Unanchored
      50          1      First Colony Marketplace                       Retail                                    Anchored
      51          1      Greenway Town Center                           Retail                                    Anchored
      52          1      Laguna Niguel Plaza                            Retail                                    Anchored
      54          1      McHenry Commons                                Retail                                    Anchored
      55          1      Racine Shopping Center                         Retail                                    Anchored
      57          1      Home Shopping Network Building               Industrial                                  Warehouse
      58          1      Orlando Retail Centers Pool                    Retail                                   Unanchored
     58.01               Sand Lake Retail Center                        Retail                                   Unanchored
     58.02               Colonial West Retail Center                    Retail                                   Unanchored
     58.03               Colonial East Retail Center                    Retail                                   Unanchored
      62          1      Kohl's - Little Rock, AR                       Retail                                    Anchored
      63          1      131 Danbury                                    Office                                    Suburban
      64          1      Provena St. Mary                               Office                                     Medical
      65          1      Union Square                                   Retail                                    Anchored
      66          1      Bentonville Pool                               Office                                    Suburban
     66.01               Hershey/Noble Buildings                        Office                                    Suburban
     66.02               Spectrum Building                              Office                                    Suburban
      69          1      Shorewood Village Shopping Center              Retail                                 Shadow Anchored
      70          1      2665 South Oneida Street                       Retail                                    Anchored
      72          1      Acres Marketplace                              Retail                                    Anchored
      74          1      Village at Whitehall - Phase I                 Retail                                   Unanchored
      75          1      Kent Corporate Park                          Industrial                                    Flex
      76          1      Walgreens - Brick, NJ                          Retail                                    Anchored
      79          1      St. Laurent Warehouses Pool                  Industrial                                    Flex
     79.01               Parkway Building                             Industrial                                    Flex
     79.02               Miller Drive Single                          Industrial                                    Flex
     79.03               Miller Drive Multi                           Industrial                                    Flex
     79.04               Commerce Way                                 Industrial                                    Flex
     79.05               Marvin Avenue                                Industrial                                    Flex
      80          1      Walgreens - Mechanicsville, NJ                 Retail                                    Anchored
      81          1      555 North Casaloma Drive                       Retail                                 Shadow Anchored
      82          1      Wood Creek Business Park                     Industrial                                    Flex
      83          1      Walgreens - West Hartford, CT                  Retail                                    Anchored
      87          1      EDD Building                                   Office                                    Suburban
      88          1      Lohi Plaza                                     Retail                                   Unanchored
      90          1      Altamonte Medical Office Building              Office                                     Medical
      92          1      Walgreens - Joliet, IL                         Retail                                    Anchored
      93          1      The Commons at Kings Crossing                  Retail                                   Unanchored
      95          1      Walgreens - Sumter, SC                         Retail                                    Anchored
      96          1      Washington Mutual Crossing                     Retail                                 Shadow Anchored
      97          1      Walgreens - East Ridge, TN                     Retail                                    Anchored
      98          1      Shelby Township Center                         Retail                                 Shadow Anchored
      100         1      Northfield Plaza Shopping Center               Retail                                 Shadow Anchored
      102         1      Sentara Healthcare                             Office                                     Medical
      104         1      Eckerd - Cleveland, GA                         Retail                                   Unanchored
      105         1      Arkadelphia Plaza Shopping Center              Retail                                 Shadow Anchored
      106         1      Tractor Supply - Geneva, NY                    Retail                                   Unanchored
      107         1      Landmark Retail                                Retail                                   Unanchored
      108         1      Mansfield Shopping Center                      Retail                                   Unanchored
      109         1      Frisco South Center                            Retail                                   Unanchored
      110         1      Georgia Pacific - Tampa, FL                  Industrial                                    Flex
      111         1      Waynesboro Plaza                               Retail                                 Shadow Anchored
      112         1      CVS - Coshocton, OH                            Retail                                    Anchored
      113         1      Chadsworth Retail Center                       Retail                                 Shadow Anchored
      115         1      Westmont/Haddon Commons Shopping Center        Retail                                    Anchored
      116         1      Lawton Plaza Shopping Center                   Retail                                 Shadow Anchored
      117         1      Faith Creek Plaza                              Retail                                   Unanchored
      118         1      Morrilton Plaza Shopping Center                Retail                                 Shadow Anchored
      119         1      South Pointe Plaza Shopping Center             Retail                                 Shadow Anchored

 MORTGAGE                                                                                                                 LARGEST
   LOAN        CUT-OFF DATE        NUMBER OF       UNIT OF                                                                 TENANT
  NUMBER     LOAN BALANCE ($)    UNITS (UNITS)     MEASURE       LARGEST TENANT                                           % OF NRA
----------------------------------------------------------------------------------------------------------------------------------

     2        122,000,000.00        983,160        Sq. Ft.    Day & Zimmerman                                              21.83%
     3        84,000,000.00         389,159        Sq. Ft.    Belk                                                         16.91%
     5        71,700,000.00        1,015,500       Sq. Ft.    NBC Philadelphia Merchants, Inc.                             100.00%
     8        50,000,000.00         345,945        Sq. Ft.    Bank of America                                              100.00%
    10        42,000,000.00         259,270        Sq. Ft.    Kohl's                                                       33.94%
    11        38,250,000.00         134,064        Sq. Ft.    Home Depot                                                   94.75%
    12        36,000,000.00         Various        Various    Various                                                      Various
   12.02                            124,146        Sq. Ft.    Combined Computer                                             7.48%
    13        30,530,000.00         233,678        Sq. Ft.    Target                                                       49.36%
    17        27,050,000.00         265,024        Sq. Ft.    Home Depot                                                   43.81%
    18        25,500,000.00          66,142        Sq. Ft.    Pottery Barn                                                 18.57%
    19        24,290,000.00         124,220        Sq. Ft.    Institutional Shareholder Services                           43.29%
    21        21,250,000.00         263,617        Sq. Ft.    Fairplay Foods                                               14.53%
    22        19,612,000.00         122,916        Sq. Ft.    Genuardi's                                                   33.15%
    23        19,126,000.00         148,204        Sq. Ft.    Athletic Clubs, Inc.                                         18.22%
    28        16,700,000.00         156,426        Sq. Ft.    Super Fresh                                                  19.68%
    30        16,343,672.55         147,255        Sq. Ft.    Doris Italian Market                                          9.71%
    31        16,014,445.39         165,397        Sq. Ft.    JDA Software                                                 22.46%
    32        16,000,000.00          71,336        Sq. Ft.    John L Scott                                                 10.67%
    33        15,700,000.00          91,982        Sq. Ft.    Gerondale's Furniture Gallery                                43.49%
    38        14,000,000.00         178,985        Sq. Ft.    Spectra East, Inc.                                           60.95%
    39        13,730,000.00          95,459        Sq. Ft.    Fountainhead Title Group                                     28.56%
    40        13,400,000.00          61,698        Sq. Ft.    Bassett Furniture                                            24.31%
    42        12,727,000.00          94,731        Sq. Ft.    Gold's Gym                                                   32.75%
    45        11,700,000.00          90,328        Sq. Ft.    Goody's                                                      22.20%
    46        11,378,944.65          80,026        Sq. Ft.    Best Buy                                                     37.49%
    47        11,145,000.00         183,017        Sq. Ft.    Blue Hen Lanes                                               14.39%
    49        10,825,000.00          35,388        Sq. Ft.    Washington Mutual                                            14.13%
    50        10,500,000.00         111,675        Sq. Ft.    Randalls Food and Drugs                                      61.03%
    51        10,375,000.00          93,100        Sq. Ft.    Unified Western Grocers                                      40.28%
    52         9,540,000.00          41,224        Sq. Ft.    Albertsons                                                   36.39%
    54         9,410,000.00         100,526        Sq. Ft.    Dominick's                                                   75.77%
    55         9,400,000.00         135,827        Sq. Ft.    Piggly Wiggly                                                37.53%
    57         9,000,000.00         383,325        Sq. Ft.    Home Shopping Network                                        100.00%
    58         8,350,000.00          35,330        Sq. Ft.    Various                                                      Various
   58.01                             18,000        Sq. Ft.    AMVIET                                                       44.44%
   58.02                             10,765        Sq. Ft.    Men's Warehouse                                              51.09%
   58.03                             6,565         Sq. Ft.    For Eyes Optical                                             29.93%
    62         7,400,000.00          88,248        Sq. Ft.    Kohl's                                                       100.00%
    63         7,250,000.00          52,641        Sq. Ft.    TL Planet                                                    80.56%
    64         7,000,000.00          39,590        Sq. Ft.    Provena Health                                               100.00%
    65         6,880,000.00          74,753        Sq. Ft.    HARRIS TEETER                                                44.15%
    66         6,860,000.00          67,476        Sq. Ft.    Various                                                      Various
   66.01                             44,901        Sq. Ft.    Tasia                                                        24.50%
   66.02                             22,575        Sq. Ft.    Rapid Prototypes                                             26.49%
    69         6,500,000.00          62,061        Sq. Ft.    Shorewood True Value                                         24.83%
    70         6,225,000.00          36,880        Sq. Ft.    La-Z-Boy                                                     59.87%
    72         6,000,000.00          58,163        Sq. Ft.    Acres Market                                                 77.37%
    74         6,000,000.00          28,200        Sq. Ft.    Laminate Kingdom                                             31.91%
    75         5,600,000.00         138,154        Sq. Ft.    Working Spaces Pacific, Inc.                                 20.93%
    76         5,417,412.54          14,550        Sq. Ft.    Walgreens                                                    100.00%
    79         5,250,000.00         148,376        Sq. Ft.    Various                                                      Various
   79.01                             42,251        Sq. Ft.    Black Watch Sports Performance                               43.49%
   79.02                             47,525        Sq. Ft.    Florida Industrial Electric, Inc.                            100.00%
   79.03                             30,000        Sq. Ft.    Miracle Manufacturing                                        15.00%
   79.04                             12,600        Sq. Ft.    Food Systems Unlimited, Inc.                                 47.62%
   79.05                             16,000        Sq. Ft.    Kamini Designs                                               25.00%
    80         5,223,683.87          14,820        Sq. Ft.    Walgreens                                                    100.00%
    81         5,200,000.00          26,770        Sq. Ft.    Golf Galaxy                                                  44.66%
    82         5,122,946.21          84,802        Sq. Ft.    Haight-Abby Carpet                                           29.72%
    83         5,077,021.24          12,805        Sq. Ft.    Walgreens                                                    100.00%
    87         4,047,388.19          26,690        Sq. Ft.    State of California (Employment Development Department)      100.00%
    88         4,000,000.00          13,975        Sq. Ft.    AutoZone                                                     53.49%
    90         3,600,000.00          21,500        Sq. Ft.    Digestive Disease Consultants, P.A.                          51.16%
    92         3,454,063.02          15,120        Sq. Ft.    Walgreens                                                    100.00%
    93         3,448,205.02          22,147        Sq. Ft.    Apple Tree Kids                                              13.84%
    95         3,153,000.00          14,820        Sq. Ft.    Walgreens                                                    100.00%
    96         2,960,000.00          12,000        Sq. Ft.    Washington Mutual                                            30.00%
    97         2,937,000.00          15,120        Sq. Ft.    Walgreens                                                    100.00%
    98         2,880,000.00          11,916        Sq. Ft.    Starbucks w/ drive thru                                      14.39%
    100        2,676,000.00          18,550        Sq. Ft.    CATO                                                         20.70%
    102        2,560,000.00          14,200        Sq. Ft.    Sentara Healthcare                                           100.00%
    104        2,395,601.25          13,813        Sq. Ft.    Eckerds                                                      100.00%
    105        2,373,000.00          31,883        Sq. Ft.    Dollar Tree                                                  28.23%
    106        2,147,059.24          21,688        Sq. Ft.    Tractor Supply                                               100.00%
    107        2,100,000.00          15,288        Sq. Ft.    Living Hope Church of Lynnwood                               49.06%
    108        2,100,000.00          15,450        Sq. Ft.    Nelda's Mexican Cuisine                                      45.95%
    109        2,097,189.46          21,410        Sq. Ft.    Dr. Mona Chacko                                              19.34%
    110        2,050,000.00          71,295        Sq. Ft.    Georgia-Pacific Corporation                                  100.00%
    111        2,000,000.00          20,500        Sq. Ft.    Dollar Tree                                                  31.22%
    112        1,997,244.17          10,125        Sq. Ft.    CVS                                                          100.00%
    113        1,850,000.00          18,400        Sq. Ft.    B.G. Boltons                                                 41.30%
    115        1,585,000.00          52,640        Sq. Ft.    Acme Market                                                  65.05%
    116        1,583,000.00          13,600        Sq. Ft.    CATO                                                         28.13%
    117        1,375,000.00          14,350        Sq. Ft.    Dixie Belle Cafe, Inc.                                       36.66%
    118        1,120,000.00          13,345        Sq. Ft.    Movie Gallery                                                29.97%
    119         975,000.00           9,600         Sq. Ft.    CATO                                                         37.50%

MORTGAGE
  LOAN         LARGEST TENANT                                                            2ND LARGEST           2ND LARGEST
 NUMBER           EXP. DATE      2ND LARGEST TENANT NAME                                TENANT % OF NRA       TENANT EXP. DATE
-------------------------------------------------------------------------------------------------------------------------------

    2             03/31/08       Sunoco                                                     6.97%            Multiple Spaces
    3             03/11/17       Linen's N Things                                           7.35%                01/31/13
    5             06/30/21
    8             10/31/09
   10             02/28/16       TJ Maxx                                                    13.50%               01/31/07
   11             01/31/13       Lox of Bagels                                              1.06%                11/30/07
   12              Various       Various                                                   Various               Various
  12.02           06/30/11       Prime Associates                                           6.85%                03/31/11
   13             11/29/09       Toys R Us                                                  18.92%               11/30/09
   17             10/31/15       H Mart (Subleased from Dominick's Finer Foods)             32.88%               10/31/09
   18             01/31/13       Abercrombie & Fitch                                        11.16%               05/25/15
   19             07/31/12       SI International                                           19.30%               11/30/11
   21             07/31/08       Big Lot Stores                                             11.95%               01/31/13
   22             10/31/10       Sears                                                      18.32%           Multiple Spaces
   23             02/29/12       Staples                                                    16.76%               01/31/16
   28             09/30/09       Happy Harry's                                              11.51%               11/30/15
   30             12/31/11       Dollar General                                             4.62%                04/30/08
   31             10/31/12       High Tech Institute                                        19.09%               07/31/09
   32             12/31/09       Norsk Design                                               7.98%                05/31/06
   33             03/31/15       David's Bridal                                             8.70%                12/31/14
   38          Multiple Spaces   PCF/New York Times                                         25.53%               05/31/09
   39             07/31/13       GSA-DCAA (Defence Contract Audit Agency)                   10.48%               11/30/15
   40             03/31/09       Lady of America                                            10.91%               09/30/09
   42             01/31/16       Hard Times Cafe                                            13.20%               01/31/16
   45             09/30/15       Dollar Tree                                                11.07%               08/31/08
   46             01/31/16       Office Max North America, Inc.                             24.99%               01/31/16
   47             06/30/14       Cinema Center, Inc.                                        7.47%                02/28/09
   49             06/10/25       McDonald's                                                 11.55%               05/28/25
   50             11/30/18       Sears                                                      20.15%               01/31/10
   51             12/31/09       Rite Aid                                                   18.26%               01/31/14
   52             07/22/16       New Mandarin Garden                                        7.28%                09/30/10
   54             10/31/08       RENT-A-CENTER                                              3.98%                02/28/11
   55             07/31/13       Office Depot                                               22.91%               04/30/11
   57             09/30/15
   58              Various       Various                                                   Various               Various
  58.01           02/13/15       Men's Wearhouse                                            33.33%               02/28/10
  58.02           04/30/09       Moe's Southwest Grill                                      30.33%               04/30/14
  58.03           09/30/14       Orlando Jewelers                                           22.85%               12/31/08
   62             01/31/24
   63             07/31/13       Enterprise Leasing                                         19.44%               01/31/10
   64          Multiple Spaces
   65             10/31/15       RACK ROOM                                                  7.76%                05/31/06
   66              Various       Various                                                   Various               Various
  66.01           04/30/09       Noble                                                      20.82%               05/31/09
  66.02           11/30/10       Coty USA, LLC                                              18.92%               03/31/08
   69             01/31/10       Fitness 19                                                 11.83%               11/30/14
   70             04/30/16       Total Image                                                9.12%                01/15/16
   72             10/01/18       Blockbuster                                                4.80%                02/01/09
   74             10/31/15       McAlister's Deli                                           13.83%               10/31/13
   75          Multiple Spaces   Procraftsmen, Inc.                                         8.84%                07/31/09
   76             02/28/31
   79              Various       Various                                                   Various               Various
  79.01           02/01/16       Florida Hosp. Respiratory                                  12.73%               07/31/10
  79.02           11/30/09
  79.03        Multiple Spaces   Franklin Bennett                                           10.00%               08/31/06
  79.04           02/28/07       Jintagg Enterprises, LLC                                   17.46%               11/30/06
  79.05           01/31/07       Silva Entertainment                                        12.50%               12/31/06
   80             03/31/31
   81             01/31/15       Pier One                                                   41.99%               07/31/14
   82             07/31/10       Woodinville Indoor Soccer                                  18.87%               04/30/11
   83             02/28/31
   87             01/31/16
   88             02/15/25       Washington Mutual                                          25.04%               11/30/14
   90             12/31/25       Palm Endoscopy Center, Inc.                                39.53%               12/31/25
   92             12/31/19
   93             12/31/07       Countrywide Home Loans                                     10.53%               07/31/09
   95             08/31/30
   96             11/30/13       Firenze Coffee House                                       17.50%               11/30/10
   97             03/31/21
   98             12/31/14       Pearl Nails                                                12.83%               03/31/10
   100            01/31/09       Payless Shoe Source                                        14.56%               09/30/10
   102            09/30/14
   104            11/05/23
   105            01/31/09       Hibbett Sports                                             15.68%               05/31/07
   106            11/15/20
   107            04/30/10       AAA Washington                                             36.79%               12/31/07
   108         Multiple Spaces   Pittsburgh Paints                                          25.89%               07/31/10
   109            01/31/09       Matrix Rehabilitation                                      12.61%               02/28/09
   110            06/30/18
   111            04/30/08       Hibbett Sports                                             24.59%               01/31/09
   112            02/01/19
   113            09/15/06       Sedgwick County Tag Office                                 19.57%               05/31/10
   115            11/30/10       CVS Pharmacy                                               17.29%               01/31/10
   116            01/31/09       Sprint                                                     12.81%               10/31/09
   117            01/31/11       Northeast Regional Flooring                                19.97%               12/31/09
   118            07/31/07       CATO                                                       28.92%               01/31/09
   119            01/31/09       Kim Nails                                                  16.67%               10/31/09

   MORTGAGE
     LOAN                                                                    3RD LARGEST              3RD LARGEST
    NUMBER      3RD LARGEST TENANT NAME                                    TENANT % OF NRA         TENANT EXP. DATE
---------------------------------------------------------------------------------------------------------------------

       2        Zurich Insurance                                                4.22%                  02/29/12
       3        Wakefield Beasley                                               6.31%                  01/31/09
       5
       8
      10        Stein Mart                                                     12.45%                  04/30/12
      11        Dairy Queen                                                     0.97%                  06/30/07
      12        Various                                                        Various                  Various
     12.02      Ganesh International Corporation                                6.21%                  12/31/08
      13        Marshalls                                                      12.84%                  11/29/09
      17        Petsmart                                                        9.59%                  01/31/11
      18        Banana Republic                                                10.89%                  06/30/12
      19        Opus East LLC                                                  16.54%               Multiple Spaces
      21        AJ Wright                                                       9.87%                  10/31/12
      22        Dollar Tree                                                     8.93%                  09/30/10
      23        Home Comfort Furniture                                         10.93%                  01/31/08
      28        Action Hardware                                                 5.37%                  01/31/07
      30        Family Bakeries                                                 3.63%                  08/31/06
      31        Focus Rec. Management                                          17.62%                  07/14/12
      32        HobbyTown USA                                                   6.28%                  12/31/07
      33        Boston's Pizza                                                  7.56%                  04/30/25
      38        3M Company                                                      8.94%                  02/28/09
      39        Maggie Moos                                                     9.09%                  10/31/09
      40        Cafe Bella Sera                                                 8.29%                  10/31/15
      42        Blockbuster Video                                               5.54%                  11/30/09
      45        Shoe Department                                                 5.20%                  09/30/08
      46        Advance Stores Company, Inc.                                    8.75%                  07/31/19
      47        Dollar Express                                                  7.13%                  11/30/08
      49        Yamato Bonehead LLC (Bonehead Restaurant)                       7.77%                  03/01/16
      50        Dimassi's Mediterranean Buffet                                  3.87%                  09/30/09
      51        Dollar Tree                                                    12.89%                  12/31/10
      52        Pick Up Stix                                                    6.79%                  01/31/16
      54        Payless Shoes                                                   2.79%                  07/31/08
      55        Factory Card Outlet                                             9.37%                  11/30/09
      57
      58        Various                                                        Various                  Various
     58.01      The Futon Place                                                22.22%                  05/31/08
     58.02      Electronic Boutique                                            18.58%                  01/31/13
     58.03      Foot Solutions                                                 20.56%                  02/13/09
      62
      63
      64
      65        BLOCKBUSTER VIDEO                                               7.49%                  09/30/09
      66        Various                                                        Various                  Various
     66.01      Hershey Foods Corporation                                      16.87%                  10/31/08
     66.02      Alco Industries Inc.                                           17.89%                  03/31/09
      69        Shorewood Liquor II (City of Shorewood)                         7.07%                  10/31/08
      70        Noodles and Company                                             7.91%                  02/28/13
      72        Bridal Corner                                                   3.56%                  07/01/08
      74        Don Pedro Mexican                                              13.83%                  09/30/13
      75        Tri-Anim Health Services, Inc.                                  8.00%                  07/31/07
      76
      79        Various                                                        Various                  Various
     79.01      Hard Rock Tool, Inc.                                           10.34%                  10/31/08
     79.02
     79.03      Frame Tech of Florida                                          10.00%                  05/31/06
     79.04      XL Technology Consulting, Inc.                                 17.46%                  01/31/08
     79.05      Accent Glass, Inc.                                             12.50%                  12/31/06
      80
      81        Pancheros Mexican Grill                                        13.35%                  05/14/09
      82        Infiniti Window Coverings                                      12.20%                  09/30/09
      83
      87
      88        Quizno's Subs                                                  10.73%                  03/28/15
      90        Daniel Corporation                                              9.30%                  12/31/08
      92
      93        ARCH Educational Service                                        9.93%                  03/31/11
      95
      96        Aruba Tan                                                      15.00%                  01/31/09
      97
      98        UPS Store                                                      12.59%                  12/31/09
      100       Palermo's Italian Deli                                          8.09%                  02/28/10
      102
      104
      105       Rent A Center                                                  14.11%                  07/30/09
      106
      107       Pacific NW Escrow                                              12.26%                  06/30/08
      108       Crystal Dental                                                 12.62%                  11/30/15
      109       Dr. George Dula                                                 8.43%                  06/30/08
      110
      111       CATO                                                           22.63%                  01/31/08
      112
      113       Tokyo Steakhouse                                               19.13%                  12/31/09
      115       Dollar Store                                                    5.70%                     MTM
      116       LA Weight Loss                                                 12.50%                  08/02/09
      117       Texas Wellness and Chiropractic                                14.81%                  01/31/09
      118       Curves for Women                                               13.95%                  06/30/07
      119       Game Stop                                                      16.67%                  01/31/10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

   MORTGAGE       LOAN
     LOAN        GROUP                                                                                 CROSS COLLATERALIZED AND
    NUMBER       NUMBER                  PROPERTY NAME                        CITY         STATE       CROSS DEFAULTED LOAN FLAG
-----------------------------------------------------------------------------------------------------------------------------------

      1            1      Grande Lakes Resort Pool                          Orlando          FL
-----------------------------------------------------------------------------------------------------------------------------------
     1.01                 JW Marriott Grande Lakes                          Orlando          FL
     1.02                 The Ritz-Carlton Grande Lakes                     Orlando          FL

   Various         1      Regency Portfolio                                 Various       Various          Regency Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
      10           1      Granada Village Shopping Center                Granada Hills       CA            Regency Portfolio
      13           1      Pleasant Hill Shopping Center                  Pleasant Hill       CA            Regency Portfolio
      17           1      Civic Center Plaza Shopping Center                 Niles           IL            Regency Portfolio
      22           1      Towamencin Shopping Village                       Lansdale         PA            Regency Portfolio
      23           1      Shoppes of Kildaire                                 Cary           NC            Regency Portfolio
      42           1      Brafferton Shopping Center                        Stafford         VA            Regency Portfolio
      47           1      Newark Shopping Center                             Newark          DE            Regency Portfolio
      50           1      First Colony Marketplace                         Sugar Land        TX            Regency Portfolio
      51           1      Greenway Town Center                               Tigard          OR            Regency Portfolio
      52           1      Laguna Niguel Plaza                            Laguna Niguel       CA            Regency Portfolio
      54           1      McHenry Commons                                   Mc Henry         IL            Regency Portfolio
      55           1      Racine Shopping Center                             Racine          WI            Regency Portfolio
     115           1      Westmont/Haddon Commons Shopping Center       Haddon Township      NJ            Regency Portfolio

   Various      Various   Archon Portfolio                                  Various       Various          Archon Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
      16           1      St. Germaine Apartments                            Harvey          LA            Archon Portfolio
      26           2      Cypress Pointe Apartments                        Louisville        KY            Archon Portfolio

      12           1      Woodbridge Hilton Pool*                            Iselin          NJ
-----------------------------------------------------------------------------------------------------------------------------------
    12.01                 Woodbridge Hilton Hotel                            Iselin          NJ
    12.02                 Woodbridge Office Building                         Iselin          NJ

   Various         1      Midwest Expansion Portfolio                       Various          WI       Midwest Expansion Portfolio
-----------------------------------------------------------------------------------------------------------------------------------
      33           1      Shoppes at the Village                          Ashwaubenon        WI       Midwest Expansion Portfolio
      70           1      2665 South Oneida Street                        Ashwaubenon        WI       Midwest Expansion Portfolio
      81           1      555 North Casaloma Drive                        Grand Chute        WI       Midwest Expansion Portfolio

      24           2      Whistlebury Pool                                  Various          GA
-----------------------------------------------------------------------------------------------------------------------------------
    24.01                 Whistlebury                                        Athens          GA
    24.02                 Whistlebury Walk                                   Athens          GA
    24.03                 Whistlebury at College Station                 Milledgeville       GA

      58           1      Orlando Retail Centers Pool                       Orlando          FL
-----------------------------------------------------------------------------------------------------------------------------------
    58.01                 Sand Lake Retail Center                           Orlando          FL
    58.02                 Colonial West Retail Center                       Orlando          FL
    58.03                 Colonial East Retail Center                       Orlando          FL

      66           1      Bentonville Pool                                Bentonville        AR
-----------------------------------------------------------------------------------------------------------------------------------
    66.01                 Hershey/Noble Buildings                         Bentonville        AR
    66.02                 Spectrum Building                               Bentonville        AR

      79           1      St. Laurent Warehouses Pool                       Various          FL
-----------------------------------------------------------------------------------------------------------------------------------
    79.01                 Parkway Building                                  Longwood         FL
    79.02                 Miller Drive Single                          Altamonte Springs     FL
    79.03                 Miller Drive Multi                           Altamonte Springs     FL
    79.04                 Commerce Way                                      Longwood         FL
    79.05                 Marvin Avenue                                     Longwood         FL

                                                    % OF       ORIGINAL    REMAINING
                                                  AGGREGATE    TERM TO      TERM TO
   MORTGAGE       ORIGINAL       CUT-OFF DATE      CUT-OFF     MATURITY     MATURITY      REMAINING
     LOAN           LOAN             LOAN           DATE        OR ARD       OR ARD       IO PERIOD
    NUMBER       BALANCE ($)     BALANCE ($)       BALANCE      (MOS.)       (MOS.)         (MOS.)
-------------------------------------------------------------------------------------------------------

      1        335,000,000.00   335,000,000.00     16.73%         60           60             60
-------------------------------------------------------------------------------------------------------
     1.01      214,517,543.86
     1.02      120,482,456.14

   Various     213,000,000.00   213,000,000.00     10.64%        120          120             60
-------------------------------------------------------------------------------------------------------
      10        42,000,000.00   42,000,000.00       2.10%        120          120             60
      13        30,530,000.00   30,530,000.00       1.53%        120          120             60
      17        27,050,000.00   27,050,000.00       1.35%        120          120             60
      22        19,612,000.00   19,612,000.00       0.98%        120          120             60
      23        19,126,000.00   19,126,000.00       0.96%        120          120             60
      42        12,727,000.00   12,727,000.00       0.64%        120          120             60
      47        11,145,000.00   11,145,000.00       0.56%        120          120             60
      50        10,500,000.00   10,500,000.00       0.52%        120          120             60
      51        10,375,000.00   10,375,000.00       0.52%        120          120             60
      52        9,540,000.00     9,540,000.00       0.48%        120          120             60
      54        9,410,000.00     9,410,000.00       0.47%        120          120             60
      55        9,400,000.00     9,400,000.00       0.47%        120          120             60
     115        1,585,000.00     1,585,000.00       0.08%        120          120             60

   Various      45,900,000.00   45,900,000.00       2.29%        120          120             60
-------------------------------------------------------------------------------------------------------
      16        28,000,000.00   28,000,000.00       1.40%        120          120             60
      26        17,900,000.00   17,900,000.00       0.89%        120          120             60

      12        36,000,000.00   36,000,000.00       1.80%        120          117             57
-------------------------------------------------------------------------------------------------------
    12.01
    12.02

   Various      27,125,000.00   27,125,000.00       1.35%      Various      Various        Various
-------------------------------------------------------------------------------------------------------
      33        15,700,000.00   15,700,000.00       0.78%        116          116             36
      70        6,225,000.00     6,225,000.00       0.31%        116          116             36
      81        5,200,000.00     5,200,000.00       0.26%        120          116             20

      24        19,000,000.00   18,936,068.31       0.95%        120          117
-------------------------------------------------------------------------------------------------------
    24.01
    24.02
    24.03

      58        8,350,000.00     8,350,000.00       0.42%        120          120             36
-------------------------------------------------------------------------------------------------------
    58.01       3,924,500.00
    58.02       2,505,000.00
    58.03       1,920,500.00

      66        6,860,000.00     6,860,000.00       0.34%        120          119             35
-------------------------------------------------------------------------------------------------------
    66.01
    66.02

      79        5,250,000.00     5,250,000.00       0.26%        240          240
-------------------------------------------------------------------------------------------------------
    79.01       2,299,941.00
    79.02       1,165,304.00
    79.03        735,981.00
    79.04        650,117.00
    79.05        398,657.00

                ORIGINAL    REMAINING                         MATURITY                                   CUT-OFF
   MORTGAGE      AMORT        AMORT                         DATE OR ARD                                    DATE      LTV RATIO
     LOAN         TERM         TERM        MONTHLY P&I        BALLOON          APPRAISED                   LTV      AT MATURITY
    NUMBER       (MOS.)       (MOS.)       PAYMENTS ($)      BALANCE ($)       VALUE ($)      DSCR (X)    RATIO       OR ARD
---------------------------------------------------------------------------------------------------------------------------------

      1            IO           IO              IO         335,000,000.00   760,600,000.00      3.01      44.04%      44.04%
---------------------------------------------------------------------------------------------------------------------------------
     1.01                                                                   471,400,000.00
     1.02                                                                   289,200,000.00

   Various        360          360         1,251,140.72    198,789,017.66   283,700,000.00      1.21      75.08%      70.07%
---------------------------------------------------------------------------------------------------------------------------------
      10          360          360          246,703.80     39,197,834.46     53,900,000.00      1.20      77.92%      72.72%
      13          360          360          179,330.17     28,493,092.53     44,000,000.00      1.20      69.39%      64.76%
      17          360          360          158,889.00     25,245,271.96     34,400,000.00      1.20      78.63%      73.39%
      22          360          360          115,198.93     18,303,522.13     24,500,000.00      1.20      80.05%      74.71%
      23          360          360          112,344.21     17,849,947.19     26,200,000.00      1.17      73.00%      68.13%
      42          360          360          74,757.13      11,877,877.12     15,900,000.00      1.25      80.04%      74.70%
      47          360          360          65,464.62      10,401,425.36     17,600,000.00      1.26      63.32%      59.10%
      50          360          360          61,675.95       9,799,458.62     12,800,000.00      1.27      82.03%      76.56%
      51          360          360          60,941.71       9,682,798.40     13,800,000.00      1.20      75.18%      70.17%
      52          360          360          56,037.01       8,903,508.12     12,000,000.00      1.20      79.50%      74.20%
      54          360          360          55,273.40       8,782,181.49     13,300,000.00      1.20      70.75%      66.03%
      55          360          360          55,214.66       8,772,848.67     11,750,000.00      1.23      80.00%      74.66%
     115          360          360           9,310.13       1,479,251.61     3,550,000.00       1.23      44.65%      41.67%

   Various        360          360          272,314.35     42,889,822.82     63,950,000.00      1.26      71.77%      67.07%
---------------------------------------------------------------------------------------------------------------------------------
      16          360          360          166,257.43     26,166,491.14     40,500,000.00      1.22      69.14%      64.61%
      26          360          360          106,056.92     16,723,331.68     23,450,000.00      1.31      76.33%      71.31%

      12          300          300          229,752.89     32,499,239.35     65,500,000.00      1.40      54.96%      49.62%
---------------------------------------------------------------------------------------------------------------------------------
    12.01                                                                    36,700,000.00
    12.02                                                                    28,800,000.00

   Various        360          360          160,242.78     24,482,074.20     36,100,000.00      1.26      75.14%      67.82%
---------------------------------------------------------------------------------------------------------------------------------
      33          360          360          92,921.61      14,246,913.19     21,100,000.00      1.24      74.41%      67.52%
      70          360          360          36,843.12       5,648,855.71     8,300,000.00       1.31      75.00%      68.06%
      81          360          360          30,478.05       4,586,305.30     6,700,000.00       1.24      77.61%      68.45%

      24          360          357          106,572.28     15,815,501.74     25,600,000.00      1.37      73.97%      61.78%
---------------------------------------------------------------------------------------------------------------------------------
    24.01                                                                    13,000,000.00
    24.02                                                                    9,000,000.00
    24.03                                                                    3,600,000.00

      58          360          360          48,993.88       7,516,976.50     10,950,000.00      1.13      76.26%      68.65%
---------------------------------------------------------------------------------------------------------------------------------
    58.01                                                                    5,200,000.00
    58.02                                                                    3,350,000.00
    58.03                                                                    2,400,000.00

      66          360          360          39,252.14       6,144,554.08     9,150,000.00       1.33      74.97%      67.15%
---------------------------------------------------------------------------------------------------------------------------------
    66.01                                                                    5,750,000.00
    66.02                                                                    3,400,000.00

      79          240          240          38,286.83           0.00         8,560,000.00       1.33      61.33%       0.00%
---------------------------------------------------------------------------------------------------------------------------------
    79.01                                                                    3,750,000.00
    79.02                                                                    1,900,000.00
    79.03                                                                    1,200,000.00
    79.04                                                                    1,060,000.00
    79.05                                                                     650,000.00

   MORTGAGE                                  CUT-OFF DATE        UW NET       MORTGAGE
     LOAN        NUMBER OF      UNIT OF      LOAN AMOUNT          CASH          LOAN
    NUMBER     UNITS (UNITS)    MEASURE     PER (UNIT) ($)      FLOW ($)       NUMBER
-----------------------------------------------------------------------------------------

      1            1,582         Rooms        211,757.27     57,628,933.23       1
-----------------------------------------------------------------------------------------
     1.01           998          Rooms                       35,519,943.62      1.01
     1.02           584          Rooms                       22,108,989.61      1.02

   Various       1,841,832      Sq. Ft.         115.65       18,106,389.85    Various
-----------------------------------------------------------------------------------------
      10          259,270       Sq. Ft.         161.99        3,540,372.97       10
      13          233,678       Sq. Ft.         130.65        2,572,667.49       13
      17          265,024       Sq. Ft.         102.07        2,285,730.15       17
      22          122,916       Sq. Ft.         159.56        1,655,142.01       22
      23          148,204       Sq. Ft.         129.05        1,575,753.53       23
      42           94,731       Sq. Ft.         134.35        1,121,990.81       42
      47          183,017       Sq. Ft.         60.90          988,215.16        47
      50          111,675       Sq. Ft.         94.02          936,548.88        50
      51           93,100       Sq. Ft.         111.44         874,871.00        51
      52           41,224       Sq. Ft.         231.42         808,151.56        52
      54          100,526       Sq. Ft.         93.61          794,182.74        54
      55          135,827       Sq. Ft.         69.21          815,039.35        55
     115           52,640       Sq. Ft.         30.11          137,724.20       115

   Various          996          Units        46,084.34       4,098,808.68    Various
-----------------------------------------------------------------------------------------
      16            552          Units        50,724.64       2,428,970.92       16
      26            444          Units        40,315.32       1,669,837.76       26

      12          Various       Various        Various        3,476,190.08       12
-----------------------------------------------------------------------------------------
    12.01           198          Rooms                        2,108,577.83     12.01
    12.02         124,146       Sq. Ft.                       1,367,612.26     12.02

   Various        155,632       Sq. Ft.         174.29        2,415,600.75    Various
-----------------------------------------------------------------------------------------
      33           91,982       Sq. Ft.         170.69        1,383,923.14       33
      70           36,880       Sq. Ft.         168.79         577,256.71        70
      81           26,770       Sq. Ft.         194.25         454,420.90        81

      24            148          Units        127,946.41      1,752,439.14       24
-----------------------------------------------------------------------------------------
    24.01            69          Units                            0.00         24.01
    24.02            52          Units                            0.00         24.02
    24.03            27          Units                            0.00         24.03

      58           35,330       Sq. Ft.         236.34         654,508.64        58
-----------------------------------------------------------------------------------------
    58.01          18,000       Sq. Ft.                        260,940.00      58.01
    58.02          10,765       Sq. Ft.                        226,123.00      58.02
    58.03          6,565        Sq. Ft.                        167,446.00      58.03

      66           67,476       Sq. Ft.         101.67         625,150.09        66
-----------------------------------------------------------------------------------------
    66.01          44,901       Sq. Ft.                        402,231.43      66.01
    66.02          22,575       Sq. Ft.                        222,918.66      66.02

      79          148,376       Sq. Ft.         35.38          609,259.52        79
-----------------------------------------------------------------------------------------
    79.01          42,251       Sq. Ft.                        266,853.04      79.01
    79.02          47,525       Sq. Ft.                        140,106.33      79.02
    79.03          30,000       Sq. Ft.                        90,333.25       79.03
    79.04          12,600       Sq. Ft.                        64,578.75       79.04
    79.05          16,000       Sq. Ft.                        47,388.15       79.05

* Based on an allocated loan amount by appraised value for each individual
  Mortgaged Property securing the Woodbridge Hilton Pool Loan, the Loan Balance per room for the Woodbridge Hilton Hotel is $101,874 and the Loan Balance per
  SF for the Woodbridge Office Building is $128.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

ANNEX A-6      DEBT SERVICE PAYMENT SCHEDULE FOR THE TJX DISTRIBUTION CENTER
---------

LOAN PAY PERIOD        DEBT SERVICE ($)              LOAN PAY PERIOD               DEBT SERVICE ($)
----------------      -----------------             -----------------             -----------------

       1                 343,901.08                        61                        384,145.32

       2                 332,807.50                        62                        384,145.32

       3                 343,901.08                        63                        384,145.32

       4                 332,807.50                        64                        384,145.32

       5                 343,901.08                        65                        384,145.32

       6                 343,901.08                        66                        384,145.32

       7                 361,548.54                        67                        384,145.32

       8                 361,548.54                        68                        384,145.32

       9                 361,548.54                        69                        384,145.32

       10                361,548.54                        70                        384,145.32

       11                361,548.54                        71                        384,145.32

       12                361,548.54                        72                        384,145.32

       13                361,548.54                        73                        384,145.32

       14                361,548.54                        74                        384,145.32

       15                361,548.54                        75                        384,145.32

       16                369,708.48                        76                        384,145.32

       17                369,708.48                        77                        384,145.32

       18                369,708.48                        78                        384,145.32

       19                369,708.48                        79                        384,145.32

       20                369,708.48                        80                        384,145.32

       21                369,708.48                        81                        384,145.32

       22                369,708.48                        82                        384,145.32

       23                369,708.48                        83                        384,145.32

       24                369,708.48                        84                        384,145.32

       25                369,708.48                        85                        384,145.32

       26                369,708.48                        86                        384,145.32

       27                369,708.48                        87                        384,145.32

       28                379,123.81                        88                        384,145.32

       29                379,123.81                        89                        384,145.32

       30                379,123.81                        90                        384,145.32

       31                379,123.81                        91                        384,145.32

       32                379,123.81                        92                        384,145.32

       33                379,123.81                        93                        384,145.32

       34                379,123.81                        94                        384,145.32

       35                379,123.81                        95                        384,145.32

       36                379,123.81                        96                        384,145.32

       37                379,123.81                        97                        384,145.32

       38                379,123.81                        98                        384,145.32

       39                379,123.81                        99                        384,145.32

       40                384,145.32                        100                       384,145.32

       41                384,145.32                        101                       384,145.32

       42                384,145.32                        102                       384,145.32

       43                384,145.32                        103                       384,145.32

       44                384,145.32                        104                       384,145.32

       45                384,145.32                        105                       384,145.32

       46                384,145.32                        106                       384,145.32

       47                384,145.32                        107                       384,145.32

       48                384,145.32                        108                       384,145.32

       49                384,145.32                        109                       384,145.32

       50                384,145.32                        110                       384,145.32

       51                384,145.32                        111                       384,145.32

       52                384,145.32                        112                       384,145.32

       53                384,145.32                        113                       384,145.32

       54                384,145.32                        114                       384,145.32

       55                384,145.32                        115                       384,145.32

       56                384,145.32                        116                       384,145.32

       57                384,145.32                        117                       384,145.32

       58                384,145.32                        118                       384,145.32

       59                384,145.32                        119                       384,145.32

       60                384,145.32                        120                    65,784,145.31

[THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                  % OF                                 WTD. AVG.
                                                                CUT-OFF     AVERAGE        MAXIMUM     CUT-OFF       WTD. AVG.
                                   NUMBER OF      AGGREGATE       DATE      CUT-OFF        CUT-OFF       DATE           LTV
                                   MORTGAGED       CUT-OFF        POOL       DATE           DATE         LTV         RATIO AT
         PROPERTY TYPE            PROPERTIES    DATE BALANCE    BALANCE     BALANCE        BALANCE      RATIO      MATURITY (2)
-------------------------------   ----------   --------------   -------   -----------   ------------   ---------   ------------

Retail                                59       $  611,942,097     30.6%   $10,371,900   $ 84,000,000     73.0%         67.3%
   Retail - Anchored                  30          454,043,369     22.7    $15,134,779   $ 84,000,000     72.2%         67.1%
   Retail - Unanchored                17          116,081,728      5.8    $ 6,828,337   $ 25,500,000     75.0%         67.7%
   Retail - Shadow Anchored (4)       12           41,817,000      2.1    $ 3,484,750   $ 11,700,000     75.7%         67.8%
Hospitality                           13          599,191,153     29.9    $46,091,627   $214,517,544     55.2%         51.7%
Multifamily                           30          392,242,425     19.6    $13,074,748   $ 54,400,000     73.4%         66.7%
Office                                14          287,180,841     14.3    $20,512,917   $122,000,000     74.2%         68.5%
Industrial                            10           98,722,946      4.9    $ 9,872,295   $ 71,700,000     74.0%         63.5%
Mobile Home Park                       4           12,644,161      0.6    $ 3,161,040   $  4,294,161     69.8%         56.3%
                                     ---       --------------    -----
                                     130       $2,001,923,624    100.0%   $15,399,412   $214,517,544     67.9%         62.4%
                                     ===       ==============    =====

                                   WTD. AVG.
                                    STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                   REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                    TERM TO      DATE        DATE      DATE    WTD. AVG.   WTD. AVG.
                                   MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
         PROPERTY TYPE            (MOS.) (2)     RATIO      RATIO     RATIO     RATE (3)      RATE
-------------------------------   ----------   ---------   -------   -------   ---------   ---------

Retail                                119        1.31x      1.13x     2.04x      95.4%       5.684%
   Retail - Anchored                  119        1.33x      1.17x     2.04x      97.5%       5.679%
   Retail - Unanchored                119        1.27x      1.13x     1.68x      89.3%       5.667%
   Retail - Shadow Anchored (4)       119        1.25x      1.20x     1.68x      90.2%       5.794%
Hospitality                            83        2.31x      1.30x     3.01x        NA        5.715%
Multifamily                           118        1.29x      1.20x     2.37x      94.1%       5.685%
Office                                117        1.22x      1.01x     1.71x      94.9%       5.840%
Industrial                            126        1.34x      1.31x     1.47x      99.2%       5.595%
Mobile Home Park                      112        1.31x      1.24x     1.38x      91.5%       5.789%

                                      108        1.59X      1.01X     3.01X      95.2%       5.712%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 13 hospitality properties, by allocated loan amont, representing 29.9% of the Cut-Off Date Pool Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                  % OF                                  WTD. AVG.
                                                                CUT-OFF      AVERAGE        MAXIMUM      CUT-OFF      WTD. AVG.
                                   NUMBER OF      AGGREGATE       DATE       CUT-OFF        CUT-OFF        DATE          LTV
                                   MORTGAGED       CUT-OFF       GROUP 1      DATE           DATE          LTV        RATIO AT
         PROPERTY TYPE            PROPERTIES    DATE BALANCE     BALANCE     BALANCE        BALANCE       RATIO     MATURITY (2)
-------------------------------   ----------   --------------   --------   -----------   ------------   ---------   ------------

Retail                                59       $  611,942,097     36.3%    $10,371,900   $ 84,000,000     73.0%         67.3%
   Retail - Anchored                  30          454,043,369     26.9     $15,134,779   $ 84,000,000     72.2%         67.1%
   Retail - Unanchored                17          116,081,728      6.9     $ 6,828,337   $ 25,500,000     75.0%         67.7%
   Retail - Shadow Anchored (4)       12           41,817,000      2.5     $ 3,484,750   $ 11,700,000     75.7%         67.8%
Hospitality                           13          599,191,153     35.5     $46,091,627   $214,517,544     55.2%         51.7%
Office                                14          287,180,841     17.0     $20,512,917   $122,000,000     74.2%         68.5%
Industrial                            10           98,722,946      5.8     $ 9,872,295   $ 71,700,000     74.0%         63.5%
Multifamily                            3           86,250,000      5.1     $28,750,000   $ 54,400,000     75.6%         69.1%
Mobile Home Park                       1            4,294,161      0.3     $ 4,294,161   $  4,294,161     76.0%         64.1%
                                     ---       --------------    -----
                                     100       $1,687,581,199    100.0%    $16,875,812   $214,517,544     67.1%         61.8%
                                     ===       ==============    =====

                                   WTD. AVG.
                                    STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                   REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                    TERM TO       DATE       DATE      DATE    WTD. AVG.   WTD. AVG.
                                   MATURITY       DSC        DSC       DSC     OCCUPANCY   MORTGAGE
         PROPERTY TYPE            (MOS.) (2)     RATIO      RATIO     RATIO     RATE (3)      RATE
-------------------------------   ----------   ---------   -------   -------   ---------   ---------

Retail                                119        1.31x      1.13x     2.04x       95.4%      5.684%
   Retail - Anchored                  119        1.33x      1.17x     2.04x       97.5%      5.679%
   Retail - Unanchored                119        1.27x      1.13x     1.68x       89.3%      5.667%
   Retail - Shadow Anchored (4)       119        1.25x      1.20x     1.68x       90.2%      5.794%
Hospitality                            83        2.31x      1.30x     3.01x         NA       5.715%
Office                                117        1.22x      1.01x     1.71x       94.9%      5.840%
Industrial                            126        1.34x      1.31x     1.47x       99.2%      5.595%
Multifamily                           119        1.37x      1.22x     2.37x       91.2%      5.692%
Mobile Home Park                      119        1.24x      1.24x     1.24x      100.0%      5.790%

                                      106        1.65X      1.01X     3.01X       95.3%      5.717%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related Mortgage
     Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement. Occupancy
     Rates exclude 13 hospitality properties, by allocated loan amont, representing 35.5% of the Cut-Off Date Group 1 Balance.

(4)  A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                              % OF                                 WTD. AVG.
                                                             CUT-OFF     AVERAGE       MAXIMUM      CUT-OFF      WTD. AVG.
                                  NUMBER OF     AGGREGATE     DATE       CUT-OFF       CUT-OFF        DATE          LTV
                                  MORTGAGED      CUT-OFF     GROUP 2      DATE           DATE         LTV        RATIO AT
         PROPERTY TYPE           PROPERTIES   DATE BALANCE   BALANCE     BALANCE       BALANCE       RATIO     MATURITY (2)
------------------------------   ----------   ------------   -------   -----------   -----------   ---------   ------------

Multifamily                          27       $305,992,425     97.3%   $11,333,053   $28,118,000     72.8%         66.0%
Mobile Home Park                      3          8,350,000      2.7    $ 2,783,333   $ 4,250,000     66.6%         52.2%
                                     --       ------------    -----
                                     30       $314,342,425    100.0%   $10,478,081   $28,118,000     72.7%         65.6%
                                     ==       ============    =====

                                  WTD. AVG.
                                   STATED     WTD. AVG.   MINIMUM   MAXIMUM
                                  REMAINING    CUT-OFF    CUT-OFF   CUT-OFF
                                   TERM TO       DATE       DATE      DATE    WTD. AVG.   WTD. AVG.
                                  MATURITY       DSC        DSC       DSC     OCCUPANCY    MORTGAGE
         PROPERTY TYPE           (MOS.) (2)     RATIO      RATIO     RATIO       RATE        RATE
------------------------------   ----------   ---------   -------   -------   ---------   ---------

Multifamily                          118        1.27x      1.20x     1.90x      94.9%       5.683%
Mobile Home Park                     109        1.34x      1.28x     1.38x      87.1%       5.788%

                                     118        1.27X      1.20X     1.90X      94.7%       5.686%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated allocated loan amount (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
    RANGE OF CUT-OFF              MORTGAGE        DATE          POOL        DATE            DATE       DATE LTV     LTV RATIO
    DATE BALANCES ($)              LOANS         BALANCE      BALANCE      BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   ------------   ------------   ---------   -------------

<= 2,000,000                          9      $   14,085,244      0.7%   $  1,565,027   $  2,000,000     69.3%         62.1%
2,000,001 - 3,000,000                15          37,134,850      1.9    $  2,475,657   $  2,960,000     70.4%         62.1%
3,000,001 - 4,000,000                 8          28,250,501      1.4    $  3,531,313   $  4,000,000     71.3%         62.9%
4,000,001 - 5,000,000                 4          17,591,550      0.9    $  4,397,887   $  5,000,000     67.7%         40.5%
5,000,001 - 6,000,000                12          65,433,538      3.3    $  5,452,795   $  6,000,000     72.0%         58.0%
6,000,001 - 7,000,000                 8          52,838,251      2.6    $  6,604,781   $  7,000,000     72.7%         65.2%
7,000,001 - 8,000,000                 4          30,350,000      1.5    $  7,587,500   $  8,000,000     73.3%         65.6%
8,000,001 - 9,000,000                 3          25,430,000      1.3    $  8,476,667   $  9,000,000     67.8%         60.2%
9,000,001 - 10,000,000                5          47,000,000      2.3    $  9,400,000   $  9,540,000     76.1%         68.6%
10,000,001 - 15,000,000              17         211,682,595     10.6    $ 12,451,917   $ 14,779,650     72.2%         64.9%
15,000,001 - 20,000,000              13         223,572,186     11.2    $ 17,197,860   $ 19,612,000     72.7%         65.2%
20,000,001 - 25,000,000               3          66,940,000      3.3    $ 22,313,333   $ 24,290,000     74.6%         69.0%
25,000,001 - 30,000,000               5         136,668,000      6.8    $ 27,333,600   $ 28,118,000     74.0%         69.0%
30,000,001 - 35,000,000               1          30,530,000      1.5    $ 30,530,000   $ 30,530,000     69.4%         64.8%
35,000,001 - 40,000,000               2          74,250,000      3.7    $ 37,125,000   $ 38,250,000     62.5%         58.5%
40,000,001 - 45,000,000               1          42,000,000      2.1    $ 42,000,000   $ 42,000,000     77.9%         72.7%
45,000,001 - 50,000,000               2          98,000,000      4.9    $ 49,000,000   $ 50,000,000     72.2%         69.9%
50,000,001 - 55,000,000               2         107,400,000      5.4    $ 53,700,000   $ 54,400,000     75.0%         68.9%
70,000,001 - 75,000,000               1          71,700,000      3.6    $ 71,700,000   $ 71,700,000     78.8%         71.9%
80,000,001 =>                         4         621,066,910     31.0    $155,266,728   $335,000,000     57.5%         54.9%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $ 16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING    WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF CUT-OFF              MATURITY     DATE DSC    MORTGAGE
    DATE BALANCES ($)             (MOS.) *      RATIO       RATE
------------------------------   ----------   ---------   ---------

<= 2,000,000                         113        1.27x       5.820%
2,000,001 - 3,000,000                115        1.37x       5.750%
3,000,001 - 4,000,000                119        1.56x       5.693%
4,000,001 - 5,000,000                119        1.47x       5.683%
5,000,001 - 6,000,000                129        1.35x       5.657%
6,000,001 - 7,000,000                107        1.29x       5.792%
7,000,001 - 8,000,000                119        1.28x       5.582%
8,000,001 - 9,000,000                120        1.29x       5.538%
9,000,001 - 10,000,000               112        1.27x       5.789%
10,000,001 - 15,000,000              119        1.26x       5.688%
15,000,001 - 20,000,000              114        1.33x       5.725%
20,000,001 - 25,000,000              120        1.24x       5.585%
25,000,001 - 30,000,000              119        1.26x       5.726%
30,000,001 - 35,000,000              120        1.20x       5.810%
35,000,001 - 40,000,000              119        1.30x       5.704%
40,000,001 - 45,000,000              120        1.20x       5.810%
45,000,001 - 50,000,000              116        1.15x       5.812%
50,000,001 - 55,000,000              117        1.34x       5.551%
70,000,001 - 75,000,000              120        1.31x       5.570%
80,000,001 =>                         87        2.27x       5.748%

                                     108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
       RANGE OF CUT-OFF           MORTGAGE        DATE        GROUP 1       DATE           DATE        DATE LTV     LTV RATIO
       DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   ------------   ------------   ---------   -------------

<= 2,000,000                          8      $   12,485,244      0.7%   $  1,560,656   $  2,000,000     69.4%         61.8%
2,000,001 - 3,000,000                12          29,275,850      1.7    $  2,439,654   $  2,960,000     69.7%         62.1%
3,000,001 - 4,000,000                 7          24,755,268      1.5    $  3,536,467   $  4,000,000     70.1%         62.3%
4,000,001 - 5,000,000                 3          13,341,550      0.8    $  4,447,183   $  5,000,000     70.0%         40.9%
5,000,001 - 6,000,000                 9          48,891,064      2.9    $  5,432,340   $  6,000,000     73.3%         57.0%
6,000,001 - 7,000,000                 7          46,038,251      2.7    $  6,576,893   $  7,000,000     72.1%         64.8%
7,000,001 - 8,000,000                 2          14,650,000      0.9    $  7,325,000   $  7,400,000     75.7%         64.9%
8,000,001 - 9,000,000                 2          17,350,000      1.0    $  8,675,000   $  9,000,000     60.4%         52.7%
9,000,001 - 10,000,000                4          37,500,000      2.2    $  9,375,000   $  9,540,000     76.3%         68.2%
10,000,001 - 15,000,000              11         134,260,945      8.0    $ 12,205,540   $ 14,480,000     73.6%         66.1%
15,000,001 - 20,000,000               8         137,996,118      8.2    $ 17,249,515   $ 19,612,000     71.4%         63.5%
20,000,001 - 25,000,000               2          45,540,000      2.7    $ 22,770,000   $ 24,290,000     73.4%         67.4%
25,000,001 - 30,000,000               3          80,550,000      4.8    $ 26,850,000   $ 28,000,000     75.6%         72.3%
30,000,001 - 35,000,000               1          30,530,000      1.8    $ 30,530,000   $ 30,530,000     69.4%         64.8%
35,000,001 - 40,000,000               2          74,250,000      4.4    $ 37,125,000   $ 38,250,000     62.5%         58.5%
40,000,001 - 45,000,000               1          42,000,000      2.5    $ 42,000,000   $ 42,000,000     77.9%         72.7%
45,000,001 - 50,000,000               2          98,000,000      5.8    $ 49,000,000   $ 50,000,000     72.2%         69.9%
50,000,001 - 55,000,000               2         107,400,000      6.4    $ 53,700,000   $ 54,400,000     75.0%         68.9%
70,000,001 - 75,000,000               1          71,700,000      4.2    $ 71,700,000   $ 71,700,000     78.8%         71.9%
80,000,001 =>                         4         621,066,910     36.8    $155,266,728   $335,000,000     57.5%         54.9%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $ 18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING    WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           MATURITY     DATE DSC    MORTGAGE
       DATE BALANCES ($)          (MOS.) *       RATIO       RATE
------------------------------   ----------   ---------   ---------

<= 2,000,000                         120        1.27x       5.785%
2,000,001 - 3,000,000                114        1.41x       5.766%
3,000,001 - 4,000,000                119        1.61x       5.683%
4,000,001 - 5,000,000                119        1.50x       5.661%
5,000,001 - 6,000,000                132        1.29x       5.711%
6,000,001 - 7,000,000                105        1.31x       5.827%
7,000,001 - 8,000,000                120        1.32x       5.535%
8,000,001 - 9,000,000                120        1.30x       5.551%
9,000,001 - 10,000,000               120        1.29x       5.773%
10,000,001 - 15,000,000              119        1.27x       5.706%
15,000,001 - 20,000,000              110        1.38x       5.704%
20,000,001 - 25,000,000              120        1.26x       5.441%
25,000,001 - 30,000,000              119        1.24x       5.813%
30,000,001 - 35,000,000              120        1.20x       5.810%
35,000,001 - 40,000,000              119        1.30x       5.704%
40,000,001 - 45,000,000              120        1.20x       5.810%
45,000,001 - 50,000,000              116        1.15x       5.812%
50,000,001 - 55,000,000              117        1.34x       5.551%
70,000,001 - 75,000,000              120        1.31x       5.570%
80,000,001 =>                         87        2.27x       5.748%

                                     106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

         RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
       RANGE OF CUT-OFF           MORTGAGE       DATE       GROUP 2       DATE         DATE        DATE LTV     LTV RATIO
       DATE BALANCES ($)           LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   -------------

<= 2,000,000                          1      $  1,600,000      0.5%   $ 1,600,000   $ 1,600,000     68.5%         64.2%
2,000,001 - 3,000,000                 3         7,859,000      2.5    $ 2,619,667   $ 2,725,000     73.2%         62.5%
3,000,001 - 4,000,000                 1         3,495,233      1.1    $ 3,495,233   $ 3,495,233     79.4%         67.0%
4,000,001 - 5,000,000                 1         4,250,000      1.4    $ 4,250,000   $ 4,250,000     60.5%         39.3%
5,000,001 - 6,000,000                 3        16,542,474      5.3    $ 5,514,158   $ 6,000,000     67.9%         61.0%
6,000,001 - 7,000,000                 1         6,800,000      2.2    $ 6,800,000   $ 6,800,000     76.8%         68.1%
7,000,001 - 8,000,000                 2        15,700,000      5.0    $ 7,850,000   $ 8,000,000     71.1%         66.2%
8,000,001 - 9,000,000                 1         8,080,000      2.6    $ 8,080,000   $ 8,080,000     83.7%         76.4%
9,000,001 - 10,000,000                1         9,500,000      3.0    $ 9,500,000   $ 9,500,000     75.4%         70.4%
10,000,001 - 15,000,000               6        77,421,650     24.6    $12,903,608   $14,779,650     69.7%         62.8%
15,000,001 - 20,000,000               5        85,576,068     27.2    $17,115,214   $18,936,068     74.7%         67.9%
20,000,001 - 25,000,000               1        21,400,000      6.8    $21,400,000   $21,400,000     77.3%         72.2%
25,000,001 - 30,000,000               2        56,118,000     17.9    $28,059,000   $28,118,000     71.8%         64.3%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
       RANGE OF CUT-OFF           MATURITY    DATE DSC    MORTGAGE
       DATE BALANCES ($)          (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

<= 2,000,000                         60        1.28x       6.090%
2,000,001 - 3,000,000               120        1.26x       5.690%
3,000,001 - 4,000,000               119        1.21x       5.760%
4,000,001 - 5,000,000               120        1.38x       5.750%
5,000,001 - 6,000,000               119        1.51x       5.497%
6,000,001 - 7,000,000               119        1.20x       5.560%
7,000,001 - 8,000,000               119        1.24x       5.626%
8,000,001 - 9,000,000               119        1.26x       5.510%
9,000,001 - 10,000,000               82        1.22x       5.850%
10,000,001 - 15,000,000             119        1.26x       5.656%
15,000,001 - 20,000,000             119        1.26x       5.760%
20,000,001 - 25,000,000             120        1.20x       5.890%
25,000,001 - 30,000,000             119        1.28x       5.600%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

            MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.
                                  MORTGAGED         DATE        POOL        DATE           DATE       DATE LTV   LTV RATIO AT
             STATE               PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE       RATIO    MATURITY (2)
------------------------------   ----------   --------------   -------   -----------   ------------   --------   ------------

FL                                   19       $  477,629,147     23.9%   $25,138,376   $214,517,544     52.7%        49.7%
CA                                   11          311,224,800     15.5    $28,293,164   $ 53,000,000     72.4%        68.2%
   Southern(3)                       10          280,694,800     14.0    $28,069,480   $ 53,000,000     72.7%        68.6%
   Northern(3)                        1           30,530,000      1.5    $30,530,000   $ 30,530,000     69.4%        64.8%
PA                                    5          233,042,000     11.6    $46,608,400   $122,000,000     77.9%        72.1%
GA                                    8          133,806,115      6.7    $16,725,764   $ 84,000,000     67.9%        64.0%
TX                                   10          118,500,394      5.9    $11,850,039   $ 54,400,000     76.0%        68.3%
NY                                    2           82,213,969      4.1    $41,106,985   $ 80,066,910     74.8%        62.9%
IL                                    6           76,164,063      3.8    $12,694,011   $ 27,050,000     76.6%        70.4%
NC                                    6           64,826,233      3.2    $10,804,372   $ 19,126,000     71.0%        64.9%
NJ                                    6           62,226,096      3.1    $10,371,016   $ 20,170,992     60.9%        53.8%
VA                                    5           48,216,650      2.4    $ 9,643,330   $ 14,779,650     69.5%        59.8%
WI                                    5           47,903,945      2.4    $ 9,580,789   $ 15,700,000     76.5%        67.0%
MD                                    2           38,020,000      1.9    $19,010,000   $ 24,290,000     70.9%        66.6%
WA                                    6           37,966,946      1.9    $ 6,327,824   $ 16,000,000     72.0%        61.1%
KS                                    4           33,765,000      1.7    $ 8,441,250   $ 15,365,000     73.5%        67.4%
LA                                    1           28,000,000      1.4    $28,000,000   $ 28,000,000     69.1%        64.6%
DE                                    2           27,845,000      1.4    $13,922,500   $ 16,700,000     58.3%        51.0%
NM                                    2           21,742,000      1.1    $10,871,000   $ 14,042,000     68.4%        64.9%
OR                                    2           21,275,000      1.1    $10,637,500   $ 10,900,000     72.5%        67.5%
KY                                    1           17,900,000      0.9    $17,900,000   $ 17,900,000     76.3%        71.3%
AR                                    5           17,753,000      0.9    $ 3,550,600   $  7,400,000     72.7%        64.2%
MO                                    1           16,450,000      0.8    $16,450,000   $ 16,450,000     76.9%        71.8%
MS                                    2           13,700,000      0.7    $ 6,850,000   $ 11,700,000     80.1%        70.8%
CT                                    2           12,327,021      0.6    $ 6,163,511   $  7,250,000     77.6%        66.9%
MN                                    2           10,350,000      0.5    $ 5,175,000   $  6,500,000     66.0%        61.0%
MI                                    3            9,630,000      0.5    $ 3,210,000   $  4,250,000     70.3%        56.2%
AL                                    1            6,800,000      0.3    $ 6,800,000   $  6,800,000     76.8%        68.1%
UT                                    1            6,000,000      0.3    $ 6,000,000   $  6,000,000     78.4%        68.9%
NE                                    1            5,000,000      0.2    $ 5,000,000   $  5,000,000     70.4%        54.1%
OH                                    2            4,722,244      0.2    $ 2,361,122   $  2,725,000     75.7%        63.6%
CO                                    1            4,000,000      0.2    $ 4,000,000   $  4,000,000     71.2%        71.2%
IN                                    2            3,651,000      0.2    $ 1,825,500   $  2,676,000     69.0%        63.8%
SC                                    1            3,153,000      0.2    $ 3,153,000   $  3,153,000     65.0%        65.0%
TN                                    1            2,937,000      0.1    $ 2,937,000   $  2,937,000     64.7%        64.7%
AZ                                    1            1,600,000      0.1    $ 1,600,000   $  1,600,000     68.5%        64.2%
OK                                    1            1,583,000      0.1    $ 1,583,000   $  1,583,000     70.4%        63.3%
                                    ---       --------------    -----
                                    130       $2,001,923,624    100.0%   $15,399,412   $214,517,544     67.9%        62.4%
                                    ===       ==============    =====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
                                  MATURITY    DATE DSC    MORTGAGE
             STATE               (MOS.) (2)     RATIO       RATE
------------------------------   ----------   ---------   ---------

FL                                    79        2.49x       5.693%
CA                                   116        1.22x       5.715%
   Southern(3)                       116        1.22x       5.705%
   Northern(3)                       120        1.20x       5.810%
PA                                   120        1.26x       5.792%
GA                                   117        1.49x       5.679%
TX                                   109        1.39x       5.751%
NY                                   118        1.47x       5.671%
IL                                   116        1.23x       5.663%
NC                                   120        1.23x       5.750%
NJ                                   118        1.33x       5.770%
VA                                   116        1.35x       5.649%
WI                                   117        1.24x       5.788%
MD                                   120        1.27x       5.573%
WA                                   120        1.31x       5.735%
KS                                   120        1.25x       5.877%
LA                                   120        1.22x       5.910%
DE                                   116        1.73x       5.186%
NM                                   119        1.29x       5.596%
OR                                   119        1.23x       5.667%
KY                                   120        1.31x       5.890%
AR                                   120        1.33x       5.593%
MO                                   120        1.20x       5.890%
MS                                   119        1.20x       5.736%
CT                                   119        1.33x       5.600%
MN                                   118        1.64x       5.785%
MI                                   120        1.32x       5.733%
AL                                   119        1.20x       5.560%
UT                                   120        1.35x       5.600%
NE                                   120        1.55x       5.730%
OH                                   120        1.24x       5.662%
CO                                   119        1.48x       5.710%
IN                                   120        1.28x       5.770%
SC                                   117        1.89x       5.370%
TN                                   117        1.85x       5.520%
AZ                                    60        1.28x       6.090%
OK                                   120        1.22x       5.770%

                                     108        1.59X       5.712%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF     WTD. AVG.
                                  MORTGAGED         DATE       GROUP 1       DATE           DATE      DATE LTV   LTV RATIO AT
             STATE               PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE       RATIO    MATURITY (2)
------------------------------   ----------   --------------   -------   -----------   ------------   --------   ------------

FL                                   15       $  394,818,673     23.4%   $26,321,245   $214,517,544     48.6%        46.5%
CA                                   11          311,224,800     18.4    $28,293,164   $ 53,000,000     72.4%        68.2%
   Southern(3)                       10          280,694,800     16.6    $28,069,480   $ 53,000,000     72.7%        68.6%
   Northern(3)                        1           30,530,000      1.8    $30,530,000   $ 30,530,000     69.4%        64.8%
PA                                    4          227,792,000     13.5    $56,948,000   $122,000,000     78.0%        72.2%
GA                                    4          105,370,047      6.2    $26,342,512   $ 84,000,000     66.1%        63.8%
TX                                    7           92,420,394      5.5    $13,202,913   $ 54,400,000     75.0%        67.9%
NY                                    2           82,213,969      4.9    $41,106,985   $ 80,066,910     74.8%        62.9%
IL                                    5           68,164,063      4.0    $13,632,813   $ 27,050,000     77.2%        70.8%
NJ                                    6           62,226,096      3.7    $10,371,016   $ 20,170,992     60.9%        53.8%
WI                                    5           47,903,945      2.8    $ 9,580,789   $ 15,700,000     76.5%        67.0%
MD                                    2           38,020,000      2.3    $19,010,000   $ 24,290,000     70.9%        66.6%
WA                                    5           35,332,946      2.1    $ 7,066,589   $ 16,000,000     72.5%        61.6%
VA                                    4           33,437,000      2.0    $ 8,359,250   $ 12,727,000     69.4%        60.3%
NC                                    3           32,006,000      1.9    $10,668,667   $ 19,126,000     74.1%        68.2%
LA                                    1           28,000,000      1.7    $28,000,000   $ 28,000,000     69.1%        64.6%
DE                                    2           27,845,000      1.6    $13,922,500   $ 16,700,000     58.3%        51.0%
AR                                    5           17,753,000      1.1    $ 3,550,600   $  7,400,000     72.7%        64.2%
MS                                    2           13,700,000      0.8    $ 6,850,000   $ 11,700,000     80.1%        70.8%
CT                                    2           12,327,021      0.7    $ 6,163,511   $  7,250,000     77.6%        66.9%
OR                                    1           10,375,000      0.6    $10,375,000   $ 10,375,000     75.2%        70.2%
MN                                    2           10,350,000      0.6    $ 5,175,000   $  6,500,000     66.0%        61.0%
UT                                    1            6,000,000      0.4    $ 6,000,000   $  6,000,000     78.4%        68.9%
KS                                    2            5,100,000      0.3    $ 2,550,000   $  3,250,000     70.9%        57.6%
NE                                    1            5,000,000      0.3    $ 5,000,000   $  5,000,000     70.4%        54.1%
CO                                    1            4,000,000      0.2    $ 4,000,000   $  4,000,000     71.2%        71.2%
IN                                    2            3,651,000      0.2    $ 1,825,500   $  2,676,000     69.0%        63.8%
SC                                    1            3,153,000      0.2    $ 3,153,000   $  3,153,000     65.0%        65.0%
TN                                    1            2,937,000      0.2    $ 2,937,000   $  2,937,000     64.7%        64.7%
MI                                    1            2,880,000      0.2    $ 2,880,000   $  2,880,000     80.0%        72.0%
OH                                    1            1,997,244      0.1    $ 1,997,244   $  1,997,244     70.7%        59.4%
OK                                    1            1,583,000      0.1    $ 1,583,000   $  1,583,000     70.4%        63.3%
                                    ---       --------------    -----
                                    100       $1,687,581,199    100.0%   $16,875,812   $214,517,544     67.1%        61.8%
                                    ===       ==============    =====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
                                  MATURITY     DATE DSC    MORTGAGE
             STATE               (MOS.) (2)     RATIO        RATE
------------------------------   ----------   ---------   ---------

FL                                    71        2.74x       5.700%
CA                                   116        1.22x       5.715%
   Southern(3)                       116        1.22x       5.705%
   Northern(3)                       120        1.20x       5.810%
PA                                   120        1.26x       5.796%
GA                                   120        1.53x       5.716%
TX                                   107        1.42x       5.799%
NY                                   118        1.47x       5.671%
IL                                   116        1.23x       5.661%
NJ                                   118        1.33x       5.770%
WI                                   117        1.24x       5.788%
MD                                   120        1.27x       5.573%
WA                                   120        1.32x       5.734%
VA                                   115        1.39x       5.639%
NC                                   120        1.22x       5.806%
LA                                   120        1.22x       5.910%
DE                                   116        1.73x       5.186%
AR                                   120        1.33x       5.593%
MS                                   119        1.20x       5.736%
CT                                   119        1.33x       5.600%
OR                                   120        1.20x       5.810%
MN                                   118        1.64x       5.785%
UT                                   120        1.35x       5.600%
KS                                   120        1.51x       5.806%
NE                                   120        1.55x       5.730%
CO                                   119        1.48x       5.710%
IN                                   120        1.28x       5.770%
SC                                   117        1.89x       5.370%
TN                                   117        1.85x       5.520%
MI                                   120        1.22x       5.770%
OH                                   119        1.22x       5.650%
OK                                   120        1.22x       5.770%

                                     106        1.65X       5.717%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)  For purposes of determining whether a Mortgaged Property is in Northern
     California or Southern California, Mortgaged Properties north of San Luis
     Obispo County, Kern County and San Bernardino County were included in
     Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

        MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                               % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                  NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF       WTD. AVG.
                                  MORTGAGED       DATE       GROUP 2       DATE         DATE       DATE LTV       LTV RATIO
             STATE               PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY (2)
------------------------------   ----------   ------------   -------   -----------   -----------   ---------   ---------------

FL                                    4       $ 82,810,474     26.3%   $20,702,619   $28,118,000     72.0%          65.1%
NC                                    3         32,820,233     10.4    $10,940,078   $16,925,000     68.0%          61.7%
KS                                    2         28,665,000      9.1    $14,332,500   $15,365,000     74.0%          69.1%
GA                                    4         28,436,068      9.0    $ 7,109,017   $ 9,615,972     74.4%          64.7%
TX                                    3         26,080,000      8.3    $ 8,693,333   $12,000,000     79.5%          69.9%
NM                                    2         21,742,000      6.9    $10,871,000   $14,042,000     68.4%          64.9%
KY                                    1         17,900,000      5.7    $17,900,000   $17,900,000     76.3%          71.3%
MO                                    1         16,450,000      5.2    $16,450,000   $16,450,000     76.9%          71.8%
VA                                    1         14,779,650      4.7    $14,779,650   $14,779,650     69.7%          58.6%
OR                                    1         10,900,000      3.5    $10,900,000   $10,900,000     69.9%          64.9%
IL                                    1          8,000,000      2.5    $ 8,000,000   $ 8,000,000     71.6%          66.7%
AL                                    1          6,800,000      2.2    $ 6,800,000   $ 6,800,000     76.8%          68.1%
MI                                    2          6,750,000      2.1    $ 3,375,000   $ 4,250,000     66.1%          49.4%
PA                                    1          5,250,000      1.7    $ 5,250,000   $ 5,250,000     75.0%          69.8%
OH                                    1          2,725,000      0.9    $ 2,725,000   $ 2,725,000     79.4%          66.7%
WA                                    1          2,634,000      0.8    $ 2,634,000   $ 2,634,000     64.2%          54.1%
AZ                                    1          1,600,000      0.5    $ 1,600,000   $ 1,600,000     68.5%          64.2%
                                    ---       ------------    -----
                                     30       $314,342,425    100.0%   $10,478,081   $28,118,000     72.7%          65.6%
                                    ===       ============    =====

                                 WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
                                  MATURITY     DATE DSC    MORTGAGE
             STATE               (MOS.) (2)     RATIO       RATE
------------------------------   ----------   ---------   ---------

FL                                  119         1.30x       5.660%
NC                                  119         1.24x       5.696%
KS                                  120         1.20x       5.890%
GA                                  105         1.32x       5.544%
TX                                  119         1.28x       5.579%
NM                                  119         1.29x       5.596%
KY                                  120         1.31x       5.890%
MO                                  120         1.20x       5.890%
VA                                  119         1.26x       5.670%
OR                                  119         1.25x       5.530%
IL                                  119         1.23x       5.680%
AL                                  119         1.20x       5.560%
MI                                  120         1.36x       5.717%
PA                                  119         1.24x       5.610%
OH                                  120         1.26x       5.670%
WA                                  120         1.20x       5.740%
AZ                                   60         1.28x       6.090%

                                    118         1.27X       5.686%

----------
(1)  Because this table presents information relating to the Mortgaged
     Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
     (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties allocated loan amount
     (or specific release prices) as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

 RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
     RANGE OF UNDERWRITTEN        MORTGAGE         DATE         POOL         DATE          DATE       DATE LTV      LTV RATIO
         DSC RATIOS (X)            LOANS         BALANCE      BALANCE      BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   ------------   ------------   ---------   -------------

1.00 - 1.04                           1      $   50,000,000      2.5%   $ 50,000,000   $ 50,000,000     74.6%         74.6%
1.10 - 1.14                           1           8,350,000      0.4    $  8,350,000   $  8,350,000     76.3%         68.6%
1.15 - 1.19                           1          19,126,000      1.0    $ 19,126,000   $ 19,126,000     73.0%         68.1%
1.20 - 1.24                          47         655,962,209     32.8    $ 13,956,643   $122,000,000     75.2%         68.9%
1.25 - 1.29                          17         190,532,855      9.5    $ 11,207,815   $ 28,118,000     73.3%         66.1%
1.30 - 1.34                          18         307,955,673     15.4    $ 17,108,648   $ 71,700,000     73.5%         67.1%
1.35 - 1.39                           9         105,216,074      5.3    $ 11,690,675   $ 54,400,000     76.4%         66.5%
1.40 - 1.44                           5          55,308,852      2.8    $ 11,061,770   $ 36,000,000     59.3%         52.3%
1.45 - 1.49                           6         114,121,910      5.7    $ 19,020,318   $ 80,066,910     71.5%         61.1%
1.50 - 1.54                           1           9,150,000      0.5    $  9,150,000   $  9,150,000     75.0%         57.4%
1.55 - 1.59                           1           5,000,000      0.2    $  5,000,000   $  5,000,000     70.4%         54.1%
1.60 - 1.64                           2          87,250,000      4.4    $ 43,625,000   $ 84,000,000     64.3%         63.7%
1.65 - 1.69                           3          22,970,189      1.1    $  7,656,730   $ 18,500,000     60.1%         55.9%
1.70 - 1.74                           1           4,047,388      0.2    $  4,047,388   $  4,047,388     63.2%          0.0%
1.85 - 1.89                           2           6,090,000      0.3    $  3,045,000   $  3,153,000     64.9%         64.9%
1.90 - 1.94                           1           5,292,474      0.3    $  5,292,474   $  5,292,474     52.7%         43.9%
2.00 - 2.04                           1          16,700,000      0.8    $ 16,700,000   $ 16,700,000     55.0%         45.5%
2.30 - 3.79                           2         338,850,000     16.9    $169,425,000   $335,000,000     44.2%         44.2%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $ 16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN        MATURITY    DATE DSC    MORTGAGE
         DSC RATIOS (X)           (MOS.) *     RATIO       RATE
------------------------------   ---------   ---------   ---------

1.00 - 1.04                         114        1.01x       5.930%
1.10 - 1.14                         120        1.13x       5.800%
1.15 - 1.19                         120        1.17x       5.810%
1.20 - 1.24                         119        1.21x       5.792%
1.25 - 1.29                         117        1.27x       5.633%
1.30 - 1.34                         120        1.31x       5.626%
1.35 - 1.39                         118        1.37x       5.580%
1.40 - 1.44                         111        1.40x       5.861%
1.45 - 1.49                         118        1.47x       5.642%
1.50 - 1.54                         120        1.53x       5.660%
1.55 - 1.59                         120        1.55x       5.730%
1.60 - 1.64                         120        1.61x       5.691%
1.65 - 1.69                          71        1.66x       6.292%
1.70 - 1.74                         118        1.71x       5.440%
1.85 - 1.89                         117        1.87x       5.442%
1.90 - 1.94                         119        1.90x       5.370%
2.00 - 2.04                         114        2.04x       4.770%
2.30 - 3.79                          61        3.00x       5.708%

                                    108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
    RANGE OF UNDERWRITTEN         MORTGAGE        DATE        GROUP 1        DATE           DATE      DATE LTV      LTV RATIO
       DSC RATIOS (X)              LOANS         BALANCE      BALANCE      BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   ------------   ------------   ---------   -------------

1.00 - 1.04                           1      $   50,000,000      3.0%   $ 50,000,000   $ 50,000,000     74.6%         74.6%
1.10 - 1.14                           1           8,350,000      0.5    $  8,350,000   $  8,350,000     76.3%         68.6%
1.15 - 1.19                           1          19,126,000      1.1    $ 19,126,000   $ 19,126,000     73.0%         68.1%
1.20 - 1.24                          35         524,842,976     31.1    $ 14,995,514   $122,000,000     75.2%         68.9%
1.25 - 1.29                           9          88,630,205      5.3    $  9,847,801   $ 21,250,000     74.4%         67.7%
1.30 - 1.34                          14         261,113,673     15.5    $ 18,650,977   $ 71,700,000     74.3%         67.5%
1.35 - 1.39                           6          76,030,005      4.5    $ 12,671,668   $ 54,400,000     77.9%         69.1%
1.40 - 1.44                           5          55,308,852      3.3    $ 11,061,770   $ 36,000,000     59.3%         52.3%
1.45 - 1.49                           6         114,121,910      6.8    $ 19,020,318   $ 80,066,910     71.5%         61.1%
1.50 - 1.54                           1           9,150,000      0.5    $  9,150,000   $  9,150,000     75.0%         57.4%
1.55 - 1.59                           1           5,000,000      0.3    $  5,000,000   $  5,000,000     70.4%         54.1%
1.60 - 1.64                           2          87,250,000      5.2    $ 43,625,000   $ 84,000,000     64.3%         63.7%
1.65 - 1.69                           3          22,970,189      1.4    $  7,656,730   $ 18,500,000     60.1%         55.9%
1.70 - 1.74                           1           4,047,388      0.2    $  4,047,388   $  4,047,388     63.2%          0.0%
1.85 - 1.89                           2           6,090,000      0.4    $  3,045,000   $  3,153,000     64.9%         64.9%
2.00 - 2.04                           1          16,700,000      1.0    $ 16,700,000   $ 16,700,000     55.0%         45.5%
2.30 - 3.79                           2         338,850,000     20.1    $169,425,000   $335,000,000     44.2%         44.2%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $ 18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF UNDERWRITTEN         MATURITY    DATE DSC    MORTGAGE
       DSC RATIOS (X)             (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   ---------

1.00 - 1.04                         114        1.01x       5.930%
1.10 - 1.14                         120        1.13x       5.800%
1.15 - 1.19                         120        1.17x       5.810%
1.20 - 1.24                         120        1.21x       5.789%
1.25 - 1.29                         115        1.27x       5.668%
1.30 - 1.34                         120        1.31x       5.612%
1.35 - 1.39                         118        1.37x       5.624%
1.40 - 1.44                         111        1.40x       5.861%
1.45 - 1.49                         118        1.47x       5.642%
1.50 - 1.54                         120        1.53x       5.660%
1.55 - 1.59                         120        1.55x       5.730%
1.60 - 1.64                         120        1.61x       5.691%
1.65 - 1.69                          71        1.66x       6.292%
1.70 - 1.74                         118        1.71x       5.440%
1.85 - 1.89                         117        1.87x       5.442%
2.00 - 2.04                         114        2.04x       4.770%
2.30 - 3.79                          61        3.00x       5.708%

                                    106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                  CUT-OFF DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
     RANGE OF UNDERWRITTEN        MORTGAGE         DATE       GROUP 2       DATE         DATE       DATE LTV      LTV RATIO
         DSC RATIOS (X)            LOANS         BALANCE      BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   -----------   ---------   -------------

1.20 - 1.24                          12      $131,119,233       41.7%   $10,926,603   $21,400,000     75.1%         68.8%
1.25 - 1.29                           8       101,902,650       32.4    $12,737,831   $28,118,000     72.3%         64.7%
1.30 - 1.34                           4        46,842,000       14.9    $11,710,500   $17,900,000     69.3%         64.7%
1.35 - 1.39                           3        29,186,068        9.3    $ 9,728,689   $18,936,068     72.2%         59.9%
1.90 - 1.94                           1         5,292,474        1.7    $ 5,292,474   $ 5,292,474     52.7%         43.9%
                                    ---      ------------      -----
                                     28      $314,342,425      100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============      =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF UNDERWRITTEN        MATURITY    DATE DSC    MORTGAGE
         DSC RATIOS (X)           (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   ---------

1.20 - 1.24                         117        1.21x       5.806%
1.25 - 1.29                         118        1.27x       5.603%
1.30 - 1.34                         120        1.31x       5.704%
1.35 - 1.39                         118        1.38x       5.467%
1.90 - 1.94                         119        1.90x       5.370%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
      RANGE OF CUT-OFF DATE       MORTGAGE        DATE          POOL         DATE          DATE        DATE LTV     LTV RATIO
         LTV RATIOS (%)            LOANS         BALANCE      BALANCE      BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   ------------   ------------   ---------   -------------

40.01 - 50.00                         3      $  345,585,000     17.3%   $115,195,000   $335,000,000     44.1%         43.9%
50.01 - 55.00                         3          47,355,725      2.4    $ 15,785,242   $ 36,000,000     54.6%         48.9%
55.01 - 60.00                         4          39,444,249      2.0    $  9,861,062   $ 18,500,000     57.6%         50.7%
60.01 - 65.00                        11         133,883,989      6.7    $ 12,171,272   $ 84,000,000     63.3%         57.0%
65.01 - 70.00                        24         367,257,650     18.3    $ 15,302,402   $ 53,000,000     69.2%         63.7%
70.01 - 75.00                        28         304,077,779     15.2    $ 10,859,921   $ 50,000,000     73.4%         66.8%
75.01 - 80.00                        41         701,700,232     35.1    $ 17,114,640   $122,000,000     77.9%         70.5%
80.01 =>                              5          62,619,000      3.1    $ 12,523,800   $ 19,612,000     80.9%         74.5%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $ 16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF DATE        MATURITY    DATE DSC    MORTGAGE
        LTV RATIOS (%)           (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

40.01 - 50.00                        62        2.96x       5.700%
50.01 - 55.00                       110        1.46x       5.859%
55.01 - 60.00                        89        1.81x       5.648%
60.01 - 65.00                       125        1.55x       5.692%
65.01 - 70.00                       119        1.28x       5.645%
70.01 - 75.00                       118        1.23x       5.745%
75.01 - 80.00                       118        1.28x       5.732%
80.01 =>                            120        1.23x       5.756%

                                    108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF      AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
     RANGE OF CUT-OFF DATE        MORTGAGE        DATE        GROUP 1        DATE          DATE        DATE LTV     LTV RATIO
        LTV RATIOS (%)             LOANS         BALANCE      BALANCE      BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   ------------   ------------   ---------   -------------

40.01 - 50.00                         3      $  345,585,000     20.5%   $115,195,000   $335,000,000     44.1%         43.9%
50.01 - 55.00                         2          42,063,251      2.5    $ 21,031,625   $ 36,000,000     54.8%         49.5%
55.01 - 60.00                         4          39,444,249      2.3    $  9,861,062   $ 18,500,000     57.6%         50.7%
60.01 - 65.00                         8         114,599,989      6.8    $ 14,324,999   $ 84,000,000     63.7%         58.0%
65.01 - 70.00                        19         297,936,000     17.7    $ 15,680,842   $ 53,000,000     69.1%         63.9%
70.01 - 75.00                        20         199,848,711     11.8    $  9,992,436   $ 50,000,000     73.7%         67.3%
75.01 - 80.00                        31         593,564,999     35.2    $ 19,147,258   $122,000,000     78.1%         70.6%
80.01 =>                              4          54,539,000      3.2    $ 13,634,750   $ 19,612,000     80.4%         74.2%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $ 18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO      CUT-OFF   WTD. AVG.
     RANGE OF CUT-OFF DATE        MATURITY    DATE DSC    MORTGAGE
        LTV RATIOS (%)            (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   --------

40.01 - 50.00                        62        2.96x       5.700%
50.01 - 55.00                       109        1.40x       5.920%
55.01 - 60.00                        89        1.81x       5.648%
60.01 - 65.00                       125        1.59x       5.704%
65.01 - 70.00                       119        1.28x       5.657%
70.01 - 75.00                       118        1.21x       5.799%
75.01 - 80.00                       119        1.29x       5.715%
80.01 =>                            120        1.23x       5.793%

                                    106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
     RANGE OF CUT-OFF DATE        MORTGAGE        DATE      GROUP 2       DATE          DATE       DATE LTV     LTV RATIO
        LTV RATIOS (%)             LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   -------------

50.01 - 55.00                         1      $  5,292,474      1.7%   $ 5,292,474   $ 5,292,474     52.7%         43.9%
60.01 - 65.00                         3        19,284,000      6.1    $ 6,428,000   $12,400,000     60.8%         51.4%
65.01 - 70.00                         5        69,321,650     22.1    $13,864,330   $28,000,000     69.3%         62.6%
70.01 - 75.00                         8       104,229,068     33.2    $13,028,634   $28,118,000     73.0%         65.8%
75.01 - 80.00                        10       108,135,233     34.4    $10,813,523   $21,400,000     76.8%         70.2%
80.01 =>                              1         8,080,000      2.6    $ 8,080,000   $ 8,080,000     83.7%         76.4%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
     RANGE OF CUT-OFF DATE        MATURITY    DATE DSC    MORTGAGE
        LTV RATIOS (%)            (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   ---------

50.01 - 55.00                       119        1.90x       5.370%
60.01 - 65.00                       120        1.30x       5.620%
65.01 - 70.00                       118        1.27x       5.597%
70.01 - 75.00                       118        1.27x       5.642%
75.01 - 80.00                       117        1.23x       5.825%
80.01 =>                            119        1.26x       5.510%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
    RANGE OF MATURITY DATE        MORTGAGE        DATE          POOL        DATE          DATE        DATE LTV     LTV RATIO
     OR ARD LTV RATIOS (%)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

0.00 - 5.00                           2      $    9,297,388      0.5%   $ 4,648,694   $  5,250,000     62.2%          0.0%
30.01 - 40.00                         2          13,250,000      0.7    $ 6,625,000   $  9,000,000     50.4%         38.4%
40.01 - 50.00                         7         403,036,326     20.1    $57,576,618   $335,000,000     45.8%         44.7%
50.01 - 55.00                         8          33,228,249      1.7    $ 4,153,531   $ 12,400,000     64.3%         53.6%
55.01 - 60.00                        11          96,535,839      4.8    $ 8,775,985   $ 18,500,000     67.6%         57.5%
60.01 - 65.00                        27         444,500,649     22.2    $16,462,987   $ 84,000,000     70.1%         63.6%
65.01 - 70.00                        33         394,076,173     19.7    $11,941,702   $ 53,000,000     73.3%         66.9%
70.01 - 75.00                        25         561,359,000     28.0    $22,454,360   $122,000,000     78.1%         72.7%
75.01 - 80.00                         4          46,640,000      2.3    $11,660,000   $ 25,500,000     80.8%         78.2%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        MATURITY    DATE DSC    MORTGAGE
    OR ARD LTV RATIOS (%)        (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

0.00 - 5.00                         187        1.50x       5.830%
30.01 - 40.00                       120        1.43x       5.458%
40.01 - 50.00                        69        2.77x       5.689%
50.01 - 55.00                       120        1.40x       5.708%
55.01 - 60.00                       108        1.38x       5.824%
60.01 - 65.00                       119        1.38x       5.680%
65.01 - 70.00                       118        1.26x       5.619%
70.01 - 75.00                       118        1.23x       5.805%
75.01 - 80.00                       115        1.29x       5.705%

                                    108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
    RANGE OF MATURITY DATE        MORTGAGE        DATE        GROUP 1       DATE          DATE        DATE LTV     LTV RATIO
     OR ARD LTV RATIOS (%)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

0.00 - 5.00                           2      $    9,297,388      0.6%   $ 4,648,694   $  5,250,000     62.2%          0.0%
30.01 - 40.00                         1           9,000,000      0.5    $ 9,000,000   $  9,000,000     45.7%         38.0%
40.01 - 50.00                         6         397,743,852     23.6    $66,290,642   $335,000,000     45.8%         44.7%
50.01 - 55.00                         6          18,194,249      1.1    $ 3,032,375   $  5,000,000     67.0%         52.6%
55.01 - 60.00                        10          81,756,189      4.8    $ 8,175,619   $ 18,500,000     67.2%         57.3%
60.01 - 65.00                        22         371,022,581     22.0    $16,864,663   $ 84,000,000     70.0%         63.7%
65.01 - 70.00                        21         281,262,941     16.7    $13,393,473   $ 53,000,000     73.0%         67.0%
70.01 - 75.00                        20         480,744,000     28.5    $24,037,200   $122,000,000     78.3%         72.9%
75.01 - 80.00                         3          38,560,000      2.3    $12,853,333   $ 25,500,000     80.2%         78.6%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        MATURITY    DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)        (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   ---------

0.00 - 5.00                         187        1.50x       5.830%
30.01 - 40.00                       120        1.46x       5.320%
40.01 - 50.00                        68        2.78x       5.693%
50.01 - 55.00                       120        1.50x       5.811%
55.01 - 60.00                       106        1.40x       5.852%
60.01 - 65.00                       119        1.40x       5.710%
65.01 - 70.00                       118        1.27x       5.592%
70.01 - 75.00                       119        1.23x       5.792%
75.01 - 80.00                       115        1.29x       5.746%

                                    106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE
                          OR ANTICIPATED REPAYMENT DATE

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
    RANGE OF MATURITY DATE        MORTGAGE       DATE       GROUP 2      DATE           DATE      DATE LTV      LTV RATIO
     OR ARD LTV RATIOS (%)         LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   -------------

30.01 - 40.00                         1      $  4,250,000      1.4%   $ 4,250,000   $ 4,250,000     60.5%         39.3%
40.01 - 50.00                         1         5,292,474      1.7    $ 5,292,474   $ 5,292,474     52.7%         43.9%
50.01 - 55.00                         2        15,034,000      4.8    $ 7,517,000   $12,400,000     60.9%         54.8%
55.01 - 60.00                         1        14,779,650      4.7    $14,779,650   $14,779,650     69.7%         58.6%
60.01 - 65.00                         5        73,478,068     23.4    $14,695,614   $28,000,000     70.4%         63.2%
65.01 - 70.00                        12       112,813,233     35.9    $ 9,401,103   $28,118,000     74.1%         66.7%
70.01 - 75.00                         5        80,615,000     25.6    $16,123,000   $21,400,000     76.3%         71.3%
75.01 - 80.00                         1         8,080,000      2.6    $ 8,080,000   $ 8,080,000     83.7%         76.4%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
    RANGE OF MATURITY DATE        MATURITY    DATE DSC    MORTGAGE
     OR ARD LTV RATIOS (%)        (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

30.01 - 40.00                       120        1.38x       5.750%
40.01 - 50.00                       119        1.90x       5.370%
50.01 - 55.00                       120        1.28x       5.583%
55.01 - 60.00                       119        1.26x       5.670%
60.01 - 65.00                       118        1.30x       5.529%
65.01 - 70.00                       119        1.25x       5.686%
70.01 - 75.00                       116        1.23x       5.885%
75.01 - 80.00                       119        1.26x       5.510%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

                 RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
           RANGE OF               MORTGAGE         DATE         POOL       DATE            DATE       DATE LTV     LTV RATIO
      MORTGAGE RATES (%)           LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

4.770 - 5.249                         1      $   16,700,000      0.8%   $16,700,000   $ 16,700,000     55.0%         45.5%
5.250 - 5.499                         7          78,022,603      3.9    $11,146,086   $ 21,250,000     70.4%         57.6%
5.500 - 5.749                        53       1,171,829,741     58.5    $22,109,995   $335,000,000     64.4%         59.6%
5.750 - 5.999                        54         703,958,029     35.2    $13,036,260   $122,000,000     74.3%         68.8%
6.000 - 6.249                         3          12,913,251      0.6    $ 4,304,417   $  6,063,251     58.7%         30.9%
6.250 - 6.499                         1          18,500,000      0.9    $18,500,000   $ 18,500,000     59.5%         55.3%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF   WTD. AVG.
           RANGE OF               MATURITY    DATE DSC    MORTGAGE
      MORTGAGE RATES (%)          (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

4.770 - 5.249                       114        2.04x       4.770%
5.250 - 5.499                       118        1.42x       5.346%
5.500 - 5.749                       102        1.83x       5.644%
5.750 - 5.999                       118        1.22x       5.863%
6.000 - 6.249                       133        1.36x       6.083%
6.250 - 6.499                        59        1.66x       6.400%

                                    108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
           RANGE OF               MORTGAGE         DATE       GROUP 1       DATE           DATE      DATE LTV      LTV RATIO
      MORTGAGE RATES (%)           LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

4.770 - 5.249                         1      $   16,700,000      1.0%   $16,700,000   $ 16,700,000     55.0%         45.5%
5.250 - 5.499                         5          53,794,061      3.2    $10,758,812   $ 21,250,000     71.0%         57.5%
5.500 - 5.749                        37       1,001,901,091     59.4    $27,078,408   $335,000,000     63.1%         58.8%
5.750 - 5.999                        45         585,372,796     34.7    $13,008,284   $122,000,000     74.2%         68.8%
6.000 - 6.249                         2          11,313,251      0.7    $ 5,656,625   $  6,063,251     57.3%         26.2%
6.250 - 6.499                         1          18,500,000      1.1    $18,500,000   $ 18,500,000     59.5%         55.3%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                  WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF               MATURITY    DATE DSC    MORTGAGE
      MORTGAGE RATES (%)          (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

4.770 - 5.249                       114        2.04x       4.770%
5.250 - 5.499                       119        1.39x       5.328%
5.500 - 5.749                        99        1.92x       5.652%
5.750 - 5.999                       118        1.22x       5.863%
6.000 - 6.249                       143        1.37x       6.082%
6.250 - 6.499                        59        1.66x       6.400%

                                    106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

             RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                             % OF
                                                AGGREGATE   CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF      DATE      CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
           RANGE OF               MORTGAGE        DATE      GROUP 2      DATE           DATE      DATE LTV      LTV RATIO
      MORTGAGE RATES (%)           LOANS         BALANCE    BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   -------------

5.250 - 5.499                         2      $ 24,228,543      7.7%   $12,114,271   $18,936,068     69.3%         57.9%
5.500 - 5.749                        16       169,928,650     54.1    $10,620,541   $28,118,000     71.7%         64.5%
5.750 - 5.999                         9       118,585,233     37.7    $13,176,137   $21,400,000     74.8%         68.8%
6.000 - 6.249                         1         1,600,000      0.5    $ 1,600,000   $ 1,600,000     68.5%         64.2%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
           RANGE OF               MATURITY    DATE DSC    MORTGAGE
      MORTGAGE RATES (%)          (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

5.250 - 5.499                       117        1.49x       5.386%
5.500 - 5.749                       119        1.27x       5.601%
5.750 - 5.999                       117        1.22x       5.864%
6.000 - 6.249                        60        1.28x       6.090%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

    RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                                 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
   MATURITY OR ANTICIPATED        MORTGAGE         DATE         POOL       DATE            DATE      DATE LTV      LTV RATIO
   REPAYMENT DATE (MONTHS)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

0 - 60                                5      $  363,723,251     18.2%   $72,744,650   $335,000,000     45.4%         45.0%
61 - 84                               2          16,500,000      0.8    $ 8,250,000   $  9,500,000     77.0%         72.3%
109 - 120                           111       1,616,450,374     80.7    $14,562,616   $122,000,000     73.0%         66.4%
229 - 240                             1           5,250,000      0.3    $ 5,250,000   $  5,250,000     61.3%          0.0%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED        MATURITY    DATE DSC    MORTGAGE
   REPAYMENT DATE (MONTHS)        (MOS.) *     RATIO       RATE
------------------------------   ---------   ---------   ---------

0 - 60                               60        2.89x       5.753%
61 - 84                              82        1.23x       5.842%
109 - 120                           119        1.31x       5.700%
229 - 240                           240        1.33x       6.130%

                                    108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 1 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
  RANGE OF ORIGINAL TERMS TO     NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
   MATURITY OR ANTICIPATED       MORTGAGE          DATE       GROUP 1      DATE            DATE      DATE LTV      LTV RATIO
   REPAYMENT DATE (MONTHS)         LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

0 - 60                                4      $  362,123,251     21.5%   $90,530,813   $335,000,000     45.3%         44.9%
61 - 84                               1           7,000,000      0.4    $ 7,000,000   $  7,000,000     79.1%         75.0%
109 - 120                            85       1,313,207,948     77.8    $15,449,505   $122,000,000     73.0%         66.6%
229 - 240                             1           5,250,000      0.3    $ 5,250,000   $  5,250,000     61.3%          0.0%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED       MATURITY     DATE DSC    MORTGAGE
   REPAYMENT DATE (MONTHS)       (MOS.) *      RATIO        RATE
------------------------------   ---------   ---------   ---------

0 - 60                               60        2.90x       5.752%
61 - 84                              83        1.25x       5.830%
109 - 120                           119        1.31x       5.705%
229 - 240                           240        1.33x       6.130%

                                    106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
  RANGE OF ORIGINAL TERMS TO     NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
   MATURITY OR ANTICIPATED       MORTGAGE         DATE      GROUP 2      DATE          DATE       DATE LTV      LTV RATIO
   REPAYMENT DATE (MONTHS)         LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   -------------

0 - 60                                1      $  1,600,000      0.5%   $ 1,600,000   $ 1,600,000     68.5%         64.2%
61 - 84                               1         9,500,000      3.0    $ 9,500,000   $ 9,500,000     75.4%         70.4%
109 - 120                            26       303,242,425     96.5    $11,663,170   $28,118,000     72.6%         65.5%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============    =====

                                 WTD. AVG.
                                  STATED
                                 REMAINING   WTD. AVG.
  RANGE OF ORIGINAL TERMS TO      TERM TO     CUT-OFF    WTD. AVG.
   MATURITY OR ANTICIPATED       MATURITY     DATE DSC    MORTGAGE
   REPAYMENT DATE (MONTHS)       (MOS.) *      RATIO        RATE
------------------------------   ---------   ---------   ---------

0 - 60                               60        1.28x       6.090%
61 - 84                              82        1.22x       5.850%
109 - 120                           119        1.27x       5.679%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL
                      MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
      RANGE OF REMAINING                        AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
     TERMS TO MATURITY OR        NUMBER OF       CUT-OFF       DATE       CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
    ANTICIPATED REPAYMENT         MORTGAGE        DATE         POOL        DATE            DATE       DATE LTV     LTV RATIO
        DATE (MONTHS)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

0 - 60                                5      $  363,723,251     18.2%   $72,744,650   $335,000,000     45.4%         45.0%
61 - 84                               2          16,500,000      0.8    $ 8,250,000   $  9,500,000     77.0%         72.3%
109 - 120                           111       1,616,450,374     80.7    $14,562,616   $122,000,000     73.0%         66.4%
229 - 240                             1           5,250,000      0.3    $ 5,250,000   $  5,250,000     61.3%          0.0%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $16,822,888   $335,000,000     67.9%         62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                  STATED
      RANGE OF REMAINING         REMAINING   WTD. AVG.
     TERMS TO MATURITY OR         TERM TO     CUT-OFF    WTD. AVG.
    ANTICIPATED REPAYMENT         MATURITY    DATE DSC    MORTGAGE
        DATE (MONTHS)             (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

0 - 60                               60        2.89x       5.753%
61 - 84                              82        1.23x       5.842%
109 - 120                           119        1.31x       5.700%
229 - 240                           240        1.33x       6.130%

                                    108        1.59X       5.712%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               % OF
       RANGE OF REMAINING                       AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
      TERMS TO MATURITY OR       NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF      WTD. AVG.
     ANTICIPATED REPAYMENT        MORTGAGE        DATE        GROUP 1      DATE            DATE      DATE LTV      LTV RATIO
         DATE (MONTHS)             LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   -------------

0 - 60                                4      $  362,123,251     21.5%   $90,530,813   $335,000,000     45.3%         44.9%
61 - 84                               1           7,000,000      0.4    $ 7,000,000   $  7,000,000     79.1%         75.0%
109 - 120                            85       1,313,207,948     77.8    $15,449,505   $122,000,000     73.0%         66.6%
229 - 240                             1           5,250,000      0.3    $ 5,250,000   $  5,250,000     61.3%          0.0%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $18,544,848   $335,000,000     67.1%         61.8%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
       RANGE OF REMAINING        REMAINING   WTD. AVG.
      TERMS TO MATURITY OR         TERM TO    CUT-OFF    WTD. AVG.
     ANTICIPATED REPAYMENT        MATURITY    DATE DSC    MORTGAGE
         DATE (MONTHS)            (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   ---------

0 - 60                               60        2.90x       5.752%
61 - 84                              83        1.25x       5.830%
109 - 120                           119        1.31x       5.705%
229 - 240                           240        1.33x       6.130%

                                    106        1.65X       5.717%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

   RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN
                  GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                             % OF
       RANGE OF REMAINING                      AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
      TERMS TO MATURITY OR       NUMBER OF      CUT-OFF      DATE       CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
     ANTICIPATED REPAYMENT        MORTGAGE       DATE       GROUP 2       DATE         DATE       DATE LTV      LTV RATIO
         DATE (MONTHS)             LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   -------------

0 - 60                                1      $  1,600,000      0.5%   $ 1,600,000   $ 1,600,000     68.5%         64.2%
61 - 84                               1         9,500,000      3.0    $ 9,500,000   $ 9,500,000     75.4%         70.4%
109 - 120                            26       303,242,425     96.5    $11,663,170   $28,118,000     72.6%         65.5%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%         65.6%
                                    ===      ============    =====

                                 WTD. AVG.
                                  STATED
       RANGE OF REMAINING        REMAINING   WTD. AVG.
      TERMS TO MATURITY OR        TERM TO     CUT-OFF    WTD. AVG.
     ANTICIPATED REPAYMENT       MATURITY    DATE DSC    MORTGAGE
         DATE (MONTHS)           (MOS.) *      RATIO       RATE
------------------------------   ---------   ---------   ---------

0 - 60                               60        1.28x       6.090%
61 - 84                              82        1.22x       5.850%
109 - 120                           119        1.27x       5.679%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

          RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF       WTD. AVG.
      AMORTIZATION TERMS          MORTGAGE        DATE          POOL        DATE          DATE        DATE LTV       LTV RATIO
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY (2)
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   ---------------

 85 - 120                             1      $    4,047,388      0.2%   $ 4,047,388   $  4,047,388     63.2%           0.0%
229 - 264                             2           9,500,000      0.5    $ 4,750,000   $  5,250,000     61.0%          17.6%
265 - 300                            12         164,917,797      8.2    $13,743,150   $ 53,000,000     65.4%          57.8%
301 - 348                             2          60,910,000      3.0    $30,455,000   $ 54,400,000     78.9%          70.4%
349 - 360                            91       1,179,060,439     58.9    $12,956,708   $122,000,000     73.7%          66.8%
Varies                                1          71,700,000      3.6    $71,700,000   $ 71,700,000     78.8%          71.9%
Non-Amortizing                       10         511,788,000     25.6    $51,178,800   $335,000,000     52.8%          52.8%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $16,822,888   $335,000,000     67.9%          62.4%
                                    ===      ==============    =====

                                 WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
      RANGE OF REMAINING          TERM TO      CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS           MATURITY    DATE DSC    MORTGAGE
         (MONTHS) (1)            (MOS.) (2)    RATIO        RATE
------------------------------   ----------   ---------   ---------

 85 - 120                            118        1.71x       5.440%
229 - 264                            186        1.35x       5.960%
265 - 300                            108        1.40x       5.766%
301 - 348                            118        1.38x       5.609%
349 - 360                            118        1.27x       5.712%
Varies                               120        1.31x       5.570%
Non-Amortizing                        80        2.46x       5.724%

                                     108        1.59X       5.712%

----------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 350 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
      RANGE OF REMAINING         NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF       WTD. AVG.
      AMORTIZATION TERMS          MORTGAGE        DATE        GROUP 1       DATE          DATE       DATE LTV       LTV RATIO
         (MONTHS) (1)              LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY (2)
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   ---------------

 85 - 120                             1      $    4,047,388      0.2%   $ 4,047,388   $  4,047,388     63.2%           0.0%
229 - 264                             1           5,250,000      0.3    $ 5,250,000   $  5,250,000     61.3%           0.0%
265 - 300                            12         164,917,797      9.8    $13,743,150   $ 53,000,000     65.4%          57.8%
301 - 348                             2          60,910,000      3.6    $30,455,000   $ 54,400,000     78.9%          70.4%
349 - 360                            64         868,968,014     51.5    $13,577,625   $122,000,000     74.0%          67.1%
Varies                                1          71,700,000      4.2    $71,700,000   $ 71,700,000     78.8%          71.9%
Non-Amortizing                       10         511,788,000     30.3    $51,178,800   $335,000,000     52.8%          52.8%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $18,544,848   $335,000,000     67.1%          61.8%
                                    ===      ==============    =====

                                  WTD. AVG.
                                    STATED
                                 REMAINING    WTD. AVG.
      RANGE OF REMAINING          TERM TO      CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          MATURITY     DATE DSC    MORTGAGE
         (MONTHS) (1)            (MOS.) (2)      RATIO       RATE
------------------------------   ----------   ---------   ---------

 85 - 120                            118        1.71x       5.440%
229 - 264                            240        1.33x       6.130%
265 - 300                            108        1.40x       5.766%
301 - 348                            118        1.38x       5.609%
349 - 360                            119        1.28x       5.722%
Varies                               120        1.31x       5.570%
Non-Amortizing                        80        2.46x       5.724%

                                     106        1.65X       5.717%

----------
The weighted average remaining amortization term for Loan Group 1 Mortgage Loans
(excluding non-amortizing loans) is 348 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

      RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
      RANGE OF REMAINING         NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF       WTD. AVG.
      AMORTIZATION TERMS          MORTGAGE        DATE      GROUP 2       DATE          DATE       DATE LTV      LTV RATIO
         (MONTHS) (1)              LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY (2)
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   ---------------

229 - 264                             1      $  4,250,000      1.4%   $ 4,250,000   $ 4,250,000     60.5%          39.3%
349 - 360                            27       310,092,425     98.6    $11,484,905   $28,118,000     72.8%          66.0%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%          65.6%
                                    ===     ============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING    WTD. AVG.
      RANGE OF REMAINING          TERM TO      CUT-OFF    WTD. AVG.
      AMORTIZATION TERMS          MATURITY     DATE DSC   MORTGAGE
         (MONTHS) (1)            (MOS.) (2)     RATIO       RATE
------------------------------   ----------   ---------   ---------

229 - 264                           120         1.38x       5.750%
349 - 360                           118         1.27x       5.685%

                                    118         1.27X       5.686%

----------
The weighted average remaining amortization term for Loan Group 2 Mortgage Loans
(excluding non-amortizing loans and those that vary) is 358 months.

(1)  The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

                    AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF       WTD. AVG.
                                  MORTGAGE        DATE          POOL        DATE           DATE      DATE LTV       LTV RATIO
      AMORTIZATION TYPES           LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY (1)
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   ---------------

Interest-only, Amortizing
   Balloon (2)                       65      $1,075,447,000     53.7%   $16,545,338   $122,000,000     73.4%           67.7%
Interest-only                         7         455,698,000     22.8    $65,099,714   $335,000,000     50.3%           50.3%
Amortizing Balloon                   32         272,219,811     13.6    $ 8,506,869   $ 80,066,910     72.0%           59.6%
Interest-only, Amortizing
   ARD (2)                            4          95,302,000      4.8    $23,825,500   $ 71,700,000     77.1%           71.2%
Interest-only, ARD                    3          56,090,000      2.8    $18,696,667   $ 50,000,000     73.6%           73.6%
Amortizing ARD                        6          37,869,425      1.9    $ 6,311,571   $ 16,700,000     66.9%           55.9%
Fully Amortizing                      2           9,297,388      0.5    $ 4,648,694   $  5,250,000     62.2%            0.0%
                                    ---      --------------    -----
                                    119      $2,001,923,624    100.0%   $16,822,888   $335,000,000     67.9%           62.4%
                                    ===      ==============    =====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
                                  MATURITY     DATE DSC    MORTGAGE
      AMORTIZATION TYPES         (MOS.) (1)     RATIO        RATE
------------------------------   ----------   ---------   ---------

Interest-only, Amortizing
   Balloon (2)                       118        1.26x       5.749%
Interest-only                         76        2.63x       5.705%
Amortizing Balloon                   117        1.38x       5.645%
Interest-only, Amortizing
   ARD (2)                           115        1.31x       5.602%
Interest-only, ARD                   114        1.10x       5.877%
Amortizing ARD                       117        1.57x       5.235%
Fully Amortizing                     187        1.50x       5.830%

                                     108        1.59X       5.712%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                % OF
                                                AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                 NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF       WTD. AVG.
                                  MORTGAGE        DATE        GROUP 1       DATE          DATE        DATE LTV      LTV RATIO
      AMORTIZATION TYPES           LOANS         BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY (1)
------------------------------   ---------   --------------   -------   -----------   ------------   ---------   ---------------

Interest-only, Amortizing
   Balloon (2)                       47      $  840,859,000     49.8%   $17,890,617   $122,000,000     73.4%          67.7%
Interest-only                         7         455,698,000     27.0    $65,099,714   $335,000,000     50.3%          50.3%
Amortizing Balloon                   23         206,507,386     12.2    $ 8,978,582   $ 80,066,910     72.2%          59.8%
Interest-only, Amortizing
   ARD (2)                            3          81,260,000      4.8    $27,086,667   $ 71,700,000     78.9%          72.3%
Interest-only, ARD                    3          56,090,000      3.3    $18,696,667   $ 50,000,000     73.6%          73.6%
Amortizing ARD                        6          37,869,425      2.2    $ 6,311,571   $ 16,700,000     66.9%          55.9%
Fully Amortizing                      2           9,297,388      0.6    $ 4,648,694   $  5,250,000     62.2%           0.0%
                                    ---      --------------    -----
                                     91      $1,687,581,199    100.0%   $18,544,848   $335,000,000     67.1%          61.8%
                                    ===      ==============    =====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
                                  MATURITY     DATE DSC    MORTGAGE
      AMORTIZATION TYPES         (MOS.) (1)     RATIO       RATE
------------------------------   ----------   ---------   ---------

Interest-only, Amortizing
   Balloon (2)                       118        1.27x       5.758%
Interest-only                         76        2.63x       5.705%
Amortizing Balloon                   117        1.40x       5.663%
Interest-only, Amortizing
   ARD (2)                           115        1.30x       5.601%
Interest-only, ARD                   114        1.10x       5.877%
Amortizing ARD                       117        1.57x       5.235%
Fully Amortizing                     187        1.50x       5.830%

                                     106        1.65X       5.717%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                               AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                 NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF       WTD. AVG.
                                  MORTGAGE        DATE      GROUP 2       DATE          DATE      DATE LTV       LTV RATIO
       AMORTIZATION TYPES          LOANS        BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY (1)
------------------------------   ---------   ------------   -------   -----------   -----------   ---------   ---------------

Interest-only, Amortizing
   Balloon (2)                       18      $234,588,000     74.6%   $13,032,667   $28,118,000     73.4%          67.5%
Amortizing Balloon                    9        65,712,425     20.9    $ 7,301,381   $18,936,068     71.3%          59.2%
Interest-only, Amortizing
   ARD(2)                             1        14,042,000      4.5    $14,042,000   $14,042,000     67.2%          64.5%
                                    ---      ------------    -----
                                     28      $314,342,425    100.0%   $11,226,515   $28,118,000     72.7%          65.6%
                                    ===      ============    =====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
                                  MATURITY     DATE DSC    MORTGAGE
       AMORTIZATION TYPES        (MOS.) (1)     RATIO        RATE
------------------------------   ----------   ---------   ---------

Interest-only, Amortizing
   Balloon (2)                       118        1.25x       5.718%
Amortizing Balloon                   117        1.34x       5.586%
Interest-only, Amortizing
   ARD(2)                            119        1.31x       5.610%

                                     118        1.27X       5.686%

----------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest only for a period of 24 to 84 months from origination prior to the commencement of payments of principal and interest.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

     MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF       WTD. AVG.
      RANGE OF OCCUPANCY          MORTGAGED        DATE          POOL        DATE          DATE        DATE LTV      LTV RATIO
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY (2)
------------------------------   ----------   --------------   -------   -----------   ------------   ---------   ---------------

65.00 - 69.99                          1      $   15,829,008     0.8%    $15,829,008   $ 15,829,008     55.0%          49.6%
70.00 - 74.99                          1           1,920,500     0.1     $ 1,920,500   $  1,920,500     76.3%          68.6%
80.00 - 84.99                         10         113,122,673     5.7     $11,312,267   $ 25,500,000     74.7%          67.9%
85.00 - 89.99                          9          92,817,581     4.6     $10,313,065   $ 28,000,000     71.7%          65.3%
90.00 - 94.99                         19         227,563,781    11.4     $11,977,041   $ 54,400,000     73.6%          65.9%
95.00 - 99.99                         24         467,393,545    23.3     $19,474,731   $122,000,000     75.1%          69.2%
100.00 - 100.00                       53         484,085,384    24.2     $ 9,133,686   $ 84,000,000     72.2%          66.0%
                                     ---      --------------    ----
                                     117      $1,402,732,471    70.1%    $11,989,166   $122,000,000     73.4%          67.0%
                                     ===      ==============    ====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY          MATURITY     DATE DSC    MORTGAGE
         RATES (%) (1)           (MOS.) (2)     RATIO        RATE
------------------------------   ----------   ---------   ---------

65.00 - 69.99                        117        1.40x       5.900%
70.00 - 74.99                        120        1.13x       5.800%
80.00 - 84.99                        119        1.25x       5.695%
85.00 - 89.99                        119        1.28x       5.764%
90.00 - 94.99                        117        1.28x       5.654%
95.00 - 99.99                        120        1.26x       5.770%
100.00 - 100.00                      119        1.33x       5.668%

                                     119        1.29X       5.711%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 13 hospitality properties, by allocated loan amont, representing
     29.9% of the Cut-Off Date Mortgage Pool Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF     AVERAGE        MAXIMUM     WTD. AVG.
                                  NUMBER OF       CUT-OFF        DATE      CUT-OFF        CUT-OFF      CUT-OFF       WTD. AVG.
      RANGE OF OCCUPANCY          MORTGAGED        DATE        GROUP 1       DATE          DATE        DATE LTV      LTV RATIO
         RATES (%) (1)           PROPERTIES       BALANCE      BALANCE     BALANCE        BALANCE       RATIO     AT MATURITY (2)
------------------------------   ----------   --------------   -------   -----------   ------------   ---------   ---------------

65.00 - 69.99                         1       $   15,829,008     0.9%    $15,829,008   $ 15,829,008      55.0%          49.6%
70.00 - 74.99                         1            1,920,500     0.1     $ 1,920,500   $  1,920,500      76.3           68.6
80.00 - 84.99                         9          108,872,673     6.5     $12,096,964   $ 25,500,000      75.3           69.1
85.00 - 89.99                         7           74,217,581     4.4     $10,602,512   $ 28,000,000        72           65.3
90.00 - 94.99                        10          106,099,131     6.3     $10,609,913   $ 54,400,000      76.1           67.5
95.00 - 99.99                        13          330,406,071    19.6     $25,415,852   $122,000,000      75.5           69.7
100.00 - 100.00                      46          451,045,083    26.7     $ 9,805,328   $ 84,000,000      72.1           66.2
                                    ---       --------------    ----
                                     87       $1,088,390,046    64.5%    $12,510,230   $122,000,000      73.6%          67.4%
                                    ===       ==============    ====

                                  WTD. AVG.
                                   STATED
                                  REMAINING   WTD. AVG.
                                   TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY          MATURITY     DATE DSC    MORTGAGE
         RATES (%) (1)           (MOS.) (2)     RATIO        RATE
------------------------------   ----------   ---------   ---------

65.00 - 69.99                        117        1.40x       5.900%
70.00 - 74.99                        120        1.13x       5.800%
80.00 - 84.99                        119        1.25x       5.693%
85.00 - 89.99                        119        1.28x       5.818%
90.00 - 94.99                        120        1.30x       5.648%
95.00 - 99.99                        119        1.26x       5.771%
100.00 - 100.00                      119        1.33x       5.680%

                                     119        1.29X       5.718%

----------
(1)  Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 13 hospitality properties, by allocated loan amont, representing
     35.5% of the Cut-Off Date Group 1 Balance.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

MORTGAGED PROPERTIES BY RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                               % OF
                                                AGGREGATE    CUT-OFF     AVERAGE       MAXIMUM     WTD. AVG.
                                  NUMBER OF      CUT-OFF       DATE      CUT-OFF       CUT-OFF      CUT-OFF      WTD. AVG.
      RANGE OF OCCUPANCY          MORTGAGED       DATE       GROUP 2       DATE          DATE       DATE LTV     LTV RATIO
           RATES (%)             PROPERTIES      BALANCE     BALANCE     BALANCE       BALANCE       RATIO     AT MATURITY *
------------------------------   ----------   ------------   -------   -----------   -----------   ---------   -------------

 80.00 - 84.99                        1       $  4,250,000      1.4%   $ 4,250,000   $ 4,250,000     60.5%         39.3%
 85.00 - 89.99                        2         18,600,000      5.9    $ 9,300,000   $10,900,000     70.2          65.2
 90.00 - 94.99                        9        121,464,650     38.6    $13,496,072   $28,118,000     71.4          64.5
 95.00 - 99.99                       11        136,987,474     43.6    $12,453,407   $21,400,000     74.1          67.9
100.00 - 100.00                       7         33,040,301     10.5    $ 4,720,043   $ 9,615,972     74.4          63.4
                                    ---       ------------    -----
                                     30       $314,342,425    100.0%   $10,478,081   $28,118,000     72.7%         65.6%
                                    ===       ============    =====

                                 WTD. AVG.
                                   STATED
                                 REMAINING   WTD. AVG.
                                  TERM TO     CUT-OFF    WTD. AVG.
      RANGE OF OCCUPANCY          MATURITY    DATE DSC    MORTGAGE
           RATES (%)              (MOS.) *     RATIO        RATE
------------------------------   ---------   ---------   ---------

 80.00 - 84.99                      120        1.38x       5.750%
 85.00 - 89.99                      119        1.25x       5.547%
 90.00 - 94.99                      115        1.27x       5.659%
 95.00 - 99.99                      120        1.26x       5.768%
100.00 - 100.00                     118        1.31x       5.515%

                                    118        1.27X       5.686%

----------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

        PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)(4)

    PREPAYMENT RESTRICTION         MAR-06      MAR-07      MAR-08      MAR-09      MAR-10      MAR-11      MAR-12      MAR-13
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           82.34%      82.29%      10.24%       3.73%       1.19%       0.00%       0.00%       0.00%
Defeasance                            0.00%       0.00%      72.69%      78.44%      80.56%      75.21%      75.14%      74.39%
Yield Maintenance                    17.66%      17.71%      17.07%      17.83%      18.26%      23.94%      24.01%      24.31%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       0.86%       0.86%       1.30%
Open                                  0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Mortgage Pool Balance
Outstanding (in millions)        $2,001.92   $1,997.07   $1,991.33   $1,983.91   $1,974.31   $1,600.88   $1,582.07   $1,545.65
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Pool Balance           100.00%      99.76%      99.47%      99.10%      98.62%      79.97%      79.03%      77.21%

    PREPAYMENT RESTRICTION         MAR-14      MAR-15     MAR-16
------------------------------   ---------   ---------   -------

Locked Out                            0.00%       0.00%     0.00%
Defeasance                           74.29%      74.19%     2.78%
Yield Maintenance                    24.10%      24.21%     0.00%
Prepayment Premium                    1.30%       1.30%     0.00%
Open                                  0.30%       0.30%    97.22%
                                 ---------   ---------   -------
Total                               100.00%     100.00%   100.00%
                                 ---------   ---------   -------
Mortgage Pool Balance
Outstanding (in millions)        $1,522.51   $1,498.00   $122.70
                                 ---------   ---------   -------
% of Initial Pool Balance            76.05%      74.83%     6.13%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 6.13% of the Cut-Off Date
     Pool Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2006-C24

        PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)(4)

    PREPAYMENT RESTRICTION         MAR-06      MAR-07      MAR-08      MAR-09      MAR-10      MAR-11      MAR-12      MAR-13
------------------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

Locked Out                           80.15%      80.10%       8.21%       2.16%       1.26%       0.00%       0.00%       0.00%
Defeasance                            0.00%       0.00%      72.65%      77.80%      78.51%      71.37%      71.29%      70.53%
Yield Maintenance                    19.85%      19.90%      19.14%      20.03%      20.23%      27.57%      27.65%      27.88%
Prepayment Premium                    0.00%       0.00%       0.00%       0.00%       0.00%       1.06%       1.06%       1.60%
Open                                  0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total                               100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Group 1 Balance
Outstanding (in millions)        $1,687.58   $1,683.60   $1,678.81   $1,672.65   $1,665.08   $1,295.83   $1,281.07   $1,257.91
                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
% of Initial Group 1 Balance        100.00%      99.76%      99.48%      99.12%      98.67%      76.79%      75.91%      74.54%

    PREPAYMENT RESTRICTION         MAR-14      MAR-15     MAR-16
------------------------------   ---------   ---------   -------

Locked Out                            0.00%       0.00%     0.00%
Defeasance                           70.42%      70.30%    11.53%
Yield Maintenance                    27.98%      28.10%     0.00%
Prepayment Premium                    1.60%       1.59%     0.00%
Open                                  0.00%       0.00%    88.47%
                                 ---------   ---------   -------
Total                               100.00%     100.00%   100.00%
                                 ---------   ---------   -------
Group 1 Balance
Outstanding (in millions)        $1,239.45   $1,219.90   $ 29.61
                                 ---------   ---------   -------
% of Initial Group 1 Balance         73.45%      72.29%     1.75%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 1.75% of the Cut-Off Date
     Group 1 Balance.

(3)  Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

(4)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

          PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)(3)

    PREPAYMENT RESTRICTION        MAR-06    MAR-07    MAR-08    MAR-09    MAR-10    MAR-11    MAR-12    MAR-13    MAR-14
------------------------------   -------   -------   -------   -------   -------   -------   -------   -------   -------

Locked Out                         94.08%    94.07%    21.14%    12.15%     0.81%     0.00%     0.00%     0.00%     0.00%
Defeasance                          0.00%     0.00%    72.90%    81.88%    91.56%    91.50%    91.51%    91.25%    91.25%
Yield Maintenance                   5.92%     5.93%     5.95%     5.98%     7.63%     8.50%     8.49%     8.75%     7.12%
Prepayment Premium                  0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Open                                0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     1.63%
                                 -------   -------   -------   -------   -------   -------   -------   -------   -------
Total                             100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
                                 -------   -------   -------   -------   -------   -------   -------   -------   -------
Group 2 Balance
Outstanding (in millions)        $314.34   $313.46   $312.52   $311.26   $309.23   $305.05   $301.01   $287.74   $283.06
                                 -------   -------   -------   -------   -------   -------   -------   -------   -------
% of Initial Group 2 Balance      100.00%    99.72%    99.42%    99.02%    98.37%    97.04%    95.76%    91.54%    90.05%

    PREPAYMENT RESTRICTION        MAR-15    MAR-16
------------------------------   -------   -------

Locked Out                          0.00%     0.00%
Defeasance                         91.25%     0.00%
Yield Maintenance                   7.12%     0.00%
Prepayment Premium                  0.00%     0.00%
Open                                1.62%   100.00%
                                 -------   -------
Total                             100.00%   100.00%
                                 -------   -------
Group 2 Balance
Outstanding (in millions)        $278.10   $ 93.08
                                 -------   -------
% of Initial Group 2 Balance       88.47%    29.61%

----------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that each ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based on the assumptions set forth in footnote (1) above, after March 2016, the outstanding loan balances represent less than 29.61% of the Cut-Off
     Date Group 2 Balance.

(3)  Certain Mortgage Loans allow the related borrower to structure a defeasance such that the defeased Mortgage Loan will prepay on the first payment date in the open period.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-8

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                      A-8-1

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                      A-8-2

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $335,000,000
PERCENTAGE OF CUT-OFF
DATE POOL BALANCE                                                          16.7%
NUMBER OF MORTGAGE
LOANS                                                                          1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                             CNL Hospitality Partners, LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.710%
MATURITY DATE                                                      March 1, 2011
AMORTIZATION TYPE                                                  Interest Only
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            60 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (S&P/MOODY'S)(1)                                          BBB/Baa2

UP-FRONT RESERVES                                         None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(2)                                  Springing
   FF&E(2)                                           Springing

ADDITIONAL FINANCING(3)                              Mezzanine      $235,000,000

                                                                  TRUST ASSET
                                                                  -----------
CUT-OFF DATE BALANCE                                              $335,000,000
CUT-OFF DATE BALANCE/ROOM                                           $211,757
CUT-OFF DATE LTV                                                     44.0%
MATURITY DATE LTV                                                    44.0%
UW DSCR ON NCF                                                       3.01x
--------------------------------------------------------------------------------

(1)   S&P and Moody's have confirmed that the Grande Lakes Resort Pool Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

(2)   Monthly tax, insurance and FF&E reserves may be required if sufficient reserve amounts are not collected under the property management agreement.

(3)   Future mezzanine debt is permitted subject to, among other things: (i) a maximum aggregate loan-to-value ratio of 80.0%, (ii) receipt of a rating agency no-downgrade letter and (iii) an intercreditor agreement reasonably acceptable to the mortgagee.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                             Orlando, FL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                               1,582
OCCUPANCY AS OF DECEMBER 31, 2005*                                         69.9%
YEAR BUILT / YEAR RENOVATED                                            2003 / NA
APPRAISED VALUE                                                     $760,600,000
PROPERTY MANAGEMENT                                 Marriott International, Inc.
UW ECONOMIC OCCUPANCY                                                      70.7%
UW REVENUES                                                         $197,880,698
UW TOTAL EXPENSES                                                   $134,264,092
UW NET OPERATING INCOME (NOI)                                        $63,616,606
UW NET CASH FLOW (NCF)                                               $57,628,934
--------------------------------------------------------------------------------

*   Based on trailing 12 month period ending December 31, 2005.

                                      A-8-3

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      FACILITY SUMMARY -- THE RITZ-CARLTON
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING .............................................................           193
DOUBLE DOUBLE ....................................................           327
SUITES ...........................................................            64
                                                                             ---
         TOTAL ...................................................           584
                                                                             ===

MEETING SPACE*                                                       SQUARE FEET
--------------------------------------------------------------------------------
RITZ-CARLTON BALLROOM ............................................        15,696
PLAZA BALLROOM ...................................................         6,055
EGRET ............................................................         1,000
HERON ............................................................         1,000
BOARDROOM ........................................................           468
AMALFI ...........................................................         1,793
CAPRI ............................................................           856
GENOA ............................................................         2,192
NAPOLI ...........................................................         1,846
SIENNA ...........................................................         2,625
TRIESTE ..........................................................           482
VERONA ...........................................................         1,534
                                                                          ------
         TOTAL ...................................................        35,547
                                                                          ======

OUTDOOR AREAS
--------------------------------------------------------------------------------
DAVINCI LAWN & TERRACE ...........................................        25,200
FOUNTAIN COURTYARD ...............................................         9,500
POOLSIDE .........................................................         4,325
FAIRWAYS LAWN ....................................................        20,000
CITRUS GARDEN ....................................................         2,700

FOOD AND BEVERAGE
--------------------------------------------------------------------------------
NORMAN'S
VINEYARD GRILL
LOBBY LOUNGE
BLEU
VITALE
FAIRWAY'S PUB

OTHER AMENITIES
--------------------------------------------------------------------------------
RITZ-CARLTON SPA
TWO OUTDOOR SWIMMING POOLS
BUSINESS CENTER
BOCCE BALL COURT
CLUB LEVEL
RITZ KIDS PROGRAM
18-HOL, 72-PAR GREG NORMAN CHAMPIONSHIP GOLF COURSE
--------------------------------------------------------------------------------

*   In addition, a 29,000 SF ballroom is currently under construction.

--------------------------------------------------------------------------------
                         FACILITY SUMMARY -- JW MARRIOTT
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING .............................................................           510
DOUBLE DOUBLE ....................................................           428
SUITES ...........................................................            60
                                                                             ---
         TOTAL ...................................................           998
                                                                             ===

MEETING SPACE                                                        SQUARE FEET
--------------------------------------------------------------------------------
MEDITERRANEAN BALLROOM ...........................................        29,666
PALAZZO BALLROOM .................................................        19,984
LA SERENA BOARDROOM ..............................................           762
MILAGRO BOARDROOM ................................................           670
CORDOVA ..........................................................         5,339
AMARANTE .........................................................         2,352
MARBELLA .........................................................         3,675
DEL LAGO .........................................................         3,283
SEGURA ...........................................................         5,590
COQUINA EXHIBIT HALL .............................................        28,800
                                                                         -------
        TOTAL ....................................................       100,121
                                                                         =======

INDOOR/OUTDOOR AREAS
--------------------------------------------------------------------------------
PREFUNCTION AREAS ................................................        30,466
FAIRWAYS LAWN ....................................................        20,000
VALENCIA LAWN & TERRACE ..........................................        19,600
POOL DECK ........................................................        18,225
CITRUS GARDEN ....................................................         2,700
VESTIBULES .......................................................           406
PRIVATE OFFICE ...................................................           186

FOOD AND BEVERAGE
--------------------------------------------------------------------------------
PRIMO
CITRON
THE LOBBY LOUNGE
QUENCH
STARBUCKS

OTHER AMENITIES
--------------------------------------------------------------------------------
RITZ-CARLTON SPA
ACCESS TO THE RITZ-CARLTON
BUSINESS CENTER
RETAIL OUTLETS
LAZY RIVER OUTDOOR HEATED SWIMMING POOL
VOLLEYBALL COURT
TENNIS COURTS
--------------------------------------------------------------------------------

                                      A-8-4

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             GRANDE LAKES RESORT POOL FINANCIAL PERFORMANCE SUMMARY
--------------------------------------------------------------------------------
                                       2004 YE        2005 YE      UNDERWRITTEN
--------------------------------------------------------------------------------
REVENUE
  Occupancy .....................            63.8%          68.6%          70.7%
  ADR ...........................    $        201   $        221   $        243
  RevPAR ........................    $        128   $        152   $        172

  Total Revenue .................    $156,075,867   $183,013,373   $197,880,698
  Total Department Expenses .....      75,090,176     80,345,458     83,331,586
                                     ------------   ------------   ------------

GROSS OPERATING PROFIT ..........    $ 80,985,691   $102,667,915   $114,549,112
  Total Undistributed Expenses ..      39,241,695     41,854,965     41,439,344
                                     ------------   ------------   ------------

PROFIT BEFORE FIXED CHARGES .....    $ 41,743,996   $ 60,812,950   $ 73,109,768
  Total Fixed Charges ...........       9,972,886      8,630,020      9,493,162
                                     ------------   ------------   ------------

NET OPERATING INCOME ............    $ 31,771,110   $ 52,182,930   $ 63,616,606
  Replacement Reserves ..........       2,320,202      4,422,011      5,987,673
                                     ------------   ------------   ------------

NET CASH FLOW ...................    $ 29,450,908   $ 47,760,919   $ 57,628,933
                                     ============   ============   ============
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                      GRANDE LAKES RESORT POOL COMPETITIVE SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                                                             ESTIMATED 2005*
                                                 ------------------------------------------------------------------------
                                     NUMBER OF                                    OCCUPANCY        ADR          REVPAR
PROPERTY                               ROOMS     OCCUPANCY     ADR     REVPAR    PENETRATION   PENETRATION   PENETRATION
-------------------------------------------------------------------------------------------------------------------------

MORTGAGED PROPERTIES
 The Ritz-Carlton ................       584        66%      $266.66   $175.56      91.8%        145.6%         133.6%
 JW Marriott .....................       998        71%      $196.52   $138.58      98.3%        107.3%         105.5%

COMPETITOR PROPERTIES
 Omni Orlando Resort .............       730        63%      $147.00   $ 91.92      87.2%         80.3%          70.0%
 Westin WDW Swan .................       758        81%      $174.00   $140.94     112.9%         95.0%         107.3%
 Sheraton WDW Dolphin ............     1,509        78%      $170.00   $132.60     108.7%         92.8%         100.9%
 Marriott World Center ...........     2,000        65%      $163.00   $105.95      90.6%         89.0%          80.6%
 Gaylord Palms Resort ............     1,406        74%      $170.00   $125.80     103.1%         92.8%          95.7%
 Hyatt Regency Grand Cypress .....       750        63%      $202.00   $127.26      87.8%        110.3%          96.9%
 Loews Portofino Bay .............       750        77%      $221.00   $170.17     107.3%        120.7%         129.5%
 Loews Royal Pacific .............     1,000        83%      $177.00   $146.91     115.7%         96.6%         111.8%
 The Peabody .....................       891        68%      $200.00   $136.00      94.8%        109.2%         103.5%
                                      ------
 TOTAL/AVERAGE ...................    11,376      71.7%      $183.14   $131.40     100.0%        100.0%         100.0%
                                      ======
-------------------------------------------------------------------------------------------------------------------------

*   Based on the Cushman & Wakefield Appraisals with respect to The Ritz-Carlton and the JW Marriott, each with a valuation date of February 1, 2006, and
    January 1, 2006, respectively.

                                      A-8-5

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                FINANCIAL PERFORMANCE SUMMARY -- THE RITZ-CARLTON
--------------------------------------------------------------------------------

                                       2004 YE        2005 YE      UNDERWRITTEN
--------------------------------------------------------------------------------
REVENUE
  Occupancy .....................            60.8%          65.7%          67.5%
  ADR ...........................    $        240   $        267   $        296
  RevPAR ........................    $        146   $        175   $        200

  Total Revenue .................    $ 70,463,411   $ 81,913,413   $ 88,799,929
  Total Department Expenses .....      36,373,446     39,478,936     41,104,517
                                     ------------   ------------   ------------

GROSS OPERATING PROFIT ..........    $ 34,089,965   $ 42,434,477   $ 47,695,412
  Total Undistributed Expenses ..      17,963,933     18,792,318     18,491,286
                                     ------------   ------------   ------------

PROFIT BEFORE FIXED CHARGES .....    $ 16,126,032   $ 23,642,159   $ 29,204,126
  Total Fixed Charges ...........       4,988,993      4,085,839      4,368,979
                                     ------------   ------------   ------------

NET OPERATING INCOME ............    $ 11,137,039   $ 19,556,320   $ 24,835,147
  Replacement Reserves ..........       1,086,650      1,996,774      2,726,158
                                     ------------   ------------   ------------

NET CASH FLOW ...................    $ 10,050,389   $ 17,559,546   $ 22,108,990
                                     ============   ============   ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  FINANCIAL PERFORMANCE SUMMARY -- JW MARRIOTT
--------------------------------------------------------------------------------
                                       2004 YE        2005 YE      UNDERWRITTEN
--------------------------------------------------------------------------------
REVENUE
  Occupancy .....................            65.6%          70.3%          72.5%
  ADR ...........................    $        180   $        197   $        215
  RevPAR ........................    $        118   $        138   $        156

  Total Revenue .................    $ 85,612,456   $101,099,960   $109,080,769
  Total Department Expenses .....      38,716,730     40,866,522     42,227,069
                                     ------------   ------------   ------------

GROSS OPERATING PROFIT ..........    $ 46,895,726   $ 60,233,438   $ 66,853,700
  Total Undistributed Expenses ..      21,277,762     23,062,647     22,948,058
                                     ------------   ------------   ------------

PROFIT BEFORE FIXED CHARGES .....    $ 25,617,964   $ 37,170,791   $ 43,905,642
  Total Fixed Charges ...........       4,983,893      4,544,181      5,124,183
                                     ------------   ------------   ------------

NET OPERATING INCOME ............    $ 20,634,071   $ 32,626,610   $ 38,781,459
  Replacement Reserves ..........       1,233,552      2,425,237      3,261,515
                                     ------------   ------------   ------------

NET CASH FLOW ...................    $ 19,400,519   $ 30,201,373   $ 35,519,944
                                     ============   ============   ============
--------------------------------------------------------------------------------

                                      A-8-6

--------------------------------------------------------------------------------
                            GRANDE LAKES RESORT POOL
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "Grande Lakes Resort Pool Loan") is secured by a first mortgage encumbering two full-service luxury hotels, The
    Ritz-Carlton and JW Marriott, a 40,000 square foot spa and an 18-hole Greg
    Norman-designed championship golf course, located in Orlando, Florida. The
    Grande Lakes Resort Pool Loan represents approximately 16.7% of the Cut-Off
    Date Pool Balance. The Grande Lakes Resort Pool Loan was originated on
    February 24, 2006, and has a principal balance as of the Cut-Off Date of
    $335,000,000.

    The Grande Lakes Resort Pool Loan has a remaining term of 60 months and matures on March 1, 2011. The Grande Lakes Resort Pool Loan may be prepaid during the first two years of the Grande Lakes Resort Pool Loan term with the payment of a yield maintenance charge and, thereafter permits defeasance with United States government obligations. The Grande Lakes Resort Pool Loan may be prepaid without penalty on or after December 1, 2010.

    For more information regarding the Grande Lakes Resort Pool Loan, see
    "DESCRIPTION OF THE MORTGAGE POOL-- Twenty Largest Mortgage Loans--Grande
    Lakes Resort Pool Loan" in the Prospectus Supplement.

o   THE BORROWER. The borrower is CNL GL Resort, LP, a special purpose entity.
    Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grande Lakes Resort Pool Loan. The sponsor is CNL Hospitality Partners, LP ("CNL"). CNL owns and operates 94 hotels and resorts (approximately 27,000 rooms) across North America, including the Grand Wailea Resort Hotel & Spa in Waikea, Hawaii, the Arizona
    Biltmore Resort & Spa in Phoenix, Arizona and the La Quinta Resort & Club in
    La Quinta, California.

o   THE PROPERTIES. The Ritz-Carlton, Grande Lakes ("The Ritz-Carlton") is a AAA
    Four-Diamond, full-service hotel, containing 584 rooms. With the addition of a planned 29,000 square foot ballroom, which is currently under construction, The Ritz-Carlton will feature approximately 64,547 square feet of flexible meeting space. The Mortgaged Property offers the Ritz Kids children's program, concierge services and several dining options including the award-winning Norman's restaurant, as well as an 18-hole Greg
    Norman-designed championship golf course and an approximately 40,000 square foot spa, offering a private lap pool and state-of-the-art Wellness Center.
    Based upon the 12-month period ending December 31, 2005, the occupancy rate for The Ritz-Carlton was approximately 67.1%.

    The JW Marriott, Grande Lakes ("JW Marriott") is a AAA Four-Diamond,
    full-service hotel, containing 998 rooms, approximately 100,000 square feet of flexible meeting space, a winding lazy river, outdoor heated pool, hydrotherapy pools, three tennis courts and several dining choices, including the Primo Restaurant. Based upon the trailing 12-month period ending December 31, 2005, the occupancy rate for the JW Marriott was approximately 71.5%.

o   LOCKBOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a mortgagee-designated lockbox account.

o   MEZZANINE DEBT. Four (4) mezzanine loans with an aggregate original loan amount of $235,000,000 were originated on February 24, 2006. The mezzanine loans are not assets of the Trust Fund and are secured by a pledge of the equity interests in the borrower.

o   PARTIAL RELEASE. Either Mortgaged Property may be released from the lien of the Grande Lakes Resort Pool Loan so long as, among other things: (i) no event of default has occurred and is continuing, (ii) the mortgagee receives an amount equal to the greater of (a) 120% of the allocated loan amount (set forth in the related mortgage loan documents) or (b) an amount such that the
    Debt Yield immediately following the release is at least 8.50%. "Debt Yield"
    means the net operating income for the Mortgaged Properties over the 12 months preceding the calculation less any required FF&E amounts divided by the sum of (a) the outstanding principal balance of the Grande Lakes Resort
    Pool Loan and (b) the outstanding balance of any subordinate or mezzanine financing.

o   MANAGEMENT. Marriott International, Inc. ("Marriott") is the property manager for the Mortgaged Properties securing the Grande Lakes Resort Pool
    Loan. Marriott is a worldwide hospitality company with more than 2,700 lodging properties located in the United States and 65 other countries and territories.

                                      A-8-7

--------------------------------------------------------------------------------

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                                      A-8-8

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                      A-8-9

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                     A-8-10

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLERS                          Wachovia (as to a 51.8% interest)
                                               JPMorgan (as to a 48.2% interest)
CUT-OFF DATE BALANCE                                                $213,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    10.6%
NUMBER OF MORTGAGE LOANS                                                      13
LOAN PURPOSE                                                         Acquisition
SPONSORS                                Regency Realty Group, Inc. and Macquarie
                                                  Countrywide Trust of Australia
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.810%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES                                         None

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)                                  Springing
   REPLACEMENT(2)                                    Springing
   TI/LC(3)                                          Springing

ADDITIONAL FINANCING(4)                                                     None

                                                                  TRUST ASSET
                                                                  -----------
CUT-OFF DATE BALANCE                                              $213,000,000
CUT-OFF DATE BALANCE/SF                                               $116
CUT-OFF DATE LTV                                                     75.1%
MATURITY DATE LTV                                                    70.1%
UW DSCR ON NCF                                                       1.21x
--------------------------------------------------------------------------------

(1)   Upon an event of default under the related Mortgage Loan documents, monthly tax and insurance reserves will be required.

(2)   If a Regency Portfolio Loan is assumed, a monthly replacement reserve will be required.

(3)   If a Regency Portfolio Loan is assumed, a monthly TI/LC reserve will be required.

(4)   Future mezzanine debt is permitted subject to, among other things: (i) a maximum aggregate loan-to-value ratio of 85.0%, (ii) a minimum aggregate debt service coverage ratio of 1.15x 12 months prior to and after mezzanine loan origination, (iii) receipt of a rating agency no-downgrade letter and (iv) an intercreditor agreement reasonably acceptable to the mortgagee.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                13
LOCATION                                                                 Various
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                              1,841,832
OCCUPANCY AS OF VARIOUS*                                                   95.0%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $283,700,000
PROPERTY MANAGEMENT                                   Regency Realty Group, Inc.
UW ECONOMIC OCCUPANCY                                                      92.4%
UW REVENUES                                                          $27,612,684
UW TOTAL EXPENSES                                                     $7,954,992
UW NET OPERATING INCOME (NOI)                                        $19,657,692
UW NET CASH FLOW (NCF)                                               $18,106,390
--------------------------------------------------------------------------------

*   For a detailed description of occupancy dates see Regency Portfolio Summary.
    Occupancy calculations include space that has been leased but the related tenant has not taken occupancy.

                                     A-8-11

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                             REGENCY PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------
                                                                                                        ALLOCATED
                                                        ALLOCATED                                        CUT-OFF
                                                         CUT-OFF                           NET             DATE
                                     PROPERTY              DATE        YEAR BUILT /      RENTABLE        BALANCE
PROPERTY NAME                        LOCATION            BALANCE        RENOVATED       AREA (SF)         PER SF
------------------------------------------------------------------------------------------------------------------

Granada Village
   Shopping Center...........    Granada Hills, CA     $ 42,000,000        1965           259,270*         $162
Pleasant Hill
   Shopping Center...........    Pleasant Hill, CA       30,530,000     1970/1990         233,678          $131
Civic Center Plaza
   Shopping Center...........        Niles, IL           27,050,000        1989           265,024          $102
Towamencin
   Shopping Village..........      Lansdale, PA          19,612,000        1990           122,916          $160
Shoppes of Kildaire..........        Cary, NC            19,126,000        1985           148,204          $129
Brafferton Shopping
   Center....................      Stafford, VA          12,727,000     1979/2000          94,731          $134
Newark Shopping
   Center....................       Newark, DE           11,145,000     1955/1990         183,017          $ 61
First Colony
   Marketplace...............     Sugar Land, TX         10,500,000        1993           111,675          $ 94
Greenway Town
   Center....................       Tigard, OR           10,375,000        1979            93,100          $111
Laguna Niguel Plaza..........    Laguna Niguel, CA        9,540,000        1985            41,224          $231
McHenry Commons..............      Mc Henry, IL           9,410,000     1988/1999         100,526          $ 94
Racine Shopping
   Center....................       Racine, WI            9,400,000        1988           135,827          $ 69
Westmont/Haddon
   Commons
   Shopping Center...........   Haddon Township, NJ       1,585,000     1959/1984          52,640          $ 30
                                                       ------------                     ---------
                                                       $213,000,000                     1,841,832          $116
                                                       ============                     =========
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                                CURRENT                                                  APPRAISED
                                 YE 2004       OCCUPANCY       CURRENT        UW        APPRAISED          VALUE
PROPERTY NAME                   OCCUPANCY      AS OF DATE     OCCUPANCY    OCCUPANCY      VALUE           PER SF
------------------------------------------------------------------------------------------------------------------

Granada Village
   Shopping Center...........     98.7%        12/20/2005        99.5%       97.4%     $ 53,900,000        $208
Pleasant Hill
   Shopping Center...........     99.2%        12/20/2005        99.2%       97.8%       44,000,000        $188
Civic Center Plaza
   Shopping Center...........     99.0%         1/20/2006        96.5%       95.0%       34,400,000        $130
Towamencin
   Shopping Village..........    100.0%        12/20/2005       100.0%       95.0%       24,500,000        $199
Shoppes of Kildaire..........     94.6%         1/20/2006        82.2%       77.5%       26,200,000        $177
Brafferton Shopping
   Center....................    100.0%         1/20/2006        97.9%       95.0%       15,900,000        $168
Newark Shopping
   Center....................     76.7%         2/10/2006        80.3%       79.9%       17,600,000        $ 96
First Colony
   Marketplace...............     97.3%         1/20/2006        97.3%       94.4%       12,800,000        $115
Greenway Town
   Center....................     82.6%         2/10/2006       100.0%       95.0%       13,800,000        $148
Laguna Niguel Plaza..........     79.7%         2/14/2006        93.9%       92.5%       12,000,000        $291
McHenry Commons..............     95.1%         1/20/2006        94.1%       94.0%       13,300,000        $132
Racine Shopping
   Center....................     99.1%        12/20/2005        99.1%       95.0%       11,750,000        $ 87
Westmont/Haddon
   Commons
   Shopping Center...........     93.4%         1/26/2006        93.4%       85.4%        3,550,000        $ 67
                                                                                       ------------
                                  94.8%                          95.0%       92.4%     $283,700,000        $154
                                                                                       ============
------------------------------------------------------------------------------------------------------------------

*     Includes approximately 35,000 SF to be constructed for Kohl's.

--------------------------------------------------------------------------------------------------------
                            REGENCY PORTFOLIO FINANCIAL PERFORMANCE SUMMARY
--------------------------------------------------------------------------------------------------------
                                                                YE 2004
                                ------------------------------------------------------------------------
                                EFFECTIVE                                         NET
                                 INCOME           GROSS          TOTAL         OPERATING      NET CASH
PROPERTY NAME                      PSF           INCOME         EXPENSES        INCOME          FLOW
--------------------------------------------------------------------------------------------------------

Granada Village
  Shopping Center............     $17.20       $ 4,464,644     $1,328,340     $ 3,136,304    $ 3,084,450
Pleasant Hill Shopping
  Center.....................     $16.36         3,822,814      1,415,802       2,407,012      2,383,644
Civic Center Plaza
  Shopping Center*...........     $12.77         3,389,416        987,797       2,401,619      2,361,865
Towamencin Shopping
  Village....................     $19.03         2,338,624        588,742       1,749,882      1,731,445
Shoppes of Kildaire..........     $12.26         1,827,860        354,106       1,473,754      1,451,523
Brafferton Shopping
  Center.....................     $13.93         1,326,351        282,904       1,043,447      1,023,076
Newark Shopping
  Center.....................     $ 8.31         1,525,788        507,437       1,018,351        990,898
First Colony
  Marketplace*...............     $12.84         1,434,367        454,545         979,822        963,071
Greenway Town Center
                                  $11.54         1,076,258        293,170         783,088        743,986
Laguna Niguel Plaza*.........     $20.51           846,696        339,172         507,524        500,104
McHenry Commons*.............     $12.52         1,263,656        327,914         935,742        904,579
Racine Shopping
  Center*....................     $10.36         1,424,572        499,928         924,644        874,388
Westmont/Haddon
  Commons
  Shopping Center*...........     $ 7.35           386,703        211,069         175,634        170,370
                                               -----------     ----------     -----------    -----------
                                  $13.46       $25,127,749     $7,590,926     $17,536,823    $17,183,399
                                               ===========     ==========     ===========    ===========
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                   T-6 ANNUALIZED AS OF DECEMBER 2005
                                ------------------------------------------------------------------------
                                EFFECTIVE                                         NET
                                 INCOME           GROSS          TOTAL         OPERATING         NET
PROPERTY NAME                      PSF           INCOME         EXPENSES        INCOME        CASH FLOW
--------------------------------------------------------------------------------------------------------

Granada Village
  Shopping Center............     $17.08       $ 4,452,047     $1,138,029     $ 3,314,018    $ 3,262,164
Pleasant Hill Shopping
  Center.....................     $17.13         4,003,375      1,330,996       2,672,379      2,649,011
Civic Center Plaza
  Shopping Center*...........     $12.47         3,303,569        826,963       2,476,606      2,436,853
Towamencin Shopping
  Village....................     $19.66         2,416,214        538,461       1,877,753      1,859,316
Shoppes of Kildaire..........     $11.82         1,777,725        419,997       1,357,728      1,335,497
Brafferton Shopping
  Center.....................     $12.86         1,233,171        232,846       1,000,325        986,115
Newark Shopping
  Center.....................     $ 8.10         1,490,673        398,198       1,092,475      1,065,022
First Colony
  Marketplace*...............     $13.46         1,503,642        483,165       1,020,477      1,003,725
Greenway Town Center
                                  $12.71         1,195,471        309,822         885,649        846,547
Laguna Niguel Plaza*.........     $20.39           840,849        288,323         552,526        545,105
McHenry Commons*.............     $12.56         1,285,307        341,988         943,319        912,156
Racine Shopping
  Center*....................     $10.52         1,428,715        421,594       1,007,121        956,865
Westmont/Haddon
  Commons
  Shopping Center*...........     $ 8.44           444,316        271,779         172,537        167,273
                                               -----------     ----------     -----------    -----------
                                  $13.63       $25,375,074     $7,002,161     $18,372,913    $18,025,649
                                               ===========     ==========     ===========    ===========
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                              UNDERWITTEN
                                ------------------------------------------------------------------------
                                EFFECTIVE                                         NET
                                 INCOME           GROSS          TOTAL         OPERATING      NET CASH
PROPERTY NAME                      PSF           INCOME         EXPENSES        INCOME          FLOW
--------------------------------------------------------------------------------------------------------

Granada Village
  Shopping Center............     $19.57       $ 5,078,472     $1,314,484     $ 3,763,988    $ 3,540,373
Pleasant Hill Shopping
  Center.....................     $17.74         4,145,588      1,410,606       2,734,982      2,572,667
Civic Center Plaza
  Shopping Center*...........     $14.70         3,901,645      1,370,015       2,531,629      2,285,730
Towamencin Shopping
  Village....................     $18.53         2,277,399        522,050       1,755,349      1,655,142
Shoppes of Kildaire..........     $13.72         2,033,268        353,582       1,679,686      1,575,754
Brafferton Shopping
  Center.....................     $15.62         1,479,975        266,241       1,213,733      1,121,991
Newark Shopping
  Center.....................     $ 8.85         1,628,622        483,986       1,144,637        988,215
First Colony
  Marketplace*...............     $14.27         1,594,148        602,263         991,885        936,549
Greenway Town Center
                                  $13.70         1,275,032        287,425         987,607        874,871
Laguna Niguel Plaza*.........     $27.45         1,132,635        293,553         839,082        808,152
McHenry Commons*.............     $12.19         1,225,341        328,664         896,678        794,183
Racine Shopping
  Center*....................     $10.44         1,417,479        458,566         958,913        815,039
Westmont/Haddon
  Commons
  Shopping Center*...........     $ 8.04           423,080        263,557         159,523        137,724
                                               -----------     ----------     -----------    -----------
                                  $14.99       $27,612,684     $7,954,992     $19,657,692    $18,106,390
                                               ===========     ==========     ===========    ===========
--------------------------------------------------------------------------------------------------------

*     Based on trailing 7 months as of December 2005 for 2005 financial performance information.

                                     A-8-12

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                          COMPETITIVE SUMMARY
--------------------------------------------------------------------------------------------------------
                                                   PROPERTY          VACANCY                VACANCY/RENT
PROPERTY NAME                                      LOCATION             %       RENT PSF     AS-OF DATE
--------------------------------------------------------------------------------------------------------

Granada Village Shopping
   Center................................     Granada Hills, CA        0.5%      $15.50       12/20/2005
Pleasant Hill Shopping
   Center................................     Pleasant Hill, CA        0.8%      $12.41       12/20/2005
Civic Center Plaza Shopping
   Center................................         Niles, IL            3.5%      $10.37        1/20/2006
Towamencin Shopping
   Village...............................       Landsdale, PA          0.0%      $15.58       12/20/2005
Shoppes of Kildaire......................         Cary, NC            17.8%      $14.45        1/20/2006
Brafferton Shopping Center...............       Stafford, VA           2.1%      $13.94        1/20/2006
Newark Shopping Center...................        Newark, DE           19.7%      $ 9.64        2/10/2006
First Colony Marketplace.................      Sugar Land, TX          2.7%      $ 9.87        1/20/2006
Greenway Town Center.....................        Tigard, OR            0.0%      $11.96        2/10/2006
Laguna Niguel Plaza......................     Laguna Niguel, CA        6.1%      $23.15        2/14/2006
McHenry Commons..........................       Mc Henry, IL           5.9%      $ 9.93        1/20/2006
Racine Shopping Center...................        Racine, WI            0.9%      $ 7.85       12/20/2005
Westmont/Haddon
   Commons Shopping
   Center................................    Haddon Township, NJ       6.6%      $ 4.99        1/26/2006
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                             MARKET      MARKET    SUB-MARKET   SUB MARKET
PROPERTY NAME                               RENT PSF*  VACANCY %*   RENT PSF*   VACANCY %*   AS-OF DATE*
--------------------------------------------------------------------------------------------------------

Granada Village Shopping
   Center................................    $24.19       2.9%       $27.06        1.7%        Q3 2005
Pleasant Hill Shopping
   Center................................    $24.70       2.1%       $28.10        2.3%        Q3 2005
Civic Center Plaza Shopping
   Center................................    $16.77       7.1%       $19.76        5.7%        Q3 2005
Towamencin Shopping
   Village...............................    $16.98       6.9%       $18.52        5.6%        Q3 2005
Shoppes of Kildaire......................    $15.07       6.4%       $15.12        4.2%        Q3 2005
Brafferton Shopping Center...............        NA       NA             NA        NA               NA
Newark Shopping Center...................        NA       NA             NA        NA               NA
First Colony Marketplace.................    $13.60      10.1%       $12.63       11.0%        Q3 2005
Greenway Town Center.....................    $16.81       4.7%       $17.90        4.7%        Q3 2005
Laguna Niguel Plaza......................    $25.95       2.1%       $30.24        2.0%        Q3 2005
McHenry Commons..........................    $16.77       7.1%       $17.70        7.5%        Q3 2005
Racine Shopping Center...................        NA       NA             NA        NA               NA
Westmont/Haddon
   Commons Shopping
   Center................................    $16.98       6.9%       $13.37       14.8%        Q3 2005

--------------------------------------------------------------------------------------------------------

*     Based on information available through Reis, Inc. as of March 8, 2006.

--------------------------------------------------------------------------------------------------------
                                    REGENCY PORTFOLIO TENANT SUMMARY
--------------------------------------------------------------------------------------------------------
                                                                                            % OF TOTAL
TENANT                                            PROPERTY NAME                 SF         COLLATERAL SF
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Home Depot.........................   Civic Center Plaza Shopping Center     116,095           6.3%
  Target.............................     Pleasant Hill Shopping Center        115,344           6.3
  Kohl's(1)..........................    Granada Village Shopping Center        88,000(2)        4.8
  Hmart(3)...........................   Civic Center Plaza Shopping Center      87,135           4.7
  Dominick's.........................            McHenry Commons                76,170           4.1
  Randall's Food and Drugs(4)........        First Colony Marketplace           68,150           3.7
  Piggly Wiggly......................         Racine Shopping Center            50,979           2.8
  Sears..............................               Various(5)                  46,417           2.5
  Toys R Us..........................     Pleasant Hill Shopping Center         44,204           2.4
  Genuardi's.........................      Towamencin Shopping Village          40,750           2.2
                                                                             ---------         -----
  TOTAL MAJOR TENANTS................                                          733,244          39.8%
NON-MAJOR TENANTS....................                                        1,015,615          55.1
                                                                             ---------         -----
OCCUPIED TOTAL.......................                                        1,748,859          95.0%
VACANT SPACE.........................                                           92,973           5.0
                                                                             ---------         -----
PROPERTY TOTAL.......................                                        1,841,832         100.0%
                                                                             =========         =====
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                            % OF TOTAL
                                          ANNUAL BASE        ANNUAL BASE      ANNUAL          LEASE
TENANT                                      RENT PSF            RENT        BASE RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Home Depot.........................        $ 9.83          $ 1,141,214        5.4%        October 2015
  Target.............................        $ 7.34              846,625        4.0        November 2009
  Kohl's(1)..........................        $11.36              999,680        4.7        February 2016
  Hmart(3)...........................        $ 9.46              824,297        3.9         October 2009
  Dominick's.........................        $ 8.50              647,445        3.0         October 2008
  Randall's Food and Drugs(4)........        $ 8.00              545,200        2.6        November 2018
  Piggly Wiggly......................        $ 5.28              269,169        1.3            July 2013
  Sears..............................        $ 9.92              460,439        2.2      Multiple Spaces
  Toys R Us..........................        $13.29              587,471        2.8        November 2009
  Genuardi's.........................        $13.75              560,313        2.6         October 2010
                                                             -----------      -----
  TOTAL MAJOR TENANTS................        $ 9.39          $ 6,881,853       32.4%
NON-MAJOR TENANTS....................        $14.13           14,353,437       67.6
                                                             -----------      -----
OCCUPIED TOTAL.......................        $12.14          $21,235,289      100.0%
VACANT SPACE.........................

PROPERTY TOTAL.......................

--------------------------------------------------------------------------------------------------------

(1)   The borrower is negotiating a ground lease with Kohl's and, in connection with that new lease, Kohl's intends to construct an additional 35,000 SF.
      Ralph's currently occupies a portion of this space and continues to remit its monthly rent payments. The borrower is currently negotiating a termination agreement with Ralph's. Until the Ralph's termination agreement is executed, an affiliate of the sponsors has provided a principal guarantee in the amount of $6,932,000; and after the Ralph's termination agreement is executed but prior to Kohl's occupying its space and remitting monthly rent payments, the amount of the principal guarantee increases to $16,389,000. After Kohl's occupies its space and commences monthly rent payments, the principal guarantee terminates.

(2)   Includes approximately 35,000 SF to be constructed for Kohl's.

(3)   Subleased from Dominick's. Until Dominick's exercises a renewal option or the borrower enters into a direct lease with Hmart, an affiliate of the sponsors has provided a principal guarantee in the amount of $14,844,000.
      After Dominick's exercises its renewal option or Hmart executes a direct lease, the principal guarantee will terminate.

(4)   Randall's Food and Drugs is currently dark and attempting to sublease its space.

(5)   Sears is a tenant at Towamencin Shopping Village and First Colony
      Marketplace.

                                     A-8-13

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  REGENCY PORTFOLIO LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------
               # OF LEASES     WA BASE RENT/SF     TOTAL SF       % OF TOTAL SF
   YEAR         EXPIRING          EXPIRING         EXPIRING         EXPIRING*
--------------------------------------------------------------------------------
   2006            45              $17.00            83,796            4.5%
   2007            32              $15.98           104,996            5.7%
   2008            33              $12.72           176,276            9.6%
   2009            43              $11.88           467,632           25.4%
   2010            36              $12.66           203,875           11.1%
   2011            19              $14.21           113,672            6.2%
   2012             7              $10.10           100,948            5.5%
   2013             6              $ 7.33            59,185            3.2%
   2014             8              $10.12            57,285            3.1%
   2015             4              $10.48           123,359            6.7%
   2016             7              $11.87           186,768           10.1%
Thereafter          2              $ 8.38            71,067            3.9%
  Vacant            0                  NA            92,973            5.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE % OF     % OF ACTUAL        CUMULATIVE % OF ACTUAL
   YEAR             SF ROLLING*      RENT ROLLING*           RENT ROLLING*
--------------------------------------------------------------------------------
   2006                 4.5%              6.7%                     6.7%
   2007                10.3%              7.9%                    14.6%
   2008                19.8%             10.6%                    25.2%
   2009                45.2%             26.2%                    51.3%
   2010                56.3%             12.2%                    63.5%
   2011                62.5%              7.6%                    71.1%
   2012                67.9%              4.8%                    75.9%
   2013                71.1%              2.0%                    77.9%
   2014                74.3%              2.7%                    80.7%
   2015                81.0%              6.1%                    86.8%
   2016                91.1%             10.4%                    97.2%
Thereafter             95.0%              2.8%                   100.0%
  Vacant              100.0%              0.0%                   100.0%
--------------------------------------------------------------------------------

*     Calculated based on approximate square footage occupied by each tenant.

---------------------------------------------------------------------------------------------------------------------------------
                                        TENANT SUMMARY -- GRANADA VILLAGE SHOPPING CENTER
---------------------------------------------------------------------------------------------------------------------------------
                                                     NET        % OF NET                               % OF TOTAL
                                RATINGS(1)         RENTABLE     RENTABLE   ANNUAL BASE     ANNUAL        ANNUAL         LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)       AREA      RENT PSF      BASE RENT    BASE RENT     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Kohl's(2).................       A3/A-/A           88,000(3)      33.9%     $11.36      $  999,680       25.0%     February 2016
 TJ Maxx...................       A3/A/NR           35,000         13.5      $ 9.92         347,200        8.7       January 2007
 Stein Mart................      NR/NR/NR           32,276         12.4      $ 9.78         315,659        7.9         April 2012
 Rite Aid..................    Caa1/B+/CCC+         21,440          8.3      $10.08         216,115        5.4           May 2012
                                                 ---------        -----                  ----------      -----
 TOTAL MAJOR TENANTS                               176,716         68.2%     $10.63      $1,878,654       47.0%
NON-MAJOR TENANTS                                   81,342         31.4      $26.08       2,121,423       53.0
                                                 ---------        -----                  ----------      -----
OCCUPIED TOTAL.............                        258,058         99.5%     $15.50      $4,000,078      100.0%
VACANT SPACE...............                          1,212          0.5
                                                 ---------        -----
PROPERTY TOTAL.............                        259,270        100.0%
                                                 =========        =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   The borrower is negotiating a ground lease with Kohl's and, in connection with that new lease, Kohl's intends to construct an additional 35,000 SF of net rentable area. Ralph's currently occupies a portion of this space and continues to remit its monthly rent payments. The borrower is currently negotiating a termination agreement with Ralph's. Until the
      Ralph's termination agreement is executed, an affiliate of the sponsors has provided a principal guarantee in the amount of $6,932,000; and after the Ralph's termination agreement is executed but prior to Kohl's occupying its space and remitting monthly rent payments, the amount of the principal guarantee increases to $16,389,000. After Kohl's occupies its space and commences monthly rent payments, the principal guarantee will terminate.

(3)   Includes approximately 35,000 SF to be constructed for Kohl's.

                                     A-8-14

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                          TENANT SUMMARY -- PLEASANT HILL SHOPPING CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                 RATINGS*        RENTABLE    RENTABLE   ANNUAL BASE      ANNUAL        % OF TOTAL         LEASE
TENANT                       MOODY'S/S&P/FITCH   AREA (SF)     AREA      RENT PSF      BASE RENT    ANNUAL BASE RENT   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Target...................      A2/A+/A+          115,344      49.4%      $ 7.34      $  846,625         29.4%       November 2009
  Toys R Us................     Caa2/B-/CCC         44,204      18.9       $13.29         587,471         20.4        November 2009
  Marshalls................       A3/A/NR           30,000      12.8       $ 6.28         188,400          6.6        November 2009
  Barnes and Noble.........      NR/NR/NR           21,066       9.0       $26.62         560,777         19.5            June 2009
                                                 ---------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                        210,614      90.1%      $10.37      $2,183,273         75.9%
NON-MAJOR TENANTS..........                         21,096       9.0       $32.78         691,628         24.1
                                                 ---------     -----                   ----------        -----
OCCUPIED TOTAL.............                        231,710      99.2%      $12.41      $2,874,901        100.0%
VACANT SPACE...............                          1,968       0.8
                                                 ---------     -----
PROPERTY TOTAL.............                        233,678     100.0%
                                                 =========     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                       TENANT SUMMARY -- CIVIC CENTER PLAZA SHOPPING CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS(1)       RENTABLE    RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL         LEASE
TENANT                       MOODY'S/S&P/FITCH   AREA (SF)     AREA      RENT PSF        RENT       ANNUAL BASE RENT    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Home Depot...............     Aa3/AA/AA          116,095      43.8%     $ 9.83       $1,141,214         43.0%        October 2015
  Hmart(2).................     NR/NR/NR            87,135      32.9      $ 9.46          824,297         31.1         October 2009
  Petsmart(3)..............     NR/BB/NR            25,425       9.6      $ 9.75          247,894          9.3         January 2011
                                                 ---------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                        228,655      86.3%     $ 9.68       $2,213,405         83.5%
NON-MAJOR TENANTS..........                         27,193      10.3      $16.14          438,838         16.5
                                                 ---------     -----                   ----------        -----
OCCUPIED TOTAL.............                        255,848      96.5%     $10.37       $2,652,243        100.0%
VACANT SPACE...............                          9,176       3.5
                                                 ---------     -----
PROPERTY TOTAL.............                        265,024     100.0%
                                                 =========     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Subleased from Dominick's. Until Dominick's exercises a renewal option or the borrower enters into a direct lease with Hmart, an affiliate of the sponsors has provided a principal guarantee in the amount of $14,844,000.
      After Dominick's exercises its renewal option or Hmart executes a direct lease, the principal guarantee will terminate.

(3)   Petsmart is currently dark and attempting to sublease its space.

--------------------------------------------------------------------------------
                  TENANT SUMMARY -- TOWAMENCIN SHOPPING VILLAGE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   NET      % OF NET
                                RATINGS(1)      RENTABLE    RENTABLE  ANNUAL BASE  ANNUAL BASE     % OF TOTAL           LEASE
TENANT                       MOODY'S/S&P/FITCH  AREA (SF)     AREA     RENT PSF       RENT      ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Genuardi's...............    Baa2/BBB-/BBB       40,750      33.2%     $13.75     $  560,313        29.3%            October 2010
  Sears....................     Ba1/BB+/BB         22,517      18.3      $13.33        300,239        15.7       Multiple Spaces(2)
  Dollar Tree..............      NR/NR/NR          10,976       8.9      $12.00        131,712         6.9           September 2010
  Eckerd...................      NR/NR/NR           7,600       6.2      $16.00        121,600         6.4             October 2012
                                                ---------     -----                 ----------       -----
  TOTAL MAJOR TENANTS......                        81,843      66.6%     $13.61     $1,113,864        58.2%
NON-MAJOR TENANTS..........                        41,073      33.4      $19.50        800,798        41.8
                                                ---------     -----                 ----------       -----
OCCUPIED TOTAL.............                       122,916     100.0%     $15.58     $1,914,662       100.0%
VACANT SPACE...............                             0       0.0
                                                ---------     -----
PROPERTY TOTAL.............                       122,916     100.0%
                                                =========     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases approximately 1,050 SF expire in
      October 2006 and approximately 21,467 SF expire in November 2009.

                                     A-8-15

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                               TENANT SUMMARY -- SHOPPES OF KILDAIRE
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS(1)        RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA       RENT PSF       RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Athletic Clubs, Inc......      NR/NR/NR           27,000      18.2%      $ 7.17      $  193,590         11.0%       February 2012
  Staples(2)...............    Baa2/BBB/BBB         24,834      16.8       $13.50         335,259         19.0         January 2016
  Home Comfort Furniture...      NR/NR/NR           16,200      10.9       $ 8.95         144,990          8.2         January 2008
  Trader Joe's(2)..........      NR/NR/NR           12,613       8.5       $20.00         252,260         14.3         January 2016
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         80,647      54.4%      $11.48      $  926,099         52.6%
NON-MAJOR TENANTS..........                         41,225      27.8       $20.24         834,584         47.4
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                        121,872      82.2%      $14.45      $1,760,683        100.0%
VACANT SPACE...............                         26,332      17.8
                                                   -------     -----
PROPERTY TOTAL.............                        148,204     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Staples and Trader Joe's have executed letters-of-intent and leases are currently being negotiated. Until Staples and Trader Joe's are open for business and commence monthly rent payments, an affiliate of the sponsors has provided a principal guarantee in the amount of $7,924,000. After
      Staples and Trader Joe's occupy their respective spaces and commence monthly rent payments, the sponsor guarantee will terminate.

-----------------------------------------------------------------------------------------------------------------------------------
                                           TENANT SUMMARY -- BRAFFERTON SHOPPING CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS(1)        RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH   AREA (SF)     AREA      RENT PSF        RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Gold's Gym(2)............      NR/NR/NR           31,020      32.7%      $ 8.00      $  248,160         19.2%        January 2016
  Hard Times Cafe(2).......      NR/NR/NR           12,500      13.2       $10.00         125,000          9.7         January 2016
  Blockbuster Video........      NR/B-/NR            5,251       5.5       $20.16         105,860          8.2        November 2009
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         48,771      51.5%      $ 9.82      $  479,020         37.0%
NON-MAJOR TENANTS..........                         43,960      46.4       $18.52         813,985         63.0
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                         92,731      97.9%      $13.94      $1,293,005        100.0%
VACANT SPACE...............                          2,000       2.1
                                                   -------     -----
PROPERTY TOTAL.............                         94,731     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   The borrower has negotiated a letter-of-intent with Gold's Gym and a lease with Hard Times Cafe. Giant Foods currently leases this space and continues to remit its monthly rent payments although it is not open for business. The borrower is currently negotiating a termination agreement with Giant Foods. Until Gold's Gym and Hard Times Cafe are open for business, an affiliate of the sponsors has provided a principal guarantee in the amount of $5,605,000. After Gold's Gym and Hard Times Cafe occupy their respective spaces and commence monthly rent payments, the principal guarantee will terminate.

-----------------------------------------------------------------------------------------------------------------------------------
                                             TENANT SUMMARY -- NEWARK SHOPPING CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS*          RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA       RENT PSF       RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Blue Hen Lanes...........      NR/NR/NR           26,345      14.4%      $ 4.47      $  117,762          8.3%           June 2014
  Cinema Center, Inc.......      NR/NR/NR           13,672       7.5       $ 6.97          95,294          6.7        February 2009
  Dollar Express...........      NR/NR/NR           13,048       7.1       $ 9.50         123,956          8.8        November 2008
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         53,065      29.0%      $ 6.35      $  337,012         23.8%
NON-MAJOR TENANTS..........                         93,865      51.3       $11.50       1,079,585         76.2
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                        146,930      80.3%      $ 9.64      $1,416,597        100.0%
VACANT SPACE...............                         36,087      19.7
                                                   -------     -----
PROPERTY TOTAL.............                        183,017     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     A-8-16

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                            TENANT SUMMARY -- FIRST COLONY MARKETPLACE
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS(1)        RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA       RENT PSF       RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Randall's Food and Drugs(2)    NR/NR/NR           68,150      61.0%      $ 8.00      $  545,200         50.8%       November 2018
  Sears......................   Ba1/BB+/BB          22,500      20.1       $ 6.00         135,000         12.6         January 2010
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS........                       90,650      81.2%      $ 7.50      $  680,200         63.4%
NON-MAJOR TENANTS............                       18,025      16.1       $21.78         392,623         36.6
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL...............                      108,675      97.3%      $ 9.87      $1,072,823        100.0%
VACANT SPACE.................                        3,000       2.7
                                                   -------     -----
PROPERTY TOTAL...............                      111,675     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Randall's Food and Drug is is currently dark and attempting to sublease its space.

-----------------------------------------------------------------------------------------------------------------------------------
                                              TENANT SUMMARY -- GREENWAY TOWN CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS*          RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH   AREA (SF)     AREA      RENT PSF        RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Unified Western Grocers..      NR/NR/NR           37,500      40.3%      $ 9.25      $  346,875         31.2%       December 2009
  Rite Aid.................    Caa1/B+/CCC+         17,000      18.3       $ 6.75         114,750         10.3         January 2014
  Dollar Tree..............      NR/NR/NR           12,000      12.9       $ 8.50         102,000          9.2        December 2010
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         66,500      71.4%      $ 8.48      $  563,625         50.6%
NON-MAJOR TENANTS..........                         26,600      28.6       $20.66         549,660         49.4
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                         93,100     100.0%      $11.96      $1,113,285        100.0%
VACANT SPACE...............                              0       0.0
                                                   -------     -----
PROPERTY TOTAL.............                         93,100     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                               TENANT SUMMARY -- LAGUNA NIGUEL PLAZA
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS*          RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA       RENT PSF       RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Albertsons...............    Baa3/BBB-/BBB        15,000      36.4%      $11.00      $  165,000         18.4%           July 2016
  New Mandarin Garden......      NR/NR/NR            3,000       7.3       $26.29          78,870          8.8       September 2010
  Pick Up Stix.............      NR/NR/NR            2,801       6.8       $32.78          91,817         10.2         January 2016
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         20,801      50.5%      $16.14      $  335,687         37.4%
NON-MAJOR TENANTS..........                         17,921      43.5       $31.29         560,738         62.6
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                         38,722      93.9%      $23.15      $  896,424        100.0%
VACANT SPACE...............                          2,502       6.1
                                                   -------     -----
PROPERTY TOTAL.............                         41,224     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     A-8-17

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                 TENANT SUMMARY -- MCHENRY COMMONS
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS*          RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA      RENT PSF        RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dominick's...............    Baa2/BBB-/BBB        76,170      75.8%      $ 8.50      $  647,445         69.0%        October 2008
  Rent-A-Center............      NR/BB+/NR           4,000       4.0       $10.00          40,000          4.3        February 2011
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         80,170      79.8%      $ 8.57      $  687,445         73.2%
NON-MAJOR TENANTS..........                         14,406      14.3       $17.45         251,405         26,8
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                         94,576      94.1%      $ 9.93      $  938,850        100.0%
VACANT SPACE...............                          5,950       5.9
                                                   -------     -----
PROPERTY TOTAL.............                        100,526     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                            TENANT SUMMARY -- RACINE SHOPPING CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS*          RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA      RENT PSF        RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Piggly Wiggly............      NR/NR/NR           50,979      37.5%      $ 5.28      $  269,169         25.5%           July 2013
  Office Depot.............    Baa3/BBB-/NR         31,117      22.9       $ 6.00         186,702         17.7           April 2011
  Factory Card Outlet......      NR/NR/NR           12,724       9.4       $10.00         127,240         12.0        November 2009
  Dollar Tree..............      NR/NR/NR           10,304       7.6       $ 8.09          83,359          7.9       September 2010
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                        105,124      77.4%      $ 6.34      $  666,470         63.1%
NON-MAJOR TENANTS..........                         29,457      21.7       $13.24         390,034         36.9
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                        134,581      99.1%      $ 7.85      $1,056,505        100.0%
VACANT SPACE...............                          1,246       0.9
                                                   -------     -----
PROPERTY TOTAL.............                        135,827     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------------------------
                                    TENANT SUMMARY -- WESTMONT/HADDON COMMONS SHOPPING CENTER
-----------------------------------------------------------------------------------------------------------------------------------
                                                    NET      % OF NET
                                RATINGS*          RENTABLE   RENTABLE   ANNUAL BASE   ANNUAL BASE      % OF TOTAL          LEASE
TENANT                       MOODY'S/S&P/FITCH    AREA (SF)    AREA      RENT PSF        RENT       ANNUAL BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Acme Market..............    Baa3/BBB-/BBB        34,240      65.0%      $ 0.37      $   12,784          5.2%       November 2010
  CVS Pharmacy.............      A3/A-/A-            9,100      17.3       $14.50         131,950         53.8         January 2010
                                                   -------     -----                   ----------        -----
  TOTAL MAJOR TENANTS......                         43,340      82.3%      $ 3.34      $  144,734         59.0%
NON-MAJOR TENANTS..........                          5,800      11.0       $17.33         100,500         41.0
                                                   -------     -----                   ----------        -----
OCCUPIED TOTAL.............                         49,140      93.4%      $ 4.99      $  245,234        100.0%
VACANT SPACE...............                          3,500       6.6
                                                   -------     -----
PROPERTY TOTAL.............                         52,640     100.0%
                                                   =======     =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                     A-8-18

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

o   THE LOANS. The 13 Mortgage Loans (the "Regency Portfolio Loans") are secured by first mortgages or first deeds of trust encumbering 13 retail properties located in California (3), Illinois (2), Delaware (1), North Carolina (1),
    New Jersey (1), Oregon (1), Pennsylvania (1), Texas (1), Virginia (1) and
    Wisconsin (1). The Regency Portfolio Loans represent approximately 10.6% of the Cut-Off Date Pool Balance. The Regency Portfolio Loans were originated on March 1, 2006, and have an aggregate principal balance as of the Cut-Off
    Date of $213,000,000. Each Regency Portfolio Loan is cross-collateralized and cross-defaulted with each of the other Regency Portfolio Loans, and each
    Regency Portfolio Loan may be released upon an assumption pursuant to several conditions set forth in the related Mortgage Loan documents. Each
    Regency Portfolio Loan provides for interest-only payments for the first 60 months of its respective terms, and thereafter, fixed payments of principal and interest.

    The Regency Portfolio Loans have remaining terms of 120 months and mature on
    March 11, 2016. The Regency Portfolio Loans may be prepaid on or after
    December 11, 2015 and allow, at borrower's election, to either prepay the
    Mortgage Loan subject to a yield maintenance charge or defease with United
    States government obligations beginning two years after the Closing Date.

    For more information regarding the Regency Portfolio Loans, see "DESCRIPTION
    OF THE MORTGAGE LOANS--Twenty Largest Mortgage Loans" in the Prospectus
    Supplement.

o   THE BORROWERS. The borrowers are 12 limited liability companies and 1 limited partnership, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Regency Portfolio Loans. The sponsors are Regency Realty
    Group, Inc. and MacQuarie Countrywide Trust of Australia. Regency Centers
    Corporation (NYSE: REG), which is the parent of Regency Realty Group, Inc.
    and was founded in 1963, is an integrated real estate investment trust
    (REIT) and owns, manages and develops neighborhood shopping centers in 22 states. Regency Centers Corporation owns and manages more than 260 properties, comprising more than 30.0 million square feet, located in 46 metropolitan markets, including 18 of the largest 25 markets in the nation.
    Regency had a market cap of approximately $4.23 billion as of February 10,
    2006. Macquarie Country Wide Trust (ASX: MCW) is based in Australia and invests worldwide primarily in grocery-anchored shopping centers.

o   THE PROPERTIES. The Mortgaged Properties consist of 13 retail buildings containing, in the aggregate, approximately, 1,841,832 square feet. The average occupancy rate for the Mortgaged Properties securing the Regency
    Portfolio Loans was approximately 95.0% (see Regency Portfolio Summary charts for occupancy as-of dates).

o   LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o   PARTIAL RELEASE. Each of the Regency Portfolio Loans permit defeasance beginning 2 years after the Closing Date with United States government obligations in an amount sufficient to defease: (i) in connection with the first 25% of the aggregate original principal balance of the Regency
    Portfolio Loans being defeased, 100% of the outstanding principal balance of the applicable Regency Portfolio Loan(s); (ii) in connection with the second
    25% of the aggregate original principal balance of the Regency Portfolio
    Loans being defeased, 115% of the outstanding principal balance of the applicable Regency Portfolio Loan(s); and (iii) thereafter, 125% of the outstanding principal balance of the applicable Regency Portfolio Loan(s);
    provided, however, that with respect to the Pleasant Hill Shopping Center
    Mortgage Loan and the Granada Village Shopping Center Mortgage Loan, the
    applicable borrower may defease with United States government obligations in an amount sufficient to defease 110% and 115%, respectively, of the outstanding principal balance of the applicable Regency Portfolio Loan. In addition, each of the Regency Portfolio Loans may be assumed if certain conditions are met, including (i) no event of default has occurred and is continuing, (ii) the applicable Regency Portfolio Loan maintains a loan-to-value ratio no greater than 80% and a minimum debt service coverage ratio of 1.25x and (iii) upon such assumption, the remaining Regency
    Portfolio Loans have a maximum aggregate loan-to-value ratio of 75% and a minimum aggregate debt service coverage ratio of 1.20x. Upon defeasance or assumption, the applicable Regency Portfolio Loan will be released from cross-collateralization and cross-default provisions of the related Mortgage
    Loan documents.

o   MANAGEMENT. Regency Realty Group, Inc., an affiliate of one of the sponsors, is the property manager for the Mortgaged Properties securing the Regency
    Portfolio Loans.

                                     A-8-19

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                                     A-8-20

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                               1818 MARKET STREET
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                                     A-8-21

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                               1818 MARKET STREET
--------------------------------------------------------------------------------

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                                     A-8-22

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                               1818 MARKET STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $122,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Triple Net Properties, LLC
TYPE OF SECURITY                                                            Both
MORTGAGE RATE                                                             5.946%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX(1)                                                             Springing

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC                                            $1,700,000
   DAY & ZIMMERMAN(2)                               $4,000,000
   ENGINEERING                                        $300,000
   TI/LC(3)                                           $300,380

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC(4)                                            $61,448
   REPLACEMENT(4)                                      $17,205

ADDITIONAL FINANCING                    B-Note                       $10,000,000
                                        Secured Subordinate           $9,630,000

                                            TRUST ASSET      WHOLE MORTGAGE LOAN
                                           -------------     -------------------
CUT-OFF DATE BALANCE                       $122,000,000         $132,000,000
CUT-OFF DATE BALANCE/SF                        $124                 $134
CUT-OFF DATE LTV                               78.2%                84.6%
MATURITY DATE LTV                              73.1%                79.4%
UW DSCR ON NCF                                 1.21x                1.08x
--------------------------------------------------------------------------------

(1) Lockbox is required (i) upon the occurrence of an event of default, (ii) if the debt service coverage ratio, as computed by the mortgagee, is less than
    1.15x, (iii) if the 1818 Market Street Subordinate Loan is not fully repaid within 120 days after the origination date or (iv) upon a default under the ground lease.

(2) Reserve funded at closing to be used for potential tenant improvement costs associated with a future renewal of the Day & Zimmerman lease.

(3) Reserve funded at closing to be used for outstanding TI/LC costs and other borrower obligations.

(4) Commences on the 25th payment date.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Philadelphia, PA
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)                                                                983,160
OCCUPANCY AS OF NOVEMBER 7, 2005                                           95.6%
YEAR BUILT / YEAR RENOVATED                                          1971 / 2004
APPRAISED VALUE                                                     $156,000,000
PROPERTY MANAGEMENT                           Triple Net Properties Realty, Inc.
UW ECONOMIC OCCUPANCY                                                      90.0%
UW REVENUES                                                          $21,727,194
UW TOTAL EXPENSES                                                    $10,658,367
UW NET OPERATING INCOME (NOI)                                        $11,068,827
UW NET CASH FLOW (NCF)                                               $10,582,717
--------------------------------------------------------------------------------

                                     A-8-23

--------------------------------------------------------------------------------
                               1818 MARKET STREET
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                          NET     % OF NET   ANNUAL                 % OF TOTAL
                                       RATINGS(1)      RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE    ANNUAL          LEASE
TENANT                              MOODY'S/S&P/FITCH  AREA (SF)    AREA       PSF        RENT      BASE RENT       EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Day & Zimmerman(2)..............      NR/NR/NR        214,613     21.8%   $17.26     $ 3,705,290      18.6%           March 2008
  Sunoco..........................    Baa2/BBB/BBB       68,533      7.0    $17.39       1,191,565       6.0    Multiple Spaces(3)
  Zurich Insurance................       A3/A+/A         41,526      4.2    $26.15       1,086,087       5.5         February 2012
  American College of Radiology...      NR/NR/NR         36,741      3.7    $22.10         811,868       4.1         February 2015
  McKissock & Hoffman, PC.........      NR/NR/NR         33,914      3.4    $21.39         725,444       3.6         February 2014
                                                       --------    -----               -----------     -----
  TOTAL MAJOR TENANTS.............                      395,327     40.2%   $19.02     $ 7,520,254      37.8%
NON-MAJOR TENANTS.................                      544,681     55.4    $22.69      12,360,763      62.2
                                                       --------    -----               -----------     -----
OCCUPIED MAJOR TOTAL..............                      940,008     95.6%   $21.15     $19,881,017     100.0%
VACANT SPACE......................                       43,152      4.4
                                                       --------    -----
PROPERTY TOTAL....................                      983,160    100.0%
                                                       ========    =====
----------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2) Day & Zimmerman currently subleases approximately 64,532 SF of its space to other tenants.

(3) Under the terms of multiple leases, approximately 17,987 SF expire September
    2007, and approximately 50,546 SF expire in September 2020.

--------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                                                                                                           CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF    % OF ACTUAL      ACTUAL RENT
    YEAR        EXPIRING        EXPIRING      EXPIRING     EXPIRING*       SF ROLLING*     RENT ROLLING*      ROLLING*
--------------------------------------------------------------------------------------------------------------------------

   2006            15            $14.80        38,265         3.9%             3.9%             2.8%             2.8%
   2007             9            $24.31        81,870         8.3%            12.2%            10.0%            12.9%
   2008            16            $18.23       269,049        27.4%            39.6%            24.7%            37.5%
   2009            17            $21.52        77,891         7.9%            47.5%             8.4%            46.0%
   2010            19            $23.47       125,175        12.7%            60.2%            14.8%            60.7%
   2011             5            $24.67        41,825         4.3%            64.5%             5.2%            65.9%
   2012             6            $24.77        66,709         6.8%            71.3%             8.3%            74.2%
   2013             6            $25.38        30,673         3.1%            74.4%             3.9%            78.2%
   2014             7            $22.45        78,910         8.0%            82.4%             8.9%            87.1%
   2015             8            $21.87        64,622         6.6%            89.0%             7.1%            94.2%
   2016             2            $22.00        14,373         1.5%            90.5%             1.6%            95.8%
Thereafter          4            $16.60        50,646         5.2%            95.6%             4.2%           100.0%
  Vacant            0              NA          43,152         4.4%           100.0%             0.0%           100.0%
--------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-24

--------------------------------------------------------------------------------
                               1818 MARKET STREET
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "1818 Market Street Loan") is secured by a first mortgage encumbering an office building located in Philadelphia,
    Pennsylvania. The 1818 Market Street Loan represents approximately 6.1% of the Cut-Off Date Pool Balance. The 1818 Market Street Loan was originated on
    February 21, 2006, and has a principal balance as of the Cut-Off Date of
    $122,000,000. The 1818 Market Street Loan, which is evidenced by a senior note dated February 21, 2006, is the senior portion of a whole loan with an original principal balance of $132,000,000. The companion loan related to the 1818 Market Street Loan is evidenced by a separate subordinate note dated February 21, 2006, with an original principal balance of $10,000,000
    (the "1818 Market Street Companion Loan"). The 1818 Market Street Companion
    Loan will not be an asset of the Trust Fund. The 1818 Market Street Loan and the 1818 Market Street Companion Loan will be governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under
    "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The 1818
    Market Street Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed payments of principal and interest.

    The 1818 Market Street Loan has a remaining term of 120 months and matures on March 11, 2016. The 1818 Market Street Loan may be prepaid on or after
    December 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o   THE BORROWERS. The borrowers are 24 tenants-in-common, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1818 Market Street Loan.
    The sponsor is Triple Net Properties, LLC ("Triple Net"). Triple Net is a
    nationally active syndicator of tenant-in-common real estate investment structures. Triple Net currently has approximately 21,845 investors who own
    119 properties with a market value in excess of $2.9 billion in 21 states.
    Triple Net is currently under investigation by the Securities and Exchange
    Commission regarding disclosure in securities offerings and exemptions from registration requirements. See "RISK FACTORS--The Mortgage Loans--Litigation
    May Have Adverse Effects on Borrowers" in the Prospectus Supplement.

o   THE PROPERTY. The Mortgaged Property is an approximately 983,160 square foot office building situated on approximately 1.0 acre of land. The Mortgaged
    Property was constructed in 1971 and renovated in 2004. The Mortgaged
    Property is located in Philadelphia, Pennsylvania. As of November 7, 2005,
    the occupancy rate for the Mortgaged Property securing the 1818 Market
    Street Loan was approximately 95.6%.

    The largest tenant is Day & Zimmerman, occupying approximately 214,613 square feet, or approximately 21.8% of the net rentable area; however approximately 64,532 square feet are subleased to other tenants.
    Headquartered at the Mortgaged Property, Day & Zimmerman is a worldwide provider of business services, which operates more than 150 worldwide locations and employs 20,000 professionals. Day & Zimmerman was the first tenant to occupy the building when it opened in 1975. The Day & Zimmerman lease expires in March 2008. The second largest tenant is Sunoco, Inc.
    ("Sunoco"), occupying approximately 68,533 square feet, or approximately
    7.0% of the net rentable area. Sunoco is a leading independent oil refiner and marketer. As of February 24, 2006, Sunoco was rated "Baa2" (Moody's),
    "BBB" (S&P) and "BBB" (Fitch). The Sunoco leases expire in various years, with approximately 17,987 square feet expiring in September 2007 and approximately 50,546 expiring in September 2020. The third largest tenant is
    Zurich Insurance, occupying approximately 41,526 square feet, or approximately 4.2% of the net rentable area. Founded in 1872, Zurich
    Insurance operates in more than 50 countries worldwide and is the second-largest provider of general corporate insurance. As of February 24,
    2006, Zurich Insurance was rated "A3" (Moody's), "A+" (S&P) and "A" (Fitch).
    The Zurich Insurance lease expires in February 2012.

o   LOCKBOX ACCOUNT. At any time during the term of the 1818 Market Street Loan,
    (i) upon the occurrence of an event of default under the related Mortgage
    Loan documents or the ground lease or if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x or (ii) if the 1818 Market
    Street Subordinate Loan is not fully repaid within 120 days after origination of the 1818 Market Street Loan, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lockbox account.

o   SUBORDINATE DEBT. A subordinate loan in the amount of $9,630,000 was originated on February 21, 2006 (the "1818 Market Street Subordinate Loan").
    The 1818 Market Street Subordinate Loan is not an asset of the Trust Fund and is secured by a subordinate mortgage on the Mortgaged Property.

o   MANAGEMENT. Triple Net Properties Realty, Inc. ("Triple Net Properties"), an
    affiliate of the sponsor, is the property manager for the Mortgaged Property securing the 1818 Market Street Loan. Triple Net Properties manages a portfolio of over 25.1 million square feet of office, industrial and service properties with a market value of more than $3.1 billion.

                                     A-8-25

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                                     A-8-26

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                           FORUM AT PEACHTREE PARKWAY
--------------------------------------------------------------------------------

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                                     A-8-27

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                           FORUM AT PEACHTREE PARKWAY
--------------------------------------------------------------------------------

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                                     A-8-28

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                           FORUM AT PEACHTREE PARKWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $84,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        Stanley E. Thomas
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.690%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                  Interest Only
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           120 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES                                None

ONGOING MONTHLY RESERVES                         None

ADDITIONAL FINANCING*                                                       None

                                                            TRUST ASSET
                                                            -----------
CUT-OFF DATE BALANCE                                        $84,000,000
CUT-OFF DATE BALANCE/SF                                        $216
CUT-OFF DATE LTV                                               64.1%
MATURITY DATE LTV                                              64.1%
UW DSCR ON NCF                                                 1.61x
--------------------------------------------------------------------------------

*   Future subordinate debt is permitted subject to, among other things: (i) a maximum amount of $6,918,000, (ii) a minimum aggregate debt service coverage ratio of 1.20x, (iii) receipt of a rating agency no-downgrade letter and
    (iv) a subordination and standstill agreement reasonably acceptable to the mortgagee.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Norcross, GA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                389,159
OCCUPANCY AS OF JANUARY 25, 2006                                          100.0%
YEAR BUILT / YEAR RENOVATED                                            2003 / NA
APPRAISED VALUE                                                     $131,000,000
PROPERTY MANAGEMENT                                     Thomas Enterprises, Inc.
UW ECONOMIC OCCUPANCY                                                      96.3%
UW REVENUES                                                          $10,585,413
UW TOTAL EXPENSES                                                     $2,509,783
UW NET OPERATING INCOME (NOI)                                         $8,075,629
UW NET CASH FLOW (NCF)                                                $7,712,235
--------------------------------------------------------------------------------

                                     A-8-29

--------------------------------------------------------------------------------
                           FORUM AT PEACHTREE PARKWAY
--------------------------------------------------------------------------------
`

--------------------------------------------------------------------------------------------------------------------
                                                   TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------
                                                   NET    % OF NET   ANNUAL                % OF TOTAL
                                 RATINGS*       RENTABLE  RENTABLE    BASE    ANNUAL BASE    ANNUAL        LEASE
TENANT                       MOODY'S/S&P/FITCH  AREA(SF)    AREA    RENT PSF      RENT     BASE RENT    EXPIRATION
--------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Belk.....................      NR/NR/NR        65,804     16.9%    $ 3.25    $  213,863      2.7%      March 2017
  Linen's N Things.........       B3/B/B-        28,600      7.3     $14.50       414,700      5.1      January 2013
  Wakefield Beasley........      NR/NR/NR        24,551      6.3     $13.75       337,576      4.2      January 2009
  Barnes & Noble...........      NR/NR/NR        23,559      6.1     $16.50       388,724      4.8       March 2012
  Old Navy.................   Baa3/BBB-/BBB-     19,881      5.1     $12.00       238,572      3.0     February 2012
                                                -------    -----               ----------    -----
  TOTAL MAJOR TENANTS .....                     162,395     41.7%    $ 9.81    $1,593,435     19.8%
NON-MAJOR TENANTS..........                     226,764     58.3     $28.49     6,459,931     80.2
                                                -------    -----               ----------    -----
OCCUPIED MAJOR TOTAL ......                     389,159    100.0%    $20.69    $8,053,366    100.0%
VACANT SPACE...............                           0      0.0
                                                -------    -----
PROPERTY TOTAL.............                     389,159    100.0%
                                                =======    =====
--------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
            # OF LEASES  WA BASE RENT/SF  TOTAL SF  % OF TOTAL SF  CUMULATIVE % OF   % OF ACTUAL   CUMULATIVE % OF ACTUAL
   YEAR      EXPIRING       EXPIRING      EXPIRING    EXPIRING*       SF ROLLING*   RENT ROLLING*        RENT ROLLING*
-------------------------------------------------------------------------------------------------------------------------

   2006          0            $0.00              0       0.0%             0.0%           0.0%                0.0%
   2007          3           $26.39          6,484       1.7%             1.7%           2.1%                2.1%
   2008          5           $27.22         11,972       3.1%             4.7%           4.0%                6.2%
   2009          7           $19.28         41,176      10.6%            15.3%           9.9%               16.0%
   2010         12           $27.20         31,888       8.2%            23.5%          10.8%               26.8%
   2011          6           $29.99         19,012       4.9%            28.4%           7.1%               33.9%
   2012          8           $19.29         67,651      17.4%            45.8%          16.2%               50.1%
   2013         20           $24.41        117,554      30.2%            76.0%          35.6%               85.7%
   2014          0            $0.00              0       0.0%            76.0%           0.0%               85.7%
   2015          4           $33.90         27,618       7.1%            83.1%          11.6%               97.3%
   2016          0            $0.00              0       0.0%            83.1%           0.0%               97.3%
Thereafter       1            $3.25         65,804      16.9%           100.0%           2.7%              100.0%
  Vacant         0             NA                0       0.0%           100.0%           0.0%              100.0%
-------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-30

--------------------------------------------------------------------------------
                           FORUM AT PEACHTREE PARKWAY
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "Forum at Peachtree Parkway Loan") is
    secured by a first mortgage encumbering an anchored retail center located in
    Norcross, Georgia. The Forum at Peachtree Parkway Loan represents approximately 4.2% of the Cut-Off Date Pool Balance. The Forum at Peachtree
    Parkway Loan was originated on February 23, 2006, and has a principal balance as of the Cut-Off Date of $84,000,000. The Forum at Peachtree
    Parkway Loan provides for interest-only payments for the entire term.

    The Forum at Peachtree Parkway Loan has a remaining term of 120 months and matures on March 11, 2016. The Forum at Peachtree Parkway Loan may be
    prepaid with the payment of a yield maintenance charge or a prepayment premium on or after March 11, 2008, and may be prepaid without payment of a yield maintenance charge or a prepayment premium on or after October 11,
    2015.

    THE BORROWER. The borrower is Fourth Quarter Properties XIX, LLC, a special purpose entity. The sponsor is Stanley E. Thomas, who founded Thomas
    Enterprises, Inc. in 1987, which is headquartered in Newnan, Georgia. Thomas
    Enterprises, Inc. currently owns more than 20 million square feet of retail property and 20,000 acres of undeveloped land throughout the United States.

o   THE PROPERTY. The Mortgaged Property is an approximately 389,159 square foot anchored retail building situated on approximately 38.7 acres. The Mortgaged
    Property was constructed in 2003. The Mortgaged Property is located in
    Norcross, Georgia within the Atlanta-Sandy Springs-Marietta, Georgia metropolitan statistical area. As of January 25, 2006, the occupancy rate for the Mortgaged Property securing the Forum at Peachtree Parkway Loan was
    100.0%.

    The largest tenant is Belk, Inc. ("Belk"), occupying approximately 65,804 square feet, or approximately 16.9% of the net rentable area. There are approximately 210 Belk stores in 13 states in the southeast and mid-Atlantic regions of the United States. Belk is the nation's largest privately-owned department store organization. The Belk lease expires in March 2017. The second largest tenant is Linen's N Things, occupying approximately 28,600 square feet, or approximately 7.3% of the net rentable area. Linen's N
    Things is a national retailer of bedding, sheets, towels, home decor, kitchen decor, bath decor, housewares and home furnishings. As of February
    24, 2006, Linen's N Things was rated "B3" (Moody's), "B" (S&P) and "B--"
    (Fitch). The Linen's N Things lease expires in January 2013. The third largest tenant is Wakefield Beasley & Associates ("Wakefield Beasley"),
    occupying approximately 24,551 square feet, or approximately 6.3% of the net rentable area. Wakefield Beasley is an architectural firm based in the southeastern United States. The Wakefield Beasley lease expires in January
    2009.

o   LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o   FREE RELEASE. The borrower may obtain the release of a certain unimproved parcel upon the satisfaction of certain conditions, including, without limitation: (i) the borrower provides evidence that the proposed use of the release parcel will not violate any of the restrictions included in any lease at the remaining Mortgaged Property, (ii) the borrower provides evidence that the remaining Mortgaged Property will be in compliance with all applicable laws, (iii) the borrower provides an opinion of counsel that the proposed release will not adversely affect the REMIC status of the Trust
    Fund and (iv) no event of default under the related Mortgage Loan documents has occurred and is continuing. The related appraisal did not attribute any value to the parcel subject to the release provisions.

o   MANAGEMENT. Thomas Enterprises, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Forum at Peachtree
    Parkway Loan. Thomas Enterprises, founded in 1987, is a commercial real estate company which currently owns and manages over 20 million square feet of retail property valued at $2 billion.

                                     A-8-31

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                                     A-8-32

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                            MARRIOTT -- MELVILLE, NY
--------------------------------------------------------------------------------

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                                     A-8-33

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                            MARRIOTT -- MELVILLE, NY
--------------------------------------------------------------------------------

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                                     A-8-34

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                            MARRIOTT -- MELVILLE, NY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $80,066,910
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Columbia Sussex Corporation
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.670%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 358
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   DEFERRED MAINTENANCE                                $39,850

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   FF&E*                                               $75,693

ADDITIONAL FINANCING                                                        None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $80,066,910
CUT-OFF DATE BALANCE/ROOM                                           $216,983
CUT-OFF DATE LTV                                                      75.2%
MATURITY DATE LTV                                                     63.3%
UW DSCR ON NCF                                                        1.47x
--------------------------------------------------------------------------------

*   During the first loan year, $75,693 will be escrowed monthly. For each year thereafter, 4% of monthly revenue will be escrowed.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Melville, NY
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 369
OCCUPANCY AS OF SEPTEMBER 30, 2005*                                        66.3%
YEAR BUILT / YEAR RENOVATED                                          1990 / 2005
APPRAISED VALUE                                                     $106,500,000
PROPERTY MANAGEMENT                                  Columbia Sussex Corporation
UW ECONOMIC OCCUPANCY                                                      67.5%
UW REVENUES                                                          $22,707,801
UW TOTAL EXPENSES                                                    $13,393,288
UW NET OPERATING INCOME (NOI)                                         $9,314,513
UW NET CASH FLOW (NCF)                                                $8,179,123
--------------------------------------------------------------------------------

*   Based on the trailing 9-month period ending September 30, 2005.

                                     A-8-35

--------------------------------------------------------------------------------
                            MARRIOTT -- MELVILLE, NY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING..........................................................               254
DOUBLE DOUBLE.................................................               115
                                                                             ---
   TOTAL......................................................               369
                                                                             ===

MEETING/BALLROOM SPACE                                               SQUARE FEET
--------------------------------------------------------------------------------
BALLROOM......................................................            10,225
OTHER MEETING SPACE...........................................             5,475
                                                                           -----
   TOTAL......................................................            15,700
                                                                          ======

FOOD AND BEVERAGE                                                          SEATS
--------------------------------------------------------------------------------
RESTAURANT....................................................               120
ATRIUM BAR....................................................                85
                                                                             ---
   TOTAL......................................................               205
                                                                             ===

OTHER AMENITIES
--------------------------------------------------------------------------------
POOL
FITNESS CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR..........................................................         2004-2005
LATEST PERIOD.................................................       TTM - Sept.
OCCUPANCY.....................................................             65.1%
ADR...........................................................           $167.28
REVPAR........................................................           $108.95
UW OCCUPANCY..................................................             67.5%
UW ADR........................................................           $170.61
UW REVPAR.....................................................           $115.16
--------------------------------------------------------------------------------

                                     A-8-36

--------------------------------------------------------------------------------
                            MARRIOTT -- MELVILLE, NY
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "Marriott -- Melville Loan") is secured by a first mortgage encumbering a full-service hotel located in Melville, New
    York. The Marriott -- Melville Loan represents approximately 4.0% of the
    Cut-Off Date Pool Balance. The Marriott -- Melville Loan was originated on
    December 27, 2005, and has a principal balance as of the Cut-Off Date of
    $80,066,910.

    The Marriott -- Melville Loan has a remaining term of 118 months and matures on January 11, 2016. The Marriott -- Melville Loan may be prepaid on or after November 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o   THE BORROWER. The borrower is Columbia Properties Melville, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott -- Melville Loan.
    The sponsor is Columbia Sussex Corporation ("Columbia Sussex"). Columbia
    Sussex owns and operates 90 hotels, resorts and casinos in 30 states and overseas, including the Horizon Casino Resort in South Lake Tahoe, the
    Westin Casuarina Hotel and Spa in Las Vegas and the Westin Casuarina on
    Grand Cayman Island.

o   THE PROPERTY. The Mortgaged Property is a full-service hotel, containing 369 rooms, 21 meeting rooms containing approximately 15,700 square feet of meeting and open function space, as well as a restaurant, business center, indoor pool and fitness center. The Mortgaged Property is located in
    Melville, New York within the New York-Northern New Jersey-Long Island,
    NY-NJ-PA metropolitan statistical area. Based upon the trailing 9-month period ending September 30, 2005, the occupancy rate for the Mortgaged
    Property securing the Marriott -- Melville Loan was approximately 66.3%.

o   LOCKBOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

o   MANAGEMENT. Columbia Sussex, the sponsor of the Marriott -- Melville Loan, is the property manager for the Mortgaged Property securing the Marriott --
    Melville Loan.

                                     A-8-37

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                                     A-8-38

--------------------------------------------------------------------------------
                             TJX DISTRIBUTION CENTER
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                     A-8-39

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                             TJX DISTRIBUTION CENTER
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                                     A-8-40

--------------------------------------------------------------------------------
                             TJX DISTRIBUTION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $71,700,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Capital Lease Funding Inc.
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.570%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                            ARD
INTEREST-ONLY PERIOD                                                           6
ORIGINAL TERM / AMORTIZATION                                        120 / Varies
REMAINING TERM / AMORTIZATION                                       120 / Varies
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   INSURANCE                                               Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)                                  Springing
   TI/LC(2)                                          Springing

ADDITIONAL FINANCING                            B-Note                $9,647,276

                                                                     WHOLE
                                                   TRUST ASSET   MORTGAGE LOAN
                                                   -----------   -------------
CUT-OFF DATE BALANCE                               $71,700,000    $81,347,276
CUT-OFF DATE BALANCE/SF                                $71            $80
CUT-OFF DATE LTV                                      78.8%          89.4%
MATURITY DATE LTV                                     71.9%          71.9%
UW DSCR ON NCF                                        1.31x          1.02x
--------------------------------------------------------------------------------

(1)   Upon an event of default under the related Mortgage Loan documents, monthly tax and insurance reserves will be required.

(2)   In the event The TJX Companies, Inc.'s credit rating falls below "BBB--", a reserve capped at $2,800,000 will be required via either (i) a letter of credit or (ii) monthly escrows of $60,000.

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Philadelphia, PA
PROPERTY TYPE                                            Industrial -- Warehouse
SIZE (SF)                                                              1,015,500
OCCUPANCY AS OF FEBRUARY 9, 2006                                          100.0%
YEAR BUILT / YEAR RENOVATED                                            2001 / NA
APPRAISED VALUE                                                      $91,000,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY                                                     100.0%
UW REVENUES                                                           $6,748,526
UW TOTAL EXPENSES                                                       $684,422
UW NET OPERATING INCOME (NOI)                                         $6,064,104
UW NET CASH FLOW (NCF)                                                $5,962,554
--------------------------------------------------------------------------------

                                     A-8-41

--------------------------------------------------------------------------------
                             TJX DISTRIBUTION CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                            NET     % OF NET
                                          RATINGS *      RENTABLE   RENTABLE  ANNUAL BASE  ANNUAL BASE     % OF TOTAL       LEASE
TENANT                                MOODY'S/S&P/FITCH  AREA(SF)     AREA     RENT PSF       RENT      ANNUAL BASE RENT  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

NBC Philadelphia Merchants, Inc.....      A3/A/NR        1,015,500   100.0%      $5.76      $5,849,280       100.0%       June 2021
                                                         ---------   ------                 ----------       ------
PROPERTY TOTAL......................                     1,015,500   100.0%      $5.76      $5,849,280       100.0%
                                                         =========   ======                 ==========
------------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                  # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL SF   CUMULATIVE % OF    % OF ACTUAL      CUMULATIVE % OF
   YEAR            EXPIRING        EXPIRING       EXPIRING      EXPIRING*       SF ROLLING*     RENT ROLLING*   ACTUAL RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------------

   2021                1             $5.76        1,015,500      100.0%           100.0%           100.0%              100.0%
Thereafter             0             $0.00                0        0.0%           100.0%             0.0%              100.0%
  Vacant               0                NA                0        0.0%           100.0%             0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-42

--------------------------------------------------------------------------------
                             TJX DISTRIBUTION CENTER
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "TJX Distribution Center Loan") is secured by a first mortgage encumbering an industrial and warehouse facility located in Philadelphia, Pennsylvania. The TJX Distribution Center Loan represents approximately 3.6% of the Cut-Off Date Pool Balance. The TJX Distribution
    Center Loan was originated on March 10, 2006, and has a principal balance as of the Cut-Off Date of $71,700,000. The TJX Distribution Center Loan, which is evidenced by a senior note dated March 10, 2006, is the senior portion of a whole loan with an original principal balance of $81,347,276. The companion loan related to the TJX Distribution Center Loan is evidenced by a separate subordinate note dated March 10, 2006, with an original principal balance of $9,647,276 (the "TJX Companion Loan"). The TJX Companion Loan is
    not an asset of the Trust Fund. The TJX Distribution Center Loan and the TJX
    Companion Loan are governed by an intercreditor and servicing agreement, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
    POOL--Co-Lender Loans" and are serviced pursuant to the terms of the pooling and servicing agreement. The TJX Distribution Center Loan provides for interest-only payments for the first six months of its term, and thereafter, fixed payments of principal and interest.

    The TJX Distribution Center Loan has a remaining term of 120 months to its anticipated repayment date of March 11, 2016. The TJX Distribution Center
    Loan may be prepaid on or after January 11, 2016, and permits defeasance with United States government obligations beginning two years after the
    Closing Date.

o   THE BORROWER. The borrower is CLF Red Lion Road Philadelphia Business Trust, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the TJX
    Distribution Center Loan. The sponsor is Capital Lease Funding, Inc.
    ("Caplease"), a real estate investment trust. Caplease owns and finances commercial properties leased to high credit quality tenants and has structured and closed approximately $2.5 billion in credit-tenant lease transactions.

o   THE PROPERTY. The Mortgaged Property is an approximately 1,015,500 square foot industrial and warehouse facility situated on approximately 70.5 acres.
    The Mortgaged Property was constructed in 2001. As of February 9, 2006, the occupancy rate for the Mortgaged Property securing the TJX Distribution
    Center Loan was 100.0%.

    The sole tenant is NBC Philadelphia Merchants, Inc. ("NBCPM"), occupying
    1,015,500 square feet, or the entire net rentable area. NBCPM is the primary operating subsidiary of The TJX Companies, Inc. ("TJX") (NYSE:TJX) and is
    the largest apparel and home fashions off-price retailer in the United
    States and worldwide. The NBCPM lease is guaranteed by TJX. As of March 6,
    2006, TJX is rated "A3" (Moody's) and "A" (S&P). The NBCPM lease expires in
    June 2021.

o   LOCKBOX. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o   HYPER-AMORTIZATION. Commencing on the anticipated repayment date of March
    11, 2016, if the TJX Distribution Center Loan is not paid in full, the TJX
    Distribution Center Loan enters into a hyper-amortization period through
    June 11, 2021. The interest rate applicable to the TJX Distribution Center
    Loan during such hyper-amortization period will increase to the greater of
    2.5% over the mortgage rate or 2.5% over the treasury rate, as specified in the Mortgage Loan documents.

o   MANAGEMENT. The Mortgaged Property is self-managed.

                                     A-8-43

--------------------------------------------------------------------------------

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                                     A-8-44

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                                  DOBIE CENTER
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-45

--------------------------------------------------------------------------------
                                  DOBIE CENTER
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-46

--------------------------------------------------------------------------------
                                  DOBIE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $54,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                       Howard L. Michaels
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.590%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          51
ORIGINAL TERM / AMORTIZATION                                           120 / 330
REMAINING TERM / AMORTIZATION                                          118 / 330
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT                                        $600,000
   SEASONALITY(1)                                   $2,281,167

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT(2)                                      $17,107
   TI/LC                                                $1,429

ADDITIONAL FINANCING                            Mezzanine Debt        $6,475,000

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $54,400,000
CUT-OFF DATE BALANCE/BED                                             $55,795
CUT-OFF DATE LTV                                                      79.9%
MATURITY DATE LTV                                                     72.1%
UW DSCR ON NCF                                                        1.38x
--------------------------------------------------------------------------------

(1)   The upfront seasonality reserve represents the portion of prepaid rents held by the previous owner that were conveyed to the borrower upon its acquisition of the Mortgaged Property. Amounts held in the seasonality reserve are subject to the cash management agreement.

(2)   Commences on January 11, 2009.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Austin, TX
PROPERTY TYPE(1)                                  Multifamily -- Student Housing
SIZE (BEDS)(1)                                                               975
OCCUPANCY(2) AS OF NOVEMBER 30, 2005                                       92.4%
YEAR BUILT / YEAR RENOVATED                                          1969 / 1998
APPRAISED VALUE                                                      $68,050,000
PROPERTY MANAGEMENT                                              American Campus
                                                               Communities, Inc.
UW ECONOMIC OCCUPANCY                                                      83.5%
UW REVENUES                                                          $11,607,508
UW TOTAL EXPENSES                                                     $6,046,334
UW NET OPERATING INCOME (NOI)                                         $5,561,174
UW NET CASH FLOW (NCF)                                                $5,366,174
--------------------------------------------------------------------------------

(1)   In addition, there is approximately 68,594 SF of retail space.

(2)   With respect to the multifamily space, the occupancy percentage was approximately 92.4% and with respect to the the retail space, the occupancy percentage was approximately 86.4%.

                                     A-8-47

--------------------------------------------------------------------------------
                                  DOBIE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                       STUDENT HOUSING - LEASE SUMMARY
--------------------------------------------------------------------------------------------------------------
                                                   APPROXIMATE RENTAL RATE                   % OF TOTAL PERIOD
LEASE TYPE *                      NO. OF LEASES        ($/BED/PERIOD)         PERIOD RENT           RENT
--------------------------------------------------------------------------------------------------------------

Full Year Leases..............         854                 $8,667              $7,401,275          97.2%
Fall Leases...................          21                  4,551                  95,570           1.3
Spring Leases.................          26                  4,405                 114,540           1.5
Vacant........................          74                      0                       0           0.0
                                       ---                                     ----------         ------
TOTAL.........................         975                                     $7,611,385         100.0%
                                       ===                                     ==========         ======
--------------------------------------------------------------------------------------------------------------

*   Based on the 2005-2006 school year rent roll dated November 30, 2005.

--------------------------------------------------------------------------------------------------------------
                                                   UNIT MIX
--------------------------------------------------------------------------------------------------------------
                                                                                                QUOTED RATE
UNIT MIX                          NO. OF UNITS/BEDS     APPROXIMATE NRA (SF)    % OF NRA      ($/BED/PERIOD)
--------------------------------------------------------------------------------------------------------------

Efficiency....................          75/150                  245               10.7%           $ 7,554
Studio........................         154/308                  272               24.3            $ 7,881
Side Suite....................          46/184                  792               21.1            $ 9,677
Corner Suite..................          74/296                  887               38.1            $ 8,951
Side Suite Plus...............           3/6                    600                1.0            $ 7,760
Private Studio................          31/31                   268                4.8            $11,270
                                       -------                                   -----
TOTAL/AVERAGE.................         383/975                  450              100.0%      $8,601/$19.11/SF
                                       =======                                   =====
--------------------------------------------------------------------------------------------------------------

                                     A-8-48

--------------------------------------------------------------------------------
                                  DOBIE CENTER
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  TENANT SUMMARY (RETAIL SPACE)
---------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF                               % OF
                                                             NET       NET      ANNUAL                    TOTAL
                                           RATINGS*       RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE  ANNUAL BASE     LEASE
TENANT                                 MOODY'S/S&P/FITCH  AREA (SF)    AREA       PSF        RENT         RENT       EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dobie Theaters....................       NR/NR/NR         9,500     13.8%     $12.00    $  114,000      10.2%       August 2010
  University Federal Credit Union...       NR/NR/NR         6,262      9.1      $20.00       125,240      11.2         March 2006
  Ticket City.com...................       NR/NR/NR         4,755      6.9      $13.51        64,240       5.7                MTM
  Princeton Review..................       NR/NR/NR         4,608      6.7      $10.50        48,384       4.3                MTM
  US Military.......................      Aaa/AAA/AAA       4,277      6.2      $26.55       113,544      10.1      December 2006
                                                           ------    ------               ----------     -----
  TOTAL MAJOR TENANTS...............                       29,402     42.9%     $15.83    $  465,408      41.6%
NON-MAJOR TENANTS...................                       29,844     43.5      $21.92       654,321      58.4
                                                           ------    ------               ----------     -----

OCCUPIED TOTAL......................                       59,246     86.4%     $18.90    $1,119,729     100.0%
VACANT SPACE........................                        9,348     13.6
                                                           ------    ------
PROPERTY TOTAL......................                       68,594    100.0%
                                                           ======    ======
---------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
              # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL    CUMULATIVE % OF    % OF ACTUAL      CUMULATIVE % OF
   YEAR         EXPIRING       EXPIRING       EXPIRING   SF EXPIRING*     SF ROLLING*     RENT ROLLING*   ACTUAL RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------

   2006          30             $20.42         31,338        45.7%           45.7%            57.2%              57.2%
   2007           3             $18.61          4,147         6.0%           51.7%             6.9%              64.0%
   2008           6             $26.94          4,206         6.1%           57.9%            10.1%              74.2%
   2009           5             $29.31          3,884         5.7%           63.5%            10.2%              84.3%
   2010           4             $11.19         15,671        22.8%           86.4%            15.7%             100.0%
   2011           0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
   2012           0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
   2013           0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
   2014           0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
   2015           0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
   2016           0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
Thereafter        0             $ 0.00              0         0.0%           86.4%             0.0%             100.0%
  Vacant          0                 NA          9,348        13.6%          100.0%             0.0%             100.0%
------------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-49

--------------------------------------------------------------------------------
                                  DOBIE CENTER
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "Dobie Center Loan") is secured by a first mortgage encumbering a multifamily building (with ground floor retail space)
    located in Austin, Texas. The Dobie Center Loan represents approximately
    2.7% of the Cut-Off Date Pool Balance. The Dobie Center Loan was originated on December 28, 2005, and has a principal balance as of the Cut-Off Date of
    $54,400,000. The Dobie Center Loan provides for interest-only payments for the first 51 months of its term, and thereafter, fixed monthly payments of principal and interest.

    The Dobie Center Loan has a remaining term of 118 months and matures on
    January 11, 2016. The Dobie Center Loan may be prepaid on or after July 11,
    2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o   THE BORROWER. The borrower is Dobie Austin LP, a special purpose entity.
    Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dobie Center Loan. The sponsor is
    Howard L. Michaels, chairman of the Carlton Group. The Carlton Group's strategic partner with respect to the Mortgaged Property is The Modlin
    Group, led by Avery Modlin. The Modlin Group specializes in originating real estate investments for high net worth individuals.

o   THE PROPERTY. The Mortgaged Property is a 975-bed high-rise multifamily-student housing and retail complex consisting of 27 stories and approximately 68,594 square feet of retail space on approximately 2.1 acres.
    The Mortgaged Property was constructed in 1969 and renovated in 1998. As of
    November 30, 2005, the occupancy rate for the multifamily space of the
    Mortgaged Property securing the Dobie Center Loan was approximately 92.4%
    and the occupancy rate for the retail space was approximately 86.4%.

    The multifamily space of the Mortgaged Property includes such amenities as fully furnished rooms, a fitness center, computer lab, study rooms, laundry facilities, a parking garage, weekly housekeeping and meal plans eligible at all restaurants located in the retail portion of the Mortgaged Property.
    With respect to the retail space, the largest tenant is Dobie Theaters, occupying approximately 9,500 square feet, or approximately 13.8% of the net rentable area. Dobie Theaters is a four screen movie theater. The Dobie
    Theaters lease expires in August 2010. The second largest tenant of the retail space of the Mortgaged Property is University Federal Credit Union
    ("UFCU"), occupying approximately 6,262 square feet, or approximately 9.1%
    of the net rentable area. The UFCU lease expires in March 2006. The third largest tenant of the retail space of the Mortgaged Property is
    TicketCity.com, occupying approximately 4,755 square feet, or approximately
    6.9% of the net rentable area. The TicketCity.com lease is month-to-month.

o   LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o   MANAGEMENT. American Campus Communities, Inc. ("ACC") is the property manager for the Mortgaged Property securing the Dobie Center Loan. American
    Campus Communities (NYSE: ACC) is a publicly traded real estate investment trust focused solely on campus housing in the United States. ACC is a fully integrated, self-managed and self-administered equity REIT with expertise in the acquisition, design, finance, development, construction management leasing and management of student housing properties.

                                     A-8-50

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SANTA MONICA, CA
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-51

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SANTA MONICA, CA
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-52

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SANTA MONICA, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $53,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                  The Procaccianti Group/
                                                                   CMS Companies
TYPE OF SECURITY                                                       Leasehold
MORTGAGE RATE                                                             5.510%
MATURITY DATE                                                   October 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          115 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   PIP(1)                                           $1,416,370
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT(2)                                          Yes

ADDITIONAL FINANCING(3)                              Mezzanine       $11,531,381

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $53,000,000
CUT-OFF DATE BALANCE/ROOM                                           $209,486
CUT-OFF DATE LTV                                                      69.8%
MATURITY DATE LTV                                                     65.8%
UW DSCR ON NCF                                                        1.30x
--------------------------------------------------------------------------------

(1)   A Property Improvement Plan ("PIP"), with a current budgeted amount of
      $3,416,370, will be implemented at the Mortgaged Property. The PIP includes upgrades to the exterior, guestrooms, common areas, building systems, the food and beverage and recreational facilities, as well as the meeting and banquet areas. The first $2,000,000 of the currently budgeted
      PIP expenses have been committed for payment by Hilton. Upon repayment of the mezzanine loan, described on page A-8-55, the portion of the currently budgeted PIP that remains unfunded in the amount of $1,416,370 will be escrowed by the mortgagee.

(2)   Monthly replacement reserve is defined as 2% of monthly revenue for the first year, 3% of monthly revenue for the second year and 4% thereafter.

(3)   The mezzanine loan is secured by an interest in an affiliate of the borrower of the Doubletree Hotel -- Santa Monica Loan, as well as four other borrowing entities, and totals $97,000,000, with $62,276,641 currently outstanding. The allocated mezzanine loan for the Doubletree
      Hotel -- Santa Monica Loan totals approximately $14,933,606 with
      $11,531,381 currently outstanding, and $1,416,370 (equal to the borrower's portion of the currently budgeted property improvement plan) remaining to be funded. An additional $1,985,855 can be funded for non-budgeted items, pending a revised budget.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                        Santa Monica, CA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 253
OCCUPANCY AS OF DECEMBER 31, 2005(1)                                       71.7%
YEAR BUILT / YEAR RENOVATED                                          1990 / 1999
APPRAISED VALUE(2)                                                   $75,900,000
PROPERTY MANAGEMENT                                           Lenox Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                      79.1%
UW REVENUES                                                          $18,480,388
UW TOTAL EXPENSES                                                    $12,646,832
UW NET OPERATING INCOME (NOI)                                         $5,833,556
UW NET CASH FLOW (NCF)                                                $5,094,340
--------------------------------------------------------------------------------

(1)   Based on the trailing 12-month period ending December 31, 2005.

(2)   As-stabilized. The "as-is" value set forth in the appraisal is
      $68,200,000.

                                     A-8-53

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SANTA MONICA, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING SUITES........................................                          211
DOUBLE DOUBLE......................................                           39
EXECUTIVE/PRESIDENTIAL SUITES .....................                            3
                                                                             ---
   TOTAL...........................................                          253
                                                                             ===

BALLROOM SPACES                                                      SQUARE FEET
--------------------------------------------------------------------------------
CAROUSEL BALLROOM..................................                        3,078
CAROUSEL BALLROOM-CAROUSEL A.......................                          931
CAROUSEL BALLROOM-CAROUSEL B.......................                        1,216
CAROUSEL BALLROOM-CAROUSEL C.......................                          931
GALLERY SOUTH......................................                          416
GALLERY NORTH......................................                          416
MARQUEE BALLROOM...................................                        1,566
MARQUEE BALLROOM-MARQUEE I.........................                          702
MARQUEE BALLROOM-MARQUEE II........................                          864
GARDEN TERRACE.....................................                        2,700
                                                                          ------
   TOTAL...........................................                       12,820
                                                                          ======

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
4TH STREET GRILL...................................                           92

OTHER AMENITIES
--------------------------------------------------------------------------------
BUSINESS CENTER
CONCIERGE
FITNESS CENTER
HIGH SPEED INTERNET ACCESS
POOL & JACUZZI
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR...............................................                         2005
LATEST PERIOD......................................           T-6 Ending 12/2005
OCCUPANCY..........................................                        70.9%
ADR................................................                      $179.26
REVPAR.............................................                      $127.07
UW OCCUPANCY.......................................                        79.1%
UW ADR.............................................                      $186.11
UW REVPAR..........................................                      $147.23
--------------------------------------------------------------------------------

                                     A-8-54

--------------------------------------------------------------------------------
                      DOUBLETREE HOTEL -- SANTA MONICA, CA
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "Doubletree Hotel -- Santa Monica Loan") is
    secured by a first mortgage encumbering a full-service hotel located in
    Santa Monica, California. The Doubletree Hotel -- Santa Monica Loan
    represents approximately 2.6% of the Cut-Off Date Pool Balance. The
    Doubletree Hotel -- Santa Monica Loan was originated on October 5, 2005 and has a principal balance as of the Cut-Off Date of $53,000,000. The
    Doubletree Hotel -- Santa Monica Loan provides for interest-only payments for the first 84 months of its term, and thereafter, fixed payments of principal and interest.

    The Doubletree Hotel -- Santa Monica Loan has a remaining term of 115 months and matures on October 11, 2015. The Doubletree Hotel -- Santa Monica Loan
    may be prepaid on or after August 11, 2015, and permits defeasance with
    United States government obligations beginning two years after the Closing
    Date.

o   THE BORROWER. The borrower is PCA I, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Doubletree Hotel -- Santa Monica Loan. The
    sponsor is The Procaccianti Group ("TPG") and CMS Companies ("CMS"). TPG is
    a privately held real estate investment company that focuses on a value-add investment style that creates value with real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 6,400 rooms in over 40 markets. TPG's equity partner is CMS, an investment manager in non-traditional asset classes. CMS places equity on behalf of entrepreneurs and has sponsored partnerships in various investment vehicles since 1981.

o   THE PROPERTY. The Mortgaged Property is a full-service, luxury hotel containing 253 rooms. The amenities at the Mortgaged Property include a fitness center, swimming pool and approximately 12,820 square feet of meeting/ballroom space. The Mortgaged Property is located within the Los
    Angeles-Long Beach-Santa Ana, California metropolitan statistical area.
    Based upon the trailing 12-month period ending December 31, 2005, the occupancy rate for the Mortgaged Property securing the Doubletree Hotel --
    Santa Monica Loan was approximately 71.7%.

    The Mortgaged Property is currently being renovated using a Property
    Improvement Plan ("PIP"), with a current budgeted amount of approximately
    $3,416,370. The first $2,000,000 of PIP expenses will be paid by Hilton. The proposed PIP budget includes upgrades to the building exterior, guestrooms, systems, food & beverage, recreational facilities, meeting and banquet areas and common areas. The improvements will reflect the high standards of a
    Doubletree Hotel and solidify the Mortgaged Property's position in the market.

o   LOCKBOX ACCOUNT. The Mortgage Loan documents do not require a lockbox account.

o   MEZZANINE DEBT. Upon the origination of the Doubletree Hotel -- Santa Monica
    Loan, Wachovia Bank, National Association provided a mezzanine loan to an affiliate of the borrower, as well as four other borrowing entities to implement property improvement plans at several properties owned by the sponsor. The mezzanine loan provides for a total of $97,000,000 of debt, with $62,276,641 currently outstanding. The portion of the mezzanine loan allocated to the borrower of the Doubletree Hotel -- Santa Monica Loan totals approximately $14,933,606 with $11,531,381 currently outstanding and
    $1,416,370 remaining to be funded. An additional $1,985,855 can be funded for non-budgeted items, pending a revised budget. The mezzanine loan will mature on April 1, 2006.

    The borrower had indicated that CMS is in the final stages of making an equity investment in the borrower. Proceeds from this equity investment will be used to repay the mezzanine loan and fund the remaining portion of the
    PIP pursuant to the borrower's budget. The mortgagee will reserve the proceeds that are allocated for completion of the PIP and will make disbursements as work is completed.

o   MANAGEMENT. Lenox Hotels, Inc., an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the Doubletree Hotel --
    Santa Monica Loan.

                                     A-8-55

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-56

--------------------------------------------------------------------------------
                        BANK OF AMERICA -- PASADENA, CA
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-57

--------------------------------------------------------------------------------
                         BANK OF AMERICA -- PASADENA, CA
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-58

--------------------------------------------------------------------------------
                         BANK OF AMERICA -- PASADENA, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $50,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                           GKK Capital LP
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.930%
MATURITY DATE                                                 September 11, 2015
AMORTIZATION TYPE                                              Interest Only ARD
INTEREST-ONLY PERIOD                                                         117
ORIGINAL TERM / AMORTIZATION                                            117 / IO
REMAINING TERM / AMORTIZATION                                           114 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                                       None

ONGOING MONTHLY RESERVES
    TAX/INSURANCE(1)                               Springing
    REPLACEMENT(2)                                 Springing
    TI/LC(3)                                       Springing

ADDITIONAL FINANCING(4)                                                     None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $50,000,000
CUT-OFF DATE BALANCE/SF                                               $145
CUT-OFF DATE LTV                                                      74.6%
MATURITY DATE LTV                                                     74.6%
UW DSCR ON NCF                                                        1.01x
--------------------------------------------------------------------------------

(1)   A monthly tax and insurance reserve will be required upon an event of default under the related Mortgage Loan documents.

(2)   A monthly replacement reserve in the amount of $5,766 will be required if
      (i) an event of default has occurred or is continuing or (ii) Bank of
      America, N.A. delivers a notice to terminate its lease.

(3)   A monthly TI/LC reserve in the amount of $28,830 will be required if (i)
      event of default has occurred or is continuing or (ii) Bank of America,
      N.A. delivers a notice to terminate its lease.

(4)   Future mezzanine debt is permitted subject to, among other things: (i) a maximum aggregate loan-to-value ratio of 80.0%, (ii) receipt of a rating agency no-downgrade letter and (iii) an intercreditor agreement resonably acceptable to the mortgagee.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Pasadena, CA
PROPERTY TYPE                                                 Office -- Suburban
SIZE (SF)                                                                345,945
OCCUPANCY AS OF NOVEMBER 23, 2005                                         100.0%
YEAR BUILT / YEAR RENOVATED                                          1974 / 2000
APPRAISED VALUE                                                      $67,000,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY                                                     100.0%
UW REVENUES*                                                          $3,000,000
UW TOTAL EXPENSES                                                             $0
UW NET OPERATING INCOME (NOI)                                         $3,000,000
UW NET CASH FLOW (NCF)                                                $3,000,000
--------------------------------------------------------------------------------

*   Includes $1,848,000 of annual revenue generated from a master lease that is fully collaterized by United States Treasury STRIPS.

                                     A-8-59

--------------------------------------------------------------------------------
                         BANK OF AMERICA -- PASADENA, CA
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                               % OF NET                               % OF TOTAL
                                RATINGS *       NET RENTABLE   RENTABLE   ANNUAL BASE      ANNUAL     ANNUAL BASE   DATE OF LEASE
TENANT                      MOODY'S/S&P/FITCH    AREA (SF)       AREA      RENT PSF      BASE RENT       RENT        EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Bank of America, N.A. ...     Aa2/AA--/AA--       345,945       100.0%       $3.33       $1,152,000     100.0%      October 2009
                                                  -------       -----                    ----------     ------
PROPERTY TOTAL ..........                         345,945       100.0%       $3.33       $1,152,000     100.0%
                                                  =======       =====                    ==========
---------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF   CUMULATIVE % OF   % OF ACTUAL RENT     CUMULATIVE % OF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*       SF ROLLING*         ROLLING*       ACTUAL RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------------------

   2009           1             $3.33         345,945      100.0%           100.0%             100.0%               100.0%
Thereafter        0             $0.00               0        0.0%           100.0%               0.0%               100.0%
  Vacant          0                NA               0        0.0%           100.0%               0.0%               100.0%
---------------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-60

--------------------------------------------------------------------------------
                         BANK OF AMERICA -- PASADENA, CA
--------------------------------------------------------------------------------

o   THE LOAN. The Mortgage Loan (the "Bank of America -- Pasadena Loan") is
    secured by a first mortgage encumbering an office building located in
    Pasadena, California. The Bank of America -- Pasadena Loan represents approximately 2.5% of the Cut-Off Date Pool Balance. The Bank of America --
    Pasadena Loan was originated on November 29, 2005, and has a principal balance as of the Cut-Off Date of $50,000,000. The Bank of America --
    Pasadena Loan provides for interest-only payments for the entire term.

    The Bank of America -- Pasadena Loan has a remaining term of 114 months to its anticipated repayment date of September 11, 2015. The Bank of America --
    Pasadena Loan may be prepaid on or after September 11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o   THE BORROWER. The borrower is GKK Pasadena Owner LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bank of America -- Pasadena Loan.
    The sponsor is GKK Capital LP., an affiliate of Gramercy Capital Corp.

o   THE PROPERTY. The Mortgaged Property is an approximately 345,945 square foot office building situated on approximately 2.9 acres. The Mortgaged Property was constructed in 1974 and renovated in 2000. The Mortgaged Property is located in Pasadena, California, within the Los Angeles-Long Beach,
    California metropolitan statistical area. As of November 23, 2005, the occupancy rate for the Mortgaged Property securing the Bank of America --
    Pasadena Loan was 100.0%.

    The sole tenant is Bank of America, N.A. ("Bank of America"), occupying approximately 345,945 square feet, or the entire net rentable area. Bank of
    America is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. Bank of America serves 33 million consumer relationships with more than 5,800 retail banking offices, 16,600 ATMs and twelve million active online banking users. As of
    February 24, 2006, Bank of America was rated "Aa2" (Moody's), "AA--" (S&P)
    and "AA--" (Fitch). The Bank of America lease expires in October 2009.

    In addition, the borrower executed a master lease of the Mortgaged Property that was collateralized by $14,755,000 of United States Treasury STRIPS.
    This master lease will generate an additional $1,848,000 of annual cash flow.

o   HYPER-AMORTIZATION. Commencing on the anticipated repayment date of
    September 11, 2015, if the Bank of America -- Pasadena Loan is not paid in full, the Bank of America -- Pasadena Loan enters into a hyper-amortization period through December 11, 2019. The interest rate applicable to the Bank of America -- Pasadena Loan during such hyper-amortization period will increase to the greater of (i) 3.0% over the mortgage rate or (ii) 3.5% over the treasury rate, as specified in the Mortgage Loan documents.

o   LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

o   MANAGEMENT. The Mortgaged Property is self-managed.

                                     A-8-61

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     A-8-62

--------------------------------------------------------------------------------
                                MARRIOTT DEL MAR
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-63

--------------------------------------------------------------------------------
                                MARRIOTT DEL MAR
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                     A-8-64

--------------------------------------------------------------------------------
                                MARRIOTT DEL MAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $48,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.4%%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Sunstone Hotel Partnership, LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.690%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                                         None

ONGOING MONTHLY RESERVES
    TAX/INSURANCE                                Yes/Springing
    FF&E(1)                                                Yes

ADDITIONAL FINANCING(2)                                                     None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $48,000,000
CUT-OFF DATE BALANCE/ROOM                                           $169,014
CUT-OFF DATE LTV                                                      69.7%
MATURITY DATE LTV                                                     64.9%
UW DSCR ON NCF                                                        1.30x
--------------------------------------------------------------------------------

(1)   A FF&E reserve is required in an amount equal to the greater of the actual reserve required under management agreement or 3% of gross revenues. In addition to the mortgagee's reserve, as of December 31, 2005, the property manager held a balance of $785,703 in an FF&E reserve.

(2)   Future unsecured debt is permitted up to $5,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           San Diego, CA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 284
OCCUPANCY AS OF DECEMBER 30, 2005*                                         73.5%
YEAR BUILT / YEAR RENOVATED                                            2002 / NA
APPRAISED VALUE                                                      $68,850,000
PROPERTY MANAGEMENT                                Marriott Hotel Services, Inc.
UW ECONOMIC OCCUPANCY                                                      74.1%
UW REVENUES                                                          $20,356,257
UW TOTAL EXPENSES                                                    $15,415,113
UW NET OPERATING INCOME (NOI)                                         $4,941,144
UW NET CASH FLOW (NCF)                                                $4,330,457
--------------------------------------------------------------------------------

*   Based on the trailing 12-month period ending December 30, 2005.

                                     A-8-65

--------------------------------------------------------------------------------
                                MARRIOTT DEL MAR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
STANDARD KING ................................................               166
QUEEN ........................................................               105
ADA ACCESSIBLE ...............................................                10
SUITE ........................................................                 3
                                                                          ------
           TOTAL .............................................               284
                                                                          ======

BALLROOM SPACES                                                      SQUARE FEET
--------------------------------------------------------------------------------
GRAND BALLROOM ...............................................             7,290
RANCHO SANTA FE BALLROOM .....................................             2,565
CORONADO ROOM ................................................               666
DANA POINT ROOM ..............................................               477
LA JOLLA ROOM ................................................               404
SOLANA ROOM ..................................................               355
CORDERO EXEC. BOARDROOM ......................................               321
                                                                          ------
           TOTAL .............................................            12,078
                                                                          ======

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
ARTERRA ......................................................               100
LOUNGE .......................................................                45
                                                                          ------
           TOTAL .............................................               145
                                                                          ======

OTHER AMENITIES
--------------------------------------------------------------------------------
FITNESS CENTER AND SPA
BUSINESS CENTER
HEATED OUTDOOR POOL
SUNDRY SHOP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR ...............................................                        2005
LATEST PERIOD ......................................       T-12 Ending 12/2/2005
OCCUPANCY ..........................................                       73.6%
ADR ................................................                     $141.51
REVPAR .............................................                     $104.09
UW OCCUPANCY .......................................                       74.1%
UW ADR .............................................                     $146.95
UW REVPAR ..........................................                     $108.95
--------------------------------------------------------------------------------

                                     A-8-66

--------------------------------------------------------------------------------
                                MARRIOTT DEL MAR
--------------------------------------------------------------------------------

THE LOAN.  The Mortgage Loan (the "Marriott Del Mar Loan") is secured by a first mortgage encumbering a full-service hotel, the Marriott Del Mar, located in San
Diego, California. The Marriott Del Mar Loan represents approximately 2.4% of the Cut-Off Date Pool Balance. The Marriott Del Mar Loan was originated on
January 10, 2006, and has a principal balance as of the Cut-Off Date of
$48,000,000. The Marriot Del Mar Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed payments of principal and interest.

The Marriott Del Mar Loan has a remaining term of 118 months and matures on
January 11, 2016. The Marriott Del Mar Loan may be prepaid on or after October
11, 2015, and permits defeasance with United States government obligations beginning two years after the Closing Date.

THE BORROWER. The borrower is Sunstone El Camino, LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Del Mar Loan. The sponsor is
Sunstone Hotel Partnership, LLC. Sunstone Hotel Partnership, LLC (NYSE: SHO) and
its affiliates own and operate approximately 60 hotels in 19 states. Sunstone
Hotel Partnership, LLC owns primarily upper-upscale and upscale hotels in the
United States and its approximately 60 hotels are operated under well-known, leading brand names including Hilton, Hyatt, InterContinental, Marriott and
Wyndham.

THE PROPERTY.  The Mortgaged Property is a full-service hotel, containing 284 rooms and approximately 12,078 square feet of meeting/ballroom space. The
Mortgaged Property contains a full-service restaurant and lounge, business center, heated outdoor swimming pool, spa, and fitness center. Based upon the trailing 12-month period ending December 30, 2005, the occupancy rate for the
Mortgaged Property securing the Marriott Del Mar Loan was approximately 73.5%.

LOCKBOX ACCOUNT.  All revenue with respect to the Mortgaged Property will be deposited into a borrower-designated lockbox account.

MANAGEMENT.  Marriott Hotel Services, Inc. ("Marriott") is the property manager for the Mortgaged Property securing the Marriott Del Mar Loan. Marriott is a worldwide hospitality company with more than 2,700 lodging properties located in the United States and approximately 65 other countries and territories.

                                     A-8-67

--------------------------------------------------------------------------------
                                ARCHON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $45,900,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.3%
NUMBER OF MORTGAGE LOANS*                                                      2
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        Craig Koenigsberg
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.902%
MATURITY DATE                                                     April 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
    TAX/INSURANCE                                          Yes
    ENGINEERING                                        $88,550

ONGOING MONTHLY RESERVES
    TAX                                                    Yes
    REPLACEMENT                                        $20,232

ADDITIONAL FINANCING                                                        None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $45,900,000
CUT-OFF DATE BALANCE/UNIT                                            $46,084
CUT-OFF DATE LTV                                                      71.8%
MATURITY DATE LTV                                                     67.1%
UW DSCR ON NCF                                                        1.26x
--------------------------------------------------------------------------------

*   The Archon Portfolio Mortgage Loans may be uncrossed after 3 years if (a) no event of default has occurred and is continuing and (b) the St. Germaine
    Apartments Mortgaged Property has a debt service coverage ratio of not less than 1.25x. The debt service coverage ratio will be based on the actual trailing 12-month operating statements, utilizing a minimum 4% management fee, $250 per unit replacement reserve and a minimum 5% economic vacancy.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                                 Various
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 996
OCCUPANCY AS OF DECEMBER 23, 2005                                          91.5%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $63,950,000
PROPERTY MANAGEMENT                                             CLK Multi Family
                                                                  Management LLC
UW ECONOMIC OCCUPANCY                                                      90.4%
UW REVENUES                                                           $7,135,518
UW TOTAL EXPENSES                                                     $2,787,709
UW NET OPERATING INCOME (NOI)                                         $4,347,809
UW NET CASH FLOW (NCF)                                                $4,098,809
--------------------------------------------------------------------------------

                                     A-8-68

--------------------------------------------------------------------------------
                                ARCHON PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      ARCHON PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                          ALLOCATED                            CUT-OFF
                           CUT-OFF                               DATE                           UNDERWRITTEN               APPRAISED
                            DATE      YEAR     YEAR            BALANCE                   UW         NET       APPRAISED      VALUE
PROPERTY NAME              BALANCE    BUILT  RENOVATED  UNITS  PER UNIT  OCCUPANCY*  OCCUPANCY   CASH FLOW      VALUE      PER UNIT
------------------------------------------------------------------------------------------------------------------------------------

St. Germaine Apartments  $28,000,000  1982     2000      552   $50,725     87.7%       95.0%     $2,428,971   $40,500,000   $73,370
Cypress Pointe
 Apartments               17,900,000  1985     1998      444    40,315     96.2%       84.6%      1,669,838    23,450,000    52,815
                         -----------                     ---                                     ----------   -----------
TOTAL/AVERAGE            $45,900,000                     996   $46,084     91.5%       90.4%     $4,098,809   $63,950,000   $64,207
                         ===========                     ===                                     ==========   ===========
------------------------------------------------------------------------------------------------------------------------------------

*   As of December 23, 2005.

----------------------------------------------------------------------------------------------------
                                  UNIT MIX-ST. GERMAINE APARTMENTS
----------------------------------------------------------------------------------------------------
                                    NO. OF    APPROXIMATE     APPROXIMATE                 MARKET
            UNIT MIX                UNITS    UNIT SIZE (SF)    NRA (SF)     % OF NRA       RENT
----------------------------------------------------------------------------------------------------

1 BR/1 BA .......................    276          680           187,680       43.6%        $581
2 BR/2 BA .......................    276          880           242,880       56.4%        $726
                                     ---                        -------      -----
TOTAL/AVERAGE ...................    552          780           430,560      100.0%    $653/$0.84/SF
                                     ===                        =======      =====
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                 UNIT MIX-CYPRESS POINTE APARTMENTS
----------------------------------------------------------------------------------------------------
                                    NO. OF    APPROXIMATE     APPROXIMATE                 MARKET
            UNIT MIX                 UNITS   UNIT SIZE (SF)    NRA (SF)     % OF NRA       RENT
----------------------------------------------------------------------------------------------------

1 BR/1 BA .......................     228          720          164,160       42.9%        $604
2 BR/1BA ........................      48          840           40,320       10.5         $692
2 BR/2 BA .......................     129          993          128,051       33.5         $765
3 BR/2 BA .......................      39        1,289           50,279       13.1         $901
                                      ---                       -------       ----
TOTAL/AVERAGE ...................     444          862          382,810      100.0%    $686/$0.80/SF
                                      ===                       =======      =====
----------------------------------------------------------------------------------------------------

                                     A-8-69

--------------------------------------------------------------------------------
                               TORRANCE CROSSROADS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $38,250,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                          Milton Bilak and Sara V. Dumont
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.520%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          84
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
    INSURANCE                                              Yes

ONGOING MONTHLY RESERVES
    TAX/INSURANCE                                          Yes

ADDITIONAL FINANCING                                                        None

                                                                  TRUST ASSET
                                                                  -----------
CUT-OFF DATE BALANCE                                              $38,250,000
CUT-OFF DATE BALANCE/SF                                               $285
CUT-OFF DATE LTV                                                     69.7%
MATURITY DATE LTV                                                    66.9%
UW DSCR ON NCF                                                       1.20x
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Torrance, CA
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                134,064
OCCUPANCY AS OF JANUARY 13, 2006                                          100.0%
YEAR BUILT / YEAR RENOVATED                                            2001 / NA
APPRAISED VALUE                                                      $54,900,000
PROPERTY MANAGEMENT                                                 Dolmar, Inc.
UW ECONOMIC OCCUPANCY                                                      99.5%
UW REVENUES                                                           $4,271,633
UW TOTAL EXPENSES                                                     $1,058,725
UW NET OPERATING INCOME (NOI)                                         $3,212,908
UW NET CASH FLOW (NCF)                                                $3,124,387
--------------------------------------------------------------------------------

                                     A-8-70

--------------------------------------------------------------------------------
                               TORRANCE CROSSROADS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                   NET                       ANNUAL                   % OF TOTAL
                                RATINGS*        RENTABLE      % OF NET      BASE RENT   ANNUAL BASE   ANNUAL BASE
TENANT                      MOODY'S/S&P/FITCH   AREA (SF)   RENTABLE AREA      PSF         RENT          RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Home Depot.............       Aa3/AA/AA        127,027        94.8%        $21.12      $2,682,810      90.6%          January 2013
  Lox of Bagels..........       NR/NR/NR           1,425         1.1         $38.10          54,293       1.8          November 2007
  Dairy Queen............       NR/NR/NR           1,300         1.0         $36.78          47,814       1.6              June 2007
  Beauty Lab.............       NR/NR/NR           1,253         0.9         $40.12          50,270       1.7          December 2007
  Starbucks..............       NR/NR/NR           1,105         0.8         $37.80          41,769       1.4         September 2012
                                                 -------       -----                     ----------     -----
  TOTAL MAJOR TENANTS....                        132,110        98.5%        $21.78      $2,876,956      97.2%
NON-MAJOR TENANTS........                          1,954         1.5         $42.61          83,253       2.8
                                                 -------       -----                     ----------     -----
OCCUPIED TOTAL...........                        134,064       100.0%        $22.08      $2,960,209     100.0%
VACANT SPACE.............                              0         0.0
                                                 -------       -----
PROPERTY TOTAL...........                        134,064       100.0%
                                                 =======       =====
------------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                              WA BASE                                                                     CUMULATIVE % OF
              # OF LEASES     RENT/SF    TOTAL SF    % OF TOTAL SF    CUMULATIVE % OF     % OF ACTUAL       ACTUAL RENT
   YEAR        EXPIRING      EXPIRING    EXPIRING      EXPIRING*        SF ROLLING*      RENT ROLLING*       ROLLING*
-------------------------------------------------------------------------------------------------------------------------

   2006            1          $41.93          977         0.7%              0.7%              1.4%              1.4%
   2007            3          $38.30        3,978         3.0%              3.7%              5.1%              6.5%
   2008            0          $ 0.00            0         0.0%              3.7%              0.0%              6.5%
   2009            0          $ 0.00            0         0.0%              3.7%              0.0%              6.5%
   2010            1          $43.28          977         0.7%              4.4%              1.4%              8.0%
   2011            0          $ 0.00            0         0.0%              4.4%              0.0%              8.0%
   2012            1          $37.80        1,105         0.8%              5.2%              1.4%              9.4%
   2013            1          $21.12      127,027        94.8%            100.0%             90.6%            100.0%
   2014            0          $ 0.00            0         0.0%            100.0%              0.0%            100.0%
   2015            0          $ 0.00            0         0.0%            100.0%              0.0%            100.0%
   2016            0          $ 0.00            0         0.0%            100.0%              0.0%            100.0%
Thereafter         0          $ 0.00            0         0.0%            100.0%              0.0%            100.0%
  Vacant           0            NA              0         0.0%            100.0%              0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-71

--------------------------------------------------------------------------------
                             WOODBRIDGE HILTON POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Artesia
CUT-OFF DATE BALANCE                                                 $36,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        James K. Wolosoff
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.900%
MATURITY DATE                                                  December 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 300
REMAINING TERM / AMORTIZATION                                          117 / 300
LOCKBOX                                                                     None

UP-FRONT RESERVES
  TAX/INSURANCE                                            Yes
  FREE RENT(1)                                         $95,625
  EARN OUT(2)                                       $3,500,000

ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                            Yes
  REPLACEMENT (FF&E AND CAPEX)(3)                      $34,245
  REPLACEMENT (NRA OFFICE)(4)                           $2,181
  TI/LC                                                 $8,178
  FRANCHISE AGREEMENT(5)                               $56,625

ADDITIONAL FINANCING                                                        None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $36,000,000
CUT-OFF DATE BALANCE/ROOM/SF                                       Various(6)
CUT-OFF DATE LTV                                                      55.0%
MATURITY DATE LTV                                                     49.6%
UW DSCR ON NCF                                                        1.40x
--------------------------------------------------------------------------------

(1)   Reserve funds shall be released upon mortgagee's receipt of a clean estoppel certificate from Prime Associates showing, among other things, that the free rent period has expired, the tenant is in occupancy and is open for business to the public and is paying rent.

(2)   Funds in the amount of $1,500,000 to be released upon satisfaction of certain occupancy and financial tests and other requirements, including a minimum physical occupancy rate of 80% and a minimum debt service coverage ratio of 1.35x based on a trailing 6-month operating statement. The balance of $2,000,000 to be released when the Mortgaged Property achieves a minimum physical occupancy rate of 85% and a minimum debt service coverage ratio of 1.40x based on a trailing 6-month operating statement.

(3)   The monthly payments to the replacement reserve are based on 3.5% of the effective gross income per year payable monthly. The reserve is capped at
      $1,000,000, but must be replenished at the monthly payment amount if the balance is drawn down from the cap.

(4)   Reserve funds shall be used to pay reasonable cost and expenses in performing on-going replacements with respect to the office space at the
      Mortgaged Property.

(5)   In the event that mortgagee has not received satisfactory evidence that the franchise agreement has been renewed or extended prior to July 31,
      2013, monthly cash flow sweep deposits will commence on August 1, 2013 in the amount of all free cash flow at the Mortgaged Property until an acceptable extension or a replacement franchise agreement is obtained.
      Funds in this reserve may be used to pay eligible debt service payments under the related Mortgage Loan documents.

(6)   The Woodbridge Hilton Pool Loan is secured by 1 hospitality property and 1 office property. Based on an allocated loan amount by appraised value for each individual Mortgaged Property, the Loan Balance per Room for the
      Woodbridge Hilton Hotel is $101,874, and the Loan Balance per SF for the
      Woodbridge Office Building is $128.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                              Iselin, NJ
PROPERTY TYPE                                             Hospitality and Office
SIZE (ROOMS/SF)                                                  198 and 124,146
OCCUPANCY AS OF VARIOUS*                                                 Various
YEAR BUILT / YEAR RENOVATED                                          1984 / 2005
APPRAISED VALUE                                                      $65,500,000
PROPERTY MANAGEMENT                            Hemisphere Hotel Management, Inc.
UW ECONOMIC OCCUPANCY                                                      68.0%
UW REVENUES                                                          $14,415,103
UW TOTAL EXPENSES                                                    $10,390,088
UW NET OPERATING INCOME (NOI)                                         $4,025,014
UW NET CASH FLOW (NCF)                                                $3,476,190
--------------------------------------------------------------------------------

*   As of the trailing 12-month period ending August 31, 2005, the Occupancy
    Rate for the hotel portion of the Mortgaged Property is approximately 68.0%.
    As of October 31, 2005 the Occupancy Rate for the office portion of the
    Mortgaged Property is approximately 68.0%.

                                     A-8-72

--------------------------------------------------------------------------------
                             WOODBRIDGE HILTON POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                      % OF NET    ANNUAL                     % OF
                                         RATINGS*       NET RENTABLE  RENTABLE   BASE RENT     ANNUAL    TOTAL ANNUAL  DATE OF LEASE
TENANT                               MOODY'S/S&P/FITCH   AREA (SF)      AREA        PSF      BASE RENT    BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Combined Computer...............       NR/NR/NR           9,281        7.5%     $26.71     $  247,932      10.4%         June 2011
  Prime Associates................       NR/NR/NR           8,500        6.8      $27.00        229,500       9.6         March 2011
  Ganesh International Corporation       NR/NR/NR           7,712        6.2      $31.67        244,228      10.2      December 2008
  Metro Office Suites.............       NR/NR/NR           7,500        6.0      $26.00        195,000       8.2      December 2007
  Hemisphere Management Company...       NR/NR/NR           5,279        4.3      $27.00        142,533       6.0          July 2006
                                                          -------      -----                 ----------     -----
  TOTAL MAJOR TENANTS.............                         38,272       30.8%     $27.68     $1,059,193      44.4%
 NON-MAJOR TENANTS................                         46,095       37.1      $28.73      1,324,129      55.6
                                                          -------      -----                 ----------     -----
OCCUPIED TOTAL....................                         84,367       68.0%     $28.25     $2,383,322     100.0%
VACANT SPACE......................                         39,779       32.0
                                                          -------      -----
PROPERTY TOTAL....................                        124,146      100.0%
                                                          =======      =====
------------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

-----------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                                                                                                      CUMULATIVE
                              WA BASE                                 CUMULATIVE                         % OF
              # OF LEASES     RENT/SF    TOTAL SF     % OF TOTAL         % OF         % OF ACTUAL     ACTUAL RENT
   YEAR        EXPIRING      EXPIRING    EXPIRING    SF EXPIRING*     SF ROLLING*    RENT ROLLING*     ROLLING*
-----------------------------------------------------------------------------------------------------------------

   2006           10          $28.04      19,777        15.9%              15.9%         23.3%           23.3%
   2007            6          $26.63      18,145        14.6%              30.5%         20.3%           43.5%
   2008            4          $32.29      14,719        11.9%              42.4%         19.9%           63.5%
   2009            3          $28.08       9,133         7.4%              49.8%         10.8%           74.2%
   2010            2          $28.34       4,812         3.9%              53.6%          5.7%           80.0%
   2011            3          $26.85      17,781        14.3%              68.0%         20.0%          100.0%
   2012            0          $ 0.00           0         0.0%              68.0%          0.0%          100.0%
   2013            0          $ 0.00           0         0.0%              68.0%          0.0%          100.0%
   2014            0          $ 0.00           0         0.0%              68.0%          0.0%          100.0%
   2015            0          $ 0.00           0         0.0%              68.0%          0.0%          100.0%
   2016            0          $ 0.00           0         0.0%              68.0%          0.0%          100.0%
Thereafter         0          $ 0.00           0         0.0%              68.0%          0.0%          100.0%
  Vacant           0              NA      39,779        32.0%             100.0%          0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------

*   Calculated based on the approximate square footage occupied by each tenant.

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUESTROOM MIX                                                       NO. OF ROOMS
--------------------------------------------------------------------------------
KING............................................................              65
DOUBLE QUEEN....................................................              98
SINGLE QUEEN....................................................              27
SUITES..........................................................               8
                                                                    ------------
  TOTAL.........................................................             198
                                                                    ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR                                                                 2004 - 2005
LATEST PERIOD                                                 T-12 Ending 8/2005
OCCUPANCY                                                                  68.2%
ADR                                                                      $119.08
REVPAR                                                                    $81.00
UW OCCUPANCY                                                               68.0%
UW ADR                                                                   $119.00
UW REVPAR                                                                 $80.92
--------------------------------------------------------------------------------

                                     A-8-73

--------------------------------------------------------------------------------
                              GRANDEVILLE ON SAXON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $28,118,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      Salvador F. Leccese
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.650%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          118 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   HOLDBACK RESERVE(1)                              $2,500,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT(2)                                       $5,267

ADDITIONAL FINANCING                                                        None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $28,118,000
CUT-OFF DATE BALANCE/UNIT                                            $88,981
CUT-OFF DATE LTV                                                      73.5%
MATURITY DATE LTV                                                     66.0%
UW DSCR ON NCF                                                        1.29x
--------------------------------------------------------------------------------

(1)   Letter of credit holdback reserve of $2,500,000 will be released to the borrower if certain conditions are met prior to July 1, 2007, such as the
      Mortgaged Property's achieving a 1.20x debt service coverage ratio based on the trailing 3 months of annualized revenue less the greater of actual or underwritten expenses.

(2)   A monthly replacement reserve commences on February 11, 2011.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Orange City, FL
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                                 316
OCCUPANCY AS OF FEBRUARY 15, 2006                                          93.4%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                      $38,250,000
PROPERTY MANAGEMENT                          Cambridge Management Services, Inc.
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                           $3,825,001
UW TOTAL EXPENSES                                                     $1,258,815
UW NET OPERATING INCOME (NOI)                                         $2,566,186
UW NET CASH FLOW (NCF)                                                $2,502,986
--------------------------------------------------------------------------------

                                     A-8-74

--------------------------------------------------------------------------------
                              GRANDEVILLE ON SAXON
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                            UNIT MIX
------------------------------------------------------------------------------------------------
                               NO. OF    APPROXIMATE     APPROXIMATE                  QUOTED
          UNIT MIX             UNITS    UNIT SIZE (SF)    NRA (SF)     % OF NRA        RENT
------------------------------------------------------------------------------------------------

1 BR/1 BA...................     88           852           74,936       21.3%        $  812
2 BR/2 BA...................    168         1,180          198,240       56.2         $  993
3 BR/2 BA...................     48         1,291           61,968       17.6         $1,196
4 BR/2 BA...................     12         1,456           17,472        5.0         $1,296
                                ---                        -------      -----
TOTAL/AVERAGE...............    316         1,116          352,616      100.0%     $985/$0.88/SF
                                ===                        =======      =====
------------------------------------------------------------------------------------------------

                                     A-8-75

--------------------------------------------------------------------------------
                             CAMPUS LODGE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     Artesia
CUT-OFF DATE BALANCE                                                 $28,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                     Luke V. McCarthy & Michael W. Palmer
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.550%
MATURITY DATE                                                     March 11, 2016
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                          36
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          120 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT                                         $94,700

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT*                                            Yes

ADDITIONAL FINANCING                                                        None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $28,000,000
CUT-OFF DATE BALANCE/UNIT                                            $97,222
CUT-OFF DATE LTV                                                      70.0%
MATURITY DATE LTV                                                     62.7%
UW DSCR ON NCF                                                        1.27x
--------------------------------------------------------------------------------

*   A monthly replacement reserve will commence on April 11, 2007. In the event that the mortgagee receives satisfactory evidence by March 11, 2007 that borrower has completed certain specified replacement work at the property, the monthly payment amount will be $7,892 and if the borrower has failed to provide such satisfactory evidence, then the monthly payment will be $9,865.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Tallahassee, FL
PROPERTY TYPE                                     Multifamily -- Student Housing
SIZE (UNITS)                                                                 288
OCCUPANCY AS OF FEBRUARY 10, 2006                                          92.3%
YEAR BUILT / YEAR RENOVATED                                            1999 / NA
APPRAISED VALUE                                                      $40,000,000
PROPERTY MANAGEMENT                                  Real Property Systems, Inc.
UW ECONOMIC OCCUPANCY                                                      91.0%
UW REVENUES                                                           $5,020,566
UW TOTAL EXPENSES                                                     $2,488,860
UW NET OPERATING INCOME (NOI)                                         $2,531,706
UW NET CASH FLOW (NCF)                                                $2,437,006
--------------------------------------------------------------------------------

                                     A-8-76

--------------------------------------------------------------------------------
                             CAMPUS LODGE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                             UNIT MIX
--------------------------------------------------------------------------------------------------
                               NO. OF    APPROXIMATE     APPROXIMATE     % OF
          UNIT MIX             UNITS    UNIT SIZE (SF)    NRA (SF)       NRA         QUOTED RENT
--------------------------------------------------------------------------------------------------

2 BR/2 BA..................      60         1,075           64,500       15.0%         $1,126
3 BR/3 BA..................      85         1,445          122,825       28.6          $1,434
4 BR/4 BA..................     143         1,695          242,385       56.4          $1,792
                                ---                        -------      -----
TOTAL/AVERAGE..............     288         1,492          429,710      100.0%     $1,548/$1.04/SF
                                ===                        =======      =====
--------------------------------------------------------------------------------------------------

                                     A-8-77

--------------------------------------------------------------------------------
                           MIDWEST EXPANSION PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                 $27,125,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.4%
NUMBER OF MORTGAGE LOANS                                                       3
LOAN PURPOSE                                                           Refinance
SPONSOR                                                      Jeffrey P. Noeldner
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.863%
MATURITY DATE                                                  November 11, 2015
AMORTIZATION TYPE                                                        Balloon
INTEREST-ONLY PERIOD                                                     Various
ORIGINAL TERM / AMORTIZATION                                       Various / 360
REMAINING TERM / AMORTIZATION                                          116 / 360
LOCKBOX                                                                     None

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC(1)                                           $600,000

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC(2)                                             $1,670

ADDITIONAL FINANCING                                    B-Note        $1,805,000

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $27,125,000
CUT-OFF DATE BALANCE/SF                                               $174
CUT-OFF DATE LTV                                                      75.1%
MATURITY DATE LTV                                                     67.8%
UW DSCR ON NCF                                                       1.26x
--------------------------------------------------------------------------------

(1)   Letter of credit.

(2)   At closing, a monthly TI/LC reserve is in place for the 555 North Casaloma
      Drive Mortgage Loan. Commencing on April 11, 2011, monthly TI/LC reserves of $5,400 and $3,000 will be required for the Shoppes at the Village and the 2665 South Oneida Street Mortgage Loans, respectively.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                                 Various
PROPERTY TYPE                                                  Retail -- Various
SIZE (SF)                                                                155,632
OCCUPANCY AS OF VARIOUS                                                    98.9%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $36,100,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY                                                      93.3%
UW REVENUES                                                           $3,039,462
UW TOTAL EXPENSES                                                       $533,560
UW NET OPERATING INCOME (NOI)                                         $2,505,902
UW NET CASH FLOW (NCF)                                                $2,415,601
--------------------------------------------------------------------------------

                                     A-8-78

--------------------------------------------------------------------------------
                           MIDWEST EXPANSION PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                           MIDWEST EXPANSION PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------
                                                                                ALLOCATED
                                                                                 CUT-OFF
                                           ALLOCATED                    NET       DATE
                           PROPERTY       CUT-OFF DATE  YEAR BUILT/  RENTABLE    BALANCE
    PROPERTY NAME          LOCATION         BALANCE      RENOVATED   AREA (SF)   PER SF
------------------------------------------------------------------------------------------

Shoppes at the Village   Ashwaubenon, WI  $ 15,700,000    2004/NA       91,982    $171
2665 South Oneida
   Street ............   Ashwaubenon, WI     6,225,000   1988/2002      36,880    $169
555 North Casaloma
   Drive .............   Grand Chute, WI     5,200,000   1994/2003      26,770    $194
                                          ------------               ---------
                                          $ 27,125,000                 155,632    $174
                                          ============               =========
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                UNDERWRITTEN                   APPRAISED
                                        UW          NET         APPRAISED        VALUE
    PROPERTY NAME        OCCUPANCY*  OCCUPANCY   CASH FLOW        VALUE         PER SF
------------------------------------------------------------------------------------------

Shoppes at the Village      98.2%      93.0%    $  1,383,923  $  21,100,000      $229
2665 South Oneida
   Street ............     100.0%      93.0%         577,257      8,300,000      $225
555 North Casaloma
   Drive .............     100.0%      95.0%         454,421      6,700,000      $250
                                                ------------  -------------      ----
                            98.9%      93.3%    $  2,415,601  $  36,100,000      $232
                                                ============  =============      ====
------------------------------------------------------------------------------------------

*   Occupancy date as of February 21, 2006 for all properties.

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             % OF
                                                                   NET     % OF NET   ANNUAL                 TOTAL
                                                                RENTABLE   RENTABLE    BASE      ANNUAL     ANNUAL        LEASE
TENANT                                        PROPERTY          AREA (SF)    AREA    RENT PSF  BASE RENT   BASE RENT   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
Gerondale's Furniture Gallery .....   Shoppes at the Village      40,000     25.7%    $15.00   $  600,000    21.8%       March 2015
Lazy Boy ..........................   2665 South Onieda Street    22,080     14.2     $16.00      353,280    12.9        April 2016
Golf Galaxy .......................   555 North Casaloma Drive    11,955      7.7     $15.00      179,325     6.5      January 2015
Pier One ..........................   555 North Casaloma Drive    11,240      7.2     $25.02      281,225    10.2         July 2014
David's Bridal ....................   Shoppes at the Village       8,000      5.1     $17.40      139,200     5.1     December 2014
Boston's Pizza ....................   Shoppes at the Village       6,950      4.5     $13.67       95,007     3.5        April 2025
Dane County Robins ................   Shoppes at the Village       6,519      4.2     $28.50      185,792     6.8     February 2015
Pancheros Mexican Grill ...........   Various                      6,216      4.0     $20.31      126,246     4.6          May 2009
Midwest Expansion .................   Shoppes at the Village       5,000      3.2     $10.00       50,000     1.8         June 2015
Krispy Kreme ......................   Shoppes at the Village       4,664      3.0     $22.08      102,981     3.7          May 2019
                                                                 -------    -----              ----------   -----
  TOTAL MAJOR TENANTS..............                              122,624     78.8%    $17.23   $2,113,055    76.9%
NON-MAJOR TENANTS..................                               31,339     20.1     $20.24      634,295    23.1
                                                                 -------    -----              ----------   -----
OCCUPIED TOTAL.....................                              153,963     98.9%    $17.84   $2,747,350   100.0%
VACANT SPACE.......................                                1,669      1.1
                                                                 -------    -----
PROPERTY TOTAL.....................                              155,632    100.0%
                                                                 =======    =====
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------
               # OF                                                                                CUMULATIVE %
              LEASES    WA BASE RENT/   TOTAL SF    % OF TOTAL     CUMULATIVE %     % OF ACTUAL      OF ACTUAL
   YEAR      EXPIRING    SF EXPIRING    EXPIRING   SF EXPIRING*   OF SF ROLLING*   RENT ROLLING*   RENT ROLLING*
-----------------------------------------------------------------------------------------------------------------

   2006         1           $20.00        4,179        2.7%              2.7%            3.0%            3.0%
   2007         0           $ 0.00            0        0.0%              2.7%            0.0%            3.0%
   2008         2           $18.90        3,340        2.1%              4.8%            2.3%            5.3%
   2009         8           $19.93       18,348       11.8%             16.6%           13.3%           18.6%
   2010         3           $20.34        5,406        3.5%             20.1%            4.0%           22.7%
   2011         0           $ 0.00            0        0.0%             20.1%            0.0%           22.7%
   2012         0           $ 0.00            0        0.0%             20.1%            0.0%           22.7%
   2013         2           $22.00        6,282        4.0%             24.1%            5.0%           27.7%
   2014         2           $21.85       19,240       12.4%             36.5%           15.3%           43.0%
   2015         4           $15.99       63,474       40.8%             77.3%           36.9%           79.9%
   2016         1           $16.00       22,080       14.2%             91.5%           12.9%           92.8%
Thereafter      2           $17.05       11,614        7.5%             98.9%            7.2%          100.0%
  Vacant        0               NA        1,669        1.1%            100.0%            0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-79

--------------------------------------------------------------------------------
                                  COURT STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                 $25,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  James Copeland & Thomas
                                                                        Copeland
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.710%
MATURITY DATE                                                   January 11, 2016
AMORTIZATION TYPE                                                  Interest Only
INTEREST-ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   RENT/TI RESERVE                                    $548,856
   COMPLETION RESERVE(1)                              $446,991

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                           Yes
   REPLACEMENT(2)                                         $551
   TI/LC(3)                                             $3,333

ADDITIONAL FINANCING                                                        None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $25,500,000
CUT-OFF DATE BALANCE/SF                                               $386
CUT-OFF DATE LTV                                                      79.5%
MATURITY DATE LTV                                                     79.5%
UW DSCR ON NCF                                                        1.30x
--------------------------------------------------------------------------------

(1)   Outstanding amount owed to contractors under two construction contracts:
      one for Ginseppe's interior improvements and one for finishing the third floor office space.

(2)   Capped at $19,843.

(3)   Capped at $200,000.

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                     San Luis Obispo, CA
PROPERTY TYPE                                               Retail -- Unanchored
SIZE (SF)                                                                 66,142
OCCUPANCY AS OF MARCH 9, 2006                                              83.2%
YEAR BUILT / YEAR RENOVATED                                            2005 / NA
APPRAISED VALUE                                                      $32,080,000
PROPERTY MANAGEMENT                                    Copelands' Properties LLC
UW ECONOMIC OCCUPANCY                                                      95.9%
UW REVENUES                                                           $2,509,359
UW TOTAL EXPENSES                                                       $560,360
UW NET OPERATING INCOME (NOI)                                         $1,948,999
UW NET CASH FLOW (NCF)                                                $1,891,788
--------------------------------------------------------------------------------

                                     A-8-80

--------------------------------------------------------------------------------
                                  COURT STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                                  % OF NET    ANNUAL                   % OF TOTAL
                                   RATINGS*        NET RENTABLE   RENTABLE   BASE RENT     ANNUAL     ANNUAL BASE      LEASE
TENANT                         MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF      BASE RENT        RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Pottery Barn..............       NR/NR/NR           12,283         18.6%    $30.02     $  368,688       21.1%     January 2013
  Abercrombie & Fitch.......       NR/NR/NR            7,379         11.2     $30.00        221,370       12.7          May 2015
  Banana Republic...........    Baa3/BBB-/BBB-         7,206         10.9     $25.00        180,150       10.3         June 2012
  Pacific Capital Bank......       NR/NR/NR            6,100          9.2     $30.19        184,143       10.5       August 2016
  Palazzo Giuseppe's........       NR/NR/NR            5,200          7.9     $39.58        205,799       11.8        April 2016
                                                   ------------   --------               ----------   -----------
   TOTAL MAJOR TENANTS......                          38,168         57.7%    $30.40     $1,160,150       66.4%
NON-MAJOR TENANTS...........                          16,874         25.5     $34.74        586,241       33.6
                                                   ------------   --------               ----------   -----------
OCCUPIED TOTAL..............                          55,042         83.2%    $31.73     $1,746,391      100.0%
VACANT SPACE................                          11,100         16.8
                                                   ------------   --------
PROPERTY TOTAL..............                          66,142        100.0%
                                                   ============   ========
--------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE %
                # OF LEASES    WA BASE RENT/    TOTAL SF    % OF TOTAL      CUMULATIVE %      % OF ACTUAL       OF ACTUAL
     YEAR        EXPIRING       SF EXPIRING     EXPIRING   SF EXPIRING*    OF SF ROLLING*    RENT ROLLING*    RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------------

     2006            0            $ 0.00              0        0.0%             0.0%              0.0%             0.0%
     2007            0            $ 0.00              0        0.0%             0.0%              0.0%             0.0%
     2008            0            $ 0.00              0        0.0%             0.0%              0.0%             0.0%
     2009            0            $ 0.00              0        0.0%             0.0%              0.0%             0.0%
     2010            1            $60.00            780        1.2%             1.2%              2.7%             2.7%
     2011            2            $29.80          6,257        9.5%            10.6%             10.7%            13.4%
     2012            4            $29.25         12,241       18.5%            29.1%             20.5%            33.9%
     2013            2            $30.02         12,283       18.6%            47.7%             21.1%            55.0%
     2014            0            $ 0.00              0        0.0%            47.7%              0.0%            55.0%
     2015            2            $30.00         10,181       15.4%            63.1%             17.5%            72.5%
     2016            3            $36.16         13,300       20.1%            83.2%             27.5%           100.0%
  Thereafter         0            $ 0.00              0        0.0%            83.2%              0.0%           100.0%
    Vacant           0                NA         11,100       16.8%           100.0%              0.0%           100.0%
---------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-81

--------------------------------------------------------------------------------
                                  PARK PLAZA II
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  Wachovia
CUT-OFF DATE BALANCE                                               $24,290,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   1.2%
NUMBER OF MORTGAGE LOANS                                                     1
LOAN PURPOSE                                                       Acquisition
SPONSOR                                              Columbia Equity Trust Inc
TYPE OF SECURITY                                                     Leasehold
MORTGAGE RATE                                                           5.530%
MATURITY DATE                                                    March 4, 2016
AMORTIZATION TYPE                                                      Balloon
INTEREST-ONLY PERIOD                                                        72
ORIGINAL TERM / AMORTIZATION                                         120 / 360
REMAINING TERM / AMORTIZATION                                        120 / 360
LOCKBOX                                                                   None

UP-FRONT RESERVES                               None

ONGOING MONTHLY RESERVES
  TAX/INSURANCE(1)                              Springing
  REPLACEMENT(1)                                Springing
  TI/LC(1)                                      Springing
ADDITIONAL FINANCING(2)                                                   None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $24,290,000
CUT-OFF DATE BALANCE/SF                                               $196
CUT-OFF DATE LTV                                                      70.0%
MATURITY DATE LTV                                                     66.2%
UW DSCR ON NCF                                                        1.23x
------------------------------------------------------------------------------

(1)   Ongoing tax, insurance, replacement and TI/LC reserves will be required upon an event of default.

(2)   Future mezzanine debt is permitted subject to, among other things: (i) a maximum aggregate loan-to-value ratio of 75.0%, (ii) a minimum aggregate debt service coverage ratio of 1.07x, for the 12-month period commencing on the date the borrower requests approval of mezzanine loan, (iii)
      receipt of a rating agency no-downgrade letter and (iv) an intercreditor agreement resonably acceptable to the mortgagee.

                                [GRAPHIC OMITTED]

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               1
LOCATION                                                         Rockville, MD
PROPERTY TYPE                                               Office -- Suburban
SIZE (SF)                                                              124,220
OCCUPANCY AS OF DECEMBER 31, 2005                                       100.0%
YEAR BUILT / YEAR RENOVATED                                          2001 / NA
APPRAISED VALUE                                                    $34,700,000
PROPERTY MANAGEMENT                              Columbia Equity Services, LLC
UW ECONOMIC OCCUPANCY                                                    94.0%
UW REVENUES                                                         $3,771,590
UW TOTAL EXPENSES                                                   $1,523,015
UW NET OPERATING INCOME (NOI)                                       $2,248,575
UW NET CASH FLOW (NCF)                                              $2,045,054
------------------------------------------------------------------------------

                                     A-8-82

--------------------------------------------------------------------------------
                                  PARK PLAZA II
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                  % OF NET   ANNUAL                 % OF TOTAL
                                     RATINGS(1)     NET RENTABLE  RENTABLE  BASE RENT     ANNUAL    ANNUAL BASE        LEASE
            TENANT               MOODY'S/S&P/FITCH   AREA (SF)      AREA       PSF      BASE RENT      RENT          EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Institutional Shareholder
    Services...................      NR/NR/NR          43,901       35.3%    $31.15     $1,367,516     35.9%              July 2012
  SI International.............      NR/B+/NR          23,980       19.3     $34.45        826,111     21.7           November 2011
  Opus East, LLC...............      NR/NR/NR          20,545       16.5     $30.59        628,545     16.5      Multiple Spaces(2)
  Proxy Monitor Services, Inc..      NR/NR/NR           9,879        8.0     $29.40        290,444      7.6               July 2012
  Metrix Technologies Inc......      NR/NR/NR           9,062        7.3     $27.30        247,393      6.5              March 2009
                                                    ------------  --------              ----------  -----------
  TOTAL MAJOR TENANTS..........                       107,367       86.4%    $31.29     $3,360,009     88.3%
NON-MAJOR TENANTS..............                        16,853       13.6     $26.46        445,849     11.7
                                                    ------------  --------              ----------  -----------
OCCUPIED TOTAL.................                       124,220      100.0%    $30.64     $3,805,858    100.0%
VACANT SPACE...................                             0        0.0
                                                    ------------  --------
PROPERTY TOTAL.................                       124,220      100.0%
                                                    ============  ========
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases approximately 17,000 SF expire in July
      2009 and approximately 3,545 SF expire in September 2015.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE %
                # OF LEASES    WA BASE RENT/    TOTAL SF    % OF TOTAL      CUMULATIVE %      % OF ACTUAL       OF ACTUAL
    YEAR         EXPIRING       SF EXPIRING     EXPIRING   SF EXPIRING*    OF SF ROLLING*    RENT ROLLING*    RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------------

    2006             0             $ 0.00             0        0.0%              0.0%             0.0%             0.0%
    2007             0             $ 0.00             0        0.0%              0.0%             0.0%             0.0%
    2008             3             $26.71        14,338       11.5%             11.5%            10.1%            10.1%
    2009             3             $30.21        26,062       21.0%             32.5%            20.7%            30.7%
    2010             1             $25.00         2,515        2.0%             34.5%             1.7%            32.4%
    2011             1             $34.45        23,980       19.3%             53.9%            21.7%            54.1%
    2012             3             $30.83        53,780       43.3%             97.1%            43.6%            97.7%
    2013             0             $ 0.00             0        0.0%             97.1%             0.0%            97.7%
    2014             0             $ 0.00             0        0.0%             97.1%             0.0%            97.7%
    2015             1             $25.00         3,545        2.9%            100.0%             2.3%           100.0%
    2016             0             $ 0.00             0        0.0%            100.0%             0.0%           100.0%
 Thereafter          0             $ 0.00             0        0.0%            100.0%             0.0%           100.0%
   Vacant            0                 NA             0        0.0%            100.0%             0.0%           100.0%
---------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-83

--------------------------------------------------------------------------------
                           MISSION SPRINGS APARTMENTS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                               LOAN INFORMATION
------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  Wachovia
CUT-OFF DATE BALANCE                                               $21,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   1.1%
NUMBER OF MORTGAGE LOANS                                                     1
LOAN PURPOSE                                                         Refinance
SPONSOR                                                      Craig Koenigsberg
TYPE OF SECURITY                                                           Fee
MORTGAGE RATE                                                           5.890%
MATURITY DATE                                                   April 11, 2016
AMORTIZATION TYPE                                                      Balloon
INTEREST-ONLY PERIOD                                                        60
ORIGINAL TERM / AMORTIZATION                                         120 / 360
REMAINING TERM / AMORTIZATION                                        120 / 360
LOCKBOX                                                                   None
SHADOW RATING (S&P/MOODY'S)

UP-FRONT RESERVES
   TAX/INSURANCE                                      Yes
   ENGINEERING                                    $21,978

ONGOING MONTHLY RESERVES
   TAX                                                Yes
   REPLACEMENT                                     $8,769

ADDITIONAL FINANCING                                                      None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $21,400,000
CUT-OFF DATE BALANCE/UNIT                                            $48,198
CUT-OFF DATE LTV                                                      77.3%
MATURITY DATE LTV                                                     72.2%
UW DSCR ON NCF                                                        1.20x
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

------------------------------------------------------------------------------
                             PROPERTY INFORMATION
------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               1
LOCATION                                                      Jacksonville, FL
PROPERTY TYPE                                      Multifamily -- Conventional
SIZE (UNITS)                                                               444
OCCUPANCY AS OF DECEMBER 23, 2005                                        96.2%
YEAR BUILT / YEAR RENOVATED                                        1972 / 1997
APPRAISED VALUE                                                    $27,700,000
PROPERTY MANAGEMENT                            CLK Multi Family Management LLC
UW ECONOMIC OCCUPANCY                                                    88.0%
UW REVENUES                                                         $3,365,880
UW TOTAL EXPENSES                                                   $1,431,183
UW NET OPERATING INCOME (NOI)                                       $1,934,697
UW NET CASH FLOW (NCF)                                              $1,823,697
------------------------------------------------------------------------------

                                     A-8-84

--------------------------------------------------------------------------------
                           MISSION SPRINGS APARTMENTS
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                      UNIT MIX
---------------------------------------------------------------------------------------------------------------------
     UNIT MIX         NO. OF UNITS    APPROXIMATE UNIT SIZE (SF)    APPROXIMATE NRA (SF)    % OF NRA     QUOTED RENT
     --------         ------------    --------------------------    --------------------    --------    -------------

Studio............         54                     500                      27,000              6.0%          $534
1 BR/1 BA.........         74                     671                      49,654             11.1           $594
2 BR/1 BA.........        133                   1,000                     133,000             29.8           $689
2 BR/1.5 BA.......         16                   1,050                      16,800              3.8           $709
2 BR/2 BA.........        126                   1,302                     164,100             36.8           $746
3 BR/2 BA.........         41                   1,361                      55,800             12.5           $887
                      ------------                                  --------------------    --------
TOTAL/AVERAGE.....        444                   1,005                     446,354            100.0%     $689/$0.69/SF
                      ============                                  ====================    ========
---------------------------------------------------------------------------------------------------------------------

                                     A-8-85

--------------------------------------------------------------------------------
                           CANTERBURY SHOPPING CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                LOAN INFORMATION
------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  Wachovia
CUT-OFF DATE BALANCE                                               $21,250,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   1.1%
NUMBER OF MORTGAGE LOANS                                                     1
LOAN PURPOSE                                                       Acquisition
SPONSOR                                       Aria Mehrabi and David S. Walker
TYPE OF SECURITY                                                           Fee
MORTGAGE RATE                                                           5.340%
MATURITY DATE                                                   March 11, 2016
AMORTIZATION TYPE                                                      Balloon
INTEREST-ONLY PERIOD                                                        36
ORIGINAL TERM / AMORTIZATION                                         120 / 360
REMAINING TERM / AMORTIZATION                                        120 / 360
LOCKBOX                                                                   None

UP-FRONT RESERVES
   TAX/INSURANCE                                      Yes
   DEFERRED MAINTENANCE                            $6,250

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                      Yes
   REPLACEMENT                                     $3,545

ADDITIONAL FINANCING*                                                     None

                                                                   TRUST ASSET
                                                                   -----------
CUT-OFF DATE BALANCE                                               $21,250,000
CUT-OFF DATE BALANCE/SF                                                    $81
CUT-OFF DATE LTV                                                         77.3%
MATURITY DATE LTV                                                        68.9%
UW DSCR ON NCF                                                           1.29x
------------------------------------------------------------------------------

*   Future mezzanine debt is permitted subject to, among other things: (i) a maximum aggregate loan-to-value ratio of 85.0%, (ii) a minimum aggregate debt service coverage ratio of 1.20x, (iii) receipt of a rating agency no-downgrade letter and (iv) an intercreditor agreement reasonably acceptable to the mortgagee.

                               [GRAPHIC OMITTED]

------------------------------------------------------------------------------
                              PROPERTY INFORMATION
------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                               1
LOCATION                                                           Markham, IL
PROPERTY TYPE                                                Retail - Anchored
SIZE (SF)                                                              263,617
OCCUPANCY AS OF FEBRUARY 1, 2006                                         98.8%
YEAR BUILT / YEAR RENOVATED                                        1961 / 2004
APPRAISED VALUE                                                    $27,500,000
PROPERTY MANAGEMENT                              Edgemark Asset Management LLC
UW ECONOMIC OCCUPANCY                                                    95.0%
UW REVENUES                                                         $3,853,981
UW TOTAL EXPENSES                                                   $1,770,794
UW NET OPERATING INCOME (NOI)                                       $2,083,187
UW NET CASH FLOW (NCF)                                              $1,831,959
------------------------------------------------------------------------------

                                     A-8-86

--------------------------------------------------------------------------------
                           CANTERBURY SHOPPING CENTER
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    % OF NET   ANNUAL                 % OF TOTAL
                                     RATINGS*        NET RENTABLE   RENTABLE  BASE RENT  ANNUAL BASE    ANNUAL         LEASE
TENANT                           MOODY'S/S&P/FITCH    AREA (SF)       AREA       PSF         RENT      BASE RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Fair Play Foods..............      NR/NR/NR           38,305        14.5%    $ 4.00     $  153,220       6.3%      July 2008
  Big Lot Stores...............     NR/BBB-/NR          31,510        12.0     $ 4.50        141,795       5.8      January 2013
  AJ Wright....................       A3/A/NR           26,026         9.9     $ 8.00        208,208       8.6      October 2012
  Unique Thrift Store..........      NR/NR/NR           21,025         8.0     $ 7.00        147,175       6.1        May 2013
  Dollar Tree..................      NR/NR/NR           15,128         5.7     $ 9.00        136,152       5.6       April 2014
                                                       -------       -----     ------     ----------     -----
  TOTAL MAJOR TENANTS..........                        131,994        50.1%    $ 5.96     $  786,550      32.4%
NON-MAJOR TENANTS..............                        128,447        48.7     $12.75      1,637,695      67.6
                                                       -------       -----                ----------     -----
OCCUPIED COLLATERAL TOTAL......                        260,441        98.8%    $ 9.31     $2,424,245     100.0%
VACANT SPACE...................                          3,176         1.2
                                                       -------       -----
PROPERTY TOTAL.................                        263,617       100.0%
                                                       =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

*   Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE %
                # OF LEASES    WA BASE RENT/    TOTAL SF    % OF TOTAL      CUMULATIVE %      % OF ACTUAL       OF ACTUAL
    YEAR         EXPIRING       SF EXPIRING     EXPIRING   SF EXPIRING*    OF SF ROLLING*    RENT ROLLING*    RENT ROLLING*
---------------------------------------------------------------------------------------------------------------------------

     2006            3             $15.51         5,178        2.0%              2.0%             3.3%             3.3%
     2007            8             $12.82        26,692       10.1%             12.1%            14.1%            17.4%
     2008            8             $ 7.17        64,695       24.5%             36.6%            19.1%            36.6%
     2009            8             $12.02        28,862       10.9%             47.6%            14.3%            50.9%
     2010            7             $15.23        23,115        8.8%             56.3%            14.5%            65.4%
     2011            1             $11.75         1,323        0.5%             56.8%             0.6%            66.0%
     2012            1             $ 8.00        26,026        9.9%             66.7%             8.6%            74.6%
     2013            2             $ 5.50        52,535       19.9%             86.7%            11.9%            86.5%
     2014            3             $ 9.80        28,338       10.7%             97.4%            11.5%            98.0%
     2015            1             $21.88           845        0.3%             97.7%             0.8%            98.8%
     2016            0             $ 0.00             0        0.0%             97.7%             0.0%            98.8%
 Thereafter          1             $10.59         2,832        1.1%             98.8%             1.2%           100.0%
    Vacant           0                 NA         3,176        1.2%            100.0%             0.0%           100.0%
---------------------------------------------------------------------------------------------------------------------------

*   Calculated based on approximate square footage occupied by each tenant.

                                     A-8-87

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         Annex B

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

Administrator:                                         Analyst:
Brad Zwetzig 312.904.4581                              Patrick Gong 714.259.6253
brad.zwetzig@abnamro.com                               patrick.gong@abnamro.com

                             ABN AMRO ACCT: 765432.1

                       REPORTING PACKAGE TABLE OF CONTENTS

---------------------------------------------
Issue Id:               SAMPWBCM

Monthly Data File Name: SAMPWBCM_200603_3.ZIP
---------------------------------------------

--------------------------------------------------------------------------------
                                                                        Page(s)
                                                                       ---------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23
--------------------------------------------------------------------------------

----------------------------------------
Closing Date:                30-Mar-2006

First Payment Date:          17-Apr-2006

Rated Final Payment Date:    17-Mar-2045

Determination Date:
----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
            Depositor: Wachovia Commercial Mortgage Securities, Inc.
Underwriter: Wachovia Capital Markets, LLC/Nomura Securities International, Inc.
                         /Citigroup Global Markets Inc
              Master Servicer: Wachovia Bank, National Association
                      Special Servicer: LNR Partners, Inc.
               Rating Agency: Standard & Poor's Ratings Services/
                        Moody's Investors Service, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                               www.wachovia.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                                       B-1

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                            ABN AMRO ACCT: 765432.1

---------------------------------------------------------------------------------------------------------------------
          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment
                                                         ----------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                     B-2

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                           CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.01      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
--------------------------------------------------------------------------------
Ending Pool                                                        0.00      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CAP LEASE ACCRETION
--------------------------------------------------------------------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00
--------------------------------------------------------------------------------

                                      B-3

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                       BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                     Prior   Current                                                                       Current    Remaining
              Pass Interest Interest   Accrual     Accrued      Total     Total   Distributable  Interest   Period   Outstanding
      Opening Thru    Due      Due   ----------- Certificate  Interest   Interest  Certificate   Payment  Shortfall/   Interest
Class Balance Rate   Date     Date   Method Days   Interest  Deductions Additions    Interest     Amount   Recovery   Shortfalls
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                 -------------------------------------------------------------------------------

                                      B-4

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                       BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                       Deductions                                     Additions
                             ------------------------------- -------------------------------------------------------------
                  Accrued               Deferred &            Prior Int  Int Accrual                             Other
       Opening  Certificate  Allocable  Accretion   Interest  Shortfall   on Prior   Prepayment     Yield       Interest
Class  Balance    Interest     PPIS     Interest   Loss / Exp    Due      Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

              ---------------------------------------------------------------------------------------------------------

---------------------------------------------------
      Distributable  Interest     Credit Support
       Certificate    Payment  --------------------
Class    Interest     Amount   Original  Current(3)
---------------------------------------------------

------------------------------------------------

      ----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the bonds Distributable
Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B)
the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                      B-5

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                          INTEREST ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00

Special Servicing Fees                                                      0.00

Workout Fees                                                                0.00

Liquidation Fees                                                            0.00

Legal Fees                                                                  0.00

Misc. Fees & Expenses Paid by/to Servicer                                   0.00

Interest Paid to Servicer on Outstanding Advances                           0.00

ASER Interest Advance Reduction                                             0.00

Interest Not Advanced (Current Period)                                      0.00

Recoup of Prior Advances by Servicer                                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced                          0.00

Misc. Fees & Expenses Paid by Trust                                         0.00

Shortfall Due to Rate Modification                                          0.00

Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                                       0.00

Prepayment Interest Excess Due the Bonds                                    0.00

Interest Income                                                             0.00

Yield Maintenance Penalties Due the Bonds                                   0.00

Prepayment Penalties Due the Bonds                                          0.00

Recovered ASER Interest Due the Bonds                                       0.00

Recovered Interest Due the Bonds                                            0.00

ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

--------------------------------------------------------------------------------

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
--------------------------------------------------------------------------------

Total Excess Allocated to the Bonds                                         0.00

Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                      B-6

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------------------------------------------------------------------------------------------------------------------
                                    Delinquency Aging Categories                         Special Event Categories (1)
              ---------------------------------------------------------------------- -----------------------------------
                                                                                                    Specially
              Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO    Modifications  Serviced  Bankruptcy
Distribution  -------------- --------------- ---------------- ----------- ---------- ------------- ---------- ----------
    Date        #    Balance  #      Balance   #     Balance  #   Balance #  Balance #     Balance # Balance  # Balance
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
the Appropriate Delinquency Aging Category

                                      B-7

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------------------------------------------------------------------------------------------------------------
                                                                                                           Curr
                                                   Appraisal                     Realized   Remaining   Weighted
             Ending Pool (1) Payoffs(2) Penalties Reduct. (2)  Liquidations (2) Losses (2)    Term         Avg.
Distribution --------------- ---------- --------- ----------- ----------------- ---------- ---------- ------------
    Date     #       Balance #  Balance #  Amount #   Balance #         Balance #   Amount Life       Coupon Remit
------------------------------------------------------------------------------------------------------------------
                           C>

------------------------------------------------------------------------------------------------------------------

                                      B-8

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

--------------------------------------------------------------------------
                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
    Balance         Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance   (9,999,999,999)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

--------------------------------------------------------------------------
                                                      Weighted Average
Fully Amortizing     # of   Scheduled     % of    ------------------------
  Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

--------------------------------------------------------------------------
                                                      Weighted Average
 Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ___,900.000%
Maximum Mortgage Interest Rate   ___,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

--------------------------------------------------------------------------
                                                      Weighted Average
     Balloon         # of   Scheduled     % of    ------------------------
 Mortgage Loans     Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                        0           0     0.00%
--------------------------------------------------------------------------

                                      B-9

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                            ABN AMRO ACCT: 765432.1

                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

-----------------------------------------------------------------------
   Debt Service      # of   Scheduled     % of
  Coverage Ratio    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

-----------------------------------------------------------------------
    Geographic       # of   Scheduled     % of
     Location       Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                                      B-10

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

-----------------------------------------------------------------------
                     # of   Scheduled     % of
  Property Types    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

-----------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

-----------------------------------------------------------------------
                     # of   Scheduled     % of
 Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                        0           0     0.00%
-----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

-------------------------------------------------------------------------
                     # of   Scheduled     % of
       Year         Loans    Balance    Balance   WAMM    WAC    PFY DSCR
-------------------------------------------------------------------------
2006                    0           0     0.00%      0   0.00%       0.00
2007                    0           0     0.00%      0   0.00%       0.00
2008                    0           0     0.00%      0   0.00%       0.00
2009                    0           0     0.00%      0   0.00%       0.00
2010                    0           0     0.00%      0   0.00%       0.00
2011                    0           0     0.00%      0   0.00%       0.00
2012                    0           0     0.00%      0   0.00%       0.00
2013                    0           0     0.00%      0   0.00%       0.00
2014                    0           0     0.00%      0   0.00%       0.00
2015                    0           0     0.00%      0   0.00%       0.00
2016                    0           0     0.00%      0   0.00%       0.00
2017 & Greater          0           0     0.00%      0   0.00%       0.00
-------------------------------------------------------------------------
                        0           0     0.00%
-------------------------------------------------------------------------

                                      B-11

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                             DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                Paid                 Outstanding   Out. Property                    Special
Disclosure      Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #      Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                      B-12

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                                LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period                     3. Delinquent 3+ months            9. REO
              B. Late Payment but < 1 month delinq   4. Performing Matured Balloon
              1. Delinquent 1 month                  5. Non Performing Matured Balloon
              2. Delinquent 2 months                 7. Foreclosure
------------------------------------------------------------------------------------------------------------------------------

                                      B-13

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                              REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                      B-14

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                 Interest                   Additional
                                             Prior                             (Shortages)  Modification  (Recoveries)/
                    Beginning   Aggregate   Realized                            /Excesses   Adjustments/     Expenses
                    Balance of  Realized      Loss        Amounts Covered by    applied to    Appraisal     applied to
Prospectus         the Loan at    Loss     Applied to   Overcollateralization    Realized    Reduction      Realized
    ID     Period  Liquidation  on Loans  Certificates     and other Credit       Losses     Adjustment       Losses

                                               A                  B                  C            D              E
=======================================================================================================================

CUMULATIVE

                                              (Recoveries)/
                                              Realized Loss
            Current Realized   Recoveries of    Applied to
Prospectus   Loss Applied to  Realized Losses  Certificate
    ID       Certififcates*     paid as Cash     Interest

-----------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - B - C - D
+ E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                      B-15

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1
                           APPRAISAL REDUCTION DETAIL

-----------------------------------------------------------------------------------------------------------------------
                                                                     Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   ARA  Current P&I      Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance   ASER Rate   Date   Life             Type    Location  DSCR Value Date
-----------------------------------------------------------------------------------------------------------------------

           -------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

                                      B-16

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                            MATERIAL BREACHES DETAIL

--------------------------------------------------------------------------------
               Ending    Material
Disclosure   Principal    Breach
 Control #    Balance      Date               Material Breach Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-17

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-------------------------------------------------------------------------------------------------------------
Disclosure   Payoff   Initial                Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance       Type     Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                CURRENT

                                CUMULATIVE
                                             ----------------

                                      B-18

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

--------------------------------------------------------------------------------------------------------------------
                       Loan      Balance                   Remaining
Disclosure Servicing  Status --------------- Note Maturity --------- Property   Geo.                          NOI
 Control # Xfer Date Code(1) Schedule Actual Rate   Date   Life        Type   Location    NOI       DSCR      Date
--------------------------------------------------------------------------------------------------------------------

                                                                                       Not Avail Not Avail Not Avail

           ---------         ---------------

--------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period       3. P&I Adv - delinquent 3+ months   9. REO
              B. P&I Adv - < one month delinq    4. Mat. Balloon/Assumed P&I
              1. P&I Adv - delinquent 1 month    5. Non Performing Mat. Balloon
              2. P&I Adv - delinquent 2 months   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------

                                      B-19

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

--------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                              Comments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-20

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                           MATURITY EXTENSION SUMMARY

--------------------------------------------------------------------------------

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

--------------------------------------------------------------------------------

                                      B-21

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                               RATING INFORMATION

--------------------------------------------------------------------------------
                     ORIGINAL RATINGS         RATING CHANGE/CHANGE DATE(1)
                  ----------------------      ----------------------------
CLASS   CUSIP     FITCH    MOODY'S   S&P      FITCH       MOODY'S      S&P
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                      B-22

[LaSalle Bank ABN AMRO LOGO]                           Statement Date: 17-Apr-06
                                                       Payment Date:   17-Apr-06
                                                       Prior Payment:        N/A
                                                       Next Payment:   17-May-06
                                                       Record Date:    31-Mar-06

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C24

                             ABN AMRO ACCT: 765432.1

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                      B-23

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX C

CLASS X-P REFERENCE RATE SCHEDULE

Interest Accrual Period	Distribution Date	Class X-P Reference Rate	Interest Accrual Period	Distribution Date	Class X-P Reference Rate
1	4/15/2006	5.49174%	43	10/15/2009	5.69089%
2	5/15/2006	5.69007%	44	11/15/2009	5.88135%
3	6/15/2006	5.88050%	45	12/15/2009	5.69094%
4	7/15/2006	5.69011%	46	1/15/2010	5.69097%
5	8/15/2006	5.88054%	47	2/15/2010	5.69099%
6	9/15/2006	5.88057%	48	3/15/2010	5.69123%
7	10/15/2006	5.69018%	49	4/15/2010	5.88149%
8	11/15/2006	5.88061%	50	5/15/2010	5.69108%
9	12/15/2006	5.69023%	51	6/15/2010	5.88155%
10	1/15/2007	5.69025%	52	7/15/2010	5.69114%
11	2/15/2007	5.69027%	53	8/15/2010	5.88162%
12	3/15/2007	5.69041%	54	9/15/2010	5.88165%
13	4/15/2007	5.88073%	55	10/15/2010	5.69124%
14	5/15/2007	5.69033%	56	11/15/2010	5.88172%
15	6/15/2007	5.88077%	57	12/15/2010	5.69130%
16	7/15/2007	5.69037%	58	1/15/2011	5.68311%
17	8/15/2007	5.88080%	59	2/15/2011	5.68279%
18	9/15/2007	5.88082%	60	3/15/2011	5.68992%
19	10/15/2007	5.69042%	61	4/15/2011	5.87307%
20	11/15/2007	5.88086%	62	5/15/2011	5.68292%
21	12/15/2007	5.69045%	63	6/15/2011	5.87310%
22	1/15/2008	5.88089%	64	7/15/2011	5.68293%
23	2/15/2008	5.69049%	65	8/15/2011	5.87312%
24	3/15/2008	5.69055%	66	9/15/2011	5.87313%
25	4/15/2008	5.88095%	67	10/15/2011	5.68296%
26	5/15/2008	5.69054%	68	11/15/2011	5.87315%
27	6/15/2008	5.88098%	69	12/15/2011	5.68298%
28	7/15/2008	5.69057%	70	1/15/2012	5.87317%
29	8/15/2008	5.88102%	71	2/15/2012	5.68300%
30	9/15/2008	5.88104%	72	3/15/2012	5.68319%
31	10/15/2008	5.69063%	73	4/15/2012	5.87319%
32	11/15/2008	5.88107%	74	5/15/2012	5.68303%
33	12/15/2008	5.69067%	75	6/15/2012	5.87322%
34	1/15/2009	5.69069%	76	7/15/2012	5.68305%
35	2/15/2009	5.69070%	77	8/15/2012	5.87286%
36	3/15/2009	5.69089%	78	9/15/2012	5.87287%
37	4/15/2009	5.88118%	79	10/15/2012	5.68272%
38	5/15/2009	5.69077%	80	11/15/2012	5.87290%
39	6/15/2009	5.88123%	81	12/15/2012	5.68275%
40	7/15/2009	5.69082%	82	1/15/2013	5.68223%
41	8/15/2009	5.88128%	83	2/15/2013	5.68233%
42	9/15/2009	5.88130%	84	3/15/2013	5.68522%

C-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

CLASS A-PB
PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Date	Balance ($)
0	03/30/06	84,272,000.00
1	04/15/06	84,272,000.00
2	05/15/06	84,272,000.00
3	06/15/06	84,272,000.00
4	07/15/06	84,272,000.00
5	08/15/06	84,272,000.00
6	09/15/06	84,272,000.00
7	10/15/06	84,272,000.00
8	11/15/06	84,272,000.00
9	12/15/06	84,272,000.00
10	01/15/07	84,272,000.00
11	02/15/07	84,272,000.00
12	03/15/07	84,272,000.00
13	04/15/07	84,272,000.00
14	05/15/07	84,272,000.00
15	06/15/07	84,272,000.00
16	07/15/07	84,272,000.00
17	08/15/07	84,272,000.00
18	09/15/07	84,272,000.00
19	10/15/07	84,272,000.00
20	11/15/07	84,272,000.00
21	12/15/07	84,272,000.00
22	01/15/08	84,272,000.00
23	02/15/08	84,272,000.00
24	03/15/08	84,272,000.00
25	04/15/08	84,272,000.00
26	05/15/08	84,272,000.00
27	06/15/08	84,272,000.00
28	07/15/08	84,272,000.00
29	08/15/08	84,272,000.00
30	09/15/08	84,272,000.00
31	10/15/08	84,272,000.00
32	11/15/08	84,272,000.00
33	12/15/08	84,272,000.00
34	01/15/09	84,272,000.00
35	02/15/09	84,272,000.00
36	03/15/09	84,272,000.00
37	04/15/09	84,272,000.00
38	05/15/09	84,272,000.00
39	06/15/09	84,272,000.00
40	07/15/09	84,272,000.00
41	08/15/09	84,272,000.00
42	09/15/09	84,272,000.00
43	10/15/09	84,272,000.00
44	11/15/09	84,272,000.00
45	12/15/09	84,272,000.00
46	01/15/10	84,272,000.00
47	02/15/10	84,272,000.00
48	03/15/10	84,272,000.00
49	04/15/10	84,272,000.00
50	05/15/10	84,272,000.00
51	06/15/10	84,272,000.00
52	07/15/10	84,272,000.00
53	08/15/10	84,272,000.00
54	09/15/10	84,272,000.00
55	10/15/10	84,272,000.00
56	11/15/10	84,272,000.00
57	12/15/10	84,272,000.00
58	01/15/11	84,272,000.00
59	02/15/11	84,272,000.00
60	03/15/11	84,271,302.93
61	04/15/11	83,174,401.43
62	05/15/11	81,888,953.87
63	06/15/11	80,756,596.26
64	07/15/11	79,459,657.96
65	08/15/11	78,315,370.08
66	09/15/11	77,165,464.47
67	10/15/11	75,851,460.74
68	11/15/11	74,689,454.64
69	12/15/11	73,363,683.17
70	01/15/12	72,189,459.21
71	02/15/12	71,009,470.31
72	03/15/12	69,508,732.94
73	04/15/12	68,292,868.62
74	05/15/12	66,910,259.70
75	06/15/12	65,681,640.75
76	07/15/12	64,286,627.98
77	08/15/12	63,045,130.76
78	09/15/12	61,797,541.35
79	10/15/12	60,384,079.82
80	11/15/12	59,049,115.52
81	12/15/12	57,540,185.17
82	01/15/13	56,191,286.73
83	02/15/13	48,198,328.63
84	03/15/13	46,347,008.83
85	04/15/13	44,947,824.23
86	05/15/13	43,370,754.39
87	06/15/13	41,957,000.00
88	07/15/13	40,365,761.25
89	08/15/13	38,937,296.18
90	09/15/13	37,501,839.92
91	10/15/13	35,889,496.42
92	11/15/13	34,439,119.66
93	12/15/13	32,812,266.17
94	01/15/14	31,346,824.64
95	02/15/14	29,874,210.64
96	03/15/14	27,888,417.22
97	04/15/14	26,398,864.97
98	05/15/14	24,733,913.83
99	06/15/14	23,228,917.93
100	07/15/14	21,548,948.05
101	08/15/14	20,028,359.17
102	09/15/14	18,500,327.43
103	10/15/14	16,797,955.54
104	11/15/14	15,254,108.08
105	12/15/14	13,536,355.59
106	01/15/15	11,976,539.45
107	02/15/15	10,409,088.15
108	03/15/15	8,337,215.25
109	04/15/15	6,751,938.70
110	05/15/15	4,993,896.96
111	06/15/15	3,392,251.04
112	07/15/15	1,618,290.31
113	08/15/15	116.71
114	09/15/15	0.00

D-1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wachovia Commercial Mortgage Securities, Inc.

Depositor

Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans, including participations therein;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption "RISK FACTORS" on page 14 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

March     , 2006

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
WHERE YOU CAN FIND MORE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	14
DESCRIPTION OF THE TRUST FUNDS	50
General	50
Mortgage Loans—Leases	50
CMBS	54
Certificate Accounts	54
Credit Support	55
Cash Flow Agreements	55
Pre-Funding	55
YIELD CONSIDERATIONS	56
General	56
Pass-Through Rate	56
Payment Delays	56
Shortfalls in Collections of Interest Resulting from Prepayments	56
Prepayment Considerations	56
Weighted Average Life and Maturity	58
Controlled Amortization Classes and Companion Classes	59
Other Factors Affecting Yield, Weighted Average Life and Maturity	59
THE SPONSOR	61
THE DEPOSITOR	61
USE OF PROCEEDS	61
DESCRIPTION OF THE CERTIFICATES	62
General	62
Distributions	62
Distributions of Interest on the Certificates	63
Distributions of Principal of the Certificates	64
Components	64
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	64
Allocation of Losses and Shortfalls	65
Advances in Respect of Delinquencies	65
Reports to Certificateholders	66
Voting Rights	67
Termination	67
Book-Entry Registration and Definitive Certificates	68
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	70
General	70
Assignment of Mortgage Assets; Repurchases	70
Representations and Warranties; Repurchases	71
Certificate Account	72
Collection and Other Servicing Procedures	75
Realization upon Defaulted Mortgage Loans	76
Hazard Insurance Policies	77
Due-on-Sale and Due-on-Encumbrance Provisions	78

Servicing Compensation and Payment of Expenses	78
Evidence as to Compliance	79
Certain Matters Regarding the Master Servicer and the Depositor	79
Events of Default	80
Rights upon Event of Default	81
Amendment	81
List of Certificateholders	82
The Trustee	82
Duties of the Trustee	82
Certain Matters Regarding the Trustee	82
Resignation and Removal of the Trustee	83
DESCRIPTION OF CREDIT SUPPORT	84
General	84
Subordinate Certificates	84
Cross-Support Provisions	84
Insurance or Guarantees with Respect to Mortgage Loans	85
Letter of Credit	85
Certificate Insurance and Surety Bonds	85
Reserve Funds	85
Credit Support with Respect to CMBS	86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	86
General	86
Types of Mortgage Instruments	87
Leases and Rents	87
Personalty	87
Cooperative Loans	87
Junior Mortgages; Rights of Senior Lenders	88
Foreclosure	89
Bankruptcy Laws	93
Environmental Considerations	96
Due-on-Sale and Due-on-Encumbrance	97
Subordinate Financing	97
Default Interest and Limitations on Prepayments	98
Certain Laws and Regulations; Types of Mortgaged Properties	98
Applicability of Usury Laws	98
Servicemembers Civil Relief Act	98
Americans with Disabilities Act	99
Forfeiture in Drug, RICO and Money Laundering Violations	99
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	99
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	101
Federal Income Tax Consequences for REMIC Certificates	101
General	101
REMICs	101
Taxation of Owners of REMIC Regular Certificates	103
Taxation of Owners of REMIC Residual Certificates	109
Prohibited Transactions Tax and Other Taxes	116
Termination	117
Reporting and Other Administrative Matters	117
Backup Withholding with Respect to REMIC Certificates	118
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	118

General	118
Characterization of Investments in Grantor Trust Certificates	119
STATE AND OTHER TAX CONSEQUENCES	126
ERISA CONSIDERATIONS	127
General	127
Prohibited Transaction Exemptions	127
LEGAL INVESTMENT	130
METHOD OF DISTRIBUTION	132
LEGAL MATTERS	133
FINANCIAL INFORMATION	133
RATINGS	133
INDEX OF PRINCIPAL DEFINITIONS	134

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

The depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

•	mortgage assets;

•	certificate accounts;

•	forms of credit support;

•	cash flow agreements; and

•	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

•	multifamily and commercial mortgage loans, including participations therein;

•	commercial mortgage-backed securities, including participations therein;

•	direct obligations of the United States or other government agencies; and

•	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units;

•	shopping centers;

•	retail buildings or centers;

•	hotels and motels;

•	office buildings;

•	nursing homes;

•	hospitals or other health-care related facilities;

•	industrial properties;

•	warehouse, mini-warehouse or self-storage facilities;

•	mobile home parks and manufactured housing communities;

•	mixed use properties; and

•	other types of commercial properties.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•	is fixed over its term;

•	adjusts from time to time;

•	is partially fixed and partially floating;

•	is floating based on one or more formulae or indices;

•	may be converted from a floating to a fixed interest rate;

•	may be converted from a fixed to a floating interest rate; or

•	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

•	scheduled payments to maturity;

•	payments that adjust from time to time;

•	negative amortization or accelerated amortization;

•	full amortization or require a balloon payment due on its stated maturity date;

•	prohibitions on prepayment;

•	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

•	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

•	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

•	all mortgage loans will have original terms to maturity of not more than 40 years;

•	all mortgage loans will have individual principal balances at origination of not less than $100,000;

•	all mortgage loans will have been originated by persons other than the depositor; and

•	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Certificate Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

•	subordination of junior certificates;

•	over collateralization;

•	letters of credit;

•	insurance policies;

•	guarantees;

•	reserve funds; and/or

•	other types of credit support described in the accompanying prospectus supplement and a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

•	guaranteed investment contracts;

•	interest rate swap or exchange contracts;

•	interest rate cap or floor agreements;

•	currency exchange agreements;

•	yield supplement agreements; or

•	other types of similar agreements described in the accompanying prospectus supplement.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

•	provide for the accrual of interest thereon based on fixed, variable or floating rates;

•	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

•	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

•	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

•	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	"regular interests" or "residual interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

•	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

•	any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating	At the date of issuance, as to each series, each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under "RISK FACTORS", summarize the material risks relating to your certificates.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed	Generally, the mortgage loans included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•	there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein; or

•	certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

•	the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made;

•	the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

•	the likelihood of early optional termination of the related trust fund;

•	the possibility that prepayments on the related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

•	the possibility that an investor that purchases an offered certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Book-Entry Registration	Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable	A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•	the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property’s ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

•	the property’s ‘‘operating leverage’’ (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	The mortgage loans will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See ‘‘—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending	Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•	in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties	Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the property provides;

•	the property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•	the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

The multifamily projects market is characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage Loans Secured by Retail Properties	Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after ‘‘going dark,’’ may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See ‘‘—The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Hospitality Properties	Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the events of September 11, 2001 have had an adverse impact on the tourism and convention industry. See ‘‘—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment’’ above. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Special Risks of Mortgage Loans Secured by Office Properties	Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building's tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

•	ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities	Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	Mortgage loans secured by warehouse and storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self-storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ‘‘—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

•	Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

•	Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of health care-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility's age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a health care-related mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties	Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•	planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses	From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower's equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•	Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	If and to the extent specified in the accompanying prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the Mortgage May Be Limited by Law	Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•	the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an ‘‘owner’’ or ‘‘operator’’ of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations’’ in the accompanying prospectus supplement, and ‘‘DESCRIPTION OF THE MORTGAGE POOL—Assessments of Property Condition—Environmental Assessments’’ in this prospectus.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•	either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•	an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

•	the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See ‘‘DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization Upon Defaulted Mortgage Loans’’ and ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES— Environmental Considerations’’ in this prospectus and ‘‘RISK FACTORS—Environmental Laws May Adversely Affect the Value Of and Cash Flow From a Mortgaged Property’’ in the accompanying prospectus supplement.

One Action Jurisdiction May Limit the Ability of the Special Servicer to Foreclose on a Mortgaged Property	Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

We Have Not Reunderwritten Any of the Mortgage Loans	We have not reunderwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders therein. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See ‘‘DESCRIPTION OF THE MORTGAGE POOL—Representations and Warranties; Repurchases and Substitutions’’ in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See ‘‘MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates’’ and ‘‘—Taxation of Owners of REMIC Residual Certificates’’ in this prospectus.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either—

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See ‘‘RISK FACTORS—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses’’ in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks	Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Bankruptcy Laws’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks	Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use	Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be ‘‘legal non conforming’’ uses. The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non conforming’’ use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See ‘‘CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the mortgagee as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the mortgagee is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the mortgagee’s ability to collect the rents may be adversely affected. See ‘‘CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES —Leases and Rents’’ in this prospectus.

Inspections of the Mortgaged Properties Were Limited	The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns	From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "—Mortgage Loans—Leases", unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General.    The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases.    To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Leases and Rents" in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the accompanying prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the accompanying prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the accompanying prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the accompanying prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "—Leases" above.

While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "RISK FACTORS—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in this prospectus.

Payment Provisions of the Mortgage Loans.    Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service

Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the accompanying prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under "DESCRIPTION OF CREDIT SUPPORT" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements" above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See "RISK FACTORS—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment" in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "RISK FACTORS—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Servicing Compensation and Payment of Expenses" in this prospectus.

Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement.

The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization.    Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans.    The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.    The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization.    In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. As specifically set forth in the accompanying prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, may be a sponsor. Wachovia is a national bank and acquires and originates mortgage loans for public and private securitizations. Wachovia may also act as a mortgage loan seller and may act as the servicer and/or the provider of any cashflow agreements with respect to the offered certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC and of the depositor. Wachovia is a wholly owned subsidiary of Wachovia Corporation, whose principal offices are located in Charlotte, North Carolina. Wachovia is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of Wachovia Corporation, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by Wachovia Corporation, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Wachovia Shareholder Services – NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28262-8522.

THE DEPOSITOR

Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. As provided in the accompanying prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the accompanying prospectus supplement, at the location specified in the accompanying prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "RISK FACTORS—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" and "—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates" in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments", exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the certificate balance of that class. See "RISK FACTORS—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "YIELD CONSIDERATIONS" in this prospectus.

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "—General" above. To that extent, the descriptions set forth under "—Distributions of Interest on the Certificates" and "—Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of EquityParticipations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the accompanying prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)    the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

(ii)    the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

(iii)    the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

(iv)    the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)    the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

(vi)    the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)    the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

(viii)    with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)    with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)    the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

(xi)    the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

(xii)    the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

(xiii)    the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

(xiv)    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "DESCRIPTION OF THE CERTIFICATES—Book-Entry Registration and Definitive Certificates" in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Events of Default", "—Rights upon Event of Default" and "—Resignation and Removal of the Trustee" in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (‘‘Clearstream’’) or Euroclear Bank S.A./N.V., as operator (the ‘‘Euroclear Operator’’) of the Euroclear System (the ‘‘Euroclear System’’) (in Europe) if they are participants of such respective system (‘‘Participants’’), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the ‘‘Depositaries’’) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer and the trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (‘‘Clearstream Participants’’) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (‘‘Euroclear Participants’’) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the

Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the depositor any of the underwriters takes any responsibility for the accuracy or completeness thereof.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the accompanying prospectus supplement.

Unless otherwise provided in the accompanying prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Certificate Account

General.    The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

(i)    all payments on account of principal, including principal prepayments, on the mortgage loans;

(ii)    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)    all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "DESCRIPTION OF CREDIT SUPPORT" in this prospectus;

(v)    any advances made as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus;

(vi)    any amounts paid under any cash flow agreement, as described under "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus;

(vii)    all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "—Assignment of Mortgage Assets; Repurchases" and "—Representations and Warranties; Repurchases" above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "—Realization upon Defaulted Mortgage Loans" below; and all liquidation proceeds resulting from any mortgage asset purchased as described under "DESCRIPTION OF THE CERTIFICATES—Termination" in this prospectus;

(viii)    any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "—Servicing Compensation and Payment of Expenses" below;

(ix)    to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

(x)    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "—Hazard Insurance Policies" below;

(xi)    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

(xii)    any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals.    Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

(i)    to make distributions to the certificateholders on each distribution date;

(ii)    to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "DESCRIPTION OF THE CERTIFICATES—Advances in Respect of Delinquencies" in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)    to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)    to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)    if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "—Realization Upon Defaulted Mortgage Loans" below;

(vii)    to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Master Servicer and the Depositor" below;

(viii)    if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "—Certain Matters Regarding the Trustee" below;

(x)    to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)    if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Prohibited Transactions Tax and Other Taxes" in this prospectus;

(xiii)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)    to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)    to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)    to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the certificate account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer.    The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "DESCRIPTION OF CREDIT SUPPORT" in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers.    A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "—Certificate Account" above and "—Servicing Compensation and Payment of Expenses" below.

Special Servicers.    If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)    either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Environmental Considerations" in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES—Due-on-Sale and Due-on-Encumbrance" in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See "YIELD CONSIDERATIONS—Shortfalls in Collections of Interest Resulting from Prepayments" in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c) the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d) a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions and maintain a minimum consolidated net worth, including its direct or indirect parents, of $15,000,000.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the accompanying prospectus supplement, or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See "RISK FACTORS—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" in this prospectus.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "DESCRIPTION OF THE TRUST FUNDS—Mortgage Loans—Leases" in this prospectus. For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "—Environmental Considerations" below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "—Bankruptcy Laws" below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "—Foreclosure—Cooperative Loans" below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale.    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation.    Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks.    Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities.    A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

Cross-Collateralization.    Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans.    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "—Leases and Rents" above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws.    Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

CERCLA.    The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

Certain Other State Laws.    Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property)

related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS—Realization upon Defaulted Mortgage Loans" in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Federal Income Tax Consequences for REMIC Certificates

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "STATE AND OTHER TAX CONSEQUENCES" in this prospectus. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The accompanying prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the accompanying prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the accompanying prospectus supplement. See "DESCRIPTION OF THE TRUST FUNDS—Cash Flow Agreements" in this prospectus.

Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICs

Classification of REMICs.    It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates.    In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The accompanying prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

Tiered REMIC Structures.    For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount.    Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the accompanying prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the accompanying prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

Market Discount.    A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See " —Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

•	on the basis of a constant yield method;

•	in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

•	in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "—Market Discount" above. The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

Realized Losses.    Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of REMIC Regular Certificates.    If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount of ordinary income actually includible in the seller's income prior to such sale.

In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described under "—Market Discount" and "—Premium" above.

REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Foreign Investors in REMIC Regular Certificates.    A REMIC Regular Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the accompanying prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

•	a citizen or resident of the United States;

•	a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

•	an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

•	a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

•	to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

Taxation of Owners of REMIC Residual Certificates

General.    As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the accompanying prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "—Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC Residual Certificates constitutes a method of accounting for purposes of Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury regulations and other procedures thereunder.

The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

Taxable Income of the REMIC.    The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the accompanying prospectus supplement will be determined in the manner described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "—Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described under "—Taxation of Owners of REMIC Regular Certificate—Original Issue Discount" above, except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described under "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "—Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "—Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "—Sales of REMIC Residual Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "—General" above.

Excess Inclusions.    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

•	the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

•	the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC Residual Certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

•	will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

•	will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "—Foreign Investors in REMIC Residual Certificates" below.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual

Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Noneconomic REMIC Residual Certificates.    Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

(a)    the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i)    the present value of any consideration given the transferee to acquire the interest;

(ii)    the present value of the expected future distributions on the interest; and

(iii)   the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)    the following requirements are satisfied:

(i)    the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)    the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)   the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "—Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

Mark-to-Market Rules.    Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess of the individual's adjusted gross income over such amount; and

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

Sales of REMIC Residual Certificates.    If a REMIC Residual Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "—Basis Rules, Net Losses and Distributions" above. In addition to reporting the taxable income of the REMIC, a REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a REMIC Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.    If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

•	the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

For these purposes, a "disqualified organization" generally means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

•	any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

•	any organization described in section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Foreign Investors in REMIC Residual Certificates.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

(1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

(2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The accompanying prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

Prohibited Transactions Tax and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan;

•	the receipt of income from a source other than a mortgage loan or certain other permitted investments;

•	the receipt of compensation for services; or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the accompanying prospectus supplement.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 30% after 2010) unless the recipient of such payments is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

Classification of Grantor Trust Funds.    With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates.    Except as discussed in the accompanying prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

•	assets described in section 7701(a)(19)(C) of the Code;

•	"obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

•	"real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.    Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions" above.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The accompanying prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "—Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "—If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "—Sales of Grantor Trust Certificates" below) and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "—If Stripped Bond Rules Do Not Apply" and "—Market Discount."

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

In the case of mortgage loans bearing adjustable or variable interest rates, the accompanying prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "—Market Discount" below.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the accompanying prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "—Grantor Trust Reporting" below.

Market Discount.    If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Premium" above. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above.

Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "—If Stripped Bond Rules Do Not Apply" above. Further, under the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.    The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described in "—If Stripped Bond Rules Apply" above, no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "—Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "—If Stripped Bond Rules Apply" above.

As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the accompanying prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

Possible Application of Contingent Payment Rules.    The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

Sales of Grantor Trust Certificates.    Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting.    As may be provided in the accompanying prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

On January 24, 2006, the IRS published final regulations which established a reporting framework for interests in "widely held fixed investment trusts" and placed the responsibility of reporting on the person in the ownership chain who holds an interest for the beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee, and (iii) a broker holding an interest for a customer in street name. The Trustee will calculate and provide information to the IRS and to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with the 2007 calendar year. The Trustee, or applicable middleman, will file information returns with the IRS and will provide tax information statements to certificatcholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Residual Certificates" and "—Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC Regular Certificates in "—Federal Income Tax Consequences for REMIC Certificates—Taxation of Owners of REMIC Regular Certificates—Foreign Investors in REMIC Regular Certificates" above applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the accompanying prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA

CONSIDERATIONS", the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "METHOD OF DISTRIBUTION" in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. § 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

This prospectus and any prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets,

LLC to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be.

A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

INDEX OF PRINCIPAL DEFINITIONS

"Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

"Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "DESCRIPTION OF THE CERTIFICATES—Distributions of Interest on the Certificates" in this prospectus.

"Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

"Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

"Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the accompanying prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

"DTC" means The Depository Trust Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

"Loan-to-Value Ratio" means, as more fully set forth in the accompanying prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

"Net Operating Income" means, as more fully set forth in the accompanying prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

"REMIC" means a "real estate mortgage investment conduit" under the Code.

"REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

"REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

"SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

"Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

"Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

"Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

The file ‘‘WBCMT 2006-C24 Free Writing Prospectus Annexes A1-6.xls’’, which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under ‘‘DESCRIPTION OF THE CERTIFICATES — Reports to Certificateholders; Available Information’’ in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the ‘‘WBCMT 2006-C24 Free Writing Prospectus Annexes A1-6.xls’’ file.

To open the file, insert the diskette into your floppy drive. Copy the file ‘‘WBCMT 2006-C24 Free Writing Prospectus Annexes A1-6.xls’’ to your hard drive or network drive. Copy the file ‘‘WBCMT 2006-C24 Free Writing Prospectus Annexes A1-6.xls’’ as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled ‘‘Disclaimer’’, ‘‘A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties’’ or ‘‘A-2 Certain Information Regarding Multifamily Mortgaged Properties’’ or ‘‘A-3 Reserve Account Information’’ or ‘‘A-4 Commercial Tenant Schedule’’ or ‘‘A-5 Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)’’ or ‘‘A-6 Debt Service Payment Schedule for the TJX Distribution Center Loan’’, respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

Until June 30, 2006, all dealers that effect transactions in the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,839,267,000
(Approximate)

Wachovia Commercial
Mortgage Securities, Inc.
(Depositor)

Wachovia Bank Commercial
Mortgage Trust

Commercial Mortgage
Pass-Through
Certificates Series 2006-C24

PROSPECTUS SUPPLEMENT

WACHOVIA SECURITIES

NOMURA

Citigroup

Credit Suisse

JPMorgan

March     , 2006

$1,839,267,000 (Approximate)
Wachovia Bank Commercial Mortgage Trust
Commercial Mortgage Pass-Through Certificates Series 2006-C24